Filed Pursuant to Rule 424(h)
Registration Nos. 333-230960 and
333-230960-03

The information in this prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2020

Prospectus

$1,006,000,000(1)

Nissan Auto Lease Trust 2020-A

Issuing Entity

Central Index Key Number: 0001799075

Nissan Auto Leasing LLC II, Depositor Central Index Key Number: 0001244832	Nissan Motor Acceptance Corporation, Servicer/Sponsor Central Index Key Number: 0001540639

You should review carefully the factors set forth under “Risk Factors” beginning on page 11 of this prospectus.

The main sources for payments of the notes are a selected portfolio of Nissan and Infiniti lease contracts and the related Nissan and Infiniti leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles, and monies on deposit in a reserve account. The securities are asset-backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II or any of their respective affiliates. Neither the securities nor the leases are insured or guaranteed by any governmental agency.

ASSET-BACKED NOTES

The issuing entity will issue asset-backed notes with an aggregate initial principal balance of $1,006,000,000 or an aggregate initial principal balance of $1,257,500,000. If the aggregate initial principal balance of the notes is $1,006,000,000, the issuing entity will issue the notes described in the table below.

		Principal Balance(1)	Interest Rate(2)	Final Scheduled Payment Date
Class A-1 notes		$131,000,000	%	February 16, 2021
Class A-2a notes	}	$440,000,000	%	May 16, 2022
Class A-2b notes			Benchmark + %(3) (4)
Class A-3 notes		$349,000,000	%	January 17, 2023
Class A-4 notes		$86,000,000	%	April 15, 2025

		Price to Public(5)	Underwriting Discount(5)	Proceeds to the depositor(5)
Per Class A-1 note		%	%	%
Per Class A-2a note		%	%	%
Per Class A-2b note		%	%	%
Per Class A-3 note		%	%	%
Per Class A-4 note		%	%	%

(1)  If the aggregate initial principal balance of the notes is $1,257,500,000, the following notes will be issued: $164,000,000 of Class A-1 notes, $550,000,000 aggregate amount of Class A-2a notes and Class A-2b notes, $436,000,000 of Class A-3 notes and $107,500,000 of Class A-4 notes. See “Summary—Offered Notes.” Nissan Motor Acceptance Corporation will make the determination regarding the initial principal balance of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal balance of the notes.”

(2)  The interest rate for each class of notes will be a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.

(3)  If issued, the Class A-2b notes will accrue interest at a floating rate based on a benchmark plus a spread. The benchmark will initially be LIBOR. However, the benchmark may change in certain situations. For a description of how interest will be calculated on the Class A-2b notes and the circumstances under which the benchmark may change, see “The Notes—Calculation of Floating Rate Interest” in this prospectus.

(4)  If the sum of the benchmark plus the spread is less than 0.00% for any accrual period, then the interest rate for the Class A-2b notes, if any, for such accrual period will be deemed to be 0.00%.

(5)  Total price to the public is $             , total underwriting discount is $            and total proceeds to the depositor are $             . If all of the classes of notes are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

●	The issuing entity will also issue certificates that represent fractional undivided beneficial ownership interests in the issuing entity, will not bear interest and are not being offered hereby. Some or all of one or more classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.
●	On the closing date, Nissan-Infiniti LT will issue the 2020-A SUBI certificate, which will be transferred to the issuing entity at the time that the issuing entity issues the notes and certificates. The 2020-A SUBI certificate is not being offered to the public under this prospectus.
●	The notes will accrue interest from and including the closing date.
●	The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on February 18, 2020.
●	Credit enhancement for the notes will consist of a reserve account and overcollateralization, as described under “Summary—Credit and Cash Flow Enhancement” in this prospectus.

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Asset-Backed Notes	$1,257,500,000	100%	$1,257,500,000	$163,223.50

(1)	Estimated solely for the purpose of calculating the registration fee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Citigroup	Mizuho Securities	TD Securities	Wells Fargo Securities

BNP PARIBAS	Lloyds Securities	Scotiabank	SMBC Nikko

The date of this prospectus is January    , 2020

i

TABLE OF CONTENTS

(continued)

Important Notice About Information Presented in this Prospectus

We have started this prospectus with two introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms of the notes. The introductory sections are:

1.	Summary—gives a brief introduction to the notes to be offered; and

2.	Risk Factors—describes briefly some of the risks to investors of a purchase of the notes.

Cross-references are included in this prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Principal Terms” beginning on page 171 in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus, including any appendices hereto. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor upon written request to One Nissan Way, Room 5-124, Franklin, Tennessee 37067, or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Nissan Auto Leasing LLC II.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

Reports to Noteholders

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes, the leases and the leased vehicles will be prepared by Nissan Motor Acceptance Corporation (“NMAC”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at https://pivot.usbank.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. NMAC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Nissan Auto Lease Trust 2020-A” and file number 333-230960-03. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on NMAC’s website because those reports are made available to the public on the SEC’s website referred to below.

The depositor and Nissan-Infiniti LT have filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference excluding any exhibit to such document (unless such exhibit is specifically incorporated by reference in that document) free of charge, by writing or calling: Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067, Attention: Treasury Department, telephone 615-725-1000. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), TO PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC) OF THE ORDER OR TO ANY OTHER PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UNITED KINGDOM TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON IN THE UNITED KINGDOM BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE IN THE UNITED KINGDOM ONLY TO RELEVANT PERSONS AND WILL, IN THE UNITED KINGDOM, BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”).

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (A “QUALIFIED INVESTOR”) (AS DEFINED IN THE PROSPECTUS REGULATION (AS DEFINED BELOW)). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE EUROPEAN ECONOMIC AREA WILL BE MADE ONLY TO A QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EUROPEAN ECONOMIC AREA TO ANY PERSON OR LEGAL ENTITY OTHER THAN A QUALIFIED INVESTOR. THE EXPRESSION “PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

v

TRANSACTION OVERVIEW

•

The special unit of beneficial interest, or “SUBI,” represents a beneficial interest in a pool of closed-end vehicle leases and the related Nissan and Infiniti leased vehicles that are owned by the titling trust

•	The UTI represents titling trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI
•	The issuing entity has no rights in either the UTI assets or the assets of any other SUBI

FLOW OF FUNDS*

Available Funds
To the Servicer, advance reimbursements
To the Servicer, the servicing fee
To the Noteholders, interest on the Notes
Principal Distribution Amount of the A-1 Notes
Principal Distribution Amount of the A-2 Notes
Principal Distribution Amount of the A-3 Notes
Principal Distribution Amount of the A-4 Notes
To the Reserve Account
To the Indenture Trustee and the Calculation Agent, as applicable, accrued and unpaid fees, expenses and indemnities
To the Owner Trustee, accrued and unpaid fees, expenses and indemnities
To the Asset Representations Reviewer, accrued and unpaid fees, expenses and indemnities
To the Certificate Distribution Account

*

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred and the notes have not been accelerated. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default and acceleration of the notes, please refer to “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus for a further description.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus. You should carefully read this prospectus in its entirety to understand all of the terms of the offering.

Issuing Entity	Nissan Auto Lease Trust 2020-A, or the “issuing entity”. The issuing entity was established by a trust agreement dated as of January 7, 2020, as amended and restated as of the closing date, and will be the entity that issues the notes and the certificates.

Depositor	Nissan Auto Leasing LLC II, or the “depositor”. You may contact the depositor by mail at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 or by calling (615) 725-1121.

Sponsor, Servicer and Administrative Agent	Nissan Motor Acceptance Corporation, or “NMAC”.

Indenture Trustee	U.S. Bank National Association, or the “indenture trustee”.

Owner Trustee	Wilmington Trust, National Association, or the “owner trustee”.

Asset Representations Reviewer	Clayton Fixed Income Services LLC, or the “asset representations reviewer”.

Titling Trust (also the Issuing Entity with respect to the 2020-A SUBI certificate)	Nissan-Infiniti LT.

Titling Trustee	NILT, Inc., or the “titling trustee”.

UTI Beneficiary	NILT Trust.

Cutoff Date	Close of business on December 31, 2019.

Closing Date	On or about January , 2020.

Offered Notes

The notes will consist of the Class A-1 notes, the Class A-2 notes (which may consist of the Class A-2a notes and the Class A-2b notes), the Class A-3 notes and the Class A-4 notes. If the issuing entity issues notes with an aggregate initial principal balance of $1,006,000,000, the notes described on the cover page of this prospectus will be issued. If the issuing entity issues notes with an aggregate initial principal balance of $1,257,500,000, the following notes will be issued:

		Principal Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 notes		$164,000,000	%	February 16, 2021
Class A-2a notes	}	$550,000,000	%	May 16, 2022
Class A-2b notes			Benchmark + %
Class A-3 notes		$436,000,000	%	January 17, 2023
Class A-4 notes		$107,500,000	%	April 15, 2025

Total		$1,257,500,000

The determination regarding the initial principal balance of the notes will be made no later than the day of pricing of the notes and will be based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal balance of the notes.”

The Class A-2a notes and the Class A-2b notes are referred to in this prospectus collectively as the “Class A-2 notes.” If issued, the Class A-2b notes will be floating rate notes. All other classes of notes will be fixed rate notes. The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes will be determined on the day of pricing of the notes offered hereunder. The principal balance of the Class A-2 notes may be allocated entirely to the Class A-2a notes, with no principal balance allocated to the Class A-2b notes, in which case no Class A-2b notes would be issued. If the issuing entity issues notes with an aggregate initial principal balance of $1,006,000,000, up to $220,000,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes. If the issuing entity issues notes with an aggregate initial principal balance of $1,257,500,000, up to $275,000,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes.

One or more classes of notes may be retained in whole or in part by the depositor or conveyed to an affiliate of the depositor.

Certificates

The issuing entity will also issue certificates, which represent 100% of the undivided beneficial interest in the issuing entity. The issuing entity is not offering the certificates hereby. All of the certificates will initially be issued to the depositor but may be sold or otherwise transferred by the depositor on or after the closing date. However, the portion of certificates retained by the depositor to satisfy U.S. and EU credit risk retention rules will not be sold or transferred except as permitted under those rules. See “The Sponsor—Credit Risk Retention” and “—EU Risk Retention” in this prospectus.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions to the holders of the certificates on any payment date until all interest on and principal of the notes that is due and payable on that payment date has been paid in full.

Terms of the Notes

Payment Dates:

Interest on and principal of each class of notes will be payable on the 15th day of each month, unless the

15th day is not a business day, in which case the payment will be made on the following business day. The first payment date will be on February 18, 2020.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Per annum interest rates:

Each class of notes will have a fixed or adjustable rate of interest (which we refer to in this prospectus as “fixed rate notes” or “floating rate notes,” respectively), as follows:

Class	Interest Rate
Class A-1 notes:	%
Class A-2a notes:	%
Class A-2b notes:	Benchmark +	%
Class A-3 notes:	%
Class A-4 notes:	%

If issued, the Class A-2b notes will accrue interest at a floating rate based on a benchmark plus a spread. The benchmark will initially be LIBOR. However, the benchmark may change in certain situations. For a description of how interest will be calculated on the Class A-2b notes and the circumstances under which the benchmark may change, see “The Notes—Calculation of Floating Rate Interest” in this prospectus. If the sum of the benchmark and the applicable spread set forth above and on the front cover of this prospectus is less than 0.00% for any accrual period, then the interest rate for the Class A-2b notes for such accrual period will be deemed to be 0.00%. See “Risk Factors—A negative benchmark rate would reduce the rate of interest on the Class A-2b notes” and “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Accrual Periods and Payments:

The issuing entity will pay interest on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is February 18, 2020. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

•	Interest on the Class A-1 notes and the Class A-2b notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•	Interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 15th day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the month in which such payment date occurs.

•	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes and the Class A-2b notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and Class A-2b notes will be the product of (i) the outstanding principal balance of the Class A-1 notes or Class A-2b notes, as applicable, before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	The issuing entity will pay interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal balance of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding February 15, 2020 (assuming a 30 day calendar month)), divided by 360.

•	Interest payments on all classes of notes will have the same priority.

•	Interest payments on each class of notes will be paid on a pro rata basis.

Principal:

Principal of the notes will be payable on each payment date (other than after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded)) to the Class A-1 notes, until the principal balance thereof is reduced to zero, then to the Class A-2 notes (pro rata between the Class A-2a notes and the Class A-2b notes, if applicable), until the amount thereof is reduced to zero, then to the Class A-3 notes, until the amount thereof is reduced to zero and then to the Class A-4 notes, until the amount thereof is reduced to zero.

Principal payments on the notes will be made from all available amounts after the servicing fee has been paid, certain advances have been reimbursed and after payment of interest on the notes.

Interest and Principal Payments after an Event of Default and Acceleration of the Notes:

On each payment date after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after the servicing fee has been paid to the servicer and fees and expenses have been paid to the indenture trustee, the Calculation Agent, the owner trustee and the asset representations reviewer) will be applied to pay: (a) first, interest on the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the amount of the noteholders’ interest distributable amount due to such class, until the accrued interest on such classes has been paid in full, (b) second, principal of the Class A-1 notes, until the outstanding principal balance of the Class A-1 notes has been paid in full, and (c) third, principal of the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full.

Final Scheduled Payment Dates:

The outstanding principal balance of each class of notes will be due on the final scheduled payment date for that class listed below:

Class	Final Scheduled Payment Date
A-1	February 16, 2021
A-2a }	May 16, 2022
A-2b
A-3	January 17, 2023
A-4	April 15, 2025

For more detailed information concerning payments of principal, you should refer to “The Notes—Principal” and “Distributions on the Notes” in this prospectus.

Priority of Payments

On each payment date prior to an acceleration of the notes (or after any such acceleration has been rescinded), the servicer will allocate available amounts with respect to the related collection period as described below and will instruct the indenture trustee (or, if the notes have been paid in full, the owner trustee) to make the following deposits and distributions, to the extent of available amounts on deposit in the collection account for such payment date, in the following order of priority:

•	to the servicer, for reimbursement of any outstanding advances,

•	to the servicer, the servicing fees, together with any unpaid servicing fees in respect of one or more prior collection periods,

•	on a pro rata basis (based on the amounts due to each class) to the noteholders, interest on the notes,

•	to the noteholders, principal on the notes in the amounts and priority described under “The Notes—Principal,”

•	to the reserve account, an amount, if any, necessary to increase the balance of funds therein to the reserve account requirement,

•	to the indenture trustee and the Calculation Agent, as applicable, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the indenture but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days,
•	to the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the trust agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days,

•	to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the asset representations review agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days, and

•	to the certificate distribution account for distribution to the certificateholders, any remaining amounts.

Advances

The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessees and (ii) estimated proceeds from expected sales on leased vehicles for which the related leases have terminated during the related collection period. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or disposition proceeds of the related leased vehicle.

For more detailed information on advances and reimbursement of advances, you should refer to “Description of the Servicing Agreement—Advances” in this prospectus.

Events of Default

The occurrence and continuation of any of the following events will be an “event of default” under the indenture:

•	the issuing entity fails to pay interest on any note within five days after such interest is due;

•	the issuing entity fails to pay the principal of any note in full on its final scheduled payment date or redemption date;

•	the issuing entity materially defaults in the observance or performance of any covenant or agreement of the issuing entity, or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the outstanding principal balance of the notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the majority of the aggregate outstanding principal balance of the notes, voting as a single class; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

If an event of default occurs and is continuing, the indenture trustee or holders of at least a majority of the outstanding principal balance of the notes, voting as a single class, may declare the principal of the notes and all accrued and unpaid interest thereon immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal balance of the notes voting as a single class. After an event of default and the acceleration of the notes (unless and until such acceleration has been rescinded), funds on deposit in the collection account and the reserve account will be applied to pay principal of and interest on the notes in the order and amounts specified “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus. In addition, after an event of default and acceleration of the notes, the indenture trustee or the noteholders may elect to exercise certain remedies described in “Description of the Indenture—Remedies Upon an Event of Default.”

For more detailed information regarding the events constituting an event of default and the remedies available following such default, you should refer to “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus.

The SUBI Certificate

Motor vehicle dealers in the NMAC network of dealers have assigned closed-end retail lease contracts and have sold the related Nissan and Infiniti leased vehicles—which may include Nissan and Infiniti automobiles, minivans, sport utility vehicles and light-duty trucks—to Nissan-Infiniti LT. The leases have been underwritten using the underwriting criteria described in this prospectus under “The Sponsor—Lease Underwriting Procedures.”

On or before the closing date, Nissan-Infiniti LT will establish a special unit of beneficial interest, which is also called a “SUBI” and allocate to such SUBI (the “2020-A SUBI”) leases and related leased vehicles owned by Nissan-Infiniti LT. Each lease and the related leased vehicle allocated to the 2020-A SUBI will be selected based on the eligibility criteria as described under “Characteristics of the Leases—General” in this prospectus.

The 2020-A SUBI will be represented by a SUBI certificate representing a beneficial interest in the 2020-A SUBI (the “2020-A SUBI certificate”). Upon the creation of the 2020-A SUBI, Nissan-Infiniti LT will issue the 2020-A SUBI certificate to NILT Trust, as UTI Beneficiary. NILT Trust, as UTI Beneficiary, will then sell the 2020-A SUBI certificate to Nissan Auto Leasing LLC II pursuant to a SUBI certificate transfer agreement. The 2020-A SUBI certificate will be resold by Nissan Auto Leasing LLC II to the issuing entity pursuant to a trust SUBI certificate transfer agreement in exchange for the notes and certificates issued by the issuing entity.

The 2020-A SUBI certificate will evidence an indirect beneficial interest, rather than a direct ownership interest, in the related SUBI assets. By holding the 2020-A SUBI certificate, the issuing entity will receive an amount equal to all payments made on or in respect of the SUBI assets, except as described under “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in this prospectus. Payments made on or in respect of all other titling trust assets will not be available to make payments on the notes and the certificates. The 2020-A SUBI certificate is not offered to you under this prospectus.

Assets of the Issuing Entity

The primary assets of the issuing entity will consist of the 2020-A SUBI certificate representing the beneficial interest in a pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets, including the right to receive all monthly payments under the leases and the amounts realized from all sales of the related leased vehicles received in each case after the close of business on December 31, 2019 (the “cutoff date”), together with amounts in various accounts, including a reserve account.

If the aggregate initial principal balance of the notes is $1,006,000,000, the leases and the related leased vehicles allocated to the 2020-A SUBI will have the following characteristics as of the close of business on the cutoff date:

•	an aggregate securitization value of $1,204,835,486.25,

•	an aggregate discounted base residual value of the related leased vehicles of $712,305,856.06 (approximately 59.12% of the aggregate securitization value),

•	a weighted average original lease term of approximately 36 months, and

•	a weighted average remaining term to scheduled maturity of approximately 26 months.

If the aggregate initial principal balance of the notes is $1,257,500,000, the leases and the related leased vehicles allocated to the 2020-A SUBI will have the following characteristics as of the close of business on the cutoff date:

•	an aggregate securitization value of $1,506,039,779.14,

•	an aggregate discounted base residual value of the related leased vehicles of $890,582,627.11 (approximately 59.13% of the aggregate securitization value),

•	a weighted average original lease term of approximately 36 months, and

•	a weighted average remaining term to scheduled maturity of approximately 25 months.

The securitization value of each lease and the related leased vehicle will be the sum of the present value, discounted at the securitization rate of 7.00%, of (i) the remaining monthly payments payable under the lease, and (ii) the base residual of the leased vehicle.

The base residual is the lowest of (a) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in December 2019 as a “mark-to-market” value without making a distinction between value adding options and non-value adding options, (b) the residual value of the related leased vehicle at the scheduled termination of the lease established by

Automotive Lease Guide in December 2019 as a “mark-to-market” value giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle, and (c) the residual value of the related leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease.

As described in “The Sponsor—Lease Underwriting Procedures,” under NMAC’s origination process, credit applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not either automatically approved or automatically rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority. If the aggregate initial principal balance of the notes is $1,006,000,000, 27,213 leases having an aggregate securitization value of $561,848,695.11 (approximately 46.63% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 30,246 leases having an aggregate securitization value of $642,986,791.14 (approximately 53.37% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. If the aggregate initial principal balance of the notes is $1,257,500,000, 33,997 leases having an aggregate securitization value of $701,427,004.23 (approximately 46.57% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 37,797 leases having an aggregate securitization value of $804,612,774.91 (approximately 53.43% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. NMAC does not consider any of the leases in the pools of leases and the related leased vehicles described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

For more information regarding the issuing entity’s property, you should refer to “The Issuing Entity—

Property of the Issuing Entity,” “The SUBI” and “The Leases” in this prospectus.

Representations and Warranties

NMAC will each make certain representations and warranties regarding the characteristics of the leases as of the cutoff date. A breach of one or more of these representations may, subject to certain conditions, result in NMAC being obligated to repurchase the related lease and leased vehicle, reallocate them to the UTI and make a corresponding payment to the issuing entity. See “Description of the Servicing Agreement—Purchase of Leased Vehicles Before Their Lease Maturity Dates.” This obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach of those representations and warranties, although the repurchase obligation may be enforced through dispute resolution, as described below.

If the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder), the indenture trustee (acting at the direction of an investor) or an investor requests that NMAC reallocate and repurchase any lease due to a breach of representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by NMAC, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “Description of the Servicing Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

If the aggregate amount of delinquent leases exceeds the threshold set forth in “Description of the Servicing Agreement—Asset Representations Review” in this prospectus, then, subject to the conditions specified therein, investors representing at least a majority of the voting investors, voting as a single class, may direct the asset representations reviewer to perform a review of the delinquent leases for compliance with the representations and warranties made by NMAC. See “Description of the Servicing Agreement—Asset Representations Review” in this prospectus.

Servicing/Administration

NMAC will service the titling trust assets, including the SUBI assets. In addition, NMAC will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture, the trust agreement and certain other basic documents. On each payment date, NMAC will be paid a fee for performing its servicing and administrative obligations in an amount equal to one-twelfth of 1.00% of the aggregate securitization value of the leases and leased vehicles allocated to the 2020-A SUBI certificate at the beginning of the preceding month, or in the case of the first payment date, at the cutoff date. As additional compensation, the servicer will be entitled to retain administrative fees charged to lessees (to the extent not needed for payment of insurance premiums, taxes or similar charges for the leased vehicles) if any, and any income from investment of funds on deposit in the collection account and the reserve account. The servicing fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

You should refer to “Distributions on the Notes—Compensation for Servicer and Administrative Agent” in this prospectus for more detailed information regarding the servicing fees to be paid to NMAC.

Credit and Cash Flow Enhancement

The enhancement for the notes will be overcollateralization and the reserve account. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the leases and other shortfalls in cash flows.

Overcollateralization:

Overcollateralization is the amount by which the aggregate securitization value exceeds the aggregate outstanding principal balance of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses on the leases. If the aggregate initial principal balance of the notes is $1,006,000,000, the initial amount of overcollateralization will be $198,835,486.25, which is approximately 16.50% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date. If the aggregate initial principal balance of the notes is $1,257,500,000, the initial amount of overcollateralization will be $248,539,779.14, which is approximately 16.50% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date.

The Reserve Account:

The servicer, on behalf of the issuing entity, will establish a reserve account in the name of the indenture trustee. The reserve account will be funded as follows:

•	on the closing date, the depositor will make an initial deposit into the reserve account (i) if the initial principal balance of the notes is $1,006,000,000, of an amount equal to approximately $3,012,088.72, and (ii) if the initial principal balance of the notes is $1,257,500,000, of an amount equal to approximately $3,765,099.45, which in each case is approximately 0.25% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date; and

•	thereafter, (i) if no Class A-2b notes are issued, the “reserve account requirement” will be 0.25% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date, or (ii) if Class A-2b notes are issued, then (a) on each payment date on or prior to the payment in full of the Class A-2 notes, the “reserve account requirement” will be 0.50% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date, and (b) on each payment date following the payment in full of the Class A-2 notes, the “reserve account requirement” will be 0.25% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date. Notwithstanding the foregoing, on any payment date (after taking into account all distributions from the SUBI Collection Account on such date) on which the note balance is zero, the “reserve account requirement” will be an amount equal to $0. On each payment date, excess collections remaining after payment of the servicing fee, reimbursement of servicer advances and payment of principal of and interest on the notes will be deposited into the reserve account to fund and maintain the reserve account requirement.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the reserve account requirement will be released to the holders of the certificates, as beneficial owners of the issuing entity.

Funds in the reserve account on each payment date will be available to cover shortfalls in payments on the notes until the amount on deposit in the reserve account is zero. The reserve account will be pledged to the indenture trustee to secure repayment of the notes. See “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus.

For more information regarding the reserve account, you should refer to “Security for the Notes—The Accounts—The Reserve Account” in this prospectus.

Optional Purchase

NMAC, as servicer, has the option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date on which the aggregate securitization value of the leases and leased vehicles allocated to the 2020-A SUBI is less than or equal to 10% of the initial aggregate securitization value of the leases and leased vehicles allocated to the 2020-A SUBI as of the cutoff date. If the servicer exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal balance plus accrued and unpaid interest.

For more information regarding the optional purchase, you should refer to “Distributions on the Notes—Optional Purchase” in this prospectus.

Tax Status

On the closing date, Mayer Brown LLP, special federal tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than such notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation. At closing, the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the Internal Revenue Service as equity of the issuing entity.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

You should refer to “Material U.S. Federal Income Tax Consequences” in this prospectus.

U.S. Employee Benefit Plan Considerations

Subject to the considerations discussed under “Certain U.S. Employee Benefit Plan Considerations,” the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, or any entity deemed to hold plan assets of either of the foregoing (each a “Benefit Plan Investor”), as well as “governmental plans” (as defined in Section 3(32) of ERISA) or any other employee benefit plans or plans that are not subject to Title I of ERISA or Section 4975 of the Code and any entity deemed to hold plan assets of the foregoing (collectively, with Benefit Plan Investors, referred to as “Plans”). Fiduciaries of Plans are urged to carefully review the matters discussed in this prospectus and consult with their legal advisors before making a decision to invest in the notes. See “Certain U.S. Employee Benefit Plan Considerations.”

Money Market Investment

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the money market fund and its adviser to satisfy those requirements. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Certain Investment Considerations

The issuing entity will be structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision commonly known as the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Ratings

NMAC, as sponsor, expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (the “hired rating agencies”). The ratings of the notes will address the likelihood of payment of principal and interest on the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by a rating agency, whether hired or otherwise, may not necessarily be taken by any other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, as sponsor, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date, see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to the SEC’s credit risk retention rules, codified at 17 C.F.R. Part 246 (“Regulation RR”), NMAC, as sponsor, is required to retain an economic interest in the credit risk of the leases and leased vehicles, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. If the aggregate initial principal balance of the notes is $1,006,000,000, NMAC expects such certificates to have a fair value of between approximately $214,892,110.59 and $217,355,611.77, which is between approximately 17.60% and 17.77% of the fair value of all of the notes and certificates issued by the issuing entity. If the aggregate initial principal balance of the notes is $1,257,500,000, NMAC expects such certificates to have a fair value of between approximately $268,573,910.25 and $271,651,455.56, which is between approximately 17.60% and 17.76% of the fair value of all of the notes and certificates issued by the issuing entity. For a description of the valuation methodology used to calculate the ranges of fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the preceding sentences, see “The Sponsor—Credit Risk Retention” in this prospectus.

The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

The depositor does not intend to transfer or hedge any portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

EU Risk Retention

NMAC, as “originator,” will agree to retain, upon issuance of the notes and on an ongoing basis a material net economic interest of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of the first loss tranche in accordance with the text of option (d) of Article 6(3) of Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (the “EU Securitization Regulation”), by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the certificates to be issued by the issuing entity, such portion representing at least 5% of the nominal value of the securitized exposures.

Each prospective investor is required to independently assess and determine the sufficiency of the information described above and in this prospectus generally for the purposes of complying with the EU Securitization Rules referred to in this prospectus and any corresponding national measures which may be relevant, and none of NMAC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates or any other party to the transactions described in this prospectus makes any representation that the information described above or in this prospectus generally is sufficient for any such purpose. See “The Sponsor—EU Risk Retention” and “Underwriting—Requirements for Certain European Regulated Investors and Affiliates” in this prospectus.

Registration under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes of any class.

Risks associated with unknown aggregate initial principal balance of the notes	Whether the issuing entity will issue notes with an aggregate initial principal balance of $1,006,000,000 or $1,257,500,000 is not expected to be known until the day of pricing. The sponsor will make the determination regarding the aggregate initial principal balance of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be. In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

Payment priorities increase risk of loss or delay in payment to certain classes of notes

Based on the priorities described under “Distributions on the Notes” in this prospectus, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes of notes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default has occurred), classes of notes that have higher sequential numerical class designations (i.e., 2 being higher than 1) will be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, Class A-3 notes and Class A-4 notes will be relatively more sensitive to losses on the leases and leased vehicles related to defaults on the leases or residual value losses, and the timing of such losses than the Class A-1 notes. Accordingly, the Class A-3 and Class A-4 notes will be relatively more sensitive to the losses on the leases and leased vehicles related to defaults on the leases or residual value losses, and the timing of such losses than the Class A-1 notes and the Class A-2 notes. The Class A-4 notes will be relatively more sensitive to the losses on the leases and leased vehicles related to defaults on the leases or residual value losses, and the timing of such losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

You must rely only upon the issuing entity’s assets for repayment, which may not be sufficient to make full payments on your notes	Your notes are asset backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interest in NMAC, Nissan Auto Leasing LLC II or any of their respective affiliates. Distributions on the notes will depend solely on the amount and timing of payments and other collections in respect of the related leases, disposition proceeds of the related leased vehicles and the credit enhancement for the notes specified in this prospectus. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes, the leases and the residual values of the leased vehicles will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, by any provider of credit enhancement.

You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement

The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the 2020-A SUBI certificate and available funds in the trust accounts, including the reserve account. The notes represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon collections on the leases and disposition proceeds of the related leased vehicles allocated to the 2020-A SUBI, and funds on deposit in the collection account and reserve account. Funds on deposit in the reserve account will cover delinquencies on the leases and losses on the leases and leased vehicles up to a certain amount. However, if delinquencies and losses exceed the available credit enhancement you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the transferor or to others from time to time.

The residual values for the leased vehicles allocated to the 2020-A SUBI are future projections by NMAC and/or Automotive Lease Guide, as described under “The Sponsor—Determination of Residual Values” in this prospectus. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the predicted residual values of the leased vehicles allocated to the 2020-A SUBI are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement is exceeded.

For a discussion of factors that may contribute to residual value losses, you should refer to “Risk Factors—The residual value of leased vehicles may be adversely affected by discount pricing incentives, service campaigns, marketing incentive programs, recalls, used car market factors and other market factors, which may increase the risk of loss on your investment in the notes,” “—Increased turn-in rates may increase losses” and “The Sponsor—Determination of Residual Values,” “Risk Factors—The concentration of leased vehicles to particular models could negatively affect the pool assets” and “—The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated	If an event of default were to occur and the notes were accelerated, the assets of the issuing entity might be liquidated. If a liquidation were to occur close to the date when one or more classes of notes would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that would be required for liquidation of the assets of the issuing entity to be completed. In addition, the amount received from liquidation may be less than the aggregate principal balance of the outstanding notes. In that circumstance, the principal balance of some classes of notes would not be paid in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled payment date would involve the prepayment risks described under “Risk Factors—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the 2020-A SUBI or early termination of the issuing entity” in this prospectus.

The timing of principal payments is uncertain	The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the leases and leased vehicles allocated to the 2020-A SUBI, which cannot be predicted with certainty. Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of the vehicles related to defaulted leases. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and leased vehicles allocated to the 2020-A SUBI.

Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the 2020-A SUBI or early termination of the issuing entity

You may receive payment of principal of your notes earlier than you expected, including for the reasons set forth below. You may not be able to invest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

The amount of principal distributed on your notes and the time when you receive those distributions depend on the rate of payments and losses relating to the leases and the leased vehicles. Prepayments, liquidations of the vehicles related to defaulted leases, reallocations from the 2020-A SUBI of leases and the related vehicles that do not meet the eligibility criteria or events of default that result in an acceleration of payments on the notes will shorten the life of the notes to an extent that cannot be fully predicted.

The servicer may be required to reallocate from the 2020-A SUBI certain leases and related leased vehicles if there is a breach of the representations and warranties relating to those leases or if the servicer extends the term of those leases beyond the latest final scheduled payment date of the notes. In connection with such reallocation, the servicer will be obligated to pay the issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected lease, discounted at the securitization rate, (ii) the residual value of the leased vehicle and (iii) any delinquent payments not paid by the lessee. The servicer will also be entitled to purchase the 2020-A SUBI certificate from the issuing entity when the aggregate securitization value of the leases and leased vehicles allocated to the 2020-A SUBI is less than or equal to 10% of aggregate securitization value of the leases and leased vehicles allocated to the 2020-A SUBI as of the cutoff date.

Further, the leases allocated to the 2020-A SUBI may be prepaid, in full or in part, either voluntarily, including as a result of marketing programs introduced by NMAC, or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. For example, a lessee under certain circumstances may elect to terminate the lease prior to its maturity in order to enter into a new lease contract for a different Nissan or Infiniti vehicle. In the case of such early termination, any payments due and payable by the lessee will be paid and deposited into the related collection account within the time period required for the servicer to deposit collections into the related collection account.

Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of the notes. For these reasons, the servicer cannot predict the actual prepayment rates for the leases. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and the leased vehicles, including the risk that available investments at that time have lower interest rates than the rates offered by your notes.

For more information regarding prepayments or delinquencies, you should refer to “Maturity and Prepayment Considerations” and “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus. For more information regarding the servicer’s obligation to reallocate leases and leased vehicles from the 2020-A SUBI, you should refer to “Description of the Servicing Agreement—Sale and Disposition of Leased Vehicles” and “—Purchase of Leased Vehicles Before Their Lease Maturity Dates” in this prospectus. For more information regarding the optional purchase by the servicer, you should refer to “Distributions on the Notes—Optional Purchase” in this prospectus. For more detailed information regarding the collection procedures for leases that have terminated, defaulted or become uncollectible, you should refer to “The Sponsor—Collection and Repossession Procedures,” “The Sponsor—Modifications of the Leases,” “The Leases—Early Termination,” and “Description of the Servicing Agreement—Realization Upon Liquidated Leases” in this prospectus.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes

You will be dependent on payments made on the leases allocated to the 2020-A SUBI and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. The issuing entity will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles—which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the 2020-A SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles allocated to the 2020-A SUBI.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust (including the leases and the leased vehicles allocated to the 2020-A SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes NMAC and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the 2020-A SUBI and because the issuing entity does not have a prior perfected security interest in the assets of the 2020-A SUBI, these liens could have priority over the interest of the issuing entity in the assets of the 2020-A SUBI. See “—If ERISA liens are placed on the titling trust assets, you could suffer a loss” in this prospectus.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the 2020-A SUBI, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the 2020-A SUBI certificate.

If that occurs, you may experience delays in payment or losses on your investment in the notes.

For more information on the effect of third-party claims or liens on payment of the notes, you should refer to “Additional Legal Aspects of the Titling Trust and the SUBI—Allocation of Titling Trust Liabilities,” “—The SUBI,” “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests” and “Risk Factors—The titling trust may not have a perfected interest in leases evidenced by electronic contracts” in this prospectus.

The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an event of default	The amount of principal required to be paid to you prior to the applicable final scheduled payment date generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note before its final scheduled payment date generally will not result in an event of default.

The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets	If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date, NMAC’s records indicate that the billing addresses of the lessees in the related pool of the leases and the related leased vehicles allocated to the 2020-A SUBI were most highly concentrated in the following states:

State	Percentage of Aggregate Securitization Value
New York	16.75%
New Jersey	15.46%
Florida	11.25%
California	7.28%
Pennsylvania	6.02%
Ohio	5.08%

No other state, based on the billing addresses of the lessees, accounted for more than 5.00% of the aggregate securitization value of the leases as of the cutoff date.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date, NMAC’s records indicate that the billing addresses of the lessees in the related pool of the leases and the related leased vehicles allocated to the 2020-A SUBI were most highly concentrated in the following states:

State	Percentage of Aggregate Securitization Value
New York	16.74%
New Jersey	15.49%
Florida	11.21%
California	7.33%
Pennsylvania	6.06%
Ohio	5.10%
Texas	5.00%

No other state, based on the billing addresses of the lessees, accounted for more than 5.00% of the aggregate securitization value of the leases as of the cutoff date.

Economic conditions, extreme weather conditions, natural or man-made disasters or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases

Information regarding credit scores for the lessees obtained at the time of origination of the related lease is presented in “The Leases—Characteristics of the Leases—General” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party will make any representations or warranties as to any lessee’s current credit score or the actual performance of any lease or that a particular credit score should be relied upon as a basis for an expectation that a lease will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “Prepayments, Delinquencies, Repossessions and Net Losses—Delinquency, Repossession and Credit Loss Information” and “—Residual Value Loss Experience” was affected by several variables, including general economic conditions and market residual values, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to NMAC’s managed portfolio of leases will reflect actual experience with respect to the leases allocated to the 2020-A SUBI. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the leases will be better or worse than that set forth in this prospectus with respect to NMAC’s managed portfolio.

The concentration of leased vehicles to particular models could negatively affect the pool assets

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date, the Rogue, Altima, Murano and Sentra models represent approximately 17.76%, 17.03%, 15.24% and 11.46%, respectively, of the aggregate securitization value of the leases and the related leased vehicles allocated to the 2020-A SUBI. If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date, the Rogue, Altima, Murano and Sentra models represent approximately 17.87%, 16.99%, 15.28% and 11.41%, respectively, of the aggregate securitization value of the leases and the related leased vehicles allocated to the 2020-A SUBI. No other model accounted for more than 10.00% of the aggregate securitization value of the leases and the related leased vehicles allocated to the 2020-A SUBI.

Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. See “Risk Factors—You may experience reduced returns and delays on your notes resulting from a vehicle recall or service campaign” in this prospectus. As a result, you may incur a loss on your investment in the notes.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure	Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding securitization value of the leases and leased vehicles has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The residual value of leased vehicles

may be adversely affected by discount

pricing incentives, service campaigns, marketing incentive programs, recalls, used car market factors and other market factors, which may increase the risk of loss on your investment in the notes

Historical residual value loss experience on leased vehicles is partially attributable to new car pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles. In addition, the pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, marketing incentives, the introduction and pricing of new vehicle models, vehicle recalls, service campaigns and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Nissan North America, Inc. with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. For instance, introduction of a new model with additional equipment not reflected in the manufacturer’s suggested retail price may impact the resale value of the existing portfolio of similar model types. The reduced demand for used vehicles resulting from discount pricing incentives, other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors or other market factors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. As a result, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes, and you may suffer a loss on your investment in the notes.

Lack of liquidity in the secondary market and financial market disruptions may adversely affect your notes	There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. For several years after the 2008 financial crisis, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government programs to assist financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for asset-backed securities. There can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market. Illiquidity can have a severely adverse effect on the market value of the securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. See “Risk Factors—You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in this prospectus.

Furthermore, over the past several years, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to make offers to buy the notes and they may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future. Consequently, you may not be able to sell your notes when you want to do so and you may not be able to obtain the price that you wish to receive.

Increased turn-in rates may increase losses	Losses may be greater as turn-in rates upon the expiration of leases increase because more used cars would be available on the used car market. Under each lease, the lessee or grounding dealer may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated contract residual value established at the inception of the lease. Lessees and dealers who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by NMAC), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for the notes, you may suffer a loss on your investment in the notes.

Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes	Some or all of one or more classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

A reduction, withdrawal or qualification

of the ratings on your notes, or the issuance of unsolicited ratings on your notes could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the hired rating agencies’ assessment of the creditworthiness of the leases, the residual value, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the leases and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the leases, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agencies for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential rating agency conflict of interest and regulatory scrutiny of the rating agencies could adversely affect the market value of your notes and/or limit your ability to resell the notes	We note that it may be perceived that the hired rating agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and your ability to resell your notes.

The titling trust may not have a perfected interest in leases evidenced by electronic contracts

As described in “The Leases—Tangible and Electronic Contracting” in this prospectus NMAC, on behalf of the titling trust, has contracted with a third-party to originate and maintain custody of certain of the contracts in electronic form through the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable the titling trust to perfect its interest in the leases evidenced by electronic records by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. In order for the titling trust to have “control” of an item of electronic chattel paper, (a) there must be a “single authoritative copy” of the electronic record or records comprising such electronic chattel paper that is readily distinguishable from all other copies and which identifies the titling trust as the assignee of the chattel paper, (b) all other copies of the electronic chattel paper must indicate that they are not the “authoritative copy” of the electronic chattel paper, (c) any revisions to the authoritative copy of the electronic chattel paper must be readily identifiable as either authorized or unauthorized revisions and (d) authorized revisions of the electronic chattel paper cannot be made without the participation of the titling trust.

However, another person could acquire an interest in an electronic contract that is superior to the interest of the titling trust (and accordingly the issuing entity’s interest), if (a) the titling trust ceases to have “control” over the items of electronic chattel paper that are maintained on behalf of the titling trust by the third-party custodian and (b) another party acquires ownership or a collateral security interest in the electronic chattel paper and perfects its security interest either by filing a financing statement or taking “control” over the electronic chattel paper. The titling trust could also lose “control” over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third-party custodian’s technology system a person other than the titling trust were able to modify or duplicate the authoritative copy of the contract.

Although the titling trust’s interest in the electronic contracts has been perfected by filing financing statements, the fact that the titling trust’s interest in the electronic contracts may not be perfected by “control” may affect the priority of the titling trust’s interest in such leases. For example, the issuing entity’s interest in the leases could be junior to another party with a prior perfected security interest in the inventory of the originating dealer, which security interest would attach to the leases as proceeds of the inventory.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the titling trust maintains “control” over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and “control” of the electronic contract.

The issuing entity will represent that the servicer, as an agent of the titling trust, maintains “control” of leases to the extent evidenced by electronic contracts. There is a risk that the systems employed by the third-party to maintain “control” of the electronic contracts may not be sufficient as a matter of law to perfect by “control” the titling trust’s interest (and accordingly, the issuing entity) in the leases evidenced by electronic contracts.

The issuing entity has made the representations described above, in part in reliance on opinions of counsel delivered to it and NMAC. However, as a result of the foregoing, the titling trust (and accordingly, the issuing entity) may not have a perfected security interest in certain leases or its security interest, although perfected, could be junior to that of another party. The fact that the titling trust (and accordingly, the issuing entity) may not have a perfected security interest in certain of the leases, or may have a perfected security interest that is junior to that of another party, may affect the titling trust’s ability on behalf of the issuing entity to repossess the underlying leased vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you	Following a bankruptcy or insolvency of the depositor, sponsor or the UTI beneficiary, a court could conclude that the 2020-A SUBI certificate is owned by the depositor, sponsor or the UTI beneficiary, instead of the issuing entity. This conclusion could be either because the transfer of the 2020-A SUBI certificate from the UTI beneficiary to the depositor was not a true sale or because the court concluded that the depositor or the issuing entity should be consolidated with the sponsor or the UTI beneficiary for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•  the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•  tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the 2020-A SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

•  the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the leases or the leased vehicles allocated to the 2020-A SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the 2020-A SUBI held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the servicer, the depositor or certain related entities may affect the issuing entity and the notes, you should refer to “Additional Legal Aspects of the Titling Trust and the SUBI—Insolvency Related Matters” in this prospectus.

Factors affecting the information management systems of NMAC may increase the risk of loss on your investment in the notes	The success of your investment depends upon the ability of the servicer, NMAC, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences interruptions or losses in its information processing capabilities, including due to attacks by hackers, computer viruses or breaches due to errors or malfeasance by employees, contractors or others who have access to its system and networks, its business, financial conditions, results of operations and ultimately your notes may suffer.

Adverse events with respect to NMAC, its affiliates or third-party servicers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes	Adverse events with respect to NMAC, its affiliates or a third-party servicer to whom NMAC outsources its activities may result in servicing disruptions or reduce the market value and/or liquidity of your notes. NMAC currently outsources some of its activities as servicer to third-party servicers. In the event of a termination and replacement of NMAC as the servicer, or if any third-party servicer cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. As servicer, NMAC will be required to reallocate the leases and related leased vehicles that do not comply with representations and warranties made by the servicer (for example, representations relating to the compliance of the lease contracts with applicable laws), as discussed in “Description of the Servicing Agreement—Representations and Warranties; Remedies—General” in this prospectus. If NMAC becomes unable to reallocate any of those leases or related leased vehicles or make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value and/or liquidity of the related asset-backed securities. NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“NML”), a Japanese corporation. Although neither NML nor NMAC is guaranteeing the obligations of the issuing entity, adverse events affecting NML or NMAC may adversely affect your investment in the notes. For example, if NML ceased to manufacture vehicles or support the sale of vehicles, if the credit rating of NML or NMAC were downgraded or if NML faced changes to its ongoing strategic alliances or financial, reputational, regulatory or operational difficulties, such as, for example, the resignation of NML’s chief executive officer in September 2019 and the removal in November 2018 of the Chairman of the Board of Directors of NML for alleged misconduct and the related indictments, criminal complaint and SEC inquiry (including the September 2019 settlement with the SEC with respect to disclosures regarding director and executive compensation), those events may reduce the market value of Nissan and Infiniti vehicles or the market value and/or liquidity of your notes, and ultimately the amount realized on any Nissan or Infiniti leased vehicle, including the leased vehicles allocated to the 2020-A SUBI.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds	So long as NMAC is the servicer, if each condition to making monthly deposits described in “Security for the Notes—The Accounts” is satisfied, NMAC, as the servicer, may retain all payments on the leases received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date. Currently, NMAC does not satisfy these conditions. For any period of time during which NMAC does satisfy these conditions, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding the related payment date, the servicer must deposit into the collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your notes.

For more information regarding NMAC’s duties with respect to segregation of collections, you should refer to “Description of the Servicing Agreement—Collections—Monthly Remittance Condition” in this prospectus.

Failure to comply with consumer protection laws could result in a loss

Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M enforced by the Consumer Financial Protection Bureau (“CFPB”), impose requirements on retail lease contracts such as the leases. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust or the issuing entity (as owner of the 2020-A SUBI certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights with respect to substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded. NMAC, as servicer, will represent and warrant that each lease complies with applicable law in all material respects. If that representation and warranty relating to any lease allocated to the 2020-A SUBI proves incorrect, materially and adversely affects the interest of the issuing entity, and is not timely cured, NMAC, as servicer, will be required to repurchase the beneficial interest in the noncompliant lease and repurchase the related leased vehicle from the issuing entity and reallocate the noncompliant lease and related leased vehicle from the 2020-A SUBI to the UTI. To the extent that NMAC fails to make such repurchase and reallocation, or to the extent that a court holds the titling trust or the issuing entity liable for violating consumer protection laws regardless of such a repurchase and reallocation, a failure to comply with consumer protection laws could result in fines or other liability for the titling trust or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes	If a lessee sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease could be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Risks associated with legal proceedings relating to leases	From time to time, NMAC is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. NMAC, as servicer, will make representations and warranties relating to the leases’ compliance with law and the issuing entity’s ability to enforce the lease contracts. If there is a breach of any of these representations or warranties, the issuing entity’s sole remedy will be to require NMAC to repurchase and reallocate the affected leases and the related leased vehicles. NMAC believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including NMAC. However, if NMAC failed to repurchase and reallocate such affected leases and the related leased vehicles in the event of a breach of any of the representations or warranties, or if the issuing entity or titling trust were held liable in any lawsuit by a lessee, you may experience delays in payments or principal losses on your notes.

In addition, while historically the arbitration provision in NMAC’s form of lease generally has limited NMAC’s exposure to consumer class action litigation, there can be no assurance that NMAC will be successful in enforcing the arbitration clause in the future. There may also be legislative, administrative or regulatory efforts to directly or indirectly prohibit the use of pre-dispute arbitration clauses, or NMAC may be compelled as a result of competitive pressure or reputational concerns to voluntarily eliminate pre-dispute arbitration clauses.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•  created a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States;

•  created a new framework for the regulation of over-the-counter derivatives activities;

•  expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•  created the CFPB, an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of certain non-depository institutions and large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. In June 2015, the CFPB issued a final rule expanding its authority to larger participants in the automobile financing market. The final rule for the automobile financing market became effective on August 31, 2015. Under the definitions included in the final rule, NMAC is considered a larger participant and certain automobile leases would be considered “financial products or services” subject to oversight by the CFPB. Consequently, NMAC is subject to the supervisory and examination authority of the CFPB. See “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Financial Protection Bureau” in this prospectus.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, implementing regulations require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. See “The Sponsor—Credit Risk Retention” in this prospectus. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, have imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to finance companies such as NMAC. Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for several years or longer. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the leases, on the regulation and supervision of the servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates. Furthermore, on May 24, 2018, President Trump signed into law the Economic Growth, Regulatory Relief and Consumer Protection Act, which repeals or modifies certain provisions of the Dodd-Frank Act.

In addition, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” or their “covered subsidiaries” would not apply to NMAC or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the leases as further described under “Additional Legal Aspects of the SUBI and the Titling Trust—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially and adversely affect the timing and amount of payments of principal and interest on your notes. See “Additional Legal Aspects of the SUBI and the Titling Trust—Dodd-Frank Orderly Liquidation Framework” in this prospectus.

In May 2019, the CFPB issued a proposed rule governing the activities of third-party debt collectors. While the proposed rule did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rule. It is unclear what changes will be included in any final debt collection rule issued by the CFPB and what effect, if any, such changes would have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries.

The allocation of Class A-2 notes is unknown and if the principal balance of one class of such notes is small, liquidity on such class of notes could be reduced

The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes may not be known until the day of pricing, although if the aggregate initial principal balance of the notes is $1,006,000,000, the principal balance of the Class A-2b notes may not exceed $220,000,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, and if the aggregate initial principal balance of the notes is $1,257,500,000, the principal balance of the Class A-2b notes may not exceed $275,000,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the allocated principal balance of the floating rate Class A-2b notes is increased (relative to the corresponding Class A-2a fixed rate notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes.

Because the aggregate amount of Class A-2 notes is fixed as set forth on the cover of this prospectus, the division of the aggregate Class A-2 principal balance between the Class A-2a notes and the Class A-2b notes may result in the Class A-2b notes not being issued or being issued in only a very small principal balance, which may reduce the liquidity of such class of notes.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise

The leases allocated to the 2020-A SUBI on the closing date will bear interest at a fixed rate, while the floating rate notes, if any, will bear interest at a floating rate based on the benchmark plus an applicable spread. Even if the issuing entity issues floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If a floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes. If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes, if any, out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all securities, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all securities.

Uncertainty about the future of the LIBOR industry or a change to the benchmark for the Class A-2b notes may have an adverse effect on the Class A-2b notes	The interest rate on the Class A-2b notes, if any, will be based on a benchmark, which initially will be LIBOR, plus a spread, but may change following the occurrence of an alternative rate trigger and its related alternative benchmark replacement date (as further described in this prospectus under “The Notes—Calculation of Floating Rate Interest”). LIBOR may not accurately represent the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks, and LIBOR’s prominence as a benchmark interest rate is unlikely to be preserved. LIBOR is calculated and published for various currencies and periods by the benchmark’s administrator, ICE Benchmark Administration Limited, or any successor administrator of LIBOR (“IBA”), which is regulated for such purposes by the United Kingdom’s Financial Conduct Authority (the “FCA”). It is uncertain whether LIBOR will continue to be calculated and published on the same (or a similar) basis to that currently in effect, or at all. In particular, the chief executive of the FCA, in a speech on July 27, 2017, indicated that the FCA expects, by no later than the end of 2021, to cease taking steps aimed at ensuring the continuing availability of LIBOR in its current form. On November 24, 2017, the FCA announced that the current panel banks will voluntarily sustain LIBOR until the end of 2021, although there can be no assurance that they will not cease to do so sooner. No prediction can be made as to future levels of the one-month LIBOR index, the timing of any changes thereto, the effect of the FCA’s announcements, or whether panel banks will continue to provide LIBOR submissions to the IBA, each of which could cause or contribute to market volatility and may directly affect the yield of the Class A-2b notes and/or the liquidity of the Class A-2b notes.

If published LIBOR is unavailable at any time after the closing date and prior to the occurrence of an alternate rate event, the rate of interest on the Class A-2b notes, if any, will be determined using the alternative methods stated in “The Notes—Calculation of Floating Rate Interest.” These alternative methods may result in lower interest payments than would have been made if LIBOR were available in its current form. These alternative methods may also be subject to factors that make LIBOR impossible or impracticable to determine. If published LIBOR is unavailable at any time prior to an alternate rate event and the reference banks are unwilling to provide quotations, then the rate of interest on the Class A-2b notes for an interest determination date will be LIBOR in effect on the preceding interest determination date plus the applicable spread, and such rate could remain the rate of interest on the Class A-2b notes for the remaining life of the Class A-2b notes (if no alternate rate event occurs).

In addition, as described below under “The Notes—Calculation of Floating Rate Interest,” LIBOR will be replaced as the benchmark for the Class A-2b notes following NMAC’s determination that an alternative rate trigger and its related alternative benchmark replacement date have occurred. An alternative rate trigger will occur if, among other things, a public statement is made by any central bank, reserve bank, monetary authority or any similar institution that the administrator for LIBOR has ceased or will cease to provide the LIBOR benchmark or that LIBOR is no longer representative or may no longer be used or if NMAC has directed that an alternative benchmark rate be used in substitution for, or in lieu of, LIBOR for the calculation of interest on any floating rate asset-backed securities issued in an existing or future securitization transaction sponsored by NMAC. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when LIBOR is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

Further, as described under “The Notes—Calculation of Floating Rate Interest,” the benchmark replacement will depend on the availability of various alternative benchmark rates, the first of which is term SOFR, the second of which is compounded SOFR and the last two of which are not currently specified. These alternative benchmark rates are calculated using components different from those used in the calculation of LIBOR and may fluctuate differently than, and not be representative of, LIBOR. Finally, if an alternative benchmark rate other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the alternative benchmark rate if it later becomes available, which could lead to further volatility in the interest rate on the Class A-2b notes. In order to compensate for these differences in the alternative benchmark rates, a benchmark spread adjustment may be included in any benchmark. However, we cannot provide any assurances that any benchmark spread adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the alternative benchmark replacement date or over the life of the Class A-2b notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark will be similar to the then-current benchmark that it is replacing, or that any alternative benchmark rate and any benchmark spread adjustment will produce the economic equivalent of the then-current benchmark that it is replacing.

Additionally, NMAC will have discretion in certain elements of the benchmark replacement process, including determining if an alternative rate trigger and its related alternative benchmark replacement date has occurred, determining which alternative benchmark rate is available and, if applicable, selecting an alternative benchmark rate, determining the benchmark spread adjustment and making alternative rate conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. See “The Notes—Calculation of Floating Rate Interest.”

It is intended that the replacement of the benchmark rate will not be a taxable event for noteholders of the Class A-2b notes, although this result is not entirely clear. The United States Department of the Treasury recently released proposed regulations that generally provide that the replacement of a LIBOR-based rate of interest using an alternative method will not be treated as a deemed exchange or taxable event, provided that certain requirements are met, including a “fair market value” requirement. These regulations are proposed to apply to transactions taking place on or after the date the final regulations are published. However, generally, a taxpayer may currently rely on the proposed regulations provided that the taxpayer and any related parties apply the proposed regulations in a consistent manner. It is unclear whether these proposed regulations would apply to the Class A-2b notes, and you are encouraged to consult your own tax advisor with respect to a change in the benchmark rate for the Class A-2b notes.

Any of the above matters or any other significant change to the setting or existence of LIBOR or any successor benchmark for the Class A-2b notes could affect the amounts available to the issuing entity to meet its obligations under the Class A-2b notes and/or could have a material adverse effect on the value or liquidity of, and the amount payable under, the Class A-2b notes.

A negative benchmark rate would reduce the rate of interest on the Class A-2b notes

The interest rate to be borne by the Class A-2b notes, if any, is based on a benchmark, which initially will be LIBOR, plus a spread.

Changes in the benchmark will affect the rate at which the Class A-2b notes accrue interest and the amount of interest payments on the Class A-2b notes. To the extent that the benchmark decreases below 0.00% for any accrual period, the rate at which the Class A-2b notes accrue interest for such accrual period will be reduced by the amount by which the benchmark is negative, provided that the interest rate on the Class A-2b notes for any accrual period will not be less than 0.00%. A negative benchmark rate could result in the interest rate applied to the Class A-2b notes decreasing to 0.00% for the related accrual period. See “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Varying economic circumstances may adversely affect the performance of the leases, which could result in losses on the notes

Periods of economic slowdown or recession may adversely affect the performance and market value of your notes. High unemployment or reduced availability of credit may lead to increased delinquency and default rates by lessees, as well as decreased consumer demand for cars and trucks and reduced used vehicle prices, which could increase the amount of a loss if a lease default occurs. These periods may also be accompanied by decreased consumer demand for vehicles, increased turn-in rates and declining market values of off-lease vehicles, which further increases the amount of a loss if a lease default occurs. Significant increases in the inventory of used vehicles may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales. If an economic downturn continues for a prolonged period of time, delinquencies and losses on car and truck leases may increase. In addition, market disruptions, such as the current uncertainty surrounding the effect of the United Kingdom’s planned withdrawal from the European Union, have caused or may in the future cause a significant reduction in liquidity in the secondary market for asset-backed securities. Any of these factors could affect the performance of your notes and your ability to sell your notes in the secondary market.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to lease vehicles as well as reduce the demand for vehicles (especially less fuel-economical vehicles), thereby reducing the residual value of leased vehicles. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Decreased consumer demand could cause lessees to potentially become delinquent in making payments or default if they are unable to make payments on the leases. The issuing entity’s ability to make payments on the notes could be adversely affected if the related lessees are unable to make timely payments or if the residual values of leased vehicles decline.

See “Prepayments, Delinquencies, Repossessions and Net Losses—Delinquency, Repossession, and Credit Loss Information” and “Static Pool Information” in this prospectus for delinquency and loss information regarding certain leases and leased vehicles originated and serviced by NMAC.

Natural or man-made disasters may adversely affect the performance of the leases	Extreme weather conditions, epidemics, terrorist attacks or other natural or man-made disasters and their immediate consequences could cause substantial business disruptions, economic losses, unemployment and an economic downturn in national or local areas. If any of those events occurred, affected lessees’ ability or willingness to make payments on their leases, the value of used vehicles or the servicer’s ability to administer the leases could be adversely affected and accordingly the issuing entity’s ability to make payments on the notes could be adversely affected.

You may experience reduced returns and delays on your notes resulting from a vehicle recall or service campaign

From time to time an automobile manufacturer or one of its suppliers may discover a component or feature of a vehicle built or assembled by such manufacturer or containing components supplied by such supplier that might affect the safety, comfort or aesthetics of the vehicle. In such cases the manufacturer may conduct a recall or service campaign concerning such component or feature.

Lessees that lease motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their leases. In addition, significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed or off-lease vehicles may be sold or delay the timing of those sales. If the default rate on the leases increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the 2020-A SUBI assets, you may experience delays in payments or principal losses on your notes.

In addition, vehicle sales may be realized earlier than expected if lessees request early terminations of leases due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected.

Because the notes are in book-entry form, your rights can only be exercised indirectly	Because the notes will be issued in book-entry form, other than in limited circumstances, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the servicing agreement. As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The notes are not suitable investments for all investors	The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, residual value, default and market risk, the tax consequences of an investment and the interaction of these factors.

If ERISA liens are placed on the titling trust assets, you could suffer a loss	Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes NMAC and its affiliates. Because these liens could attach directly to the leases and leased vehicles and because the issuing entity does not have a prior perfected security interest in the assets included in the 2020-A SUBI, these liens could have priority over the interest of the issuing entity in the assets included in the 2020-A SUBI. As of the date of this prospectus, neither NMAC nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. However, if an ERISA liability were asserted, you may suffer a loss on your investment in the notes.

The return on your notes could be reduced by shortfalls due to military action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The federal Servicemembers Civil Relief Act, as amended, and similar state laws may provide relief to lessees who enter active military service and to lessees in reserve status who are called to active duty after the originations of their leases. Current U.S. military operations may continue to require the active duty deployment of enlisted servicemembers. The Servicemembers Civil Relief Act provides that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after commencement of active duty if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days; or (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or for deployment for active duty for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract and readjust the payment schedule for a period of time after the completion of the lessee’s military service. If a lessee’s obligation to make lease payments is adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Vicarious tort liability may result in a loss

Some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. As owner of the vehicles, the titling trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and to reduce the likelihood of vicarious liability being imposed on the titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a 2006 case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

The servicer maintains liability insurance on behalf of the titling trust, and NMAC is a named insured under the titling trust’s applicable insurance policies. However, this coverage is subject to deductibles and claims could be imposed against the assets of the titling trust which could exceed that coverage. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the titling trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to the 2020-A SUBI for your series of notes and you could incur a loss on your investment in the notes.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

OVERVIEW OF THE TRANSACTION

Please refer to page vi for a diagram providing an overview of the transaction described in this prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” in this prospectus beginning on page 171.

All of the motor vehicle dealers in the Nissan Motor Acceptance Corporation (“NMAC” or, the “sponsor”) network of dealers have entered into agreements with NMAC or Infiniti Financial Services (“IFS”), which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts that have been originated by those dealers and funded by NMAC or IFS to Nissan-Infiniti LT, a Delaware statutory trust (the “titling trust”). The titling trust was created in July 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The titling trust issued to NILT Trust (the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”) representing the entire beneficial interest in the unallocated assets of the titling trust. See “The Titling Trust—Property of the Titling Trust” in this prospectus. On or prior to the closing date, the UTI Beneficiary will instruct the trustee of the titling trust:

•	to establish a special unit of beneficial interest (the “2020-A SUBI”); and

•

to allocate from the UTI to the 2020-A SUBI a separate portfolio of leases (the “leases”), the related vehicles leased under the leases (the “leased vehicles”), the cash proceeds associated with such leases, the security deposits made by the lessees, the certificates of title relating to the leased vehicles and the right to receive payments under any insurance policy relating to the leases, the leased vehicles or the related lessees.

The 2020-A SUBI will represent the entire beneficial interest in the leases, leased vehicles and other assets associated with such leases and leased vehicles referenced above (collectively, the “SUBI Assets”). Upon the creation of the 2020-A SUBI, the portfolio of leases and leased vehicles will no longer constitute assets of the titling trust represented by the UTI, and the interest in the titling trust assets represented by the UTI will be reduced accordingly. The 2020-A SUBI will represent an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. The 2020-A SUBI will not represent a beneficial interest in any titling trust assets other than the related SUBI Assets. Payments made on or in respect of any titling trust assets other than the SUBI Assets will not be available to make payments on the notes or the certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest similar to the 2020-A SUBI (each, an “Other SUBI”) to be created. The issuing entity (and, accordingly, the securityholders) will have no interest in the UTI, any Other SUBI or any assets of the titling trust allocated to the UTI or any Other SUBI. See “The Titling Trust” and “The SUBI” in this prospectus.

On the date of initial issuance of the notes and the certificates (the “closing date”), the titling trust will issue a certificate evidencing the 2020-A SUBI (the “2020-A SUBI certificate”) to or upon the order of the UTI Beneficiary. The UTI Beneficiary will then sell, transfer and assign its beneficial interests in the 2020-A SUBI represented by the 2020-A SUBI certificate to Nissan Auto Leasing LLC II (the “depositor”). The depositor will in turn sell, transfer and assign the 2020-A SUBI certificate to Nissan Auto Lease Trust 2020-A, a Delaware statutory trust (the “issuing entity”). The issuing entity will issue notes (the “notes”) with an aggregate initial principal balance of $1,006,000,000 or $1,257,500,000 (the “initial note balance”) and asset backed certificates (the “certificates”) representing the beneficial interest in the issuing entity to the depositor in consideration for the 2020-A SUBI certificate and will pledge the 2020-A SUBI certificate to the indenture trustee as security therefor. NMAC will make the determination regarding the initial note balance based on, among other considerations, market conditions at the time of pricing. See “Risk Factor—Risks associated with unknown aggregate initial principal balance of the notes.” The holders of the notes are referred to in this prospectus as the “noteholders,” and the holders of the certificates are referred to herein as the “certificateholders.” The notes and the certificates are collectively referred to in this prospectus as the “securities,” and the holders of the securities are referred to as “securityholders.” Each note will represent an obligation of, and each certificate will represent a fractional beneficial interest in, the issuing entity. Payments in respect of the certificates will be subordinated to payments in respect of one or more classes of notes to the extent described in this prospectus.

The notes are the only securities being offered hereby. The depositor initially will retain all of the certificates.

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (each, a “hired rating agency”). See “Ratings of the Notes” in this prospectus for further information concerning the ratings assigned to the notes, including the limitations of such ratings.

THE ISSUING ENTITY

General

Nissan Auto Lease Trust 2020-A, the issuing entity, is a Delaware statutory trust and will be governed by the amended and restated trust agreement to be dated as of the closing date (the “Trust Agreement”), between Nissan Auto Leasing LLC II, the depositor, and Wilmington Trust, National Association, as owner trustee (the “owner trustee”).

The issuing entity will issue the notes pursuant to an indenture, to be dated as of the closing date (the “Indenture”), between the issuing entity and U.S. Bank National Association, as indenture trustee (the “indenture trustee” and, together with the owner trustee, the “trustees”), and will issue the certificates pursuant to the Trust Agreement.

The issuing entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the closing date, the authorized purposes of the issuing entity will be limited to:

1.	issuing the securities;

2.	acquiring the 2020-A SUBI certificate and the other property of the issuing entity and proceeds therefrom;

2.	assigning and pledging the property of the issuing entity to the indenture trustee;

3.	making payments on the notes and the certificates;

4.	entering into and performing its obligations under each Basic Document (as defined below) to which it is a party;

5.

subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the property of the issuing entity (the “issuing entity’s property”) and the making of distributions to the holders of the notes and the certificates; and

6.	engaging in other activities that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.

The term “Basic Documents” refers collectively to the Indenture, together with the SUBI Trust Agreement, the Trust Agreement, the Servicing Agreement, the Trust Administration Agreement, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the Asset Representations Review Agreement, the Underwriting Agreement, the 2020-A SUBI certificate, the securities, and the Agreement of Definitions dated as of the closing date among the titling trust, NMAC, the depositor, the issuing entity, the UTI Beneficiary, NILT, Inc., the owner trustee and the indenture trustee (the “Agreement of Definitions”).

On the closing date, NMAC will make a capital contribution to the issuing entity to pay for a portion of the cost of acquiring the 2020-A SUBI certificate and the other property of the issuing entity.

The issuing entity may not engage in any additional activities other than in connection with the foregoing purposes or other than as required or authorized by the terms of the Basic Documents.

Securities owned by the issuing entity, the depositor, the servicer and their respective affiliates will be entitled to all benefits afforded to the securities except that they generally will not be deemed to be outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents unless all other outstanding securities are owned by the issuing entity, the depositor, the servicer or their respective affiliates.

The issuing entity’s principal office will be in Wilmington, Delaware, in care of the owner trustee, at the address listed below under “The Owner Trustee, the Indenture Trustee and the Titling Trustee.” The fiscal year of the issuing entity ends on March 31 of each year. The depositor, on behalf of the issuing entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the issuing entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Reports to Noteholders” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

If the aggregate initial principal balance of the notes is $1,006,000,000, the expected capitalization and liabilities of the issuing entity as of the closing date, as if the issuance and sale of the securities had taken place on that date, will be as follows:

Capitalization

Amount
2020-A SUBI (Securitization Value as of the cutoff date)	$1,204,835,486.25
Reserve Account – Initial Balance	$3,012,088.72

Total	$1,207,847,574.97

Liabilities

		Amount
Class A-1 notes		$131,000,000
Class A-2a notes	}	$440,000,000
Class A-2b notes
Class A-3 notes		$349,000,000
Class A-4 notes		$86,000,000

Total		$1,006,000,000

If the aggregate initial principal balance of the notes is $1,257,500,000, the expected capitalization and liabilities of the issuing entity as of the closing date, as if the issuance and sale of the securities had taken place on that date, will be as follows:

Capitalization

Amount
2020-A SUBI (Securitization Value as of the cutoff date)	$1,506,039,779.14
Reserve Account – Initial Balance	$3,765,099.45

Total	$1,509,804,878.59

Liabilities

		Amount
Class A-1 notes		$164,000,000
Class A-2a notes	}	$550,000,000
Class A-2b notes
Class A-3 notes		$436,000,000
Class A-4 notes		$107,500,000

Total		$1,257,500,000

Property of the Issuing Entity

On the closing date, the depositor will transfer the 2020-A SUBI certificate to the issuing entity pursuant to the Trust 2020-A SUBI Certificate Transfer Agreement. The issuing entity will then pledge its interest in the 2020-A SUBI certificate to the indenture trustee under the Indenture. See “The SUBI—Transfers of the SUBI Certificate” in this prospectus.

After giving effect to the transactions described in this prospectus, the issuing entity’s property will include:

•

the 2020-A SUBI certificate, evidencing a 100% beneficial interest in the SUBI Assets, including the lease payments and right to payments received thereunder from the sale or other disposition of the leased vehicles after December 31, 2019 (the “cutoff date”), the SUBI Collection Account and the rights of the issuing entity to funds on deposit from time to time in the SUBI Collection Account and investment earnings, net of losses and investment expenses, on those amounts,

•

the Reserve Account and the rights of the issuing entity to funds on deposit from time to time in the Reserve Account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•

the Note Distribution Account, the rights of the issuing entity to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture,

•	the rights of the depositor, as transferee, under the SUBI Certificate Transfer Agreement,

•	the rights of the issuing entity, as transferee, under the Trust SUBI Certificate Transfer Agreement,

•	the rights of the issuing entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement, and

•	all proceeds and other property from and relating to the foregoing.

The issuing entity will pledge the issuing entity’s property to the indenture trustee for the benefit of the noteholders and the certificateholders, pursuant to the Indenture.

Holders of the notes and certificates will be dependent on payments made on the leases and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on the notes and certificates. Because the 2020-A SUBI will represent a beneficial interest in the related SUBI Assets, the issuing entity will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles—which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust. It is therefore possible that a claim or lien in respect of the leased vehicles or the titling trust could limit the amounts payable in respect of the 2020-A SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles. To the extent that a claim or lien were to delay the disposition of the leased vehicles or reduce the amount paid to the holder of the 2020-A SUBI certificate in respect of its beneficial interest in the SUBI Assets, you could experience delays in payment or losses on your investment in the notes. See “Risk Factors—A depositor, sponsor or UTI Beneficiary bankruptcy could delay or limit payments to you,” “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “The SUBI,” “Additional Legal Aspects of the Titling Trust and the SUBI—The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests” in this prospectus.

THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE TITLING TRUSTEE

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will be the owner trustee under the Trust Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile leases.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The fees and expenses and indemnity payments of the owner trustee due pursuant to the Trust Agreement will be paid by the administrative agent under the Trust Agreement.

For a description of the roles and responsibilities of the owner trustee, see “Description of the Trust Agreement” and “Description of the Trust Administration Agreement” in this prospectus.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, note registrar and paying agent. U.S. Bancorp, with total assets exceeding $488 billion as of September 30, 2019, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2019, U.S. Bancorp served approximately 18 million customers and operated over 2,900 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 domestic and 2 international cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2019, U.S. Bank was acting as trustee with respect to over 100,000 issuances of securities with an aggregate outstanding principal balance of over $4.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly statement available to the Noteholders via the indenture trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of September 30, 2019, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 166 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $70,426,700,000.00.

In the last several years, U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default. Currently, U.S. Bank is a defendant in multiple actions alleging individual or class action claims against it.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.). The complaint, which was later amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and servicing of the student loans.

U.S. Bank believes that it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs, and accordingly that the claims against it in the lawsuit are without merit.

U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, U.S. Bank requested a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are being litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.

U.S. Bank intends to continue to defend this lawsuit vigorously.

At all times, the indenture trustee or its parent must have a long-term debt rating of Baa3 or its equivalent rating or better, or otherwise acceptable to each of the hired rating agencies. The indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition).

The indenture trustee may resign at any time by so notifying the issuing entity and the servicer at least 30 days before the effective date of such resignation, in which event the issuing entity will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal balance of the notes may remove the indenture trustee at any time and appoint a successor indenture trustee by so notifying the indenture trustee in writing at least 30 days prior to the effective date of such removal. The issuing entity shall remove the indenture trustee with 30 days prior written notice if the indenture trustee becomes insolvent or bankrupt, becomes subject to a receiver that takes charge of it or its property, ceases to be eligible to continue in that capacity under the Indenture, or otherwise becomes legally or practically incapable of fulfilling its duties under the Indenture. In those circumstances, the issuing entity will be obligated to appoint a successor thereto. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

NMAC, the depositor and their respective affiliates may maintain normal commercial banking relationships with the indenture trustee and its affiliates.

The fees and expenses and indemnity payments of the indenture trustee and the Calculation Agent, as applicable, due pursuant to the Indenture will be paid by the administrative agent under the Indenture. To the extent these fees and expenses and indemnity payments, as applicable, are unpaid for at least 60 days, they will be payable from the SUBI Collection Account solely to the extent described in “Distributions on the Notes—Post-Acceleration Priority of Payments” and “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus. For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in this prospectus.

The indenture trustee will not be obligated to monitor, supervise or enforce the performance of the depositor or NMAC under the Basic Documents, except as otherwise expressly specified in the Indenture and in the other Basic Documents.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in this prospectus.

THE TITLING TRUST

General

Nissan-Infiniti LT, the titling trust, is a Delaware statutory trust and is governed by an amended and restated trust and servicing agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among the UTI Beneficiary, NMAC, as servicer (the “servicer”), NILT, Inc., as trustee (the “titling trustee”), Wilmington Trust Company, as Delaware trustee (the “Delaware trustee”), and U.S. Bank National Association (“U.S. Bank”), as trust agent (in that capacity, the “trust agent”). To provide for the servicing of the assets of the titling trust, the titling trust, the servicer and the UTI Beneficiary have entered into a Servicing Agreement (the “Basic Servicing Agreement”), dated as of March 1, 1999. The primary business purpose of the titling trust is to take assignments of, and serve as record holder of title to, leases and leased vehicles, in order to facilitate the securitization of the leases and leased vehicles in connection with the issuance of asset backed securities.

Except as otherwise described under “Description of the SUBI Trust Agreement” in this prospectus, under the Titling Trust Agreement, the titling trust will not:

•

issue beneficial or other interests in the assets of the titling trust, notes or certificates other than (i) the 2020-A SUBI and the 2020-A SUBI certificate, (ii) one or more Other SUBI, (iii) one or more certificates representing each Other SUBI (the “Other SUBI certificates”), and (iv) the UTI and one or more certificates representing the UTI (the “UTI certificates”),

•	borrow money, except from NMAC, the UTI Beneficiary or their respective affiliates in connection with funds used to acquire leases and leased vehicles,

•	make loans,

•	invest in or underwrite securities,

•	offer notes and certificates in exchange for assets of the titling trust, with the exception of the 2020-A SUBI certificate, Other SUBI certificates and the UTI certificates,

•

repurchase or otherwise reacquire, other than for purposes of cancellation, any UTI certificate or, except as permitted by or in connection with permitted financing transactions, the 2020-A SUBI certificate or Other SUBI certificate, or

•	grant any security interest in or lien on any assets of the titling trust.

For more information regarding the titling trust and the servicing of the leases and leased vehicles, you should refer to “Description of the SUBI Trust Agreement” and “Description of the Servicing Agreement” in this prospectus.

The UTI Beneficiary

NILT Trust is the UTI Beneficiary under the Titling Trust Agreement. The sole beneficiary of the UTI Beneficiary is NMAC. The UTI Beneficiary was formed as a Delaware statutory trust in July 1998 for the sole purpose of being initial beneficiary of the titling trust, holding the UTI certificate, acquiring interests in one or more SUBIs, and engaging in related transactions. So long as any financings involving interests in the titling trust, including the transactions described in this prospectus, are outstanding, NMAC may not transfer its beneficial interest in the UTI Beneficiary. The principal offices of the UTI Beneficiary are located at One Nissan Way, Franklin, Tennessee 37067, and its telephone number is (615) 725-1224.

The Titling Trustee

NILT, Inc. will act as titling trustee of Nissan-Infiniti LT under the Titling Trust Agreement. NILT, Inc. is a Delaware corporation and a wholly-owned subsidiary of U.S. Bank National Association, which is a wholly-owned subsidiary of U.S. Bancorp. U.S. Bancorp, with total assets exceeding $488 billion as of September 30, 2019, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2019, U.S. Bancorp served approximately 18 million customers and operated over 2,900 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bank has provided origination trustee services for auto lease-backed securities since 1993. It has one of the largest origination trustee businesses in the country. As of September 30, 2019, U.S. Bank, or a subsidiary thereof, was providing origination trustee services for over 20 issuers of auto lease-backed securities. The Titling Trust Agreement will be administered from U.S. Bank’s trust office located at 190 South LaSalle Street, Chicago, Illinois 60603.

Property of the Titling Trust

The assets of the titling trust (the “Titling Trust Assets”) generally consist of:

•	leases originated by dealers and assigned to the titling trust and all monies due from the lessees thereunder,

•	leased vehicles and all proceeds of those leased vehicles,

•	all of the dealers’ rights with respect to those leases and leased vehicles,

•

the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related lessees or the leased vehicles, including but not limited to the Contingent and Excess Liability Insurance, and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus, dealers may assign additional leases to the titling trust and, as described below, title the related leased vehicles in the name of the titling trust (or a nominee or trustee thereof on behalf of the titling trust).

Lease Origination and the Titling of Vehicles

All leases owned by the titling trust have been or will be underwritten using the underwriting criteria described under “The Sponsor—Lease Underwriting Procedures” in this prospectus. Under each lease, the titling trust (or a nominee or trustee thereof on behalf of the titling trust) will be listed as the owner of the related leased vehicle on the related certificate of title. Except as described below, liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of the issuing entity, as holder of the 2020-A SUBI certificate, in the leased vehicles. The certificates of title to those leased vehicles registered in several states will, however, reflect a first lien held by the titling trust or NMAC (the “Administrative Lien”) that will exist solely to provide for delivery of title documentation of those leased vehicles to the titling trustee or the servicer. Each entity that records an Administrative Lien (other than the titling trust) will enter into an agreement by which it acknowledges that it has no interest in the related leased vehicles and additionally waives, quitclaims and releases any claim that it may have against the leased vehicles by virtue of such liens.

After the sale of the 2020-A SUBI certificate to the issuing entity, the servicer will be obligated, subject to certain conditions, to reallocate from the 2020-A SUBI any leases and related leased vehicles that do not meet certain representations and warranties. Those representations and warranties relate primarily to certain characteristics of the leases and do not typically relate to the creditworthiness of the related lessees or the collectability of the leases. For more information regarding the representations and warranties made by the servicer, you should refer to “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus.

All leased vehicles owned by the titling trust will be held for the benefit of entities that from time to time hold beneficial interests in the titling trust. Those interests will be evidenced by one or more SUBIs or the UTI. Entities holding beneficial interests in the titling trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles. For further information regarding the titling of the leased vehicles and the interests of the issuing entity therein, you should refer to “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes” in this prospectus.

THE SUBI

General

The 2020-A SUBI will be issued by the titling trust under a 2020-A SUBI supplement to the Titling Trust Agreement (the “SUBI Supplement,” and together with the Titling Trust Agreement, the “SUBI Trust Agreement”), among the UTI Beneficiary, NMAC as servicer, the titling trustee, the Delaware trustee, and the trust agent. To provide for the servicing of the SUBI Assets, the titling trust, the servicer and the UTI Beneficiary will enter into a supplement to the Basic Servicing Agreement (the “Servicing Supplement” and together with the Basic Servicing Agreement, the “Servicing Agreement”).

The 2020-A SUBI will represent an indirect beneficial interest, rather than a direct legal interest, in the leases and the leased vehicles allocated to that 2020-A SUBI, proceeds of or payments on or in respect of the leases or leased vehicles received or due after the close of business on the cutoff date, and all other related SUBI Assets, including:

•	amounts in the SUBI Collection Account received in respect of the leases or the sale of the leased vehicles,

•

certain monies due under or payable in respect of the leases and the leased vehicles after the cutoff date, including the right to receive payments made under insurance policies relating to the leases, the leased vehicles or the related lessees, and

•	all proceeds of the foregoing.

The 2020-A SUBI will not represent a beneficial interest in any titling trust assets other than the SUBI Assets. None of the issuing entity, the noteholders and the certificateholder, in such capacity, will have an interest in the UTI, any Other SUBI or any assets of the titling trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of titling trust assets not represented by the 2020-A SUBI will not be available to make payments on the notes or the certificates.

On the closing date, the titling trust will issue the 2020-A SUBI certificate evidencing the 2020-A SUBI to or upon the order of NILT Trust, as UTI Beneficiary. For more information regarding the titling trust, the UTI Beneficiary and the titling trustee, you should refer to “The Titling Trust” in this prospectus.

Transfers of the SUBI Certificate

Upon issuance by the titling trust, the 2020-A SUBI certificate will be transferred by the UTI Beneficiary to the depositor and then transferred by the depositor to the issuing entity.

Transfer of the 2020-A SUBI certificate by the UTI Beneficiary to the depositor will be made pursuant to a transfer agreement, to be dated as of the closing date (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat the conveyance of the 2020-A SUBI certificate to the depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the transfer of the 2020-A SUBI certificate to the depositor, the depositor will:

•

sell, transfer and assign to the issuing entity, without recourse, all of its right, title and interest in and to the 2020-A SUBI certificate under a transfer agreement, to be dated as of the closing date (the “Trust SUBI Certificate Transfer Agreement”) and

•	deliver the 2020-A SUBI certificate to the issuing entity.

In exchange, the issuing entity will transfer to the depositor the notes and the certificates.

Immediately following the transfer of the 2020-A SUBI certificate to the issuing entity, the issuing entity will pledge its interest in the issuing entity’s property, which includes the 2020-A SUBI certificate, to the indenture trustee as security for the notes.

THE DEPOSITOR

Nissan Auto Leasing LLC II (“NALL II”), the depositor, is a special purpose limited liability company that was formed under the laws of Delaware on October 24, 2001. The sole member of the depositor is NMAC. NMAC may not transfer its membership interest in the depositor so long as any financings involving interests held by the depositor at any time in the titling trust, including the transaction described in this prospectus are outstanding.

The limited liability company agreement of the depositor limits its activities to the following purposes:

•

acquire from, or sell to, NMAC or its dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of Nissan and Infiniti vehicles, moneys due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies (collectively, the “Receivables”),

•

acquire from NMAC or any of its affiliates as the holder of the UTI one or more SUBIs and act as the beneficiary of any such SUBIs, and sell to NMAC or reallocate to the UTI certain of the leased vehicles and related leases comprising such SUBIs,

•

acquire, own and assign the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with dealers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”),

•

transfer the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the “Transfer Agreements”) to be entered into by, among others, NALL II, the related trustee and the servicer of the Receivables or SUBIs,

•	authorize, sell and deliver any class of certificates or notes issued by an issuing entity under the related Transfer Agreements,

•	acquire from NMAC the notes and certificates issued by an issuing entity to which NMAC or one of its subsidiaries transferred the Receivables,

•	issue and deliver one or more series and classes of notes and certificates secured by or collateralized by one or more pools of the Receivables, the SUBIs or the Collateral,

•

sell and issue the notes and certificates secured by the SUBIs or the Receivables and the related Collateral to certain purchasers, pursuant to indentures, purchase agreements or other similar agreements (collectively, the “Purchase Agreements”),

•	loan to, or borrow from, affiliates or others or otherwise invest or apply funds received as a result of NALL II’s interest in the notes and certificates and any other income,

•	perform its obligations under the Transfer Agreements and Purchase Agreements, and

•

engage in any activity and exercise any powers permitted by limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

Since its formation in October 2001, NALL II has been the depositor in each of NMAC’s lease securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s lease securitization program, you should refer to “The Sponsor—Securitization” in this prospectus.

On the closing date, the UTI Beneficiary will convey the 2020-A SUBI certificate to the depositor, and the depositor will immediately convey the 2020-A SUBI certificate to the issuing entity in exchange for the notes and certificates. The depositor will then sell the notes to the underwriters pursuant to an underwriting agreement. For more information regarding the transfers of the 2020-A SUBI certificate on the closing date and the sale of the notes to the underwriters, you should refer, respectively, to “The SUBI—Transfers of the SUBI Certificate” in this prospectus.

Upon the issuance of the certificates by the issuing entity, the depositor initially will retain all of the certificates. As the holder of the certificates, the depositor will have various rights and obligations under the Trust Agreement, including (i) the ability to direct the owner trustee to remove the servicer upon the occurrence and continuance of a servicer default relating to, and subsequent to the payment in full of, the notes and (ii) appointment of a successor trustee upon resignation and removal of the trustee of the issuing entity. Notwithstanding the foregoing, the rights of the depositor, as holder of the certificates, to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the Indenture. For more information regarding the rights and obligations of the depositor upon the initial issuance of the notes, you should refer to “Description of the Trust Agreement” in this prospectus.

The principal office of the depositor is located at One Nissan Way, Franklin, Tennessee 37067, and its telephone number is (615) 725-1127.

THE SPONSOR

General

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States and the District of Columbia. NNA is a direct wholly owned subsidiary of NML, which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in all 50 states of the United States and the District of Columbia. NMAC also provides direct wholesale financing to many of those Dealers by financing inventories and other Dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements. Until April 1, 2019, NMAC also provided indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in Puerto Rico.

The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas that performs underwriting, servicing and collection activities. Certain back office operations with respect to NMAC, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214) 596-4000.

NMAC is an indirect wholly-owned subsidiary of NML. Although NML is not guaranteeing the issuing entity’s obligations under the notes, NML’s financial condition may affect NMAC’s ability to service the leases and leased vehicles. See “Risk Factors—Adverse events with respect to NMAC, its affiliates or third-party servicers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

Securitization

General

Since 2000, one of the primary funding sources for NMAC has been financing wholesale loans, retail installment sales contracts and retail leases through term asset-backed securitization transactions. Generally, these are consumer assets purchased by NMAC or the titling trust from Nissan and Infiniti dealers or are commercial loans made by NMAC to dealers. NMAC generally holds, or ages these assets for an interim period in various special purpose financing entities prior to further transferring them in connection with a term asset-backed securitization transaction. During this interim period, NMAC’s financing needs with respect to such assets are met, in part, through the use of asset-backed commercial paper funded warehouse facilities. These warehouse facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of assets.

For the fiscal years ended March 31, 2015, 2016, 2017, 2018 and 2019 and for the nine months ended December 31, 2019, NMAC securitized approximately $3.5 billion, $6.6 billion, $7.7 billion, $8.4 billion, $4.7 billion and $6.0 billion, respectively, through public asset-backed debt offerings. No public securitizations sponsored by NMAC have defaulted or experienced an early amortization triggering event.

A significant portion of NMAC’s financial assets are sold in term asset-backed securitization transactions. These assets support payments on the asset-backed securities and are not available to NMAC’s creditors generally. At September 30, 2019, NMAC had approximately $22.5 billion, or 38.7% of its assets, pledged in connection with asset-backed securitization transactions. NMAC expects that asset-backed securitization debt offerings will continue to be a material funding source for NMAC.

Lease Securitization

NMAC’s auto lease asset-backed securitization program was first established and utilized for the Nissan Auto Lease Trust 2000-A (“NALT 2000-A”) transaction. Prior to 2000, NMAC had acquired the leases and titled the related leased vehicles in its own name. In connection with the establishment of the lease asset-backed securitization program, NMAC formed Nissan-Infiniti LT, a Delaware statutory trust, which began titling leased vehicles into it in November 1998. Creating the titling trust allowed NMAC to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.

NMAC is the initial servicer for all of the wholesale loans, retail installment sales contracts and retail leases that it finances. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the wholesale loans, retail installment sales contracts and retail leases financed in an asset-backed securitization transaction for the life of that transaction. The servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the leases and the leased vehicles, you should refer to “Description of the Servicing Agreement” in this prospectus. If the servicing of any leases and the related leased vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies would be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the leased vehicles as a result of any servicing transfer. See “Risk Factors—Adverse events with respect to NMAC, its affiliates or third-party servicers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

For more information regarding NMAC’s experience with respect to its entire portfolio of new and used Nissan motor vehicle leases, including leases owned by NMAC or the titling trust and leases that have been sold but are still being serviced by NMAC, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus.

Lease Underwriting Procedures

Lease applications are subject to NMAC’s credit policies and procedures. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements, as described below, under existing agreements between NMAC and the dealers. NMAC’s underwriting standards emphasize the prospective lessee’s ability to pay, as well as the asset value of the motor vehicle to be financed. NMAC’s underwriting, servicing and collection activities are conducted principally at a centralized processing center in Irving, Texas.

NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained by NMAC from one or more of the three national credit bureaus Equifax, Experian and TransUnion. In addition, NMAC requires that lease applications received from the Dealers be signed by the applicant and include the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment, if applicable, in the application. NMAC uses the lessee’s monthly self-reported gross income, including any income reported by a co-obligor, on the application at origination, for purposes of calculating the lessee’s payment-to-income ratio. A lease application may be reviewed by the credit officers within NMAC’s consumer credit department. Depending on their level and experience, credit officers may have the authority to approve or deny certain types of lease applications.

Upon receipt, lease applications are first processed through NMAC’s computer auto-decisioning system. The auto-decisioning system considers an applicant’s FICO®1 score, as well as related metrics of the lease (such as the minimum number of positive credit items or maximum level of derogatory credit items on an applicant’s credit

[1]	FICO® is a federally registered trademark of Fair Isaac Corporation.

history) when selecting applications to approve, reject or forward for review by an NMAC credit analyst. An application may be forwarded for review by an NMAC credit analyst because, for example, one or more credit-related criteria are not within certain guidance levels that are needed for auto-approval (even if the applicant’s criteria are generally within NMAC’s underwriting guidelines). After receiving the application for review, the NMAC credit analyst will evaluate the application in accordance with NMAC’s written underwriting guidelines and then either approve the application, reject the application or forward the application for review by an NMAC credit analyst with higher approval authority, depending on the circumstances and the authority level and experience of the credit analyst. Because any applications approved by a credit analyst (including credit analysts with the highest approval authority) must still be within NMAC’s underwriting guidelines, NMAC does not consider any such approved applications to be exceptions to its underwriting criteria.

NMAC makes its final credit decision based upon its assessment of the degree of credit risk with respect to each lease applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing lease customers. NMAC utilizes risk models developed by FICO®. These FICO® scores allow dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

Determination of Residual Values

The value of the 2020-A SUBI certificate, which collateralizes the notes, is based on the aggregate Securitization Value of the leases and the related leased vehicles allocated thereto. The ALG Residual and the MRM Residual are residual value calculations produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. The MRM Residual is the expected residual value of the related leased vehicle at the scheduled termination of the lease established by ALG in December 2019 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualized MSRP,” which consists of the Manufacturers Suggested Retail Price (“MSRP”) of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that ALG understands add little or no value to the resale price of the vehicle. This has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. The ALG Residual is the expected residual value of the related leased vehicle at the scheduled termination of the lease established by ALG in December 2019 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the total MSRP of the base vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

The following discussion relates to NMAC’s contract residuals, which will affect the return rates of vehicles to NMAC. Each lease sets forth a contract residual, which is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease (the “Contract Residual”). In establishing the Contract Residual of leased vehicles, NMAC uses third-party estimates including estimates provided by ALG as well as actual auction trends. The “Initial ALG Residual” is the expected value provided by ALG of the related leased vehicle at the time of scheduled termination of the lease and is determined at the time of origination of the lease. The difference between the Contract Residual specified in a lease and the Initial ALG Residual represents marketing incentives offered to customers. NMAC has fully reserved funds for the difference between the Contract Residual and the Initial ALG Residual.

The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the Contract Residual of a vehicle over its then actual market value represents a residual loss at lease termination. NMAC believes that this difference between the Contract Residual and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, NMAC believes that return rates may decline as the difference between the Contract Residual and actual value declines. As it specifically pertains to this transaction, the residual loss at lease termination in respect of a leased vehicle will be determined by the excess, if any, of the Base Residual of the leased vehicle, which is the lowest of the related Contract Residual, the ALG Residual and the MRM Residual of such vehicle, over its then actual market value (based on the price at which the vehicle is sold at lease termination). For more information on how the residual values of the leased vehicles are determined you should refer to “The Leases—Characteristics of the Leases—Calculation of the Securitization Value” in this prospectus.

Lease Return Process and Remarketing

NMAC handles all remarketing of leased vehicles, including customer service, collections, accounting, end of term process and titling. NMAC’s Lease Customer Network Department (“LCN”) coordinates with NNA a direct mail campaign commencing approximately 180 days prior to maturity to lessees of Nissan and Infiniti-brand vehicles providing information about their lease-end responsibilities and options, including vehicle inspection, the end of lease process, turn-in requirements and options to purchase. LCN may place calls as early as 30 days prior to maturity to determine the lessee’s intent to purchase or return the related leased vehicles and to assist the lessee regarding the end of lease process.

Leased Vehicle Maintenance

Each NMAC form of lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all excessive damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay the lessor any applicable charges for excess mileage or excess wear and tear (“Excess Mileage and Excess Wear and Tear Charges”). The Excess Mileage and Excess Wear and Tear Charges are assessed to compensate the lessor for certain deteriorations in the condition of the leased vehicle during the term of the lease. If the lessee fails to pay the Excess Mileage and Excess Wear and Tear Charges despite collection efforts, the amount owed will be charged-off.

Methods of Vehicle Disposal

NMAC’s Remarketing Department (“NMAC Remarketing”) handles all motor vehicle sales for NMAC including sales resulting from repossessions and end of term leases. Along with the LCN call center, the department is managed at a centralized location in Irving, Texas, and is supported with an administrative staff stationed at NMAC-AGS in Aguascalientes, Mexico and field remarketing managers assigned to respective auction sites.

Each lease provides that upon maturity, the lessee has the option to purchase the related motor vehicle for an amount equal to the Contract Residual, plus any remaining contractual obligations or customer liabilities (the “gross payoff”) provided in the gross payoff quote. If the lessee does not exercise this option, the related “grounding” dealer has the option to purchase the vehicle. NMAC utilizes the Remarketing Portfolio Manager (“RPM”) system, an electronic grounding, recovery and sales tool, to obtain the related vehicle federal odometer statement and electronic customer signature for all returned off-lease vehicles. The RPM system is also utilized by the grounding dealer to process the purchase by the grounding dealer or the lessee, as the case may be, of the related motor vehicle. Select off-lease vehicles may be offered exclusively to Nissan and Infiniti retailers in an “upstream sales channel” prior to being offered in “upstream sales channels” open to non-branded licensed dealers. All returned vehicles that have not been purchased by the lessee, grounding dealer or the “upstream sales channels” are then shipped to auction by NMAC Remarketing. Once at auction, off-lease vehicles are simultaneously offered to licensed dealers via the auction lanes and internet sales via Simulcast. NMAC and NNA inventory is managed through corporate closed and/or open auction sales. NMAC uses a system of auto auctions throughout the United States and views speed and efficiency of operations balanced with maximizing recovery values as the most critical aspects of managing off-lease vehicle inventory. Credit repossessions are handled in accordance with various state requirements.

Prior to a lessee returning their vehicle to the grounding dealer, each lessee is offered a complimentary pre-termination field-based inspection. If the lessee takes advantage of the pre-termination inspection, the lessee will be given the opportunity to make repairs to damages prior to the vehicle’s return. If the lessee opts to not have an inspection prior to returning their lease, a third-party inspection will be performed at the grounding dealer’s location after the vehicle has been returned. The inspection will be used for end of lease damage liability, when applicable. The inspection may also be used by NMAC Remarketing to identify the vehicle’s condition and assign an auction floor price for upstream sales. In addition, the inspection report can be used by the purchasing dealer to view the vehicle’s condition, including damage details and photos. Vehicles not purchased at time of return will receive an auction-based inspection to ensure that the mileage and damage disclosures are current and accurate at the time of auction sale, which will generate a condition report. Condition reports are electronically transmitted to the remarketing department’s system. NMAC Remarketing utilizes a proprietary internal pricing model to assign a target auction floor price to vehicles. Field representatives are charged with maximizing the recovery values of the off-lease vehicles as depreciating assets by managing the frequency of auction sales and determining which vehicles to sell or not sell on a given day. Vehicles that are not sold are offered again on the next available auction date or electronically via Manheim’s OVE system.

Off-lease vehicles are sold in the following ways: (a) to the lease customer at net payoff; (b) to the grounding dealer at either gross payoff or contract residual; (c) to eligible dealers at market prices; (d) to licensed dealers on the Manheim OVE; (e) “corporate closed auction,” open only to dealers; (f) “open auction,” open to any licensed dealer in the United States; and (g) “simulcast everywhere,” open to licensed dealers.

NMAC has regular sales at major auction locations throughout the United States. NMAC’s highest off-lease return volume has historically been in the northeast region. From time to time, vehicles may be marshaled and transported into other markets based on demand and inventory levels. NMAC utilizes an auction transportation optimization model that is supplemented by strategic decisions to make transfer decisions that will optimize financial recoveries.

Insurance on the Leased Vehicles

NMAC’s form of lease requires that lessees maintain motor vehicle liability and motor vehicle physical damage insurance on the leased vehicle. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. The insurance policy must name the titling trust, or the titling trustee, on behalf of the titling trust, as an additional insured and loss payee. The motor vehicle physical damage coverage must provide comprehensive and collision coverage for the actual cash value of the vehicle, with maximum deductibles of $1,000 for each such coverage. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary. NMAC requires lessees to provide evidence that the specified insurance coverage and additional insured loss payee provisions are in effect at the inception of the lease.

NMAC does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage, which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received by NMAC with respect to such coverage will be applied by NMAC, if permitted by applicable law, to payments on the related lease.

Contingent and Excess Liability Insurance

In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the leases, and as additional protection if a lessee fails to maintain the required insurance, NMAC maintains contingent liability or similar types of insurance through a combination of insurance and/or self-insurance mechanisms for the benefit of, among others, NMAC, the titling trustee, on behalf of the titling trust, the UTI Beneficiary, the depositor and the issuing entity, against third-party claims that may be raised against the titling trust or the titling trustee, on behalf of the titling trust, with respect to any leased vehicle owned by the titling trust (the “Contingent and Excess Liability Insurance”). The Contingent and Excess Liability Insurance provides a minimum primary coverage of $1 million combined single limit coverage per occurrence and a minimum excess coverage of $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period. Claims in excess of such coverage could be imposed against the assets of the titling trust including those assets allocated to the 2020-A SUBI. In that event, you could incur a loss on your investment in the notes. See “Additional Legal Aspects of the Titling Trust and the SUBI—The SUBI” in this prospectus for a discussion of related risks.

With respect to damage to the leased vehicles, each lessee is required by the related lease to maintain comprehensive and collision insurance. As more fully described under “Description of the Servicing Agreement—Insurance on Leased Vehicles” in this prospectus, the servicer will generally not be required to monitor a lessee’s continued compliance with insurance requirements. If the foregoing insurance coverage is exhausted or unavailable for any reason and no third-party reimbursement for any damage is available, you could incur a loss on your investment in the notes.

The Servicing Agreement provides that for so long as any of the notes are outstanding, neither the titling trustee nor NMAC may terminate or cause the termination of any Contingent and Excess Liability Insurance policy unless (i) a replacement insurance policy is obtained that provides coverage against third-party claims that may be raised against the titling trust, the titling trustee on behalf of the titling trust or the issuing entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period (which insurance policy may be a blanket insurance policy covering the servicer and one or more of its affiliates), and (ii) each hired rating agency receives prior written notice from the servicer of such termination and any replacement insurance. These obligations of NMAC will survive any termination of NMAC as servicer under the Servicing Agreement, until such time as claims can no longer be brought that would be covered by such insurance policies, whether as a result of the expiration of any applicable statute of limitations period or otherwise. Notwithstanding the foregoing, the servicer shall only be required to maintain the Contingent and Excess Liability Insurance policy that is required to be maintained by the servicer in the most recent Public ABS Transaction (as defined below); provided, that if no such Contingent and Excess Liability Insurance policy is required to be maintained in the most recent Public ABS Transaction, then no such Contingent and Excess Liability Insurance policy shall be required under the related Servicing Agreement. “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the depositor, or any United States Affiliate thereof, acts as a depositor.

Collection and Repossession Procedures

There are several methods for lessees to make monthly lease payments. Generally, monthly payments are received at a lockbox, from phone pay or electronic payment service (Bill Matrix), Money Gram International, or web pay (NMAC’s Customer Self Service Portal), received through NMAC’s automated clearinghouse system, or physically received through deposit at a drop box. Lease payments are due on the 1st through the 28th day of each calendar month. Generally, all payments received by NMAC which can be identified will be deposited into the related collection account within two business days after identification, unless the Monthly Remittance Conditions has been met, which would then permit deposits on a monthly basis. See “Description of the Servicing Agreement—Collections” in this prospectus.

NMAC considers a lease to be delinquent when 5% or more of the payment amount is past due. If a lease is delinquent, NMAC will charge a late fee where permissible and not exceeding statutory limits for each month that the lease is delinquent. NMAC utilizes behavioral based campaigns in its collection activities. The behavioral based campaigns are composed of two areas in addressing delinquent lessees. The first assesses the risk of the delinquent lessee through a behavioral scoring algorithm. The algorithm prioritizes the lessee from high to low risk and calling campaigns are structured to target high-risk lessees. Secondly, based on the score, management determines the best strategy for collection activity. Assessing the score allows the managers to focus resources on higher risk lessees. Lower risk lessees may receive no delinquency or collection communication from NMAC unless the delinquency becomes more severe. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the related leased vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable legal requirements for reinstatement and then sells or otherwise disposes of the vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See “Additional Legal Aspects of the Leases and Leased Vehicles—Deficiency Judgments” in this prospectus. NMAC attempts to contact lessees and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Modifications of the Leases

On occasion, NMAC may extend the term of a lease if the lessee requests such extension and is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. Lessees at the end of a lease who intend to lease or purchase another Nissan or an Infiniti automobile but cannot do so at lease maturity for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension. Lessees who wish to extend their lease term beyond the original scheduled end of the lease term (the “Lease Maturity Date”) by five months or less may do so by entering into a verbal lease extension agreement with NMAC. Lessees who wish to extend their lease term beyond the Lease Maturity Date by more than five months must sign and return a written lease extension agreement.

In the future NMAC may adopt incentive programs that encourage lease term extensions in circumstances other than in connection with the lease or purchase of another Nissan or Infiniti automobile. The servicer will be obligated to reallocate from the 2020-A SUBI the leased vehicles relating to any leases for which the servicer grants a lease term extension that extends the lease term beyond the final scheduled payment date of the latest maturing class of notes (other than any lease term extension in accordance with the servicer’s customary servicing procedures that is made after a default, breach, delinquency or event permitting acceleration under the terms of any lease shall have occurred or, in the judgment of the servicer, is imminent) (each, a “Term Extension”). In connection with such reallocation, the servicer will be required to pay the issuing entity an amount equal to (x) the sum of the present value, discounted at a rate specified in this prospectus, of (i) the monthly payments remaining to be made under the affected lease, and (ii) the base residual of the leased vehicles, which will be calculated as described under “The Leases—Characteristics of the Leases—Calculation of Securitization Value”, and (y) any delinquent payments not paid by the lessee (collectively, the “Repurchase Payments”) on or before the last day of the second Collection Period following the Collection Period in which such extension was granted. If a lessee changes the domicile of or title to the related leased vehicle to a Restricted Jurisdiction, the servicer will cause the affected lease and leased vehicle either to be reallocated from the 2020-A SUBI to the UTI or to an Other SUBI or to be conveyed to the servicer. In connection with such reallocation or reconveyance, the servicer will pay to the issuing entity the Repurchase Payments on or before the last day of the second Collection Period following the Collection Period in which such reallocation took place. See “Description of the Servicing Agreement—Purchase of Leased Vehicles Before Their Lease Maturity Dates” in this prospectus. “Restricted Jurisdiction” means any jurisdiction in which the titling trust is not qualified and licensed to do business (or exempt from such qualification or licensing), other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on the issuing entity.

Occasionally NMAC allows a change to the lessees on the lease by adding a new lessee who may assume the lease with the original lessee still obligated. In rare instances in the case of a vehicle that suffers a casualty or other loss, NMAC may permit a substitution of the original leased vehicle with a vehicle of similar value.

NMAC, as servicer, may also permit a lessee under a pull-forward program to terminate a lease prior to its maturity in order to allow such lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the lessee is not in default on any of its obligations under the related lease and the financing of the related vehicle is provided by NMAC (each, a “Pull-Forward”). In the case of such early termination, all Pull-Forward Payments (defined below) due and payable by the lessee under the lease will be paid and deposited in the SUBI Collection Account within the time period required for the servicer to deposit collections into the SUBI Collection Account; provided that if the servicer waives the Pull-Forward Payment (or any portion thereof) payable by the lessee during any Collection Period, the servicer will be required to deposit the waived amount of the Pull-Forward Payment into the SUBI Collection Account by the next deposit date related to such Collection Period. The lessee may still be responsible for Excess Mileage, pro-rated monthly, and Excess Wear and Tear Charges for the period for which the lease was in effect and any taxes related to the termination of the lease. “Pull-Forward Payment” means, with respect to any lease subject to a Pull-Forward, the monthly payments not yet due with respect to that lease.

Term Extensions, Pull-Forwards or other modifications to the leases made in accordance with the servicer’s customary servicing procedures may extend or shorten the maturity of the related leases and increase or decrease the weighted average life of the notes. As a result, the weighted average life and yield on your notes may be adversely affected by Term Extensions, Pull-Forwards or other modifications to the leases.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to Regulation RR, NMAC, as sponsor, is required to retain an economic interest in the credit risk of the leases and leased vehicles, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5%, as of the closing date, of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. Based on the assumptions provided below, if the aggregate initial principal balance of the notes is $1,006,000,000, NMAC expects the certificates to have a fair value of between approximately $214,892,110.59 and $217,355,611.77, which is between approximately 17.60% and 17.77% of the fair value of all of the notes and certificates issued by the issuing entity. Based on the assumptions provided below, if the aggregate initial principal balance of the notes is $1,257,500,000, NMAC expects the certificates to have a fair value of between approximately $268,573,910.25 and $271,651,455.56, which is between approximately 17.60% and 17.76% of the fair value of all of the notes and certificates issued by the issuing entity.

NMAC determined the fair value of the notes and the issuing entity’s certificates in accordance with the fair value assessment described in the FASB Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”), under generally accepted accounting principles. Under ASC 820, fair value of the notes and the certificates generally would be the price that would be received by the seller in a sale of the notes and certificates, respectively, in an orderly transaction between unaffiliated market participants. Under ASC 820, buyers and sellers are both assumed to be knowledgeable and possess a reasonable understanding of the asset using all available information. Additionally, both the buyer and the seller are assumed to be able and willing to transact without an external force specifically compelling them to do so. For example, forced sales, forced liquidations and distress sales are not considered to be “orderly transactions.”

ASC 820 establishes a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

•	Level 1: fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

•	Level 2: fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

•	Level 3: fair value is calculated using unobservable inputs, such as the sponsor’s data.

NMAC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. NMAC believes that the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy, reflecting the use of data not observable in the market and reflecting NMAC’s judgment regarding the assumptions market participants would use in pricing the certificates in a hypothetical sale.

If the aggregate initial principal balance of the notes is $1,006,000,000, the fair value of each class of notes is assumed to be approximately equal to the initial principal balance set forth for such class on the front cover of this prospectus, or par, which for the Class A-2a notes is assumed to be $220,000,000 and for the Class A-2b notes is assumed to be $220,000,000. If the aggregate initial principal balance of the notes is $1,257,500,000, the fair value of each class of notes is assumed to be approximately equal to the initial principal balance set forth in the table under “Summary—Offered Notes” in this prospectus, or par, which for the Class A-2a notes is assumed to be $275,000,000 and for the Class A-2b notes is assumed to be $275,000,000. This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions below:

If the aggregate initial principal balance of the notes is $1,006,000,000, the notes will be paid interest at the applicable “Range of Assumed Interest Rates” described in the following table:

Class	Range of Assumed Interest Rates
Class A-1 notes	1.82062% - 2.02062%
Class A-2a notes	2.06% - 2.26%
Class A-2b notes	One-month LIBOR + 0.15% - One-month LIBOR + 0.35%
Class A-3 notes	2.09% - 2.29%
Class A-4 notes	2.17% - 2.37%

If the aggregate initial principal balance of the notes is $1,257,500,000, the notes will be paid interest at the applicable “Range of Assumed Interest Rates” described in the following table:

Class	Range of Assumed Interest Rates
Class A-1 notes	1.82062% - 2.02062%
Class A-2a notes	2.06% - 2.26%
Class A-2b notes	One-month LIBOR + 0.15% - One-month LIBOR + 0.35%
Class A-3 notes	2.09% - 2.29%
Class A-4 notes	2.17% - 2.37%

These assumed interest rate ranges are estimated based on recent pricing of asset-backed notes secured by motor vehicle leases and leased vehicles issued in similar securitization transactions. The assumed interest rate ranges are estimated based on the assumption that no Alternate Rate Event or Alternative Rate Trigger has occurred.

To calculate the fair value of the issuing entity’s certificates, NMAC used a discounted cash flow method, which is calculated using the forecasted cash flows payable to the certificateholder and discounts the value of those cash flows to present value using a rate intended to reflect a hypothetical market yield. NMAC used an internal model to project future payments on the leases to be transferred under the SUBI Certificate to the issuing entity, the values of the related leased vehicles to be allocated to the SUBI Certificate transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The forecasted cash flow model assumes that the administrative agent or sponsor, as applicable (and not the issuing entity) will pay the indenture trustee, owner trustee and asset representations reviewer fees and expenses. The resulting net cash flows to the certificateholder are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificate cash flows, the credit risk of the motor vehicle leases and the residual value of the related leased vehicles at the time of lease termination.

In connection with the discounted cash flow calculation described above and after considering NMAC’s actual historical performance of its previous securitized portfolios of motor vehicle leases and leased vehicles (see “Static Pool Information” below), the composition of the pools of leases and leased vehicles, one of which is to be transferred to the issuing entity, trends in used vehicle values and general macroeconomic conditions, NMAC made the assumptions described under “Weighted Average Life of the Notes” in this prospectus (other than (3), (5) and (12) thereunder) and the below additional assumptions:

•	if the aggregate initial principal balance of the notes is $1,006,000,000, the receivables in the related pool had an aggregate Securitization Value of $1,204,835,486.25 as of the cutoff date;

•	if the aggregate initial principal balance of the notes is $1,257,500,000, the receivables in the related pool had an aggregate Securitization Value of $1,506,039,779.14 as of the cutoff date;

•

the Class A-1 notes and the Class A-2b notes will be paid interest at the applicable “Range of Assumed Interest Rates” described above on the basis of the actual number of days in an interest accrual period and a 360-day year;

•

the Class A-2a notes, Class A-3 notes and Class A-4 notes will be paid interest at the applicable “Range of Assumed Interest Rates” described above on the basis of a 360-day year consisting of twelve 30-day months;

•	the interest payments on the Class A-2b notes are determined based on the applicable one-month LIBOR forward rate curve as of January 13, 2020;

•

excess collections remaining after payment of principal of and interest on the notes and other expenses of the issuing entity are allocated to the reserve account until (i) on each payment date on or prior to the payment in full of the Class A-2 notes, the reserve account balance is equal to 0.50% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date, and (ii) and on each payment date following the payment in full of the Class A-2 notes, the reserve account balance is equal to 0.25% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date;

•	the leases prepay at an ABS rate using a 75% prepayment assumption as described in “Weighted Average Life of the Notes”;

•

all leased vehicles are returned and are assumed to be sold for an amount equal to the Base Residual (which is the lowest of (a) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in December 2019 as a “mark-to-market” value without making a distinction between value adding options and non-value adding options, (b) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in December 2019 as a “mark-to-market” value giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle, and (c) the residual value of the related leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease), resulting in no residual gains or losses;

•

cumulative net losses (which include residual losses) on the leases and leased vehicles from the cutoff date through maturity, as a percentage of the aggregate Securitization Value, equal approximately 0.73% as a percentage of the aggregate Securitization Value as of the cutoff date, with a loss timing curve that assumes that 40.0% of the losses occur from the fourth Collection Period to the twelfth Collection Period after the cutoff date, 40.0% of the losses occur in the second year after the cutoff date and 20.0% of the losses occur in the third year after the cutoff date;

•	the recovery rate assumes a 50% recovery of Securitization Value of defaulted leases as of the date of charge-off, with a 3 month lag between default and recovery on defaulted leases; and

•	projected cash flows to the certificateholder are discounted at 12%.

NMAC developed the discount rate, cumulative net losses on the leases and leased vehicles and loss timing curve based on the following additional factors:

Discount rate—estimated to reflect the credit exposure to the residual cash flows, and derived taking into account the following qualitative factors: (i) although there is not an actively traded market in asset backed certificates, any available recent pricing of asset-backed certificates in similar securitization transactions, (ii) the performance of prior securitized pools under the Nissan Auto Lease Trust platform and (iii) structural features of the transaction that may impact the stability of certificate cash flows.

Cumulative net losses; loss timing curve—the cumulative net loss assumption and the shape of the loss timing curve reflect a determination by NMAC and the depositor based on, among other items, the composition of the pool, experience with similar leases underwritten by NMAC, experience with residual values on off-lease vehicles, and the expected cumulative net loss rates as determined by the hired rating agencies; default and recovery rate estimates are included in the cumulative net loss assumption.

Based upon the foregoing inputs and assumptions, if the aggregate initial principal balance of the notes is $1,006,000,000, the fair value of the issuing entity’s certificates is expected to be between approximately $214,892,110.59 and $217,355,611.77, which is between approximately 17.60% and 17.77% of the aggregate fair value of the notes and the certificates on the closing date. Based upon the foregoing inputs and assumptions, if the aggregate initial principal balance of the notes is $1,257,500,000, the fair value of the issuing entity’s certificates is expected to be between approximately $268,573,910.25 and $271,651,455.56, which is between approximately 17.60% and 17.76% of the aggregate fair value of the notes and the certificates on the closing date. NMAC believes that the inputs and assumptions that could have a material impact on the fair value calculation, or that would be material to an evaluation of NMAC’s fair value calculation, are described above. A differing opinion regarding the appropriate inputs and assumptions could materially change the determination of the fair value of the certificates. Further, the actual characteristics of the leases and leased vehicles to be allocated to the SUBI certificate transferred to the issuing entity on the closing date differ from the assumptions described above (for example, the use of hypothetical pools rather than the individual characteristics of each lease) and the actual performance of the leases is likely to differ from the assumed performance (such as the actual timing and amount of prepayment on the leases). Consequently, the present value of the projected cash flows on the certificates is expected to vary somewhat from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

NMAC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates, as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value of the notes and the issuing entity’s certificates.

As described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” below, payments to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by, and other expenses of, the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments”, any resulting shortfall will, through operation of the priority of payments, reduce amounts payable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The calculation of principal and interest payable on the notes and the priority of those payments are described in this prospectus under “The Notes—Payments of Interest” and “—Principal” and “Distributions on the Notes,” respectively. The events of default and remedies available therefor are described in “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default.”

The portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR will not be transferred or hedged except as permitted under Regulation RR. The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

EU Risk Retention

On the closing date, NMAC will represent and confirm, covenant and agree, solely for the benefit of those holders of beneficial interests in any notes which are institutional investors to which any of the EU Securitization Rules applies, with reference to the EU Securitization Rules (see “Underwriting—Requirements for Certain European Regulated Investors and Affiliates” in this prospectus) as in effect and applicable on the closing date, that:

(a) NMAC, as “originator” for the purposes of those EU Securitization Rules, will retain, upon issuance of the notes and on an ongoing basis, a material net economic interest (the “EU Retained Interest”) of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of the first loss tranche in accordance with the text of option (d) of Article 6(3) of the EU Securitization Regulation (as supplemented by Article 8 of Regulation (EU) No 625/2014); as of the closing date, NMAC holds the EU Retained Interest by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the certificates to be issued by the issuing entity, such portion representing at least 5% of the nominal value of the securitized exposures;

(b) NMAC will not (and will not permit the depositor or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the EU Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the EU Retained Interest, except to the extent permitted in accordance with those EU Securitization Rules;

(c) NMAC will not change the mode of retention or method of calculating the EU Retained Interest while any notes are outstanding, except under exceptional circumstances in accordance with those EU Securitization Rules; and

(d) NMAC will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c) in or concurrently with the delivery of each Payment Date Certificate.

For purposes of the foregoing, the “nominal value of the securitized exposures” shall be treated as equal to the aggregate Securitization Value of the leases and leased vehicles allocated to the 2020-A SUBI, and the amount of the EU Retained Interest shall be treated as equal to the excess of that aggregate Securitization Value over the aggregate outstanding principal balance of the notes.

Article 6(1) of the EU Securitization Regulation provides that an entity shall not be considered an “originator” for purposes of that Article 6 if it has been established or operates for the sole purpose of securitizing exposures. See, in particular, “The Sponsor—General” and “The Servicer” for information regarding NMAC, its business and activities.

None of the issuing entity, the sponsor, the servicer, the depositor, the underwriters nor any other parties to the transactions described in this prospectus and none of their respective affiliates makes any representations to any prospective purchasers of the notes as to whether the matters described above in this section and the information provided in this section and elsewhere in this prospectus and in any Payment Date Certificate are sufficient for compliance by a prospective investor with any EU Securitization Rules. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Securitization Rules or other applicable regulations and the suitability of the notes for investment.

THE SERVICER

NMAC will be the servicer. NMAC has been servicing motor vehicle leases for over two decades. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers in the United States. As used herein, “Dealer” means Nissan- and Infiniti-branded dealers and, in limited circumstances, other dealers not affiliated with Nissan- or Infiniti-branded dealers that operate dealerships franchised by other manufacturers. NMAC is the initial servicer for all of the contracts that it finances. For a description of the servicing procedures NMAC will utilize in servicing the leases, see “Description of the Servicing Agreement” in this prospectus. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), NMAC generally expects to service the contracts financed in an asset-backed securitization transaction for the life of that transaction. The servicer may not resign from its obligations and duties with respect to the leases under the Servicing Agreement unless it determines that the duties thereunder are no longer permissible under applicable law. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the leases, you should refer to “Description of the Servicing Agreement—Servicer Resignation and Termination” in this prospectus.

Generally, NMAC is the servicer for all of the retail installment sales contracts, wholesale loans and retail leases that are sold through NMAC’s Asset-Backed Securitization Program. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services all such retail installment contracts, floorplan loans and operating leases. Generally, NMAC will service the assets in NMAC’s Asset-Backed

Securitization program in accordance with customary and usual servicing procedures and guidelines it uses with respect to comparable assets that it services for itself or others.

NMAC began operations in February 1982 and shortly thereafter started servicing auto retail installment contracts and operating leases. In 1995, the operations of IFS were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include floorplan loans to dealers.

For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the leases and the related leased vehicles, you should refer to “Description of the Servicing Agreement” in this prospectus. If the servicing of any leases and the related leased vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the related leased vehicles as a result of any servicing transfer. See “Risk Factors—Adverse events with respect to NMAC, its affiliates or third-party servicers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third-party service providers. Additionally, NMAC arranges for certain administrative functions to be performed under the supervision of NMAC by personnel of NR Finance Mexico (“NRFM”), a partially owned subsidiary of NMAC, and NR Finance Services S.A. de C.V., an affiliate of both NMAC and NRFM. In the case of third parties providing those administrative functions, such third parties do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the leases or the related leased vehicles or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Servicing Agreement and should any of those service providers not be able to provide those functions, NMAC believes those service providers or the functions performed by them could easily be replaced. Therefore, failure by the service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Servicing Agreement. See “Risk Factors—Adverse events with respect to NMAC, its affiliates or third-party servicers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

THE ORIGINATOR

NMAC, as servicer for the tilting trust, has facilitated the origination by the titling trust of the leases included in the transaction described in this prospectus. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers. During the six months ended September 30, 2019, approximately 18.1% of NMAC’s total revenues came from retail loans, approximately 73.7% from retail lease financing and approximately 4.1% from direct dealer financing.

The following chart provides, respectively, market penetration information regarding Nissan and Infiniti motor vehicles leased in the United States and NMAC’s total revenues from leasing for the fiscal years ended March 31, 2015, 2016, 2017, 2018 and 2019 and for the six months ended September 30, 2019 and September 30, 2018.

Overview of NMAC Lease Financing Operations

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Number of leased vehicle contracts purchased by NMAC	150,370	154,523	315,325	356,322	344,829	331,803	284,519
Leasing Revenues(1)	$2,529	$2,622	$5,239	$5,263	$4,577	$4,054	$3,642

(1)	Dollars in millions.

For further description of NMAC’s lease financing business, you should refer to “The Issuing Entity—Property of the Issuing Entity” and “The Sponsor—Lease Underwriting Procedures” in this prospectus.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement (the “Asset Representations Review Agreement”) among the sponsor, the servicer and the asset representations reviewer. Clayton has been engaged as the asset representations reviewer on more than 300 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a wholly-owned subsidiary of Radian Group, Inc. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the leases and leased vehicles. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or any underwriter to perform pre-closing due diligence work on the leases and leased vehicles, (b) the asset representations reviewer no longer meets the eligibility requirements of the Asset Representations Review Agreement or (c) upon a determination that the performance of its duties under the Asset Representations Review Agreement is no longer permissible under applicable law. Upon the occurrence of one of the foregoing events, the asset representations reviewer will promptly resign and the sponsor will appoint a successor asset representations reviewer. Further, the indenture trustee, at the direction of noteholders evidencing a majority of the voting interests of the notes, shall terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) a Person that was engaged by the sponsor or any underwriter to perform any due diligence on the leases or the related leased vehicles prior to the closing date;

•	the asset representations reviewer breaches of any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement; or

•	an insolvency event with respect to the asset representations reviewer occurs.

Upon a termination of the asset representations reviewer, the sponsor will appoint a successor asset representations reviewer. The asset representations reviewer shall pay the reasonable expenses associated with the resignation or removal of the asset representations reviewer and the appointment of a successor asset representations reviewer. Any resignation or removal of the asset representations reviewer, or appointment of a successor asset representations reviewer, will be reported in the Form 10-D related to the Collection Period in which such resignation, removal or appointment took place.

The asset representations reviewer will be responsible for reviewing the Subject Leases (as defined in “Description of the Servicing Agreement—Asset Representations Review—Delinquency Trigger”) for compliance with the Eligibility Representations made by the servicer on the leases if the conditions described below under

“Description of the Servicing Agreement—Asset Representations Review” are satisfied. Under the Asset Representations Review Agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Distributions on the Notes—Fees and Expenses” in this prospectus. The asset representations reviewer is required to perform only those duties specifically required of it under the Asset Representations Review Agreement, as described under “Description of the Servicing Agreement—Asset Representations Review” below. The asset representations reviewer is not liable for any action taken, or not taken, in good faith under the Asset Representations Review Agreement, or for errors in judgment. However, the asset representations reviewer will be liable for its willful misfeasance, bad faith, breach of agreement or negligence in performing its obligations. The sponsor will indemnify the asset representations reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the Asset Representations Review Agreement and the performance of its duties thereunder, other than any such loss, liability or expense incurred by the asset representations reviewer through the asset representations reviewer’s own bad faith, willful misfeasance or negligence in performing its obligations under the Asset Representations Review Agreement or breach of the Asset Representations Review Agreement. The fees and expenses and indemnity payments of the asset representations reviewer due pursuant to the Asset Representations Review Agreement will be paid by the sponsor under the Asset Representations Review Agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Funds as described in “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

THE LEASES

General

If the aggregate initial principal balance of the notes is $1,006,000,000, the leases allocated to the 2020-A SUBI will, as of the cutoff date, consist of 57,459 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles. If the aggregate initial principal balance of the notes is $1,257,500,000, the leases allocated to the 2020-A SUBI will, as of the cutoff date, consist of 71,794 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles. Each lease was originated by a dealer in the ordinary course of such dealer’s business and assigned to the titling trust in accordance with the underwriting procedures described under “The Sponsor—Lease Underwriting Procedures” in this prospectus. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the leases or the leased vehicles for allocation to the 2020-A SUBI; however, it is nonetheless possible that the delinquencies or losses on the leases could exceed those on other leases included in NMAC’s portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the titling trust and leases that have been sold but are still being serviced by NMAC.

Each lease is a closed-end lease. Over the term of the lease (the “Lease Term”), the lessee is required to make level monthly payments intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. From each payment billed with respect to a leased vehicle, the amounts that represent the financing cost and depreciation of the leased vehicle (including any capitalized amounts, such as insurance and warranty premiums) (the “Monthly Payment”) will be available to the issuing entity to make payments in respect of the notes and the certificates.

A lease may terminate (a) on the Lease Maturity Date or (b) prior to the related Lease Maturity Date (an “Early Lease Termination”). An Early Lease Termination may occur if (i) the related lessee defaults under the lease (a “Credit Termination”), (ii) a lessee who is not in default elects to terminate the lease prior to the Lease Maturity Date (a “Lessee Initiated Early Termination”) or (iii) the related leased vehicle has been lost, stolen or damaged beyond economic repair (a “Casualty Termination”). In connection with certain types of Early Lease Terminations, the lessee will be required to pay early termination charges and fees described under “The Leases—Early Termination” in this prospectus.

Tangible and Electronic Contracting

Following dealer and customer signing of a tangible contract, the dealer sends the documentation constituting the tangible record related to the applicable lease to an imaging center, where a third-party contractor images the documentation and transmits the image directly to the servicer’s computer systems for review by the originator, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable lease. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated vaulting and security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

If the aggregate initial principal balance of the notes is $1,006,000,000, approximately 72.31% of the leases allocated to the 2020-A SUBI (by aggregate Securitization Value as of the cutoff date) were originated as electronic contracts. If the aggregate initial principal balance of the notes is $1,257,500,000, approximately 72.33% of the leases allocated to the 2020-A SUBI (by aggregate Securitization Value as of the cutoff date) were originated as electronic contracts. NMAC, on behalf of the titling trust, has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is composed of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a dealer originates electronic retail closed-end motor vehicle lease contracts and then transfers these electronic contracts to the titling trust.

The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single “authoritative copy” of the lease; (ii) manage access to and the expression of the authoritative copy; (iii) identify the titling trust as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Early Termination

In most instances, a lease will allow a Lessee Initiated Early Termination prior to the Lease Maturity Date provided that the lessee is not in default of its obligations under the lease. A lessee wishing to terminate a lease will be required to pay, unless required otherwise by state or federal law, the required Disposition Amount (under some lease contracts), plus an “Early Termination Charge” equal to the lesser of (a) the present value (discounted at the implicit rate of such lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted lease balance over the related leased vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between NMAC, on behalf of the titling trust, and the lessee). A lessee may dispute the valuation of a vehicle, in which case the lessee may submit a third-party professional appraisal. The “Disposition Amount” is determined by adding (a) any due but unpaid payments and other charges under the lease, (b) any amounts assessed by the servicer in Excess Mileage and Excess Wear and Tear Charges for the period for which the lease was in effect, pro-rated monthly, (c) any taxes related to the termination of the lease and (d) a disposition fee.

Credit Termination

Each lease also allows a Credit Termination upon a lessee default. Defaults under a lease include, but are not limited to:

1.	the failure by a lessee to make a payment when due,

2.	the failure of the lessee to provide truthful information on the credit application,

3.	the failure of the lessee to timely or properly perform any obligation under the lease,

4.	the bankruptcy or other insolvency of the lessee, or

5.	any other act by the lessee constituting a default under applicable law.

If the lessor terminates a lease early due to a Credit Termination, the lessee will owe an amount determined by adding the following:

1.	the Disposition Amount (including payments accrued under the lease through the date of termination),

2.	the Early Termination Charge described above, except that the option to pay only the un-accrued remaining monthly payments is not available and the vehicle valuation is determined by auction,

3.	collection, repossession, transportation, storage and Disposition Expenses, and

4.	reasonable attorneys’ fees and court costs, to the extent permitted by law.

“Disposition Expenses” will mean with respect to a leased vehicle that is sold at auction or otherwise disposed of by the servicer, all expenses and other amounts reasonably incurred by the servicer in connection with such sale or disposition, including, without limitation, sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the servicer as a deduction from Net Auction Proceeds and from amounts on deposit in the SUBI Collection Account.

A lease may also terminate prior to its Lease Maturity Date upon a Casualty Termination if the related leased vehicle has been lost, stolen or damaged beyond economic repair. If the leased vehicle is stolen (and not recovered) or destroyed, and, so long as the lessee has complied with the lessee’s insurance obligations under the lease and is not otherwise in default of its obligations under the lease, the lessee’s insurance covers the casualty, the servicer will accept the amount of the applicable deductible paid by the lessee and the actual cash value paid by the lessee’s insurance company (“Insurance Proceeds”) in full satisfaction of the lessee’s obligations under the lease. If the Insurance Proceeds exceed the amount of the lessee’s obligations under the lease, it is NMAC’s policy to not refund the excess to the lessee (subject to certain exceptions granted on a case-by-case basis), unless otherwise required by applicable law, and will be available to the issuing entity to make payments in respect of the notes. Conversely, if the Insurance Proceeds are less than the amount of the lessee’s obligations under the lease, the shortfall will reduce the amount available to the issuing entity for distribution to the noteholders. If the lessee owes any past due payments or other amounts under the lease, the servicer may use the related Security Deposit (defined below) to offset such amounts. Any Insurance Expenses incurred by the servicer will be reimbursable to the servicer as a deduction from Net Insurance Proceeds.

Security Deposits

The titling trust’s rights related to the leases allocated to a SUBI will include all rights under those leases to the refundable security deposit paid by the lessees at the time the leases are originated (the “Security Deposit”). The Security Deposit is available as security for nonpayment of lease payments and excess wear and tear charges. As part of its general servicing obligations, the servicer will retain possession of each Security Deposit remitted by the lessees and will apply the proceeds of these Security Deposits in accordance with the terms of the leases, its customary and usual servicing procedures and applicable law. The servicer will not be required to segregate Security Deposits from its own funds (except as may be required under state law). Any income earned from any investment on the Security Deposits by the servicer will be for the account of the servicer as additional servicing compensation (except for income earned on Security Deposits paid in connection with leases originated in any state, which requires that such income, if any, must be reserved for the lessee who initially paid the related Security Deposit).

Characteristics of the Leases

The securitized portfolio information presented in this prospectus is based on two pools of leases and leased vehicles, one of which will be allocated to the 2020-A SUBI on the closing date, and is calculated based on the Securitization Value (as defined below) of the leases and the related leased vehicles in such pools. If the aggregate initial principal balance of the notes is $1,006,000,000, the leases and related leased vehicles allocated to the 2020-A SUBI will have an aggregate Securitization Value of $1,204,835,486.25 as of the cutoff date. If the aggregate initial principal balance of the notes is $1,257,500,000, the leases and related leased vehicles allocated to the 2020-A SUBI will have an aggregate Securitization Value of $1,506,039,779.14 as of the cutoff date. For more information regarding how the Securitization Value for each lease is calculated, you should refer to “—Calculation of the Securitization Value” below.

General

The leases were selected from a pool of eligible leases that all met several criteria. The criteria for the leases include, among others, that, as of the cutoff date, each lease:

•	relates to a Nissan or an Infiniti automobile, light duty truck, minivan or sport utility vehicle, of a model year of 2016 or later,

•	is a U.S. dollar-denominated obligation,

•	has a remaining term to maturity, as of the cutoff date, of not less than 12 months and not greater than 56 months,

•	had an original term of not less than 24 months and not greater than 60 months,

•	together with the related leased vehicle, has a Securitization Value, as of the cutoff date, of no greater than $79,093.59,

•	was originated in the United States on or after May 9, 2016,

•	is not more than 29 days past due as of the cutoff date.

The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the value of the vehicle agreed upon between the dealer and the lessee, plus (b) the cost of any items that the lessee pays over the Lease Term, such as taxes, fees, service contracts and insurance, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee.

Pool Underwriting

As described in “The Sponsor—Lease Underwriting Procedures” in this prospectus, under NMAC’s origination process, credit applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not either automatically approved or automatically rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority. If the aggregate initial principal balance of the notes is $1,006,000,000, 27,213 leases having an aggregate Securitization Value of $561,848,695.11 (approximately 46.63% of the aggregate Securitization Value of the leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 30,246 leases having an aggregate Securitization Value of $642,986,791.14 (approximately 53.37% of the aggregate Securitization Value of the leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. If the aggregate initial principal balance of the notes is $1,257,500,000, 33,997 leases having an aggregate Securitization Value of $701,427,004.23 (approximately 46.57% of the aggregate Securitization Value of the leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 37,797 leases having an aggregate Securitization Value of $804,612,774.91 (approximately 53.43% of the aggregate Securitization Value of the leases and the related leased vehicles allocated to the 2020-A SUBI as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described herein, NMAC does not consider any of the leases in the pools of leases and leased vehicles described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

Credit Scores

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date, the weighted average FICO® score of the lessees is 759. If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date, the weighted average FICO® score of the lessees is 759.

NMAC, like most of the industry, utilizes a generic score developed by Fair, Isaac and Company. This FICO® score is sold through the three major credit reporting agencies, each using a different trade name for the product. NMAC purchases the automobile specific version of FICO®. This score is one of several factors used by NMAC in its application processing system to assess the credit risk associated with each applicant. See “The Sponsor—Lease Underwriting Procedures” in this prospectus. FICO® scores are based solely on independent third-party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the leases. See “Risk Factors—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases” in this prospectus. The table below illustrates the distribution of the leases in the pools described in this prospectus as of the cutoff date by FICO® score.

If the aggregate initial principal balance of the notes is $1,006,000,000, the distribution of leases and leased vehicles to be allocated to the 2020-A SUBI as of the cutoff date by FICO® score was as follows:

FICO® Score Range	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
600	43	0.07%	$1,108,417.36	0.09%
601 to 650	5,265	9.16	117,017,922.46	9.71
651 to 700	8,508	14.81	180,761,034.86	15.00
701 to 750	11,982	20.85	248,376,743.44	20.61
751 to 800	11,952	20.80	245,704,238.65	20.39
801 to 850	11,905	20.72	247,338,773.42	20.53
851 to 900	7,804	13.58	164,528,356.06	13.66

Total	57,459	100.00%	$1,204,835,486.25	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the aggregate initial principal balance of the notes is $1,257,500,000, the distribution of leases and leased vehicles to be allocated to the 2020-A SUBI as of the cutoff date by FICO® score was as follows:

FICO® Score Range	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
600	53	0.07%	$1,332,564.12	0.09%
601 to 650	6,555	9.13	145,765,970.68	9.68
651 to 700	10,701	14.91	227,286,256.32	15.09
701 to 750	14,997	20.89	310,736,805.94	20.63
751 to 800	14,874	20.72	305,918,038.52	20.31
801 to 850	14,892	20.74	309,780,516.08	20.57
851 to 900	9,722	13.54	205,219,627.48	13.63

Total	71,794	100.00%	$1,506,039,779.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the aggregate initial principal balance of the notes is $1,006,000,000, the distribution of leases and leased vehicles in the pool to be allocated to the 2020-A SUBI in the aggregate possess the following characteristics as of the cutoff date:

	Average	Minimum	Maximum
Securitization Value(1)	$20,968.61	$6,408.31	$69,732.57
Base Residual	$14,384.66	$4,442.10	$57,109.80
Seasoning (Months)(2)(3)	11	2	39
Remaining Term (Months)(2)	26	12	56
Original Term (Months)(2)	36	24	60
Discounted Base Residual as a % of Securitization Value(1)	59.12%
Base Residual as a % of MSRP	43.19%
Percentage of Securitization Value Financed
through Nissan or Infiniti dealers(1)	Nissan 83.83%
	Infiniti 16.17%

(1)	Based on a Securitization Rate of 7.00%.
(2)	Weighted average by Securitization Value as of the cutoff date.
(3)	Seasoning is the number of months elapsed since origination of a lease.

If the aggregate initial principal balance of the notes is $1,257,500,000, the distribution of leases and leased vehicles in the pool to be allocated to the 2020-A SUBI in the aggregate possess the following characteristics as of the cutoff date:

	Average	Minimum	Maximum
Securitization Value(1)	$20,977.24	$6,408.31	$79,093.59
Base Residual	$14,392.65	$4,442.10	$64,077.00
Seasoning (Months)(2)(3)	11	2	44
Remaining Term (Months)(2)	25	12	56
Original Term (Months)(2)	36	24	60
Discounted Base Residual as a % of Securitization Value(1)	59.13%
Base Residual as a % of MSRP	43.19%
Percentage of Securitization Value Financed
through Nissan or Infiniti dealers(1)	Nissan 83.84%
	Infiniti 16.16%

(1)	Based on a Securitization Rate of 7.00%.
(2)	Weighted average by Securitization Value as of the cutoff date.
(3)	Seasoning is the number of months elapsed since origination of a lease.

For more information regarding the methodology used to determine the Base Residual, you should refer to “—Calculation of the Securitization Value” below.

The leases and leased vehicles allocated to the 2020-A SUBI will be on file with the trustee and will identify for each lease:

•	the identification number of the lease,

•	the identification number of the related leased vehicle,

•	the related Lease Maturity Date and

•	the Securitization Value of the lease and the related leased vehicle on NMAC’s books as of the related cutoff date.

In the Servicing Agreement, NMAC will make representations and warranties with respect to each lease as described under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus.

Calculation of the Securitization Value

Under the Servicing Agreement, the servicer will calculate a “Securitization Value” for each lease equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its Lease Maturity Date:	the present value, calculated using the Securitization Rate, of the sum of (a) the aggregate Monthly Payments remaining on the lease, and (b) the Base Residual of the related leased vehicle and

as of its Lease Maturity Date:	the Base Residual of the related leased vehicle.

The present value calculations will be made using a discount rate of 7.00% (the “Securitization Rate”). The Securitization Rate was selected by the depositor with input from the underwriters and is determined based on our prevailing interest rates at the time of the transaction. The Securitization Rate takes into consideration, among other items, losses and other payments contemplated by the transaction.

The “Base Residual” means the lowest of (i) the ALG Residual (“ALG Residual”) established in December 2019 as a “mark-to-market” value, (ii) the Maximum Residualized MSRP ALG Residual (“MRM Residual”) established in December 2019 as a “mark-to-market” value and (iii) the Contract Residual. The ALG Residual and the MRM Residual are residual value estimates established by a third-party source, Automotive Lease Guide (“ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. For more information on how residual values of the leased vehicles are determined, you should refer to “The Sponsor—Determination of Residual Values” in this prospectus.

Distribution of the Leased Vehicles by Model

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date the distribution of the leased vehicles in the pool allocated to the 2020-A SUBI by Nissan and Infiniti model was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(1)		Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Rogue	11,718	20.39%		$213,984,675.32	17.76%
Altima	10,824	18.84		205,187,165.18	17.03
Murano	6,949	12.09		183,637,257.78	15.24
Sentra	10,499	18.27		138,124,672.97	11.46
Pathfinder	3,802	6.62		90,574,104.17	7.52
QX60	2,445	4.26		77,164,777.28	6.40
Q50	2,887	5.02		75,702,708.00	6.28
Maxima	2,874	5.00		67,051,838.02	5.57
Titan	1,141	1.99		38,235,148.09	3.17
Armada	885	1.54		33,867,687.13	2.81
Frontier	903	1.57		21,095,168.40	1.75
Kicks	995	1.73		16,650,471.47	1.38
Q60	497	0.86		15,573,697.91	1.29
QX50	521	0.91		10,376,944.37	0.86
QX80	233	0.41		9,758,680.37	0.81
Q70	135	0.23		4,213,089.67	0.35
QX70	72	0.13		1,997,167.01	0.17
370Z	19	0.03		575,854.64	0.05
NV 200	27	0.05		543,178.89	0.05
Versa	30	0.05		427,298.91	0.04
GT-R	1	0.00	(3)	69,732.57	0.01
Juke	2	0.00	(3)	24,168.10	0.00 (3)

Total	57,459	100.00%		$1,204,835,486.25	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.
(3)	Less than 0.005% but greater than 0.000%.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date the distribution of the leased vehicles in the pool allocated to the 2020-A SUBI by Nissan and Infiniti model was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(1)		Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Rogue	14,737	20.53%		$269,173,655.30	17.87%
Altima	13,501	18.81		255,869,846.08	16.99
Murano	8,711	12.13		230,169,212.10	15.28
Sentra	13,055	18.18		171,868,888.70	11.41
Pathfinder	4,747	6.61		113,092,515.89	7.51
QX60	3,067	4.27		96,740,091.00	6.42
Q50	3,591	5.00		93,983,339.95	6.24
Maxima	3,554	4.95		82,958,898.20	5.51
Titan	1,405	1.96		47,233,057.25	3.14
Armada	1,123	1.56		43,166,141.99	2.87
Frontier	1,123	1.56		26,312,311.42	1.75
Kicks	1,246	1.74		20,801,829.01	1.38
Q60	605	0.84		19,006,149.69	1.26
QX50	679	0.95		13,519,567.87	0.90
QX80	293	0.41		12,276,921.87	0.82
Q70	164	0.23		5,110,401.12	0.34
QX70	97	0.14		2,664,368.31	0.18
370Z	24	0.03		712,765.76	0.05
NV 200	32	0.04		644,821.80	0.04
Versa	34	0.05		480,612.54	0.03
GT-R	3	0.00	(3)	217,873.72	0.01
Juke	3	0.00	(3)	36,509.57	0.00 (3)

Total	71,794	100.00%		$1,506,039,779.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.
(3)	Less than 0.005% but greater than 0.000%.

Distribution of the Leased Vehicles by Vehicle Type

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date the distribution of the leased vehicles in the pool allocated to the 2020-A SUBI by Nissan and Infiniti vehicle type was as follows:

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Crossover	26,504	46.13%	$594,409,565.50	49.34%
Car	27,766	48.32	506,926,057.87	42.07
Truck	2,044	3.56	59,330,316.49	4.92
SUV	1,118	1.95	43,626,367.50	3.62
Van	27	0.05	543,178.89	0.05

Total	57,459	100.00%	$1,204,835,486.25	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date the distribution of the leased vehicles in the pool allocated to the 2020-A SUBI by Nissan and Infiniti vehicle type was as follows:

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Crossover	33,287	46.36%	$746,197,749.05	49.55%
Car	34,531	48.10	630,208,775.76	41.85
Truck	2,528	3.52	73,545,368.67	4.88
SUV	1,416	1.97	55,443,063.86	3.68
Van	32	0.04	644,821.80	0.04

Total	71,794	100.00%	$1,506,039,779.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leases by Original Lease Term (Months)

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date the distribution of the leases in the pool allocated to the 2020-A SUBI by original lease term was as follows:

Original Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
24 to 36	50,431	87.77%	$1,004,889,310.67	83.40%
37 to 42	6,705	11.67	191,859,384.85	15.92
43 to 48	318	0.55	7,902,408.15	0.66
49 to 60	5	0.01	184,382.58	0.02

Total	57,459	100.00%	$1,204,835,486.25	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date the distribution of the leases in the pool allocated to the 2020-A SUBI by original lease term was as follows:

Original Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
24 to 36	63,012	87.77%	$1,256,514,611.54	83.43%
37 to 42	8,381	11.67	239,385,762.03	15.90
43 to 48	394	0.55	9,902,360.66	0.66
49 to 60	7	0.01	237,044.91	0.02

Total	71,794	100.00%	$1,506,039,779.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leases by Remaining Lease Term (Months)

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date the distribution of the leases in the pool allocated to the 2020-A SUBI by remaining lease term was as follows:

Remaining Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
12	1,886	3.28%	$28,668,767.39	2.38%
13 to 18	13,577	23.63	267,841,358.31	22.23
19 to 24	9,076	15.80	178,013,327.02	14.77
25 to 30	17,534	30.52	361,236,420.20	29.98
31 to 36	14,188	24.69	332,049,621.33	27.56
37 to 42	897	1.56	29,516,868.96	2.45
43 to 48	299	0.52	7,399,077.79	0.61
49 to 54	0	0.00	0.00	0.00
55 to 56	2	0.00 (3)	110,045.25	0.01

Total	57,459	100.00%	$1,204,835,486.25	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.
(3)	Less than 0.005% but greater than 0.000%.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date the distribution of the leases in the pool allocated to the 2020-A SUBI by remaining lease term was as follows:

Remaining Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
12	2,370	3.30%	$36,325,858.99	2.41%
13 to 18	17,040	23.73	336,196,753.96	22.32
19 to 24	11,271	15.70	221,431,067.14	14.70
25 to 30	21,894	30.50	451,024,761.83	29.95
31 to 36	17,723	24.69	414,740,349.64	27.54
37 to 42	1,123	1.56	36,903,583.90	2.45
43 to 48	371	0.52	9,307,358.43	0.62
49 to 54	0	0.00	0.00	0.00
55 to 56	2	0.00 (3)	110,045.25	0.01

Total	71,794	100.00%	$1,506,039,779.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.
(3)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date the distribution of the leases in the pool allocated to the 2020-A SUBI by quarter of maturity was as follows:

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)	Aggregate Base Residual(1)	Percentage of Aggregate Base Residual(1)
First Quarter 2021	5,978	10.40%	$108,420,460.86	9.00%	$87,417,093.20	10.58%
Second Quarter 2021	7,159	12.46	142,009,290.34	11.79	112,247,116.40	13.58
Third Quarter 2021	4,867	8.47	96,276,014.50	7.99	74,060,425.65	8.96
Fourth Quarter 2021	4,943	8.60	98,209,814.36	8.15	70,057,564.35	8.48
First Quarter 2022	7,419	12.91	144,349,096.25	11.98	96,948,529.40	11.73
Second Quarter 2022	8,653	15.06	180,202,109.71	14.96	117,529,266.05	14.22
Third Quarter 2022	8,221	14.31	183,237,023.29	15.21	115,164,547.50	13.93
Fourth Quarter 2022	7,984	13.90	180,414,467.09	14.97	110,115,495.65	13.32
First Quarter 2023	1,924	3.35	63,873,141.16	5.30	39,391,822.20	4.77
Second Quarter 2023	9	0.02	313,380.32	0.03	159,712.65	0.02
Third Quarter 2023	10	0.02	220,109.01	0.02	92,197.60	0.01
Fourth Quarter 2023	290	0.50	7,200,534.11	0.60	3,310,282.55	0.40
First Quarter 2024	0	0.00	0.00	0.00	0.00	0.00
Second Quarter 2024	0	0.00	0.00	0.00	0.00	0.00
Third Quarter 2024	2	0.00 (3)	110,045.25	0.01	34,104.00	0.00 (3)

Total	57,459	100.00%	$1,204,835,486.25	100.00%	$826,528,157.20	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.
(3)	Less than 0.005% but greater than 0.000%.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date the distribution of the leases in the pool allocated to the 2020-A SUBI by quarter of maturity was as follows:

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)	Aggregate Base Residual(1)	Percentage of Aggregate Base Residual(1)
First Quarter 2021	7,469	10.40%	$135,738,257.42	9.01%	$109,517,069.95	10.60%
Second Quarter 2021	9,034	12.58	179,119,492.32	11.89	141,491,072.85	13.69
Third Quarter 2021	6,063	8.44	120,079,427.56	7.97	92,338,821.05	8.94
Fourth Quarter 2021	6,159	8.58	122,461,434.99	8.13	87,355,559.95	8.45
First Quarter 2022	9,277	12.92	180,635,477.91	11.99	121,194,559.90	11.73
Second Quarter 2022	10,785	15.02	224,609,564.27	14.91	146,465,013.70	14.17
Third Quarter 2022	10,196	14.20	227,406,662.23	15.10	142,942,450.05	13.83
Fourth Quarter 2022	10,020	13.96	226,523,940.22	15.04	138,283,227.15	13.38
First Quarter 2023	2,406	3.35	79,651,246.18	5.29	49,213,248.55	4.76
Second Quarter 2023	10	0.01	347,938.99	0.02	176,127.05	0.02
Third Quarter 2023	11	0.02	247,477.05	0.02	103,913.50	0.01
Fourth Quarter 2023	362	0.50	9,108,814.75	0.60	4,190,882.75	0.41
First Quarter 2024	0	0.00	0.00	0.00	0.00	0.00
Second Quarter 2024	0	0.00	0.00	0.00	0.00	0.00
Third Quarter 2024	2	0.00 (3)	110,045.25	0.01	34,104.00	0.00 (3)

Total	71,794	100.00%	$1,506,039,779.14	100.00%	$1,033,306,050.45	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.
(3)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Geographic Location

If the aggregate initial principal balance of the notes is $1,006,000,000, as of the cutoff date the geographic distribution of the leases in the pool allocated to the 2020-A SUBI by geographic location was as follows:

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)(3)	Percentage of Aggregate Securitization Value(2)(3)
New York	10,264	17.86%	$201,788,842.30	16.75%
New Jersey	9,352	16.28	186,280,153.04	15.46
Florida	6,330	11.02	135,484,064.02	11.25
California	4,143	7.21	87,743,394.61	7.28
Pennsylvania	3,552	6.18	72,471,353.79	6.02
Ohio	2,885	5.02	61,242,375.10	5.08
Texas	2,536	4.41	60,073,361.42	4.99
Massachusetts	2,452	4.27	49,880,691.20	4.14
Connecticut	2,038	3.55	41,493,409.74	3.44
Illinois	1,542	2.68	34,667,147.24	2.88
Minnesota	1,068	1.86	24,471,858.77	2.03
Michigan	1,067	1.86	22,004,195.35	1.83
Wisconsin	748	1.30	16,130,024.73	1.34
New Hampshire	744	1.29	15,456,976.28	1.28
Virginia	602	1.05	13,723,883.03	1.14
Indiana	601	1.05	13,275,264.75	1.10
North Carolina	550	0.96	11,884,966.97	0.99
Colorado	489	0.85	11,694,357.16	0.97
Georgia	466	0.81	10,627,090.61	0.88
Arizona	417	0.73	9,272,544.55	0.77
Maryland	375	0.65	9,267,254.69	0.77
Nebraska	397	0.69	8,847,805.65	0.73
Iowa	376	0.65	8,842,822.22	0.73
Missouri	364	0.63	8,501,297.02	0.71
Maine	417	0.73	8,209,545.61	0.68
South Carolina	363	0.63	8,001,904.17	0.66
Rhode Island	347	0.60	6,815,763.96	0.57
Kentucky	307	0.53	6,745,060.05	0.56
Tennessee	290	0.50	6,632,805.38	0.55
Washington	269	0.47	5,981,437.79	0.50
Utah	228	0.40	5,290,888.60	0.44
Hawaii	210	0.37	4,084,371.02	0.34
Delaware	187	0.33	4,057,397.22	0.34
Louisiana	173	0.30	4,003,114.10	0.33
Vermont	198	0.34	3,887,233.08	0.32
Nevada	168	0.29	3,750,276.96	0.31
Alabama	133	0.23	3,075,791.46	0.26
Oregon	142	0.25	2,887,158.79	0.24
North Dakota	110	0.19	2,848,487.58	0.24
South Dakota	90	0.16	2,298,580.32	0.19
Kansas	89	0.15	2,030,385.28	0.17
West Virginia	87	0.15	1,959,136.32	0.16
Mississippi	57	0.10	1,370,760.08	0.11
Oklahoma	50	0.09	1,300,603.47	0.11
Idaho	50	0.09	1,084,661.58	0.09
District of Columbia	39	0.07	940,128.63	0.08
Montana	33	0.06	861,342.04	0.07
New Mexico	22	0.04	523,390.75	0.04
Arkansas	20	0.03	507,357.08	0.04
Wyoming	18	0.03	472,547.13	0.04
Alaska	4	0.01	90,223.56	0.01

Total	57,459	100.00%	$1,204,835,486.25	100.00%

(1)	Based on the billing addresses of lessees.
(2)	Balances and percentages may not add to total due to rounding.
(3)	Based on a Securitization Rate of 7.00%.

As of the cutoff date, no states other than New York, New Jersey, Florida, California, Pennsylvania and Ohio accounted for 5.00% or more of the aggregate Securitization Value of the leases and related leased vehicles. Adverse economic or other conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors—The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in this prospectus.

If the aggregate initial principal balance of the notes is $1,257,500,000, as of the cutoff date the geographic distribution of the leases in the pool allocated to the 2020-A SUBI by geographic location was as follows:

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)(3)	Percentage of Aggregate Securitization Value(2)(3)
New York	12,789	17.81%	$252,157,075.45	16.74%
New Jersey	11,691	16.28	233,333,706.48	15.49
Florida	7,914	11.02	168,805,529.82	11.21
California	5,226	7.28	110,422,181.26	7.33
Pennsylvania	4,461	6.21	91,257,036.71	6.06
Ohio	3,615	5.04	76,850,552.90	5.10
Texas	3,183	4.43	75,354,686.41	5.00
Massachusetts	3,002	4.18	61,060,667.28	4.05
Connecticut	2,571	3.58	52,174,339.06	3.46
Illinois	1,907	2.66	42,794,374.75	2.84
Minnesota	1,334	1.86	30,524,815.82	2.03
Michigan	1,361	1.90	28,242,176.14	1.88
Wisconsin	940	1.31	20,167,072.05	1.34
New Hampshire	912	1.27	18,770,252.16	1.25
Virginia	743	1.03	16,787,432.43	1.11
Indiana	754	1.05	16,540,988.20	1.10
North Carolina	688	0.96	14,910,142.93	0.99
Colorado	603	0.84	14,376,466.97	0.95
Georgia	570	0.79	13,151,466.53	0.87
Maryland	460	0.64	11,337,887.14	0.75
Arizona	505	0.70	11,262,553.62	0.75
Nebraska	506	0.70	11,110,228.44	0.74
Iowa	465	0.65	11,056,506.06	0.73
Missouri	475	0.66	10,974,208.11	0.73
Maine	517	0.72	10,202,942.85	0.68
South Carolina	451	0.63	10,076,285.54	0.67
Rhode Island	440	0.61	8,601,999.28	0.57
Tennessee	358	0.50	8,312,738.38	0.55
Kentucky	374	0.52	8,170,184.71	0.54
Washington	345	0.48	7,665,827.03	0.51
Utah	283	0.39	6,695,474.47	0.44
Delaware	226	0.31	4,925,870.02	0.33
Vermont	250	0.35	4,909,949.72	0.33
Hawaii	249	0.35	4,856,354.86	0.32
Louisiana	208	0.29	4,786,023.81	0.32
Nevada	212	0.30	4,769,754.84	0.32
Alabama	177	0.25	4,128,290.71	0.27
North Dakota	149	0.21	3,840,208.81	0.25
Oregon	174	0.24	3,551,029.54	0.24
South Dakota	116	0.16	3,013,507.00	0.20
Kansas	119	0.17	2,678,580.71	0.18
West Virginia	113	0.16	2,542,744.38	0.17
Oklahoma	63	0.09	1,689,354.28	0.11
Mississippi	68	0.09	1,659,169.95	0.11
Idaho	61	0.08	1,363,760.87	0.09
Montana	43	0.06	1,135,212.10	0.08
District of Columbia	45	0.06	1,082,788.55	0.07
New Mexico	30	0.04	754,006.12	0.05
Arkansas	23	0.03	571,558.11	0.04
Wyoming	21	0.03	543,592.22	0.04
Alaska	4	0.01	90,223.56	0.01

Total	71,794	100.00%	$1,506,039,779.14	100.00%

(1)	Based on the billing addresses of lessees.
(2)	Balances and percentages may not add to total due to rounding.
(3)	Based on a Securitization Rate of 7.00%.

As of the cutoff date, no states other than New York, New Jersey, Florida, California, Pennsylvania, Ohio and Texas accounted for 5.00% or more of the aggregate Securitization Value of the leases and related leased vehicles. Adverse economic or other conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors—The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in this prospectus.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the leases in the pools of leases and the related leased vehicles described in this prospectus and the disclosure regarding those leases required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the leases or payments on the notes.

In addition, NMAC also performed a review of the leases in the pools of leases and related leased vehicles described in this prospectus to confirm that those leases satisfied the criteria set forth under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus. The first aspect of that review tested the accuracy of the individual leases data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the leases. NMAC ensured that a random sample of 125 lease files, 115 of which relate to the leases in both pools of leases described in this prospectus, were selected to confirm certain data points such as money factor, FICO® score, remaining term to maturity and contract residual value conformed to the applicable information on the data tape. Of the approximately 2,415 aggregate data points checked with respect to the 115 lease files that relate to the leases in both pools of leases described in this prospectus, four discrepancies were found. The depositor believes that these discrepancies are immaterial differences between the lease file and the data tape and do not indicate any systematic errors that could result in the Rule 193 Information not being accurate in all material respects. A second aspect of that review consisted of a comparison of the statistical information contained under “The Leases” to data in, or derived from, the data tape. Statistical information relating to the leases in the pools described in this prospectus was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Asset Level Information

The issuing entity has provided asset-level information regarding the leases and leased vehicles that will be allocated to the 2020-A SUBI on the closing date if the aggregate initial principal balance of the notes is $1,006,000,000 and the leases and leased vehicles that will be allocated to the 2020-A SUBI on the closing date if the aggregate initial principal balance of the notes is $1,257,500,000 (collectively, the “asset-level data”), in each case as an exhibit to the applicable Form ABS-EE for the related pool that was filed by the issuing entity by the date of the filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile leases identified on Schedule AL to Regulation AB and generally includes, with respect to each lease and leased vehicle, the related asset number, the reporting period covered, general information about the lease and leased vehicle, information about the related lessee, information about activity on the lease and information about modifications of the lease since it was originated. In addition, the issuing entity will provide updated asset-level data with respect to the leases and leased vehicles each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” beginning on page A-1 in this prospectus, sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of leases, and also sets forth in tabular format, as of the relevant cutoff date, certain characteristics of these leases for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” beginning on page B-1 of this prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Notes” and “Risk Factors—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this prospectus. No principal payments will be made on the Class A-2 notes until the Class A-1 notes have been paid in full. No principal payments will be made on the Class A-3 notes until the Class A-1 notes and the Class A-2 notes have been paid in full. No principal payments will be made on the Class A-4 notes until the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full. However, upon a default under the Indenture (an “Event of Default”) and the acceleration of the notes following an Event of Default, principal payments will be made as follows: first, to the Class A-1 notes until the Class A-1 notes have been paid in full, and then to the Class-A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full. See “The Notes—Principal” in this prospectus.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) on the leases and the leased vehicles, final payment of any class of notes could occur later or significantly earlier than their respective Final Scheduled Payment Dates set forth in “The Notes—Principal” in this prospectus. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes if final payment on such notes occurs significantly earlier than such notes’ respective Final Scheduled Payment Dates. No prediction can be made as to the rate of prepayments on the leases in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this prospectus.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of leases for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations—Prepayment Information” in Appendix A to this prospectus.

Delinquency, Repossession and Credit Loss Information

Set forth below is information concerning NMAC’s experience in the United States with respect to its entire portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the titling trust and leases, if any, that have been sold but are still being serviced by NMAC. The dollar amounts of the leases outstanding is NMAC’s book value. NMAC believes credit losses are an expected cost in the business of extending credit. NMAC’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a lease against the allowance for credit losses upon the related vehicle’s sale date. For losses related to uncollected end of term charges such as Excess Mileage and Excess Wear and Tear Charges on early, full and over termination leases, NMAC charges the account balance to the related allowance 120 days after the initial customer billing statement is due. NMAC credits any recoveries from charge-offs related to a lease to the allowance. For more information regarding the Excess Mileage and Excess Wear and Tear Charges and other charges that may be payable by the related lessee upon termination of the lease, you should refer to “The Sponsor—Leased Vehicle Maintenance” and “The Leases—Early Termination” in this prospectus.

Gains or losses associated with the sale of off-lease inventory are recorded and charged to the corresponding allowance on the vehicle sale date.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth below.

We have not provided similar delinquency, repossession and loss data on the leases in the pools described in this prospectus, because none of the leases in either of the pools described in this prospectus, as of the cutoff date, was more than 29 days delinquent in payments. See “The Leases—Characteristics of the Leases—General” in this prospectus.

Nissan Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Dollar Amount of Net Receivables Outstanding(3)	$13,502,423	$14,266,508	$13,862,681	$14,639,236	$14,103,813	$13,041,429	$11,568,693
Ending Number of Lease Contracts Outstanding	633,637	678,358	656,636	693,754	662,725	616,035	549,473
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.77%	0.98%	0.76%	0.78%	0.81%	0.68%	0.62%
61-90 Days	0.21%	0.23%	0.19%	0.19%	0.19%	0.15%	0.14%
91 Days or more	0.09%	0.11%	0.06%	0.07%	0.07%	0.06%	0.05%

Total	1.07%	1.32%	1.02%	1.04%	1.07%	0.89%	0.81%

(1)	Includes leases, if any, for Nissan motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

Infiniti Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Dollar Amount of Net Receivables Outstanding(3)	$7,239,499	$7,566,078	$7,579,619	$7,539,254	$7,044,256	$6,598,934	$6,100,121
Ending Number of Lease Contracts Outstanding	206,692	215,322	213,903	214,014	202,039	180,395	166,527
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.70%	0.82%	0.76%	0.66%	0.61%	0.55%	0.49%
61-90 Days	0.20%	0.20%	0.17%	0.16%	0.14%	0.12%	0.11%
91 Days or more	0.09%	0.10%	0.07%	0.06%	0.05%	0.04%	0.04%

Total	0.99%	1.11%	1.00%	0.88%	0.80%	0.70%	0.64%

(1)	Includes leases, if any, for Infiniti motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

NMAC Total Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Dollar Amount of Net Receivables Outstanding(3)	$20,741,922	$21,832,585	$21,442,300	$22,178,490	$21,148,070	$19,640,363	$17,668,813
Ending Number of Lease Contracts Outstanding	840,329	893,680	870,539	907,768	864,764	796,430	716,000
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.75%	0.94%	0.76%	0.75%	0.76%	0.65%	0.59%
61-90 Days	0.21%	0.22%	0.18%	0.18%	0.18%	0.14%	0.13%
91 Days or more	0.09%	0.11%	0.06%	0.07%	0.06%	0.05%	0.05%

Total	1.05%	1.27%	1.01%	1.00%	1.00%	0.85%	0.77%

(1)	Includes leases, if any, for Nissan and Infiniti motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

Nissan Lease Repossession and Credit Loss Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,				At or For the Twelve Months Ended March 31,
	2019		2018		2019	2018	2017	2016	2015
Ending Number of Lease Contracts Outstanding	633,637		678,358		656,636	693,754	662,725	616,035	549,473
Average Number of Lease Contracts Outstanding(3)	642,974		685,329		676,342	683,996	646,309	573,245	529,352
Repossessions:
Number of Repossessions	3,305		4,244		8,682	9,010	7,849	3,877	4,509
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	1.04	%(7)	1.25	%(7)	1.32%	1.30%	1.18%	0.63%	0.82%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	1.03	%(7)	1.24	%(7)	1.28%	1.32%	1.21%	0.68%	0.85%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$13,502,423		$14,266,508		$13,862,681	$14,639,236	$14,103,813	$13,041,429	$11,568,693
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$13,652,148		$14,421,208		$14,242,228	$14,457,605	$13,721,924	$12,229,956	$11,173,780
Gross Repossession Losses(5)	$42,731		$44,819		$94,994	$105,125	$91,931	$56,835	$43,162
Repossession Recoveries(5)	$12,031		$13,566		$24,521	$20,384	$20,441	$13,357	$9,563

Net Repossession Losses	$30,701		$31,253		$70,473	$84,740	$71,490	$43,478	$33,599
Average Net Repossession Loss per Liquidated Contract(6)	$9,289		$7,364		$8,117	$9,405	$9,108	$11,214	$7,452
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.45	%(7)	0.43	%(7)	0.49%	0.59%	0.52%	0.36%	0.30%

(1)	Includes leases, if any, for Nissan motor vehicles that the titling trust has sold to third parties but NMAC continues to service.
(2)	Numbers may not add to total due to rounding.
(3)	Average amounts calculated based on month-end data for the periods indicated.
(4)	Dollar amounts based on net book value of vehicles.
(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(6)	Dollars not in thousands.
(7)

The percentages for the six months ended September 30, 2018 and September 30, 2019 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

Infiniti Lease Repossession and Credit Loss Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,				At or For the Twelve Months Ended March 31,
	2019		2018		2019	2018	2017	2016	2015
Ending Number of Lease Contracts Outstanding	206,692		215,322		213,903	214,014	202,039	180,395	166,527
Average Number of Lease Contracts Outstanding(3)	211,563		215,147		215,452	209,200	191,104	168,427	167,599
Repossessions:
Number of Repossessions	997		1,067		2,261	1,958	1,476	1,109	913
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	0.96	%(7)	0.99	%(7)	1.06%	0.91%	0.73%	0.61%	0.55%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	0.94	%(7)	0.99	%(7)	1.05%	0.94%	0.77%	0.66%	0.54%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$7,239,499		$7,566,078		$7,579,619	$7,539,254	$7,044,256	$6,598,934	$6,100,121
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$7,400,026		$7,563,107		$7,599,323	$7,408,711	$6,892,624	$6,181,134	$6,130,345
Gross Repossession Losses(5)	$23,029		$23,953		$52,238	$54,397	$28,689	$23,052	$17,278
Repossession Recoveries(5)	$6,484		$7,250		$13,484	$10,548	$4,310	$3,346	$5,712

Net Repossession Losses	$16,546		$16,703		$38,754	$43,849	$24,379	$19,707	$11,566
Average Net Repossession Loss per Liquidated Contract(6)	$16,595		$15,654		$17,140	$22,395	$16,517	$17,770	$12,668
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.45	%(7)	0.44	%(7)	0.51%	0.59%	0.35%	0.32%	0.19%

(1)	Includes leases, if any, for Infiniti motor vehicles that the titling trust has sold to third parties but NMAC continues to service.
(2)	Numbers may not add to total due to rounding.
(3)	Average amounts calculated based on month-end data for the periods indicated.
(4)	Dollar amounts based on net book value of vehicles.
(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(6)	Dollars not in thousands.
(7)

The percentages for the six months ended September 30, 2018 and September 30, 2019 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

NMAC Total Lease Repossession and Credit Loss Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,				At or For the Twelve Months Ended March 31,
	2019		2018		2019	2018	2017	2016	2015
Ending Number of Lease Contracts Outstanding	840,329		893,680		870,539	907,768	864,764	796,430	716,000
Average Number of Lease Contracts Outstanding(3)	854,537		900,476		891,794	893,196	837,413	741,672	696,951
Repossessions:
Number of Repossessions	4,302		5,311		10,943	10,968	9,325	4,986	5,422
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	1.02	%(7)	1.19	%(7)	1.26%	1.21%	1.08%	0.63%	0.76%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	1.01	%(7)	1.18	%(7)	1.23%	1.23%	1.11%	0.67%	0.78%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$20,741,922		$21,832,585		$21,442,300	$22,178,490	$21,148,070	$19,640,363	$17,668,813
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$21,052,174		$21,984,315		$21,841,551	$21,866,316	$20,614,548	$18,411,090	$17,304,126
Gross Repossession Losses(5)	$65,761		$68,772		$147,232	$159,522	$120,620	$79,888	$60,440
Repossession Recoveries(5)	$18,514		$20,816		$38,006	$30,932	$24,751	$16,703	$15,275

Net Repossession Losses	$47,246		$47,956		$109,227	$128,589	$95,869	$63,185	$45,165
Average Net Repossession Loss per Liquidated Contract(6)	$10,982		$9,029		$9,981	$11,724	$10,281	$12,672	$8,330
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.45	%(7)	0.44	%(7)	0.50%	0.59%	0.47%	0.34%	0.26%

(1)	Includes leases, if any, for Nissan and Infiniti motor vehicles that the titling trust has sold to third parties but NMAC continues to service.
(2)	Numbers may not add to total due to rounding.
(3)	Average amounts calculated based on month-end data for the periods indicated.
(4)	Dollar amounts based on net book value of vehicles.
(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(6)	Dollars not in thousands.
(7)

The percentages for the six months ended September 30, 2018 and September 30, 2019 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

Residual Value Loss Experience

Set forth below is information concerning residual value loss experience and return rates for Nissan and Infiniti motor vehicles at termination. The residual value loss rates are indicated as the difference between the Initial ALG Residual and the actual amounts received for the off-lease vehicles (customer purchases and auction proceeds). In general, Contract Residuals reflect Initial ALG Residuals plus a small number of percentage points. See “The Sponsor—Determination of Residual Values” in this prospectus.

Nissan Residual Value Loss Experience(1)(2)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Total Number of Vehicles Scheduled to Terminate(1)	138,725	121,333	254,223	211,838	214,963	181,143	161,467
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$1,848,118,829	$1,632,668,970	$3,348,012,275	$2,874,358,527	$3,047,612,446	$2,579,160,459	$2,314,608,308
Number of Vehicles Returned to NMAC(4)	100,010	87,034	183,412	157,264	158,771	114,741	101,708
Vehicles Returned to NMAC Ratio	72.09%	71.73%	72.15%	74.24%	73.86%	63.34%	62.99%
Number of Vehicles going to Full Termination(5)	74,010	60,851	129,650	102,178	102,426	79,340	65,652
Full Termination Ratio(6)	53.35%	50.15%	51.00%	48.23%	47.65%	43.80%	40.66%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	$60,995,047	$26,730,143	$108,478,667	($141,445,652)	($288,441,905)	($156,641,247)	($61,151,593)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	$610	$307	$591	($899)	($1,817)	($1,365)	($601)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$1,351,174,019	$1,172,211,359	$2,426,076,586	$2,135,980,782	$2,246,269,939	$1,642,459,519	$1,474,513,341
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	4.51%	2.28%	4.47%	(6.62%)	(12.84%)	(9.54%)	(4.15%)
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	3.30%	1.64%	3.24%	(4.92%)	(9.46%)	(6.07%)	(2.64%)
Average Contract Residual Percentage of Adjusted MSRP	54.30%	53.67%	53.65%	54.27%	55.08%	54.91%	56.58%
Average Initial ALG Residual Percentage of Adjusted MSRP	46.19%	46.76%	45.53%	48.63%	49.52%	49.91%	51.08%
Percentage Difference	8.12%	6.90%	8.12%	5.64%	5.56%	5.00%	5.49%

(1)

Includes leases, if any, for Nissan motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Numbers may not add to total due to rounding.
(3)	ALG Residual for Standard Mileage Leases (15,000 miles/year) (not adjusted Maximum Residualized MSRP).
(4)

Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for dealer add-ins in accordance with NMAC policy. Includes lessee initiated early terminations.

(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.
(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.
(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

Infiniti Residual Value Loss Experience(1)(2)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2019	2018	2019	2018	2017	2016	2015
Total Number of Vehicles Scheduled to Terminate(1)	32,951	32,039	69,451	57,630	47,861	61,108	57,923
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$755,708,807	$737,714,210	$1,581,128,681	$1,392,492,992	$1,250,784,665	$1,569,765,690	$1,456,003,325
Number of Vehicles Returned to NMAC(4)	27,487	25,497	57,098	47,159	37,992	44,842	43,243
Vehicles Returned to NMAC Ratio	83.42%	79.58%	82.21%	81.83%	79.38%	73.38%	74.66%
Number of Vehicles going to Full Termination(5)	20,426	18,678	42,329	33,885	27,424	36,276	35,285
Full Termination Ratio(6)	61.99%	58.30%	60.95%	58.80%	57.30%	59.36%	60.92%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	($50,432,733)	($34,842,105)	($90,047,164)	($111,300,671)	($104,188,402)	($132,967,617)	($117,550,297)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	($1,835)	($1,367)	($1,577)	($2,360)	($2,742)	($2,965)	($2,718)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$630,934,671	$583,990,764	$1,297,064,529	$1,138,782,424	$984,859,360	$1,142,759,037	$1,078,020,513
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	(7.99%)	(5.97%)	(6.94%)	(9.77%)	(10.58%)	(11.64%)	(10.90%)
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	(6.67%)	(4.72%)	(5.70%)	(7.99%)	(8.33%)	(8.47%)	(8.07%)
Average Contract Residual Percentage of Adjusted MSRP	55.22%	55.01%	55.01%	56.39%	58.50%	60.54%	62.38%
Average Initial ALG Residual Percentage of Adjusted MSRP	47.69%	48.13%	47.18%	50.60%	52.72%	55.46%	55.88%
Percentage Difference	7.54%	6.88%	7.83%	5.79%	5.78%	5.09%	6.50%

(1)

Includes leases, if any, for Infiniti motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Numbers may not add to total due to rounding.
(3)	Excludes vehicles for which no ALG Residual is available due to the absence of an equivalent vehicle or contract term on the ALG tables.
(4)

Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for dealer add-ins in accordance with IFS policy. Includes lessee initiated early terminations.

(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.
(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.
(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the leases and the related leased vehicles on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases. It is expected that at the time the redemption option becomes available to the servicer, only the certificates will be outstanding.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. The base prepayment assumption (the “100% Prepayment Assumption” or “Prepayment Assumption”) assumes that the original principal balance of the leases will prepay as follows:

(1) In month one, prepayments will occur at 0.31% ABS and increase by 0.04% ABS each month until reaching 1.47% ABS in the 30th month of the life of the lease.

(2) In month 31, prepayments increase to 1.80% ABS and remain at that level until the 36th month of the life of the lease.

(3) In month 37, prepayments decrease to 1.45% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

1.	as of the cutoff date, eleven months have elapsed since the inception of the leases,

2.	all Monthly Payments are timely received and no lease is ever delinquent,

3.	all Monthly Payments are made according to the schedule set forth in Appendix C to this prospectus,

4.	no Repurchase Payment is made in respect of any lease,

5.	there are no losses in respect of the leases,

6.	payments on the notes and the certificates are made on the 15th day of each month, whether or not the day is a Business Day, commencing on February 15, 2020,

7.	the servicing fee rate is 1.00% per annum,

8.	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full),

9.

the Reserve Account is initially funded with an amount equal to (i) approximately $3,012,088.72 if the aggregate initial principal balance of the notes is $1,006,000,000 and (ii) approximately $3,765,099.45 if the aggregate initial principal balance of the notes is $1,257,500,000, and excess collections remaining after payment of principal of and interest on the notes and other expenses of the issuing entity are allocated to the reserve account until (i) on each payment date on or prior to the payment in full of the Class A-2 notes, the reserve account balance is equal to 0.50% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date, and (ii) and on each payment date following the payment in full of the Class A-2 notes, the reserve account balance is equal to 0.25% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date,

10.

the aggregate Securitization Value as of the cutoff date is (i) $1,204,835,486.25 if the aggregate initial principal balance of the notes is $1,006,000,000, based on a Securitization Rate of 7.00%, and (ii) $1,506,039,779.14 if the aggregate initial principal balance of the notes is $1,257,500,000, based on a Securitization Rate of 7.00%,

11.

the original principal balances of each class of notes are equal to the original principal balances set forth on the front cover of this prospectus except that (i) if the aggregate initial principal balance of the notes is $1,006,000,000, the original principal balance of the Class A-2a notes is $220,000,000 and the original principal balance of the Class A-2b notes is $220,000,000, and (ii) if the aggregate initial principal balance of the notes is $1,257,500,000, the original principal balance of the Class A-2a notes is $275,000,000 and the original principal balance of the Class A-2b notes is $275,000,000,

12.

(i) if the aggregate initial principal balance of the notes is $1,006,000,000, interest accrues on the Class A-1 notes at 1.92062% per annum, Class A-2a notes at 2.16% per annum, Class A-2b notes at 1.98438% per annum, Class A-3 notes at 2.19% per annum and Class A-4 notes at 2.27% per annum, and (ii) if the aggregate initial principal balance of the notes is $1,257,500,000, interest accrues on the Class A-1 notes at 1.92062% per annum, Class A-2a notes at 2.17% per annum, Class A-2b notes at 1.98438% per annum, Class A-3 notes at 2.19% per annum and Class A-4 notes at 2.27% per annum,

13.	the closing date is assumed to be January 27, 2020, and

14.

the servicer does not exercise its option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date on which the aggregate Securitization Value of the leases and leased vehicles allocated to the 2020-A SUBI is less than or equal to 10% of the initial aggregate Securitization Value of the leases and leased vehicles allocated to the 2020-A SUBI as of the cutoff date.

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal balance of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 25%, 50%, 75%, 100% and 125% of the Prepayment Assumption. As used in the table, “25% Prepayment Assumption” assumes that a lease will prepay at 25% of the Prepayment Assumption, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,006,000,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	87.34%	85.53%	83.63%	81.65%	79.58%
March 2020	74.56%	70.88%	67.02%	62.99%	58.76%
April 2020	61.68%	56.06%	50.18%	44.01%	37.54%
May 2020	48.68%	41.08%	33.11%	24.74%	15.94%
June 2020	35.57%	25.94%	15.82%	5.17%	0.00%
July 2020	22.37%	10.65%	0.00%	0.00%	0.00%
August 2020	9.06%	0.00%	0.00%	0.00%	0.00%
September 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	0.33	0.29	0.26	0.23	0.21

(1)

The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-1 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,257,500,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	87.35%	85.54%	83.65%	81.67%	79.61%
March 2020	74.59%	70.91%	67.06%	63.03%	58.81%
April 2020	61.72%	56.11%	50.24%	44.08%	37.62%
May 2020	48.74%	41.15%	33.19%	24.84%	16.05%
June 2020	35.65%	26.03%	15.93%	5.30%	0.00%
July 2020	22.46%	10.76%	0.00%	0.00%	0.00%
August 2020	9.17%	0.00%	0.00%	0.00%	0.00%
September 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	0.33	0.29	0.26	0.23	0.21

(1)

The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-2 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,006,000,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	98.20%
July 2020	100.00%	100.00%	99.50%	95.63%	91.55%
August 2020	100.00%	98.58%	94.23%	89.64%	84.78%
September 2020	98.71%	93.94%	88.90%	83.57%	77.91%
October 2020	94.69%	89.26%	83.52%	77.42%	70.92%
November 2020	90.64%	84.55%	78.08%	71.19%	63.83%
December 2020	86.57%	79.80%	72.59%	64.89%	56.63%
January 2021	82.48%	75.02%	67.05%	58.51%	49.33%
February 2021	73.46%	65.48%	56.94%	47.75%	37.81%
March 2021	67.05%	58.48%	49.27%	39.33%	28.52%
April 2021	51.73%	42.98%	33.54%	23.30%	12.12%
May 2021	36.99%	28.12%	18.52%	8.05%	0.00%
June 2021	22.33%	13.43%	3.75%	0.00%	0.00%
July 2021	17.43%	8.03%	0.00%	0.00%	0.00%
August 2021	6.72%	0.00%	0.00%	0.00%	0.00%
September 2021	1.47%	0.00%	0.00%	0.00%	0.00%
October 2021	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	1.24	1.16	1.09	1.02	0.94

(1)

The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-2 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,257,500,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	98.24%
July 2020	100.00%	100.00%	99.54%	95.67%	91.58%
August 2020	100.00%	98.61%	94.27%	89.68%	84.82%
September 2020	98.74%	93.97%	88.94%	83.60%	77.94%
October 2020	94.72%	89.30%	83.55%	77.45%	70.96%
November 2020	90.67%	84.58%	78.11%	71.22%	63.87%
December 2020	86.60%	79.83%	72.62%	64.92%	56.67%
January 2021	82.50%	75.05%	67.08%	58.54%	49.36%
February 2021	73.42%	65.44%	56.90%	47.72%	37.79%
March 2021	67.02%	58.45%	49.25%	39.31%	28.50%
April 2021	51.71%	42.97%	33.53%	23.30%	12.11%
May 2021	36.93%	28.07%	18.47%	8.01%	0.00%
June 2021	22.08%	13.19%	3.53%	0.00%	0.00%
July 2021	17.22%	7.83%	0.00%	0.00%	0.00%
August 2021	6.50%	0.00%	0.00%	0.00%	0.00%
September 2021	1.24%	0.00%	0.00%	0.00%	0.00%
October 2021	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	1.24	1.16	1.09	1.02	0.94

(1)

The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-3 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,006,000,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	95.64%
June 2021	100.00%	100.00%	100.00%	91.36%	76.55%
July 2021	100.00%	100.00%	97.18%	82.91%	66.99%
August 2021	100.00%	96.46%	83.29%	68.68%	52.23%
September 2021	100.00%	89.04%	74.76%	58.51%	39.26%
October 2021	90.25%	77.08%	62.22%	44.96%	23.74%
November 2021	77.22%	63.95%	48.84%	30.99%	8.40%
December 2021	69.81%	56.11%	40.37%	21.52%	0.00%
January 2022	61.23%	47.31%	31.19%	11.66%	0.00%
February 2022	52.79%	38.75%	22.36%	2.33%	0.00%
March 2022	43.62%	29.89%	13.93%	0.00%	0.00%
April 2022	27.43%	14.92%	0.41%	0.00%	0.00%
May 2022	15.44%	3.81%	0.00%	0.00%	0.00%
June 2022	3.60%	0.00%	0.00%	0.00%	0.00%
July 2022	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.08	1.98	1.86	1.73	1.60

(1)

The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-3 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,257,500,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	95.59%
June 2021	100.00%	100.00%	100.00%	91.10%	76.32%
July 2021	100.00%	100.00%	96.95%	82.70%	66.80%
August 2021	100.00%	96.21%	83.05%	68.46%	52.03%
September 2021	100.00%	88.76%	74.50%	58.27%	39.05%
October 2021	90.05%	76.89%	62.04%	44.80%	23.60%
November 2021	77.07%	63.81%	48.71%	30.87%	8.30%
December 2021	69.62%	55.94%	40.21%	21.38%	0.00%
January 2022	61.07%	47.16%	31.05%	11.54%	0.00%
February 2022	52.70%	38.65%	22.28%	2.25%	0.00%
March 2022	43.47%	29.75%	13.80%	0.00%	0.00%
April 2022	27.26%	14.76%	0.27%	0.00%	0.00%
May 2022	15.20%	3.59%	0.00%	0.00%	0.00%
June 2022	3.40%	0.00%	0.00%	0.00%	0.00%
July 2022	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.08	1.98	1.86	1.73	1.60

(1)

The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-4 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,006,000,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	88.31%
January 2022	100.00%	100.00%	100.00%	100.00%	42.81%
February 2022	100.00%	100.00%	100.00%	100.00%	0.00%
March 2022	100.00%	100.00%	100.00%	77.86%	0.00%
April 2022	100.00%	100.00%	100.00%	30.58%	0.00%
May 2022	100.00%	100.00%	60.79%	0.00%	0.00%
June 2022	100.00%	71.37%	21.41%	0.00%	0.00%
July 2022	64.13%	25.64%	0.00%	0.00%	0.00%
August 2022	14.48%	0.00%	0.00%	0.00%	0.00%
September 2022	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.53	2.46	2.37	2.22	1.99

(1)

The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-4 Note Balance Outstanding to Maturity

(Based on an Aggregate Initial Principal Balance of $1,257,500,000)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	87.83%
January 2022	100.00%	100.00%	100.00%	100.00%	42.44%
February 2022	100.00%	100.00%	100.00%	100.00%	0.00%
March 2022	100.00%	100.00%	100.00%	77.42%	0.00%
April 2022	100.00%	100.00%	100.00%	30.13%	0.00%
May 2022	100.00%	100.00%	60.06%	0.00%	0.00%
June 2022	100.00%	70.64%	20.80%	0.00%	0.00%
July 2022	63.82%	25.37%	0.00%	0.00%	0.00%
August 2022	14.47%	0.00%	0.00%	0.00%	0.00%
September 2022	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.53	2.46	2.37	2.22	1.99

(1)

The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

REPURCHASES AND REPLACEMENTS

In the three-year period ending December 31, 2019, no assets securitized by NMAC were the subject of a demand to repurchase or replace for breach of the representations and warranties. NMAC, as securitizer, discloses in a report on Form ABS-15G all fulfilled and unfulfilled repurchase requests for securitized leases and leased vehicles that were the subject of a demand to repurchase. Please refer to the Form ABS-15G filed by NMAC on January 25, 2019 for additional information. The CIK number of NMAC is 0001540639.

NOTE FACTORS AND TRADING INFORMATION

The “Note Factor” for a class of notes will be a seven-digit decimal that the servicer will compute for each payment date, which will represent the remaining outstanding principal balance of each class of notes, as of such payment date (after giving effect to payments made on such payment date), expressed as a fraction of the initial outstanding principal balance of such class of notes. Each Note Factor will initially be 1.0000000 and will thereafter decline to reflect reductions in the principal balance of the related class of notes. A noteholder’s portion of the principal balance of the notes will be the product of (i) the original denomination of the note and (ii) the applicable Note Factor, as the case may be.

Pursuant to the Indenture, the registered holders of the notes (other than the retained notes, if any, which may be issued as definitive notes) will be Cede & Co. (“Cede”) as the nominee of the Depository Trust Company (“DTC”), unless definitive notes are issued under the limited circumstances described under “The Notes—Definitive Notes” in this prospectus. Registered holders of the notes will receive monthly reports from the indenture trustee concerning payments received on or in respect of the leases and the leased vehicles, the Note Factor for each class of notes and various other items of information. Note owners may obtain copies of such reports upon a request in writing to the indenture trustee at its corporate trust office. In addition, note owners will be furnished information for tax reporting purposes during each calendar year, not later than the latest date permitted by law. For further details concerning information furnished to noteholders and note owners and the certificateholder, the servicer’s compliance statement, the servicer’s assessment of compliance with servicing criteria and the annual attestation report prepared by the independent registered public accounts as to the servicer’s assessment of compliance with servicing criteria, you should refer to “The Notes—Noteholder Communication; List of Noteholders” and “Distributions on the Notes—Payment Date Certificate”, “The Notes—Book-Entry Registration”, “—Definitive Notes,” “Description of the Servicing Agreement—Evidence as to Compliance” and “Description of the Indenture—Reports and Documents by Indenture Trustee to Noteholders” in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds from the sale of the notes—proceeds from the sale of the notes minus the underwriting discount in the amount of $ , payable to the underwriters—to acquire the 2020-A SUBI certificate from NILT Trust. NILT Trust may use all or any portion of the net proceeds of the sale of the 2020-A SUBI certificate to the depositor to purchase the beneficial interest in additional leases, leased vehicles and other assets associated with such leases and leased vehicles and NILT Trust or its affiliates may apply all or any portion of the net proceeds of the sale of the 2020-A SUBI certificate to the depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a loan agreement facility. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrative agent and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as reallocation proceeds. No expenses incurred in connection with the selection and acquisition of the pool assets will be payable from the proceeds from the sale of the notes.

THE NOTES

General

The notes will be issued under the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the finalized Indenture, together with the other Basic Documents, will be filed with the SEC on Form 8-K on or prior to the date the final prospectus is required to be filed.

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any retained notes will be issued as definitive notes. The notes issued in book-entry form initially will be registered in the name of Cede, the nominee of DTC. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “note owner”) will be entitled to receive a certificate representing that owner’s note, except as set forth below. Unless and until notes (other than retained notes, if any) are issued in Definitive Form under the limited circumstances described in “The Notes—Definitive Notes” in this prospectus, all references herein to distributions, notices, reports and statements to noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of note owners in accordance with DTC procedures. See “The Notes—Book-Entry Registration” and “—Definitive Notes” below.

Book-Entry Registration

The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. Neither NMAC nor NALL II has independently verified the accuracy of this information.

Each class of notes offered by this prospectus (other than retained notes, if any) will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Noteholders may hold beneficial interests in the notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders will refer to actions taken by DTC upon instructions from direct participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the indenture trustee as noteholders and will only be able to exercise their collective rights as holders of notes of the related class indirectly through DTC, the direct participants and the indirect participants, as further described below. In connection with such indirect exercise of rights through the DTC system, noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of direct participants that in turn can only act on behalf of indirect participants, the ability of a noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes. See “Risk Factors—Because the notes are in book-entry form, your rights can only be exercised indirectly” in this prospectus.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over many countries that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants” and, together with the direct participants, “participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchasers of notes under the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the indenture trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the indenture trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the indenture trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the indenture trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

The depositor, the trustee of the issuing entity or the administrative agent may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “—Definitive Notes” below.

None of the servicer, the depositor, the administrative agent, the indenture trustee or owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The notes (other than retained notes, if any) will be issued in fully registered, certificated form (“definitive notes”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1. DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and none of the depositor, the owner trustee of the issuing entity and the administrative agent is able to locate a qualified successor;

2. the depositor, the owner trustee or the administrative agent at its option, to the extent permitted by applicable law, elects to terminate the book-entry system through DTC; or

3. after the occurrence of an Event of Default, holders representing at least a majority of the aggregate outstanding principal balance of the notes, voting as a single class, advise the indenture trustee through DTC and its direct participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes is no longer in the best interests of the noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all noteholders through DTC’s direct participants of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue those notes as definitive notes to the noteholders.

Payments on the definitive notes will be made by the indenture trustee directly to the holders of the definitive notes in accordance with the procedures set forth in this prospectus and in the Indenture. Interest and principal payments on the notes on each payment date will be made to the holders in whose names the definitive notes or certificates were registered at the close of business on the related record date. Payments will be made by check mailed to the addresses of such holders as they appear on the note register except that a noteholder with notes having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the indenture trustee at least five Business Days prior to the record date. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive notes at the office or agency specified in the notice of final payment to noteholders. The issuing entity or the administrative agent will provide such notice to the indenture trustee not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur and, within two Business Days following receipt of such notice, the indenture trustee, in the name and on behalf of the issuing entity, will notify each registered noteholder.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Noteholder Communication; List of Noteholders

A Note Owner or, to the extent definitive notes have been issued, a noteholder (collectively, “investors”) may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide a certification to the effect that the investor is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the depositor, such as trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). In each monthly distribution report on Form 10-D under the Exchange Act with respect to the issuing entity, the depositor will include disclosure regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the Basic Documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the Basic Documents and a description of the method other investors may use to contact the requesting investor. The sponsor and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

Three or more holders of the notes of any class or one or more holders of notes of that class evidencing not less than 25% of the aggregate outstanding principal balance of notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the Indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

The note registrar will furnish or cause to be furnished to the indenture trustee, the owner trustee, the servicer or the administrative agent, within 15 days after receipt by the note registrar of a written request therefrom, a list of the names of all noteholders of record as of the most recent applicable record date.

Payments of Interest

The Class A-1 notes, the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will constitute “fixed rate notes,” and will bear interest at a fixed rate per annum. If issued, the Class A-2b notes will constitute “floating rate notes,” and will bear interest at a variable rate per annum based on a benchmark, which will initially be LIBOR. Interest on the principal balances of all classes of the notes will accrue at the respective per annum interest rates set forth in “Summary—Terms of the Notes—Per annum interest rates” in this prospectus (each, an “note rate”) and will be payable to the noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (each a “payment date”), commencing February 18, 2020. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in the city and state where the corporate trust office of the indenture trustee is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

Interest on the outstanding principal balance of the Class A-1 notes and each class of the floating rate notes, if any, will accrue at the related note rate from and including the most recent payment date on which interest has been paid (or from and including the closing date with respect to the first payment date) to but excluding the current payment date (each, an “Accrual Period” with respect to the Class A-1 notes and each class of the floating rate notes, if any). Interest on the outstanding principal balance of each class of fixed rate notes (other than the Class A-1 notes) will accrue at the related note rate from and including the 15th day of the preceding calendar month (or from and including the closing date with respect to the first payment date) to but excluding the 15th day of the current calendar month (each, an “Accrual Period” with respect to each such class of notes). Interest on the Class A-1 notes and each class of the floating rate notes, if any, will be calculated on the basis of the actual number of days in the related Accrual Period divided by 360, and interest on each class of fixed rate notes other than the Class A-1 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first payment date, the related Accrual Period for the Class A-1 notes and the floating rate notes, if any, shall be days and for all other classes of notes shall be days.

Interest accrued but not paid on any payment date will be due on the next payment date, together with interest on that amount at the applicable note rate (to the extent lawful). Interest payments on the notes will generally be made after the Total Servicing Fee has been paid, certain Advances and expenses have been reimbursed to the servicer. See “Security for the Notes—The Accounts—The Reserve Account” and “Distributions on the Notes” in this prospectus.

Interest payments to each class of notes will have the same priority. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date, in which case the holders of the notes will receive their ratable share (based upon the aggregate amount of interest due to that class of notes) of the aggregate amount available to be distributed in respect of interest on the notes.

The certificates will be subordinated to the notes so that, if other sources available to make payments of principal and interest on the notes are insufficient, amounts that otherwise would be distributed to the certificateholder generally will be available for that purpose, as more fully described under “The Notes—Principal” and “Distributions on the Notes” in this prospectus.

Calculation of Floating Rate Interest

Subject to the occurrence of an Alternate Rate Event as discussed below, the floating rate notes, if any, will bear interest during each applicable Accrual Period at a rate per annum determined by the London Interbank Offer Rate for one-month U.S. dollar deposits (“LIBOR”) plus a spread. If the sum of the Benchmark and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any Accrual Period, then the interest rate for such class of floating rate notes for such Accrual Period will be deemed to be 0.00%.

The rate of interest on the floating rate notes will be reset for each Accrual Period on the first day of the applicable Accrual Period (each such date, an “Interest Reset Date”).

The “Calculation Agent” will initially be the indenture trustee and, thereafter, any other person designated by the indenture trustee to act in such capacity; provided, that after the occurrence of an Alternate Rate Event, the Calculation Agent will be the administrative agent or any other person designated by the administrative agent in such capacity. The Calculation Agent will calculate the interest rates on the floating rate notes and deliver to the servicer written notice on each Interest Determination Date of such rates (which may be in electronic form). All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the floating rate notes. All percentages resulting from any calculation on the floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the floating rate note will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent may be removed by the issuing entity at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the issuing entity, the issuing entity will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits and which does not control or is not controlled by or under common control with the issuing entity or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

Subject to the occurrence of an Alternate Rate Event as discussed below, the Benchmark will be calculated for each Accrual Period (i) prior to the occurrence of an Alternate Rate Event, on the day that is two London Business Days prior to the related Interest Reset Date, and (ii) after the occurrence of an Alternate Rate Event, on such other day as determined in accordance with the applicable Alternative Rate Conforming Changes (each such date, an “Interest Determination Date”). LIBOR for each Accrual Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, and subject to the occurrence of an Alternate Rate Event, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, after consultation with the administrative agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal balance that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent, after consultation with the administrative agent, for loans in U.S. dollars to leading European banks in a principal balance that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, then, subject to the occurrence of an Alternate Rate Event, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date. For the avoidance of doubt, prior to an Alternate Rate Event, in no event will the Calculation Agent be responsible for, other than as set forth in this paragraph, determining LIBOR or any substitute for LIBOR if such rate does not appear on the Designated LIBOR Page.

Notwithstanding the preceding paragraphs, if NMAC determines that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark (such determination, an “Alternate Rate Event”), the Alternative Benchmark Rate and the Benchmark Spread Adjustment determined by NMAC will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all such determinations on subsequent dates. Promptly following the determination by NMAC of an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date, NMAC will provide written notice to the indenture trustee of such determination. However, if the initial Alternative Benchmark Rate is any rate other than Term SOFR and the Calculation Agent later determines that Term SOFR can be determined, the Calculation Agent may designate Term SOFR as the new Alternative Benchmark Rate and if so designated, Term SOFR together with a new Benchmark Spread Adjustment for Term SOFR, will replace the then-current Benchmark on the next Interest Determination Date for Term SOFR.

Any determination, decision or election that may be made by NMAC, the Calculation Agent or any other person in connection with an Alternate Rate Event or an Alternative Benchmark Rate as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in such person’s sole discretion, and, notwithstanding anything to the contrary in the Basic Documents, will become effective without the consent of any other person. Notwithstanding anything to the contrary in the Basic Documents, none of the issuing entity, the indenture trustee, the owner trustee, the Calculation Agent, the administrative agent, NMAC, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Alternative Rate Trigger, Alternative Benchmark Rate, Benchmark Spread Adjustment, Alternative Benchmark Replacement Date, Alternative Rate Conforming Changes or any other matters related to or arising in connection with the foregoing, and by accepting a note or a beneficial interest therein, each noteholder will be deemed to waive and release any and all claims against the issuing entity, the indenture trustee, the owner trustee, the Calculation Agent, the administrative agent, NMAC, the depositor or the servicer relating thereto.

“Alternative Benchmark Rate” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) Term SOFR;

(ii) the compounded average of the SOFRs for the applicable tenor (e.g., one-month and disregarding business day adjustments), as calculated (x) using the methodology and calculation conventions established or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) and (y) if the compounded average cannot be determined in accordance with the foregoing clause (x), as determined by NMAC in its reasonable discretion, then using the methodology and calculation conventions selected by NMAC in its reasonable discretion;

(iii) the alternate rate of interest that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) as the replacement for the then-current Benchmark for the applicable tenor (e.g., one-month, and disregarding business day adjustments) of the then-current Benchmark; and

(iv) the alternate rate of interest selected by NMAC in its reasonable discretion after consulting any source NMAC deems to be reasonable as a substitute for the then-current Benchmark, for such Interest Determination Date.

“Alternative Benchmark Replacement Date” means:

(i) in the case of clause (i) or (ii) of the definition of “Alternative Rate Trigger”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii) in the case of clause (iii) or (iv) of the definition of “Alternative Rate Trigger” the date determined by the Calculation Agent.

For the avoidance of doubt, if the event giving rise to the Alternative Benchmark Replacement Date occurs on an Interest Determination Date, but earlier than the applicable reference time for that Alternative Benchmark Determination Date, the Alternative Benchmark Replacement Date will be deemed to have occurred prior to the applicable reference time for such determination.

“Alternative Rate Conforming Changes” means, in connection with any determination and calculation of the Alternative Benchmark Rate and the Benchmark Spread Adjustment, any adjustments to the day count, business day convention, the definition of business day, interest determination dates and any other related provisions and definitions or any other relevant methodology for calculating any alternative rate or any related technical, administrative or operational changes, in each case that, in NMAC’s reasonable discretion are not inconsistent with accepted market practice for asset-backed securities or securitization financing transactions or applicable regulatory or legislative action or guidance for the use of such alternative rate for securities such as the notes.

“Alternative Rate Trigger” means the occurrence of any of the following events:

(i) a public statement or publication of information is made by or on behalf of IBA, including by any regulatory authority having authority over IBA, announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(ii) a public statement or publication of information is made by any central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(iii) NMAC has directed that an alternative benchmark rate be used in substitution for, or in lieu of, LIBOR for the calculation of interest on any floating rate asset-backed securities issued in an existing or future securitization transaction sponsored by NMAC; or

(iv) LIBOR is not published on the Designated LIBOR Page (or such other page as may replace the page on that service for the purpose of displaying the London interbank offered rate for one-month or three-month United States dollar deposits) for five consecutive London Business Days.

“Benchmark” means (a) initially, LIBOR and (b) if an Alternate Rate Event has occurred with respect to LIBOR or the then-current Benchmark, the applicable Alternative Benchmark Rate, plus the Benchmark Spread Adjustment.

“Benchmark Spread Adjustment” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Federal Reserve Board or a Federal Reserve Bank (or a committee officially endorsed or convened by the Federal Reserve Board or a Federal Reserve Bank) for the Alternative Benchmark Rate;

(ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been used as the spread adjustment for the calculation of interest on any floating rate asset-backed securities issued in a securitization transaction sponsored by NMAC that calculates interest by reference to the Alternative Benchmark Rate; or

(iii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by NMAC in its reasonable discretion for the replacement of the then-current Benchmark for such Interest Determination Date.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR 01 Page, or any successor service or any other page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“SOFR” means, with respect to any date of determination, the secured overnight financing rate for the applicable tenor published on such date by the Federal Reserve Bank of New York (or any successor administrator of the benchmark rate).

“Term SOFR” means, the forward-looking term rate for the applicable tenor (e.g., one-month, and disregarding business day adjustments) based on SOFR that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York).

Principal

The allocation of principal balance between the Class A-2a notes and the Class A-2b notes will be determined on the day of pricing of the notes. The principal balance of the Class A-2 notes may be allocated in a number of different ways, including a scenario in which the principal balance is allocated entirely to the Class A-2a notes, with no principal balance allocated to the Class A-2b notes, in which case no Class A-2b notes would be issued. If the issuing entity issues notes with an aggregate initial principal balance of $1,006,000,000, up to $220,000,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes. If the issuing entity issues notes with an aggregate initial principal balance of $1,257,500,000, up to $275,000,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes.

Until the notes have been paid in full, principal payments to noteholders will be made on each payment date in the amount and order of priority described under “Distributions on the Notes” in this prospectus. Generally, on each payment date, noteholders will be entitled to receive an amount (the “Principal Distribution Amount”) equal to the sum of (i) the Optimal Principal Distributable Amount, and (ii) any Principal Carryover Shortfall as of the preceding payment date; provided, however, that on or after the Final Scheduled Payment Date for any class of notes, and so long as no Event of Default has been declared, the Principal Distribution Amount will equal, until the principal balance of such class is reduced to zero, the greater of (a) such principal balance, and (b) the sum of (A) the Optimal Principal Distributable Amount, and (B) any Principal Carryover Shortfall as of the preceding payment date; provided, further, that if the amount on deposit in the Reserve Account after giving effect to all deposits and withdrawals on such payment date is greater than or equal to the balance of the notes then outstanding and all accrued and unpaid interest, such amount will be used to retire the then outstanding notes.

Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the aggregate Securitization Value of the SUBI Assets and the aggregate amount of principal paid in respect of a class of notes will not exceed its initial note balance.

The funds available to make principal distributions on a payment date (the “Available Principal Distribution Amount”) will be an amount equal to the excess, if any, of (a) the sum of (i) Available Funds remaining after the servicer has been paid the payment date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods) and (ii) the Reserve Account Draw Amount over (b) accrued interest has been paid on the notes on that payment date. Principal payments will be made to securityholders on each payment date in an amount equal to (i) the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount, or (ii) upon the occurrence of an Event of Default that results in the acceleration of the notes, and unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the notes (the “Monthly Principal Distributable Amount”).

The “Principal Carryover Shortfall” will mean, as of the close of business on any payment date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

On each payment date, unless the maturity of the notes has been accelerated following an Event of Default, principal payments shall be made sequentially so that no principal will be paid on any class of notes until each class of notes with a lower numerical designation has been paid in full. Thus, no principal will be paid on the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable) until the principal of the Class A-1 notes has been paid in full, no principal will be paid on the Class A-3 notes until the principal of the Class A-1 notes and the Class A-2 notes has been paid in full and no principal will be paid on the Class A-4 notes until the principal of the Class A-1 notes, the Class A-2 notes and the Class A-3 notes has been paid in full.

On any payment date, the “note balance” will equal the initial note balance reduced by all payments of principal made on or prior to such payment date on the notes.

On each payment date after the maturity of the notes has been accelerated following an Event of Default, principal will be allocated first to the Class A-1 notes, until they have been paid in full, second, pro rata among all other classes of the notes until they have been paid in full, and third, to the certificates. See “Distributions on the Notes” and “Description of the Indenture—Events of Default” in this prospectus.

The “Optimal Principal Distributable Amount” for any payment date and the related Collection Period will equal the sum of the following amounts:

•

for each leased vehicle for which the related lease did not terminate during that Collection Period, the difference between the Securitization Value of the lease at the beginning and at the end of that Collection Period,

•	for each leased vehicle for which the related lease reached its Lease Maturity Date during that Collection Period, the Securitization Value of the lease as of the Lease Maturity Date,

•	for each leased vehicle purchased by the servicer before its Lease Maturity Date during that Collection Period, the Repurchase Payment, and

•

for each lease terminated prior to its Lease Maturity Date that becomes a defaulted lease during that Collection Period or that became subject to an Early Lease Termination or Casualty Termination during that Collection Period, the Securitization Value of the lease as of the effective date of the termination of such lease.

To the extent not previously paid prior to such dates, the outstanding principal balance of each class of notes will be payable in full on the payment date in the months specified below (each, a “Final Scheduled Payment Date”):

•	for the Class A-1 notes, February 16, 2021;

•	for the Class A-2a notes and the Class A-2b notes, May 16, 2022;

•	for the Class A-3 notes, January 17, 2023; and

•	for the Class A-4 notes, April 15, 2025.

The actual date on which the outstanding principal balance of any class of notes is paid may be later or significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” and “Maturity and Prepayment Considerations” in this prospectus.

Bankruptcy Provisions

Each of the parties to the Basic Documents, and each noteholder, by accepting the note or beneficial interests in the notes, will covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under the related Securitized Financing (as defined below) have been paid in full, it will not institute against, or join any other person instituting against the depositor, NILT, Inc., the titling trust, NILT Trust, the issuing entity, the UTI Beneficiary, and any other special purpose entity that is an affiliate of the depositor, NILT Trust or the UTI Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. A “Securitized Financing” is (i) any financing transaction undertaken by the depositor or the UTI Beneficiary, or any of their affiliates, that is secured directly or indirectly, by any assets of the titling trust or the UTI, a SUBI or any interest therein and any financing undertaken in connection with the issuance, pledge or assignment of the UTI or a SUBI, (ii) any sale, lease or other transfer by the depositor, or the UTI Beneficiary, or any of their affiliates, of an interest in the UTI or a SUBI, or (iii) any other asset securitization, secured loan or similar transaction including assets of the titling trust or any beneficial interest in such assets or the titling trust.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the Basic Documents, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the notes. However, such notes will not be considered outstanding for voting purposes unless the issuing entity, the depositor, the servicer or any of their respective affiliates, either individually or collectively constitute all the owners of all the notes outstanding. See “The Issuing Entity,” “Description of the Trust Agreement—Restrictions on Actions by Owner Trustee,” “—Resignation and Removal of the Owner Trustee,” and “Description of the Servicing Agreement—Removal or Replacement of the Servicer” in this prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the Trust Agreement in definitive form. Payments on the certificates will be subordinated to payments on the notes. The certificates will not bear interest.

Principal

Payments will be made to the certificateholders on each payment date in the priority and in the amount set forth under “Distributions on the Notes” in this prospectus. No payment will be made to the certificateholders on any payment date until all principal of and interest on the notes that is due and payable on that payment date has been paid in full. See “The Notes—Principal” in this prospectus.

SECURITY FOR THE NOTES

General

On the closing date, the issuing entity will pledge the 2020-A SUBI certificate, the Reserve Account and the other property of the issuing entity to the indenture trustee for the benefit of the noteholders to secure the issuing entity’s obligations under the notes. See “The Issuing Entity—Property of the Issuing Entity” in this prospectus.

The Accounts

The SUBI Collection Account

On or prior to the closing date, the servicer will establish a trust account in the name of the indenture trustee until the principal balance of the notes has been reduced to zero, and thereafter, in the name of the issuing entity, for the benefit of the holders of interests in the 2020-A SUBI, into which Collections on or in respect of the leases and the leased vehicles, and other payments received will generally be deposited (the “SUBI Collection Account”) within two Business Days after identification unless the Monthly Remittance Condition is met. As of the closing date, the Monthly Remittance Condition will not be met. In addition, the servicer may, pursuant to the Servicing Supplement, elect to deduct Reimbursable Expenses prior to depositing amounts distributable to the issuing entity into the SUBI Collection Account.

“Reimbursable Expenses” means, with respect to each lease or leased vehicle allocated to the 2020-A SUBI, the costs or expenses incurred by the servicer (including a legal proceeding to repossess the leased vehicle) to protect or otherwise enforce the interests of the titling trust, the titling trustee on behalf of the titling trust or the holder of the 2020-A SUBI certificate in that lease or leased vehicle. See “Description of the Servicing Agreement—Servicing Compensation” in this prospectus.

On each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and payment date will be deposited into the SUBI Collection Account: Advances made by the servicer and, in the case of an Optional Purchase, the Optional Purchase Price. See “Description of the Servicing Agreement—Collections” in this prospectus.

On each payment date, pursuant to instructions from the servicer, the indenture trustee shall transmit or shall cause to be transmitted the sum of all Available Funds from the SUBI Collection Account for the related Collection Period in the amounts and in the priority, and to such accounts as set forth under “Distributions on the Notes” in this prospectus.

Unless the servicer elects to deduct Reimbursable Expenses as described above in “—The SUBI Collection Account,” if, on any date, the servicer supplies the titling trustee and the indenture trustee with an officer’s certificate setting forth the calculations for Reimbursable Expenses, the titling trustee shall remit to the servicer, without interest and before any other distribution from the SUBI Collection Account on that date, monies from the SUBI Collection Account representing such Reimbursable Expenses.

The Reserve Account

On or before the closing date the servicer, on behalf of the issuing entity will establish a trust account in the name of the indenture trustee (the “Reserve Account”). The Reserve Account will be established to provide additional security for payments on the notes. On each payment date, amounts on deposit in the Reserve Account, together with Available Funds, will be available to make certain distributions, as described under “Distributions on the Notes” in this prospectus.

The Reserve Account initially will be funded by a deposit therein of (i) approximately $3,012,088.72 if the aggregate initial principal balance of the notes is $1,006,000,000, or (ii) approximately $3,765,099.45 if the aggregate initial principal balance of the notes is $1,257,500,000, in each case representing approximately 0.25% of the aggregate Securitization Value of the related pool of leases and the related leased vehicles as of the cutoff date, and the amounts on deposit in the Reserve Account will be pledged to the indenture trustee for the benefit of the noteholders and the certificateholders. The Reserve Account will thereafter be funded by the deposit therein of the amount remaining in the SUBI Collection Account after the payments in clauses (a) through (d) under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” have been made on such payment date (the “Excess Amounts”), if any, to the extent necessary to cause the amount on deposit in the Reserve Account to equal the Reserve Account Requirement.

The “Reserve Account Requirement” (i) if no Class A-2b notes are issued, will be 0.25% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date, or (ii) if Class A-2b notes are issued, (a) on each payment date on or prior to the payment in full of the Class A-2 notes, will be 0.50% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date , and (b) on each payment date following the payment in full of the Class A-2 notes, will be 0.25% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date. Notwithstanding the foregoing, on any payment date (after taking into account all distributions from the SUBI Collection Account on such date) on which the note balance is zero, the Reserve Account Requirement will be an amount equal to $0.

The Distribution Accounts

On or before the closing date, (a) the depositor, on behalf of the issuing entity, will establish a trust account in the name of the indenture trustee for the benefit of the noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account” and together with the SUBI Collection Account and the Reserve Account, collectively, the “Accounts”), and (b) the owner trustee, at the direction of the depositor, will establish a trust account in the name of the owner trustee on behalf of the certificateholder, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the certificateholder will be deposited and from which all distributions to the certificateholder will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution Accounts”). For further information regarding these deposits and payments, you should refer to “—The SUBI Collection Account” and “—The Reserve Account” in this prospectus.

On or before each payment date, (a) the indenture trustee shall deposit or cause to be deposited from the SUBI Collection Account and (b) the indenture trustee shall deposit or cause to be deposited from the Reserve Account, if necessary, the amounts allocable to the noteholders and the certificateholder, as set forth in “Distributions on the Notes” in this prospectus for the related payment date in the Note Distribution Account and the Certificate Distribution Account, respectively. On each payment date, the trustees will distribute the allocated amounts for the related Collection Period to the securityholders.

Maintenance of the Accounts

The Accounts and the Certificate Distribution Account generally will be maintained with the indenture trustee or the owner trustee, as the case may be, so long as either (a) the short-term unsecured debt obligations of the indenture trustee or the owner trustee, as the case may be, are rated in the highest short-term rating category by each of the hired rating agencies (excluding any “+” signs associated with such rating) or (b) the indenture trustee or the owner trustee, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating acceptable to each hired rating agency and corporate trust powers and the related Account or Certificate Distribution Account, as the case may be, is maintained in a segregated trust account of the indenture trustee or the owner trustee, as the case may be (the “Required Deposit Rating”). Each of the Accounts and the Certificate Distribution Account will be segregated trust accounts. If the indenture trustee at any time does not have the Required Deposit Rating or if the servicer notifies the indenture trustee that an Account should be moved, the servicer shall, with the assistance of the indenture trustee, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any constituent state of the United States that has the Required Deposit Rating. If the owner trustee, or such other party holding the Certificate Distribution Account does not at any time have the Required Deposit Rating or if a majority of certificateholders notify the owner trustee that the Certificate Distribution Account should be moved, the owner trustee, or the depositor on behalf of the owner trustee, if the Certificate Distribution Account is not then held by the owner trustee or an affiliate thereof, shall establish a new account at a depository institution or trust company meeting such Required Deposit Rating and move any funds.

On the payment date on which all of the notes have been paid in full and following payment of any remaining obligations of the issuing entity under the Basic Documents, any amounts remaining on deposit in the Accounts—after giving effect to all withdrawals therefrom and deposits thereto in respect of that payment date—will be paid to the holder of the certificates.

Permitted Investments

When funds are deposited in (a) the SUBI Collection Account and (b) the Reserve Account, they will be invested at the direction of the servicer in one or more Permitted Investments. “Permitted Investments” will be limited to highly rated obligations or obligations backed by the full faith and credit of the U.S. government, certificates of deposit fully insured by the Federal Deposit Insurance Corporation, and instruments or securities that meet the criteria of each hired rating agency from time to time as being consistent with its then-current ratings of the notes which mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents. On each payment date, all net income or other gain from the investment of funds on deposit in the Reserve Account and the SUBI Collection Account in respect of the related Collection Period will be deposited into the Reserve Account or the SUBI Collection Account, as applicable, and thereafter paid to the servicer on any Business Day on or after which such amount is deposited in such account.

DISTRIBUTIONS ON THE NOTES

As more fully described under “The SUBI” in this prospectus, the 2020-A SUBI certificate will evidence a beneficial interest in the SUBI Assets, which comprise leases and related leased vehicles having an aggregate Securitization Value as of the cutoff date of (i) $1,204,835,486.25 (based on a Securitization Rate of 7.00%) if the aggregate initial principal balance of the notes is $1,006,000,000 and (ii) $1,506,039,779.14 (based on a Securitization Rate of 7.00%) if the aggregate initial principal balance of the notes is $1,257,500,000. On or prior to the tenth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a “determination date”), the servicer will inform the trustees and each paying agent of, among other things, the amount of (a) Collections described in clauses (1) through (11) under “Description of the Servicing Agreement—Collections” in this prospectus, (the “Collections”), (b) Advances to be made by the servicer, (c) the Servicing Fee payable to the servicer, in each case with respect to the calendar month immediately preceding the month in which the related payment date occurs (each, a “Collection Period”), (d) the Optimal Principal Distributable Amount and (e) based on Available Funds and other amounts available for distribution on the related payment date as described below, the amount to be distributed to the securityholders.

The trustees will make distributions to the securityholders out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the servicer, the securityholders will be determined in the manner described below.

Determination of Available Funds

The amount of funds available for distribution on a payment date will generally equal the sum of Available Funds and amounts on deposit in the Reserve Account.

“Available Funds” for a payment date and the related Collection Period will equal the sum of: (a) Collections, (b) Advances required to be made by the servicer, and (c) in the case of an Optional Purchase, the Optional Purchase Price.

The “Available Funds Shortfall Amount” for a payment date and the related Collection Period will equal the amount by which Available Funds are less than the amount necessary to make all of the distributions in clauses (a) through (d) of the first paragraph under “—Deposits to the Distribution Accounts; Priority of Payments—SUBI Collection Account” in this prospectus, except that the Principal Distribution Amount rather than the Monthly Principal Distributable Amount will be used for purposes of clause (d).

Deposits to the Distribution Accounts; Priority of Payments

SUBI Collection Account. On each payment date (so long as the maturity of the notes has not been accelerated, or, if the maturity of the notes has been accelerated, such acceleration has been rescinded), the servicer will allocate amounts on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee to cause the following deposits and distributions to be made in the following amounts, to the extent of available amounts on deposit in the 2020-A SUBI Collection Account for such payment date, and order of priority:

(a)	to the servicer, the Payment Date Advance Reimbursement,

(b)	to the servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)

to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of notes, to pay (x) interest due on the outstanding notes on that payment date (including any overdue interest) and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable note rate,

(d)

to the Note Distribution Account, (i) the Monthly Principal Distributable Amount, which will be allocated to pay principal first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth, to the Class A-4 notes, until they have been paid in full, unless the maturity of the notes has been accelerated following an Event of Default, or (ii) if the maturity of the notes has been accelerated following an Event of Default (unless and until such acceleration has been rescinded), the Monthly Principal Distributable Amount, first to the Class A-1 notes until they have been paid in full and then second, pro rata, to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes and the Class A-4 notes until they have been paid in full,

(e)

while any of the notes remain outstanding and unless the maturity of the notes has been accelerated following an Event of Default, to the Reserve Account, the Excess Amounts, until the Reserve Account Requirement has been satisfied,

(f)

to the indenture trustee and the Calculation Agent, as applicable, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the Indenture but only to the extent that such fees, expenses or indemnity payments, as applicable, have been outstanding for at least 60 days,

(g)

to the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days,

(h)

to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days, and

(i)	any remaining funds to the Certificate Distribution Account for distribution to the certificateholders, as beneficial owners of the issuing entity.

The “Payment Date Advance Reimbursement” for a payment date will equal the sum of all (a) outstanding Sales Proceeds Advances (1) in respect of leased vehicles that were sold during the related Collection Period (other than a sale to the servicer pursuant to the Servicing Supplement) and (2) that have been outstanding as of the end of that Collection Period for at least 90 days and (b) Monthly Payment Advances as to which the related lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days.

Reserve Account. On each payment date, after taking into account amounts available to be distributed to securityholders from the SUBI Collection Account, the servicer will allocate the Reserve Account Draw Amount on deposit in the Reserve Account with respect to the related Collection Period and will instruct the indenture trustee to make the following deposits and distributions in the following amounts (but not to exceed the Reserve Account Draw Amount) and order of priority:

(a)

to the Note Distribution Account, to pay, on a pro rata basis, based on the amount distributable to each class of notes, any remaining interest due on the outstanding notes on that payment date, and, to the extent permitted under applicable law, interest on any overdue interest at the applicable note Rate; and

(b)

to the Note Distribution Account, the remaining Monthly Principal Distributable Amount, which will be allocated to pay principal on the notes in the amounts and order of priority described under “—Deposits to the Distribution Accounts; Priority of Payments—SUBI Collection Account” above or, if applicable, as provided in “—Post-Acceleration Priority of Payments” below.

The “Reserve Account Draw Amount” is an amount for any payment date equal to (a) the lesser of (1) the Available Funds Shortfall Amount for that payment date, if any, calculated as described under “Distributions on the Notes—Determination of Available Funds,” or (2) the amount on deposit in the Reserve Account; or (b) upon the occurrence of an Event of Default that results in the acceleration of the notes, and unless and until such acceleration has been rescinded, the entire amount on deposit in the Reserve Account.

On each payment date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Account exceeds the Reserve Account Requirement, any such excess shall be released to the Certificate Distribution Account for distribution to the certificateholders, as beneficial owners of the issuing entity. In addition, if on any payment date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that payment date, is greater than or equal to the balance of the notes then outstanding, such amount will be used to retire the then outstanding notes. Upon any such distributions, the securityholders will have no further rights in, or claims to such amounts.

Amounts distributed to the depositor and to any holder of the certificates will not be available in later periods to fund charge offs or the Reserve Account. See “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain classes of notes” in this prospectus. Amounts distributed to the depositor may be distributed to NMAC, the sole member of the depositor, for general corporate purposes.

The final distribution to any noteholder will be made only upon surrender and cancellation of the certificate representing its notes at an office or agency of the issuing entity specified in the notice of termination.

None of the securityholders, the indenture trustee, the owner trustee, the depositor, the servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the securityholders.

Post-Acceleration Priority of Payments

Following the occurrence of an Event of Default that results in the acceleration of the notes as described under “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus, and unless and until such acceleration has been rescinded, on each payment date, the indenture trustee shall make the following payments and distributions from the 2020-A SUBI Collection Account on such payment date, to the extent of available amounts on deposit in the 2020-A SUBI Collection Account on such payment date, in the following priority:

(a)	to the servicer, the Payment Date Advance Reimbursement,

(b)	to the servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)

pro rata, to the indenture trustee, the Calculation Agent and the owner trustee, for amounts due as compensation or indemnity payments, as applicable, pursuant to the terms of the Indenture and the Trust Agreement, respectively,

(d)

to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days,

(e)

to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of notes, to pay (x) interest due on the outstanding notes on that payment date (including any overdue interest), and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable note rate,

(f)

to the Note Distribution Account, the Monthly Principal Distributable Amount, which will be allocated to pay principal, first, to the Class A-1 notes, until they have been paid in full, and second, to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes and the Class A-4 notes, pro rata, until all such notes have been paid in full, and

(g)	after all classes of notes have been paid in full, any remaining funds to the Certificate Distribution Account for distribution to the certificateholders, as beneficial owners of the issuing entity.

Upon the sale of the issuing entity’s property under the circumstances described in this prospectus under “Description of the Indenture—Remedies Upon an Event of Default” following an Event of Default, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be paid in the priority of payments and distributions described above in this section.

If an Event of Default occurs, the indenture trustee or the holders of at least a majority of the aggregate principal balance of the notes and all accrued and unpaid interest thereon, voting as a single class, may declare the principal of the notes to be immediately due and payable. If the notes are accelerated, you may receive principal before the Final Scheduled Payment Date for your notes.

Payment Date Certificate

The issuing entity will cause the servicer to agree to deliver to the indenture trustee, the owner trustee and each paying agent, if any, on each determination date, a certificate (the “Payment Date Certificate”) including, among other things, the following information with respect to the related payment date and the related Collection Period and Accrual Period:

(i)	the amount of Collections allocable to the 2020-A SUBI certificate,

(ii)	the amount of Available Funds, including amounts with respect to each of items (a) through (c) of the definition thereof,

(iii)

the amount of interest accrued during such Accrual Period on each class of notes and, for any classes of floating rate notes, the applicable note rate for the related Accrual Period for such payment date for such classes of floating rate notes, respectively, if any,

(iv)	the note balance for each class of notes and the certificate balance, in each case on the day immediately preceding such payment date,

(v)

(A) the Reserve Account Requirement, (B) the amount deposited in the Reserve Account, if any, (C) the Reserve Account Draw Amount, if any, (D) the balance on deposit in the Reserve Account after giving effect to withdrawals therefrom and deposits thereto in respect of such payment date and (E) the change in such balance from the immediately preceding payment date,

(vi)	the amount being distributed to each class of the noteholders (the “note distribution amount”) and to the certificateholder (the “certificate distribution amount”),

(vii)	the amount of the note distribution amount allocable to interest on and principal of each class of the notes and any Principal Carryover Shortfall for each class of the notes,

(viii)	the amount of any principal paid on, and Principal Carryover Shortfall paid for, the certificates,

(ix)	the Monthly Principal Distributable Amount and the Optimal Principal Distributable Amount,

(x)

the Note Factor for each class of the notes and the certificate factor for the certificates after giving effect to the distribution of the note distribution amount and the certificate distribution amount, respectively,

(xi)	the aggregate Securitization Value of 60-Day Delinquent Leases and related leased vehicles as of that payment date,

(xii)	the Delinquency Percentage,

(xiii)	the Delinquency Trigger,

(xiv)	the aggregate amount of Residual Value Losses and Residual Value Surplus for such Collection Period,

(xv)	the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds,

(xvi)	the amount of any Payment Date Advance Reimbursement for such Collection Period,

(xvii)	the Servicing Fee for such Collection Period,

(xviii)	delinquency and loss information for the Collection Period,

(xix)

any material changes in practices with respect to charge-offs, collection and management of delinquent leases, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience,

(xx)	any material modifications, extensions or waivers to lease terms, fees, penalties or payments during the Collection Period,

(xxi)	any material breaches of representations, warranties or covenants contained in the leases,

(xxii)	any new issuance of notes or other securities backed by the SUBI Assets (if applicable), and

(xxiii)	any material additions, removals or substitutions of SUBI Assets, repurchases of SUBI Assets.

On any payment date, the note balance will equal the initial note balance reduced by all payments of principal made on or prior to such payment date on the notes.

“Residual Value Loss” for each leased vehicle that is returned to the servicer following the termination of the related lease at its Lease Maturity Date or an Early Lease Termination, will mean the excess, if any, of (a) the Base Residual of such leased vehicle, over (b) the sum of (without duplication) the related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” for each leased vehicle that is returned to the servicer following the termination of the related lease at its Lease Maturity Date or an Early Lease Termination, will mean the excess, if any, of (a) the sum of (without duplication) the Net Auction Proceeds from the sale of the leased vehicle and all Net Insurance Proceeds over (b) the Securitization Value of such leased vehicle at the related date of termination.

“Net Auction Proceeds” will mean with respect to a Collection Period, all amounts received by the servicer in connection with the sale or disposition of any leased vehicle that is sold at auction or otherwise disposed of by the servicer during such Collection Period, other than insurance proceeds, reduced by the related disposition expenses and, in the case of a leased vehicle returned to the servicer at the Lease Maturity Date and in connection with a Lessee Initiated Early Termination or a Casualty Termination (each, a “Matured Vehicle”), any outstanding Sales Proceeds Advance.

“Net Insurance Proceeds” means, with respect to any leased vehicle, lease or lessee, all related insurance proceeds, net of the amount thereof (a) applied to the repair of the related leased vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the servicer or (c) representing other related expenses incurred by the servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the servicer under the Titling Trust Agreement.

“Insurance Expenses” means, with respect to any leased vehicle, lease or lessee, the amount thereof (a) applied to the repair of the related leased vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the servicer or (c) representing other related expenses incurred by the servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the servicer under the Titling Trust Agreement. Insurance Expenses will be reimbursable to the servicer as a deduction from Net Insurance Proceeds.

“Net Liquidation Proceeds” means Liquidation Proceeds reduced by the related expenses.

“Liquidation Proceeds” will mean the gross amount received by the servicer in connection with the attempted realization of the full amounts due or to become due under any lease and of the Base Residual of the leased vehicle, whether from the sale or other disposition of the related leased vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

Each amount set forth pursuant to clauses (iii), (iv), (vi), (vii) and (viii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a note or certificate.

The indenture trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the indenture trustee, and the indenture trustee shall be fully protected in relying upon the Payment Date Certificate.

Copies of the Payment Date Certificates may be obtained by the note owners by a request in writing addressed to the indenture trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee (during the term of the Indenture) will mail to each person who at any time during such calendar year was a noteholder a statement containing information for the purposes of that noteholder’s preparation of U.S. federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Optional Purchase

In order to avoid excessive administrative expenses, the servicer will be permitted at its option to purchase the 2020-A SUBI Certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, (a) the aggregate Securitization Value of the SUBI Assets is less than or equal to 10% of the initial aggregate Securitization Value of the SUBI Assets as of the cutoff date, or (b) the then-outstanding note balance is reduced to zero and the holders of 100% of the outstanding certificates consent thereto. The exercise of that option by the servicer is referred to in this prospectus as an “Optional Purchase.” The purchase price for the 2020-A SUBI certificate (which, with the consent of the servicer and 100% of the certificateholders, may be deemed to be the aggregate Securitization Value of the SUBI Assets on such payment date) (the “Optional Purchase Price”) will equal the greater of (i) the fair market value of the SUBI Assets, and (ii) the sum of the Redemption Price for the notes, the Servicing Fee (including any unpaid Servicing Fees for prior Collection Periods), and unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances (in each case, after giving effect to any payments made on such payment date). In connection with an Optional Purchase, the servicer will deposit the Optional Purchase Price into the SUBI Collection Account on the Deposit Date relating to the date of such redemption. The “Redemption Price” for the notes will equal the aggregate outstanding note balance, plus accrued and unpaid interest thereon at the related note rates (including, to the extent allowed by law, interest on overdue interest, if applicable), to but not including the payment date fixed for redemption. The owner trustee and the indenture trustee (to the extent the notes are still outstanding), will give written notice of redemption to each securityholder. On the payment date fixed for redemption, the notes will be due and payable at the Redemption Price, and no interest will accrue on the notes after such payment date.

It is expected that at such time as the Optional Purchase becomes available to the servicer, only the certificates will be outstanding.

Advances

On each Deposit Date, the servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of certain leased vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of leases relating to certain Matured Vehicles. As used in this prospectus, the term “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance.

Monthly Payment Advances. If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the servicer will advance the difference between (a) the amount of the Monthly Payment due and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes (each, a “Monthly Payment Advance”).

Sales Proceeds Advances. If the servicer does not sell or otherwise dispose of a leased vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date the servicer will advance to the issuing entity an amount equal to, if the related lease (i) terminated early but is not a lease in default, the Securitization Value, and (ii) relates to a leased vehicle that matured on its scheduled termination date, the Base Residual (each, a “Sales Proceeds Advance”).

The servicer will be entitled to reimbursement of Monthly Payment Advances and Sales Proceeds Advances to the extent described in “Description of the Servicing Agreement—Advances” in this prospectus. For more information regarding the servicer’s obligation to deposit Advances into the SUBI Collection Account and right to be reimbursed for Advances, you should refer to “Description of the Servicing Agreement—Advances” in this prospectus.

Compensation for Servicer and Administrative Agent

As servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the SUBI Assets under the Servicing Agreement. Pursuant to the Trust Administration Agreement, NMAC, as administrative agent (the “administrative agent”) will also perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the Indenture and the Trust Agreement. As servicer, NMAC will be entitled to receive a fee in respect of the SUBI Assets equal to, for each Collection Period, one-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all leases as of the first day of that Collection Period (the “Servicing Fee”). The servicer will also be entitled to receive any interest and other investment earnings (net of losses and expenses) earned during the Collection Period from the investment of monies on deposit in the SUBI Collection Account and the Reserve Account. See “Description of the Servicing Agreement—Servicing Compensation” in this prospectus. The Servicing Fee will be payable on each payment date and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. For performance of its obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the administrative agent will be entitled to a monthly payment of compensation in an amount to be agreed to between the administrative agent and the servicer, which will be solely an obligation of the servicer.

As servicer, NMAC will also be entitled to additional compensation as described under “Description of the Servicing Agreement—Servicing Compensation” in this prospectus.

Fees and Expenses

Set forth below is a list of all fees and expenses payable on each payment date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee	One-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all leases as of the first day of the Collection Period or, in the case of the first payment date, as of the Cutoff Date	servicer	Payable prior to payment of interest on and principal of the notes

Reimbursable Expenses(1)	Costs and expenses incurred by the servicer in a legal proceeding to protect or otherwise enforce the rights of the titling trust or the titling trustee in a lease or leased vehicle	servicer	Payable prior to payment of interest on and principal of the notes

Unpaid indenture trustee and owner trustee expenses(2)	So long as no Event of Default has occurred and is continuing, to the extent unpaid by the administrative agent for at least 60 days (as required by the Indenture and Trust Agreement, as applicable), any amounts due to the indenture trustee and the owner trustee for accrued and unpaid fees, expenses and indemnity payments(3)	indenture trustee and owner trustee	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account(4)

Unpaid asset representations reviewer fees(2)	$5,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the Basic Documents.	asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account. (4)

Asset Review expenses(2)	$200 for each lease reviewed in connection with an Asset Review plus reasonable expenses incurred in connection with an Asset Review, in each case, to the extent not paid under the Basic Documents.	asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account. (4)

(1)

Reimbursable Expenses will be paid to the servicer on any day after the servicer supplies the titling trustee with an officer’s certificate setting forth the calculations for such Reimbursable Expenses. See “Security for the Notes—The Accounts—The SUBI Collection Account ” in this prospectus.

(2)

NMAC, as servicer, is required to pay the fees, expenses and indemnity payments, as applicable, of the indenture trustee, the Calculation Agent and the owner trustee and NMAC, as sponsor, is required to pay the fees, expenses and indemnity payments of the asset representations reviewer. However, to the extent NMAC fails to make these payments for a period of 60 days, these amounts will be paid out of Collections in accordance with the priority of payments set forth under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “—Post-Acceleration Priority of Payments,” as applicable.

(3)	The fees and expenses described above do not change upon an Event of Default, although actual expenses incurred may be higher after an Event of Default.
(4)

Following an Event of Default and acceleration of the notes (which has not been rescinded), these amounts will be paid prior to payments of interest on and principal of the notes as described in “Distributions on the Notes—Post-Acceleration Priority of Payments.”

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the Indenture and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Events of Default

Events of Default under the Indenture will consist of:

1.	a default for five days or more in the payment of interest on any of the notes, when the same becomes due and payable;

2.	a default in the payment of principal of any of the notes on the Final Scheduled Payment Date or redemption date of the notes;

3.

a material default in the observance or performance of any covenant or agreement of the issuing entity (other than as set forth in (1) or (2) above), or any representation or warranty of the issuing entity made in the Indenture or in any certificate or other writing delivered under the Indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the aggregate outstanding principal balance of the notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than the majority of the aggregate principal balance of the notes, voting as a single class; or

4.	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate outstanding principal balance of the notes outstanding, voting together as a single class, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the notes, except a default in the payment of principal of or interest on the notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the noteholders.

However, the amount of principal required to be paid to noteholders under the Indenture will generally be limited to amounts available to be deposited in the SUBI Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes or the payment date fixed for redemption of the notes. See “Risk Factors—The failure to make principal payments on the notes prior to the applicable Final Scheduled Payment Date will generally not result in an event of default” in this prospectus. In addition, as described below, following the occurrence of an Event of Default (other than the events described in (1) and (2) above) and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuing entity, and may sell those assets only after meeting requirements specified in the Indenture. In that case, even if the maturity of the notes has been accelerated, there may not be any funds to pay principal of the notes.

Remedies Upon an Event of Default

If an Event of Default occurs and is continuing, the indenture trustee or the holders of at least a majority of the aggregate outstanding principal balance of such notes, voting as a single class, may declare the principal of the notes and all accrued and unpaid interest thereon to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then outstanding aggregate outstanding principal balance of the notes, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

•

the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the Event of Default giving rise to that declaration had not occurred, and (2) all amounts paid or advanced by the indenture trustee and the reasonable compensation, expenses and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default—other than the nonpayment of principal of the notes that has become due solely due to that acceleration—have been cured or waived.

If the notes have been declared due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity’s property, or elect to maintain the issuing entity’s property and continue to apply proceeds from the issuing entity’s property as if there had been no declaration of acceleration. The indenture trustee may not, however, unless it is required to sell or otherwise liquidate the issuing entity’s property under the Trust Agreement as a result of the bankruptcy or insolvency of the issuing entity, sell or otherwise liquidate the issuing entity’s property following an Event of Default (other than the events described in (1) and (2) under “—Events of Default” above) unless:

•	the holders of all outstanding notes consent to the sale or liquidation;

•	the proceeds of that sale or liquidation are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale or liquidation; or

•

the indenture trustee determines that proceeds of the issuing entity’s property would not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of holders of at least 66 2/3% of the aggregate outstanding principal balance of all notes outstanding, voting together as a single class.

In determining sufficiency or insufficiency with respect to the second and third bullet points above, the indenture trustee may but need not obtain (at the expense of the issuing entity) and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and the sufficiency of the issuing entity’s property for such purpose. Any sale of the issuing entity’s property, other than a sale resulting from the bankruptcy, insolvency or termination of the issuing entity, is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the titling trust or an interest therein or portion thereof to be classified as an association, or a publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes.

In the event of a sale of the issuing entity’s property, either as a result of the bankruptcy or insolvency of the issuing entity or following the occurrence of an Event of Default under the circumstances described above, at the direction of the indenture trustee or the noteholders, the proceeds of such sale, together with available monies on deposit in the related reserve account, will be distributed in the amount and order of priority specified in “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture (other than in connection with an asset representations review) at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of at least a majority of the aggregate principal balance of the notes then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee.

No holder of the notes will have the right to institute any proceeding with respect to the Indenture unless:

•	holders of the notes previously have given the indenture trustee written notice of a continuing Event of Default,

•

holders of the notes holding not less than 25% of the aggregate principal balance of the notes then outstanding have made written request of the indenture trustee to institute that proceeding in its own name as indenture trustee,

•	holders of the notes have offered the indenture trustee reasonable indemnity,

•	the indenture trustee has for 60 days failed to institute that proceeding, and

•

no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by noteholders holding at least a majority of the aggregate principal balance of the notes, voting as a single class.

With respect to the issuing entity, neither the indenture trustee nor the related owner trustee in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes of or for the obligations of the issuing entity or the indenture trustee, in its capacity as indenture trustee, contained in the Indenture.

Certain Covenants

Under the Indenture, the issuing entity will covenant that it will not,

•	engage in any activities other than financing, acquiring, owning, pledging and managing the 2020-A SUBI certificate as contemplated by the Indenture and the other Basic Documents,

•

sell, transfer, exchange or otherwise dispose of any of its assets, including those assets included in the issuing entity’s property, except as expressly permitted by the Indenture and the other Basic Documents,

•

claim any credit on or make any deduction from the principal of and interest payable on the notes—other than amounts withheld under the Code or applicable state law—or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon any part of the issuing entity’s property,

•

permit (1) the validity or effectiveness of the Indenture to be impaired, (2) the lien of that Indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations with respect to those notes under that Indenture except as may be expressly permitted by that Indenture, (4) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of that Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds therefrom (other than tax liens, mechanics’ liens and other liens arising by operation of law in any of the related SUBI Assets and solely as a result of an action or omission of the related lessee) or (5) except as provided in the Basic Documents, the lien of the Indenture to not constitute a first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the estate of the issuing entity,

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents, or

•	except as otherwise permitted in the Basic Documents, dissolve or liquidate in whole or in part.

Replacement of the Indenture Trustee

The holders of at least a majority of the aggregate principal balance of the notes outstanding, voting together as a single class, may remove the indenture trustee without cause by so notifying in writing the indenture trustee and the issuing entity at least 30 days prior to the effective date of such removal, and following such removal may appoint a successor indenture trustee, provided, that the issuing entity shall give prompt written notice to each hired rating agency of such removal. Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition) and a long-term debt rating of at least “Baa3” or its equivalent by each hired rating agency or otherwise satisfy the Rating Agency Condition.

The indenture trustee may resign at any time by so notifying in writing the issuing entity and the servicer at least 30 days prior to the effective date of such resignation. The servicer will thereafter deliver a copy of such notice to the hired rating agencies. The issuing entity shall remove the indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee,

•	is adjudged to be bankrupt or insolvent,

•	commences a bankruptcy proceeding, or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity will be required promptly to appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor indenture trustee’s duties and obligations to the successor indenture trustee will be paid by the successor indenture trustee.

Duties of Indenture Trustee

Except during the continuance of an Event of Default, the indenture trustee will:

•	perform such duties, and only such duties, as are specifically set forth in the Indenture,

•

rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the indenture trustee that conform to the requirements of the Indenture, and

•

examine any such certificates, statements, opinions or other instruments that are specifically required to be furnished to the indenture trustee by the Indenture to determine whether or not they conform on their face to the requirements of the Indenture and the other Basic Documents.

Upon the continuance of an Event of Default, the indenture trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation and Indemnity

The administrative agent or, to the extent described in “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus, the issuing entity will:

•	pay the indenture trustee from time to time reasonable compensation for its services, which compensation will not be limited by any law on compensation of a trustee of an express trust, and

•

except as otherwise provided in the Indenture, indemnify each of the indenture trustee and the Calculation Agent for, and hold it harmless against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses and the costs of enforcing an indemnifying party’s obligations) of any kind and nature whatsoever, incurred by the indenture trustee or the Calculation Agent, as applicable, in connection with the performance of its duties (including the costs of defending any claim or bringing any claim to enforce the indemnification obligations of the administrative agent under the Indenture).

Neither the indenture trustee nor the Calculation Agent will be indemnified by the issuing entity or the administrative agent against any loss, liability or expense incurred by it (i) relating to any income or similar taxes on any fees payable to the indenture trustee or the Calculation Agent pursuant to the Indenture; (ii) arising from the breach by the indenture trustee or the Calculation Agent of any of its representations or warranties set forth in the Basic Documents; (iii) arising in connection with the performance by the indenture trustee of the duties of a successor servicer under the Servicing Agreement; or (iv) through its own willful misconduct, negligence or bad faith, except that:

•

neither the indenture trustee nor the Calculation Agent will be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee or the Calculation Agent, as applicable, was negligent in ascertaining the pertinent facts,

•

the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the Indenture, and

•	the indenture trustee will not be liable for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any event unless a responsible officer of the indenture trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the Indenture.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth in “The Notes—Definitive Notes” in this prospectus, and the indenture trustee is not the note registrar, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five days after the applicable record date, and

•	within 30 days after receipt by the issuing entity of a written request for that list, as of not more than ten days before that list is furnished.

Annual Compliance Statement

The issuing entity will be required (i) to cause the servicer to deliver an annual written statement to the indenture trustee certifying the fulfillment of its obligations under the Servicing Agreement, and (ii) to deliver to the indenture trustee an officer’s certificate certifying the fulfillment of its obligations under the Indenture in all material respects.

Reports and Documents by Indenture Trustee to Noteholders

The indenture trustee will deliver, at the expense of the issuing entity, to each noteholder such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its U.S. federal and state income tax returns.

The indenture trustee will be required to furnish to any noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Basic Documents. Except with respect to any noteholders lists or publicly available documents, the indenture trustee may require such noteholder to deliver to the indenture trustee a nondisclosure agreement in a form satisfactory to the indenture trustee with respect to the information contained in any such requested document.

If required by TIA Section 313(a), within 60 days after each March 31, beginning with the fiscal year ending March 31, 2020, the indenture trustee will mail to each noteholder as required by TIA Section 313(c) a brief report dated as of such date that sets forth the information required by TIA Section 313(a), including any change to its eligibility and qualification to continue as indenture trustee under the Indenture, any amounts advanced by it under the Indenture, the outstanding principal balance, the interest rate on the notes and the Final Scheduled Payment Date in respect of each class of notes, the indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral upon the delivery to the indenture trustee for cancellation of all of the notes or, subject to certain exceptions, upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes and satisfaction of certain other conditions set forth in the Indenture.

Amendment and Notices

Except as provided below, the Indenture may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class or (B) such amendment will not materially and adversely affect such noteholders and (ii) any amendment that adversely affects the interests of the certificateholders, the indenture trustee, the owner trustee, the servicer or the administrative agent, will require the prior consent of each person whose interests are adversely affected. An amendment will be deemed not to materially and adversely affect the interests of the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the depositor delivers an officer’s certificate to the indenture trustee stating that such amendment will not materially and adversely affect such noteholders. However, for so long as any notes are outstanding, the issuing entity’s rights in the 2020-A SUBI certificate will be subject to the lien of the Indenture. Therefore, the indenture trustee will be the holder of the 2020-A SUBI certificate for purposes of determining whether any proposed amendment to the SUBI Trust Agreement, the Servicing Agreement or the Trust Agreement will materially adversely affect the interests of the holders of such 2020-A SUBI certificate. The consent of the certificateholder or the owner trustee or the servicer or the administrative agent will be deemed to have been given if the depositor does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or indemnities under the Basic Documents or otherwise.

“Rating Agency Condition” means, with respect to any event or action and each hired rating agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication or a change in such hired rating agency’s published ratings criteria to this effect) by such hired rating agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such hired rating agency shall have been given notice of such event or action at least ten days prior to such event or action (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such hired rating agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no hired rating agency has any duty to review any notice given with respect to any event or action, and it is understood that such hired rating agency may not actually review notices received by it prior to or after the expiration of the ten-day period described in (b) above. Further, each hired rating agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

Under the Indenture, the indenture trustee will be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to the indenture trustee an officer’s certificate to that effect, and the indenture trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

Notwithstanding anything in this section or in any Basic Document to the contrary, following the occurrence of an Alternate Rate Event, the Indenture may be amended by the issuing entity and the indenture trustee (acting at the direction of the issuing entity) without the consent of the noteholders, any certificateholder or any other person and without satisfying any other amendment provisions of the Indenture or any other Basic Document in connection with any Alternative Rate Conforming Changes; provided, that the issuing entity has delivered notice of such amendment to the hired rating agencies on or prior to the date such amendment is executed. For the avoidance of doubt, any Alternative Rate Conforming Changes in any amendment to the Indenture may be retroactive (including retroactive to the date of an Alternate Rate Event) and the Indenture may be amended more than once in connection with Alternative Rate Conforming Changes; provided, that no such retroactive Alternative Rate Conforming Change will alter any interest payment previously paid.

The Indenture may also be amended with the consent of noteholders holding at least a majority of the aggregate outstanding principal balance of the notes voting together as a single class; provided that, without the consent of each noteholder affected thereby, no amendment or supplemental indenture may, among other things:

•

change the Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any note, or reduce the principal balance thereof, the interest rate thereon or the redemption price with respect thereto;

•

reduce the percentage of the aggregate outstanding principal balance of the notes, the consent of the noteholders of which is required for any such amendment or supplemental indenture or the consent of the noteholders of which is required for any waiver of compliance with provisions of the Indenture or Events of Default thereunder and their consequences provided for in the Indenture;

•	modify or alter the provisions of the proviso of the term “Outstanding”;

•

reduce the percentage of the aggregate outstanding principal balance of the notes required to direct the indenture trustee to direct the issuing entity to sell the issuing entity’s property pursuant to the Indenture after an Event of Default, if the proceeds of such sale would be insufficient to pay the aggregate outstanding principal balance of the notes plus accrued but unpaid interest on the notes;

•

modify any provision of the section in the Indenture permitting amendments with noteholder consent, except to increase any percentage specified therein or to provide that certain additional provisions of the Indenture or the other Basic Documents cannot be modified or waived without the consent of the noteholder of each outstanding note affected thereby;

•

modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation);

•

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the issuing entity’s property or, except as otherwise permitted or contemplated therein, terminate the lien of the Indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the Indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the Indenture.

Any demand, notice or communication to be delivered pursuant to the Indenture or the other Basic Documents to any hired rating agency will be deemed to be delivered if a copy of that demand, notice or communication has been posted on any website maintained by NMAC pursuant to a commitment to any hired rating agency relating to the notes.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement pursuant to which the issuing entity will be created and certificates will be issued. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

If the issuing entity has issued certificates pursuant to a Trust Agreement, the related owner trustee will administer the issuing entity in the interest of the certificateholders, subject to the lien of the Indenture, in accordance with the Trust Agreement and the other Basic Documents.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the Trust Agreement or the other Basic Documents that are required to be performed by:

•	the servicer under the Servicing Agreement or the SUBI Supplement,

•	the depositor under the Trust Agreement, the Indenture, the Servicing Agreement or the SUBI Certificate Transfer Agreement,

•	the administrative agent under the Trust Administration Agreement,

•	the asset representations reviewer under the Asset Representations Review Agreement, or

•	the indenture trustee under the Indenture.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon the owner trustee pursuant to the Trust Agreement, (ii) the other Basic Documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the Trust Agreement. In particular, the owner trustee will not transfer, sell, pledge, assign or convey the 2020-A SUBI certificate except as specifically required or permitted by the Basic Documents.

Restrictions on Actions by the Owner Trustee

The owner trustee may not:

•	initiate or settle any claim or lawsuit involving the issuing entity, unless brought by the servicer to collect amounts owed under a lease,

•	amend the certificate of Trust for the issuing entity (unless such amendment is required to be filed under applicable law),

•	amend the Indenture in circumstances where the consent of any certificateholder is required and such consent has not been granted,

•	amend any Basic Document other than pursuant to, and in accordance with, the amendment provision set forth in such Basic Document, or

•	appoint a successor owner trustee or indenture trustee

unless (1) the owner trustee provides 30 days’ written notice thereof to the certificateholders, and (2) the owner trustee has not received notice from at least 25% of the certificateholders (including any certificateholders that are the depositor, the servicer or their affiliates) that they object in writing to any such proposed amendment within 30 days of that notice.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The owner trustee may not, except upon the direction of all of the certificateholders, (a) remove the administrative agent, (b) appoint a successor administrative agent, (c) remove the servicer with respect to the SUBI Assets or (d) sell the 2020-A SUBI certificate after the termination of the Indenture.

The right of the depositor or the certificateholders to take any action affecting the issuing entity’s property will be subject to, as applicable, the rights of the indenture trustee under the Indenture.

Restrictions on Certificateholders’ Powers

The certificateholders will not direct the owner trustee, and the owner trustee is not obligated to follow any direction from the certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligations of the issuing entity or the owner trustee under the Trust Agreement or any of the other Basic Documents or (ii) would be contrary to the purpose of the issuing entity.

Resignation and Removal of the Owner Trustee

The owner trustee may resign at any time upon written notice to the administrative agent, the servicer, the depositor, the indenture trustee and the certificateholders. Upon the resignation or removal of the owner trustee, the depositor will be obligated to appoint a successor owner trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor owner trustee’s duties and obligations to the successor owner trustee will be paid by the successor owner trustee.

The owner trustee and any successor thereto must at all times:

•	have a combined capital and surplus of at least $50 million,

•	be subject to supervision or examination by federal or state authorities, and

•	be an entity authorized to exercise trust powers in the State of Delaware.

If at any time the owner trustee ceases to be eligible in accordance with the Trust Agreement, or if the depositor, by unilateral act, decides to remove the owner trustee and provides the owner trustee with notice thereof, or if the owner trustee fails to resign after written request therefor by the administrative agent, the depositor or each person whose name the asset backed certificate issued pursuant to the Trust Agreement is registered (the “certificateholders”) holding not less than a majority interest of such trust certificates, or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property is appointed, or any public officer takes charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may, but will not be required to, remove the owner trustee.

Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet the eligibility requirements listed above.

Termination

The Trust Agreement will terminate upon the earlier to occur of (a) the final distribution of all funds or other property or proceeds of the issuing entity’s property in accordance with the terms of the Indenture and the Trust Agreement, and (b) upon an Optional Purchase and final distribution to the securityholders of all amounts required to be paid to them under the Indenture and the Trust Agreement. See “Distributions on the Notes—Optional Purchase” in this prospectus.

Liabilities and Indemnification

The administrative agent shall indemnify the owner trustee, the certificate registrar and any paying agent and their respective successors, assigns, agents, officers and employees (the “Indemnified Parties”) for any losses, liabilities or expenses incurred by or asserted against the owner trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents (including the costs of defending any claim or bringing any claim to enforce the indemnification obligations of the Administrative Agent under the Trust Agreement), the Owner Trust estate, the administration of the Owner Trust estate or the action or inaction of the owner trustee under the Trust Agreement. Any amounts due and owing to the Indemnified Parties under the Trust Agreement shall constitute an obligation of the issuing entity and a claim upon the Owner Trust estate only to the extent such amounts are payable pursuant to the Basic Documents. The administrative agent shall not be entitled to make any claim upon the issuing entity’s property for the payment of any such liabilities or indemnified expenses. The administrative agent shall not be liable for or required to indemnify the Indemnified Party for expenses arising from any income taxes or fees payable to that owner trustee; resulting from the willful misconduct, bad faith or negligence of the Indemnified Party; or for the inaccuracy of any representation or warranty of such owner trustee in the Trust Agreement. The owner trustee will not be liable for:

•	any error in judgment of an officer of that owner trustee made in good faith, unless it is proved that such officer was negligent in ascertaining the facts,

•

any action taken or omitted to be taken in accordance with the instructions of any certificateholder, the indenture trustee, the depositor, the administrative agent, the asset representations reviewer or the servicer,

•	payments of securities in accordance with their terms,

•	the default or misconduct of the administrative agent, the servicer, the asset representations reviewer, the depositor or the indenture trustee, or

•	special, indirect, consequential or punitive damages, including without limitation, lost profits.

No provision in the Trust Agreement or any other Basic Document will require the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Trust Agreement or under any other Basic Document if the owner trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the owner trustee will not be responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the issuing entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the certificates, and the owner trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any securityholder or any third-party dealing with the issuing entity or the issuing entity’s property, other than as expressly provided for in the Trust Agreement and the other Basic Documents. The owner trustee will not be obligated to monitor, supervise or enforce the performance of the depositor or NMAC under the Basic Documents, except as otherwise expressly specified in the Trust Agreement and in the other Basic Documents

Amendment

The Trust Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class, or (B) such amendment will not materially and adversely affect such noteholders, and (ii) any amendment that materially and adversely affects the interests of the certificateholder, the servicer or the indenture trustee will require the prior written consent of the persons whose interests are materially and adversely affected, provided, further that an opinion of counsel will be furnished to the indenture trustee and the owner trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding notes for U.S. federal income tax purposes, or cause the issuing entity or the 2020-A SUBI certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. An amendment will be deemed not to materially and adversely affect the interests of the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the depositor delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders. The consent of the certificateholders or the servicer will be deemed to have been given if the depositor, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, no amendment to the Trust Agreement will (i) reduce the interest rate or principal balance of any note, or change the due date of any installment of principal of or interest in any note, or the Redemption Price with respect thereto, without the consent of the holder of such note, or (ii) reduce the aggregate outstanding principal balance of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal balance of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

The Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of no less than 66 2/3% of all outstanding certificates (provided that if the depositor and its affiliates do not hold all of the certificates, then the certificates held by the depositor and its affiliates will not be deemed Outstanding for purposes of that amendment provision) to approve any trust purpose with respect to the issuing entity in addition to the purpose of conserving the Owner Trust estate and collecting and disbursing periodic income for the use and benefit of the certificateholders, upon not less than 90 days’ notice to each hired rating agency and each noteholder and subject to each of (1) the prior written notice to each hired rating agency of such action, and (2) the consent of the holders of at least 66 2/3% of all outstanding notes (including such notes, if any, owned by the issuing entity, the depositor, the servicer (as long as NMAC or an affiliate is the servicer) and their respective affiliates), and provided, further that an opinion of counsel will be furnished to the indenture trustee and the owner trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding notes for U.S. federal income tax purposes, or cause the issuing entity or the 2020-A SUBI certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Under the Trust Agreement, the owner trustee will not be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to a responsible officer of the owner trustee an officer’s certificate to that effect, and the owner trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE SUBI TRUST AGREEMENT

The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the SUBI Trust Agreement.

The SUBI, Other SUBIs and the UTI

The UTI Beneficiary is the initial beneficiary of the titling trust. The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the titling trustee, in trust, Titling Trust Assets. The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Titling Trust Assets other than Titling Trust Assets allocated to the 2020-A SUBI (the “UTI Assets”). The UTI Beneficiary may in the future create and sell or pledge one or more SUBIs in connection with financings similar to the transaction described in this prospectus or other transactions. Each holder or pledgee of the UTI will be required to expressly waive any claim to all Titling Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Titling Trust Assets if the waiver is not given full effect. Each holder or pledgee of the 2020-A SUBI will be required to expressly waive any claim to all Titling Trust Assets, except for the SUBI Assets, and to fully subordinate those claims to the Titling Trust Assets if the waiver is not given effect. Except under the limited circumstances described under “Additional Legal Aspects of the Titling Trust and the SUBI—The SUBI” in this prospectus, the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Assets of Other SUBIs (the “Other SUBI Assets”) will not be available to make payments in respect of, or pay expenses relating to, the Titling Trust Assets or the 2020-A SUBI.

All Titling Trust Assets, including assets of the 2020-A SUBI, will be owned by the titling trustee on behalf of the beneficiaries of the titling trust. The SUBI Assets will be segregated from the rest of the Titling Trust Assets on the books and records of the titling trust and the servicer, and the holders of other beneficial interests in the titling trust—including the UTI and any Other SUBIs—will have no rights in or to those SUBI Assets. Liabilities of the titling trust will be respectively allocated to the SUBI Assets for each Trust and the UTI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all Titling Trust Assets if incurred with respect to the Titling Trust Assets generally.

Special Obligations of the UTI Beneficiary

The UTI Beneficiary will be liable for all debts and obligations arising with respect to the Titling Trust Assets or the operation of the titling trust, except that its liability with respect to any pledge of the UTI and any assignee or pledgee of the 2020-A SUBI and the 2020-A SUBI certificate will be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiary pays or suffers any liability or expense with respect to the Titling Trust Assets or the operation of the titling trust and to the extent such liability or expense was not caused by the willful misconduct or bad faith of the UTI Beneficiary, the UTI Beneficiary will be indemnified, defended and held harmless out of the assets of the titling trust against any such liability or expense, including reasonable attorneys’ fees and expenses.

Titling Trustee Duties and Powers; Fees and Expenses

Under the SUBI Trust Agreement, the titling trustee will be required (a) to apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary or appropriate to carry out its duties as titling trustee, and (b) when required by applicable state law or administrative practice, to file or cause to be filed applications for certificates of title as are necessary or appropriate so as to cause the titling trust or the titling trustee on behalf of the titling trust to be recorded as the owner or holder of legal title of record to the leased vehicles owned by the titling trust. Except during the continuance of an event of default as defined under the SUBI Trust Agreement, the titling trustee need perform only those duties specifically set forth in the SUBI Trust Agreement. During the continuance of an event of default as defined under the SUBI Trust Agreement, the titling trustee shall exercise such of the rights and powers vested in it by the SUBI Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such prudent person’s own affairs. No provision of the SUBI Trust Agreement shall be construed to relieve the titling trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct.

The titling trustee will make no representations as to the validity or sufficiency of the 2020-A SUBI or the 2020-A SUBI certificate—other than the execution and authentication of 2020-A SUBI certificate—or of any lease, leased vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the Accounts relating to the 2020-A SUBI and the UTI. The titling trustee will not independently verify facts concerning any leases or leased vehicles. The duties of the titling trustee will generally be limited to the acceptance of assignments of leases, the titling of vehicles in the name of the titling trust or the titling trustee on behalf of the titling trust, the creation of the 2020-A SUBI and the UTI, the creation of the SUBI Collection Account and other accounts, except as otherwise provided in the SUBI Supplement the receipt of the various certificates, reports or other instruments required to be furnished to the titling trustee under the SUBI Trust Agreement, in which case the titling trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement, and (as a joint and several obligation, with NILT Trust, the UTI Beneficiary and any person(s) designated as a Beneficiary of the 2020-A SUBI) the filing of any financing statements to the extent necessary to perfect (or evidence) the allocation of Titling Trust Assets to the 2020-A SUBI.

The titling trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary or the holders of a majority in interest in the 2020-A SUBI, unless such party or parties have offered to the titling trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the titling trustee, will be a reimbursable expense of the titling trustee.

The titling trustee may enter into one or more agency agreements with such person or persons, including, without limitation, any affiliate of the titling trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary. The titling trustee has engaged U.S. Bank as trust agent. Under the SUBI Trust Agreement, the trust agent will perform each and every obligation of the titling trustee under the SUBI Trust Agreement.

Resignation and Removal of the Titling Trustee

The titling trustee may not resign without the express written consent of the UTI Beneficiary, which consent will not be unreasonably withheld. The UTI Beneficiary at its discretion may remove the titling trustee, or may remove the titling trustee if at any time the titling trustee ceases to be (i) a corporation organized under the laws of the United States or any state, (ii) qualified to do business in the states required in writing by the servicer or (iii) acceptable to each hired rating agency. In addition, the UTI Beneficiary may remove the titling trustee if (A) any representation or warranty made by the titling trustee under the Titling Trust Agreement was untrue in any material respect when made, and the titling trustee fails to resign upon written request by the UTI Beneficiary, (B) at any time the titling trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the titling trustee or its property has been appointed or (D) any public officer has taken charge or control of the titling trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the titling trustee, the UTI Beneficiary will promptly appoint a successor titling trustee. Any resignation or removal of the titling trustee and appointment of a successor titling trustee will not become effective until acceptance of appointment by the successor titling trustee.

Any successor titling trustee will execute and deliver to the servicer, the predecessor titling trustee, the UTI Beneficiary and the holder of the 2020-A SUBI certificate written acceptance of its appointment as titling trustee. Upon accepting its appointment as successor titling trustee, the successor titling trustee will mail a notice of its appointment to each party entitled to notice under the SUBI Trust Agreement and each hired rating agency (by mailing a notice to the servicer to deliver to each hired rating agency).

Indemnity of Titling Trustee and Trust Agent

The titling trustee and the Trust Agent will be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation (collectively, a “loss”), arising out of or incurred in connection with (a) any of the Titling Trust Assets, including, without limitation, any loss relating to the leases or the leased vehicles, any personal injury or property damage claims arising with respect to any leased vehicles or any loss relating to any tax arising with respect to any Titling Trust Asset, or (b) the titling trustee’s or the Trust Agent’s acceptance or performance of the issuing entity’s duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, neither the titling trustee nor the Trust Agent will be indemnified or held harmless out of the Titling Trust Assets as to such a loss:

•	for which the servicer will be liable under the related SUBI Trust Agreement,

•	incurred by reason of the titling trustee’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the titling trustee’s breach of its respective representations and warranties made in the Titling Trust Agreement or the Servicing Agreement.

Termination

The titling trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the titling trustee will terminate upon the later to occur of the full payment of all amounts owed under the Titling Trust Agreement, the Trust Agreement and Indenture and any financing in connection with the 2020-A SUBI.

Issuing Entity as Third-Party Beneficiary

As the holder of the 2020-A SUBI certificate, the issuing entity will be a third-party beneficiary of the SUBI Trust Agreement. Therefore, the issuing entity may, and, upon the direction of holders of the notes and, if any, certificates holding at least a majority of the aggregate unpaid principal balance of such notes, unless a higher percentage is required by the Trust Agreement or the Indenture, voting together as a single class, will exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the 2020-A SUBI. However, during the term of the Indenture, the issuing entity will pledge the 2020-A SUBI certificate to the indenture trustee and any action with respect to the 2020-A SUBI must be approved by the noteholders in such percentage as is required by the Indenture.

Amendment

The SUBI Trust Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding amount of the notes voting together as a single class or (B) such amendment will not materially and adversely affect such noteholders, and (ii) any amendment that adversely affects the interests of the certificateholders, the indenture trustee or the owner trustee will require the prior written consent of each person whose interests are adversely affected. An amendment will be deemed not to materially and adversely affect the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the servicer delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders. The consent of the certificateholders or the owner trustee will be deemed to have been given if the servicer does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, no amendment to the SUBI Trust Agreement will (i) reduce the interest rate or principal balance of any note, change the due date of any installment of principal of or interest on any note, or the Redemption Price, without the consent of the holder of such note, or (ii) reduce the aggregate outstanding principal balance of the outstanding notes, the holders of which are required to consent to any matter, without the consent of the holders of at least the majority of the aggregate outstanding principal balance of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

Under the SUBI Trust Agreement, none of the trustee of NILT Trust, the trust agent, or the indenture trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to a responsible officer of the trustee of NILT Trust, the trust agent, and the indenture trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the indenture trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE SERVICING AGREEMENT

Under the Servicing Agreement, the servicer will perform on behalf of the titling trust all of the obligations of the lessor under the leases, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or leased vehicles returned to, or repossessed by, the servicer in connection with a Credit Termination (“Defaulted Vehicles”) and servicing the leases, including accounting for collections, furnishing periodic statements to the titling trustee with respect to distributions and generating U.S. federal and state income tax information. In this regard, the servicer will make commercially reasonable efforts to collect all amounts due on or in respect of the leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the leases with the same degree of care and diligence as (i) NMAC employs in servicing leases and leased vehicles serviced by NMAC in its own account that are not assigned to the titling trust, or (ii) if NMAC is no longer the servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others. Each Trust will be a third-party beneficiary of the related Servicing Agreement. Consistent with the foregoing, the servicer may in its discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a lease. Administrative Charges are additional compensation payable to the servicer. See “—Servicing Compensation” below. Accordingly, the amount of Administrative Charges actually waived by the servicer during any Collection Period will not be included in the Collections received by the servicer for the notes. See “—Collections” below.

The Servicing Agreement will require the servicer to obtain all licenses and make all filings required to be held or filed by the titling trust in connection with the ownership of leases and leased vehicles and take all necessary steps to maintain evidence of the titling trust’s ownership on the certificates of title to the leased vehicles.

The servicer will be responsible for filing all periodic sales and use tax or property, real or personal, tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the titling trustee or the titling trust.

Representations and Warranties; Remedies

General

NMAC, pursuant to the Servicing Agreement, will make certain representations and warranties with respect to each lease as of the cutoff date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each lease, the enforceability of the lease against the related lessee, the characterization of the lease under the UCC, the characteristics of the leased vehicle to which such lease relates, the titling trust’s ownership of the lease and the compliance of the origination of that lease with applicable law. The Eligibility Representations relate primarily to the origination of the leases and do not typically relate to the creditworthiness of the related lessees or the collectability of the leases. The issuing entity’s rights under the Servicing Agreement, including the Eligibility Representations, will be pledged to the indenture trustee for the benefit of the noteholders. The Servicing Agreement will also provide that if the titling trustee, the servicer, the trustee of the issuing entity or the depositor discovers, or upon actual knowledge by a responsible officer of the indenture trustee of, a breach of any Eligibility Representation which materially and adversely affects the related securityholders’ interest in the lease or leased vehicle, and which breach is not cured in all material respects prior to the end of the Collection Period that includes the 60th day (or, if the servicer elects, the end of the first Collection Period following discovery) after the date that the servicer discovers such breach (whether pursuant to notice or otherwise), the noncompliant lease and related leased vehicle (and any other related SUBI Assets) will be reallocated to the UTI or transferred to the servicer on the Business Day immediately preceding the payment date (each a “Deposit Date”) related to such Collection Period. In connection with this reallocation, the servicer will be required to deposit (or cause to be deposited) into the SUBI Collection Account the Repurchase Payment on the Deposit Date following the end of the Collection Period. Any such breach will be deemed not to materially and adversely affect the securityholders’ interest in that lease and the leased vehicles if it does not affect the ability of the issuing entity to receive and retain timely payments in full on such lease and receive and retain the proceeds of such leased vehicle.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the claimed breach of an Eligibility Representation and the related lease and leased vehicle. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor that it is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such disclosure. Repurchase requests that are not resolved to the reasonable satisfaction of the requesting party may, subject to certain conditions, be resolved via dispute resolution proceedings as described in “—Requests to Repurchase and Dispute Resolution” below.

Asset Representations Review

As discussed above under “—Representations and Warranties; Remedies,” the servicer will make the Eligibility Representations regarding the leases. The asset representations reviewer will be responsible for performing a review of the Subject Leases (as defined below) for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any determination date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	The investors have voted to direct a review of the applicable Subject Leases pursuant to the process described below under “—Asset Review Voting”.

If the review conditions are satisfied (the first date on which the review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all 60-Day Delinquent Leases as of the last day of that Collection Period to (ii) the aggregate Securitization Value of all leases as of the last day of that Collection Period. “60-Day Delinquent Leases” means, as of any determination date, all leases (other than any Liquidated Leases, repurchased leases that have been reallocated to the UTI or purchased as of the last day of a Collection Period by the servicer pursuant to the Servicing Agreement and leases related to Defaulted Vehicles) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any determination date and the related Collection Period is 4.40%.

NMAC believes that the Delinquency Trigger is appropriate based on an analysis of the historical rate of leases 60 days or more delinquent over the life of NMAC’s securitized portfolios of leases and leased vehicles from 2006 through 2019 (the “Reference Portfolios”). The Delinquency Trigger was calculated as a multiple of 3 times the previous historical peak 60-Day Delinquent Leases ratio of the Reference Portfolios. The previous historical peak of the delinquency ratio was utilized to account for typical seasonal increases in delinquencies. Because the Reference Portfolio experience that was analyzed covered a range of general economic conditions (including several periods of economic recession), NMAC believes that the Reference Portfolios provide an appropriate reference point for the potential delinquency performance of the leases in a variety of general economic scenarios. By applying a multiple to the historical peak, NMAC intends to distinguish the level of delinquencies in the pool that may result from a recession or similar general economic occurrence from the level of delinquencies that might signal one or more Eligibility Representations have been breached with respect to a material portion of the pool.

“Subject Leases” means, for any Asset Review, all 60-Day Delinquent Leases as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

Asset Review Voting

The Payment Date Certificate delivered by the servicer on each determination date, which will be filed by the depositor as an exhibit to the Form 10-D with respect to the related Collection Period, will disclose whether the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the applicable Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal balance of the notes (as of the filing of the Form 10-D that disclosed the Delinquency Percentage) (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer should conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor that it is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for any expenses incurred in connection with such disclosure and reimbursing any expenses incurred by the indenture trustee in connection therewith. In determining whether investors holding 5% of the aggregate outstanding principal balance of the notes have elected to initiate a vote, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates (including NMAC, as sponsor) will not be considered outstanding. See “The Notes—Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates.”

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders and the depositor will disclose on Form 10-D that a vote has been called. The vote will remain open until the 120th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred. The sponsor, the depositor and the issuing entity are required under the Basic Documents to reasonably cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with TIA Section 316(c).

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a notice (the “Review Notice”) to the sponsor, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied and providing the applicable Review Satisfaction Date. Within ten days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Leases.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 from the sponsor in accordance with the Asset Representations Review Agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Leases. Under the Asset Representations Review Agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Lease for which the Asset Review was started. The asset representations reviewer will also be reimbursed for all reasonable out-of-pocket expenses incurred or made by it. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by NMAC and, to the extent the Review Expenses remain unpaid after 60 days, they will be payable out of amounts on deposit in the Collection Account as described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus.

Asset Review

The asset representations reviewer will perform a review of the Subject Leases for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the Asset Representations Review Agreement. These procedures will generally involve comparing the Eligibility Representations to a variety of sources, including the data points contained in the data tape that relate to the Eligibility Representations, the original lease contract and other documents in the lease file, and other records of the servicer with respect to the Subject Leases. If the servicer notifies the asset representations reviewer that a Subject Lease was prepaid in full by the lessee or was subject to a Pull-Forward, or reallocated away from the 2020-A SUBI before the review report is delivered, the asset representations reviewer will terminate the tests of that lease and the Asset Review of that lease will be considered complete. If a Subject Lease was included in a prior Asset Review, the asset representations reviewer will only conduct additional tests on any such duplicate Subject Lease if the asset representations reviewer has reason to believe that the prior Asset Review with respect to such Subject Lease was conducted in a manner that would not have ascertained compliance with one or more Eligibility Representations. Otherwise, the asset representations reviewer will not conduct additional tests on such duplicate Subject Lease, and will include the result of the previous tests in the review report. The servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the asset representations reviewer to facilitate the Asset Review, and will provide the asset representations reviewer with access to the lease files and all other relevant documents related to each Subject Lease and leased vehicle. The servicer will provide access to these materials within ten days after receipt of the Review Notice. However, the servicer may redact these materials to remove any personally identifiable customer information. The Asset Review will not determine whether noncompliance with the Eligibility Representations should result in a repurchase of the related Subject Lease and leased vehicle under the transaction documents and the asset representations reviewer will not determine the reason for the delinquency of any lease and leased vehicle, the creditworthiness of any lessee, the overall quality of any leases or the compliance by the servicer with its covenants with respect to the servicing of the leases and leased vehicles.

Under the Asset Representations Review Agreement, the asset representations reviewer is required to complete its review of the Subject Leases by the 60th day after receiving access to the review materials from the servicer. However, if additional review materials are provided to the asset representations reviewer in accordance with the Asset Representations Review Agreement, the review period will be extended for an additional 30 days. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the sponsor and the depositor of the findings and conclusions of the review of the Subject Leases, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will only be responsible for determining whether there was a noncompliance with any Eligibility Representation with respect to any Subject Leases. If the asset representations reviewer determines that there was such noncompliance, the sponsor and the depositor will investigate whether the noncompliance resulted in a breach that materially and adversely affects the interests of the noteholders or certificateholders in the Subject Leases such that the servicer would be required to reallocate the lease and the related leased vehicle. In conducting this investigation, the sponsor and the depositor, as applicable, will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

If the depositor, the issuing entity, an investor, the owner trustee (acting at the direction of a certificateholder) or the indenture trustee (acting at the direction of an investor) (each, a “requesting party”) requests that the servicer purchase or reallocate to the UTI any lease and leased vehicle due to a breach of an Eligibility Representation as described under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus and such request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the servicer, the requesting party may refer the matter, at its discretion, to either mediation or arbitration. If the requesting party is the indenture trustee or the owner trustee, the indenture trustee or the owner trustee, as applicable, will follow the direction of the related investor or of the certificateholder, as applicable, during the mediation or arbitration. If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more investors) are requesting parties, then the indenture trustee as requesting party (at the direction of the investor that directed the indenture trustee to make the request) will have the right to make the selection of mediation or arbitration. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to the servicer, with a copy to the issuing entity, the owner trustee and the indenture trustee. In no event will the indenture trustee be liable for any costs, expenses and/or liabilities that could be allocated to a requesting party.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party and conducted pursuant to such association’s mediation procedures in effect at such time. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA), and conducted pursuant to such association’s arbitration procedures in effect at such time. The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the Indenture. A requesting party may not initiate a mediation or arbitration as described above with respect to a lease that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right to join an existing mediation or arbitration with respect to that lease if the mediation or arbitration has not yet concluded, subject to a determination by the parties to the existing mediation or arbitration that such a joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the leases and NMAC’s own portfolio of leases, the titling trustee will appoint the servicer as its agent, bailee and custodian of the leases, the certificates of title relating to the leased vehicles, the insurance policies and insurance records and other documents related to the leases and the related lessees and leased vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the servicer, including leases and vehicles that are UTI Assets or Other SUBI Assets. The accounting records and computer systems of NMAC will reflect the allocation of the leases and leased vehicles to the 2020-A SUBI and the interest of the holders of the 2020-A SUBI certificate therein.

Collections

Collections with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during such Collection Period, including (in each case to the extent not duplicative):

(1)

all Monthly Payments and Payments Ahead (when such Payments Ahead are received), amounts paid to the servicer to purchase a leased vehicle and other payments under the leases (other than Administrative Charges),

(2)	all Repurchase Payments,

(3)	all Pull-Forward Payments,

(4)	all Residual Value Surplus,

(5)	all Excess Mileage and Excess Wear and Tear Charges,

(6)	all Monthly Sale Proceeds,

(7)	all Net Liquidation Proceeds,

(8)	all Net Insurance Proceeds,

(9)	all Recoveries,

(10)	all Remaining Net Auction Proceeds, and

(11)	all Remaining Payoffs.

“Auction Proceeds” will mean, with respect to each Collection Period, all amounts received by the servicer in connection with the sale or disposition of any leased vehicle that is sold at auction or otherwise disposed of by the servicer during such Collection Period, other than Insurance Proceeds.

“Early Termination Purchase Option Price” will mean, with respect to any lease that is terminated prior to its Lease Maturity Date, the amount paid by the related lessee or a dealer to purchase the related leased vehicle.

“Monthly Early Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the servicer in such Collection Period for leased vehicles with respect to which the related leases were terminated and that were sold in such Collection Period on or after the termination of the related leases prior to their respective Lease Maturity Dates, reduced by amounts required to be remitted to the related lessees under applicable law.

“Monthly Sales Proceeds” will mean the sum of the Monthly Early Termination Sale Proceeds and the Monthly Scheduled Termination Sale Proceeds.

“Monthly Scheduled Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or dealers if either the lessee or a dealer elects to purchase a leased vehicle for its contract residual following a termination of the related lease at its Lease Maturity Date and (ii) Net Auction Proceeds received by the servicer during such Collection Period for leased vehicles that matured and were sold in such Collection Period on or after the termination of the related leases at their respective Lease Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related lessees under applicable law.

“Payment Ahead” will mean any payment of all or a part of one or more Monthly Payments remitted by a lessee with respect to a lease in excess of the Monthly Payment due with respect to such lease, which amount the lessee has instructed the servicer to apply to Monthly Payments due in one or more subsequent Collection Periods; provided however that such payments shall exclude Pull-Forward Payments.

“Recoveries” will mean, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to leases that (a) became Liquidated Leases before such Collection Period and (b) have reached their respective Lease Maturity Dates or were terminated as a result of Early Lease Terminations before such Collection Period and with respect to which the proceeds from the sale of the related leased vehicles were received before such Collection Period, minus any amounts remitted to the related lessees as required by law.

“Remaining Net Auction Proceeds” will mean Net Auction Proceeds less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” will mean amounts paid to the servicer to purchase leased vehicles, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

Monthly Remittance Condition. The servicer will deposit all payments (including any Repurchase Payments made by the servicer) on the related leases and leased vehicles collected during the Collection Period into the SUBI Collection Account within two business days of identification thereof. However, so long as NMAC is the servicer, if the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Collection Period until the Business Day preceding the payment date such amounts are required to be disbursed. If NMAC is the servicer and no servicer default has occurred and is continuing, the “Monthly Remittance Condition” will be satisfied if (a) NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s Investors Service, Inc. and “A-1” by S&P Global Ratings; (b) NMAC obtains a letter of credit or certain other arrangements are made and the Rating Agency Condition is satisfied; (c) NMAC otherwise satisfies each hired rating agency’s requirements; or (d) if the aggregate principal balance of the applicable notes outstanding on the closing date reduced by all payments of principal made in respect thereof on or prior to such date (the “Outstanding Amount”) is reduced to zero and 100% of the outstanding certificates are owned by the Trust, the depositor, the servicer (so long as NMAC or an affiliate is the servicer) and their respective affiliates. Notwithstanding the foregoing, if a subsequent Public ABS Transaction sets forth alternative conditions for making monthly deposits to the SUBI Collection Account, then, if the Rating Agency Condition is satisfied, the servicer will no longer be bound by the conditions to making monthly deposits as required by the Servicing Agreement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the SUBI Collection Account, certain advances previously paid to the issuing entity. Except in certain circumstances described in the related Servicing Agreement, pending deposit into the SUBI Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors—You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this prospectus.

Net Deposits. NMAC (as servicer or in any other capacity) will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the issuing entity on the related Deposit Date. The servicer will, however, account to the issuing entity, the related titling trustee, the Trust Agent, the owner trustee, the indenture trustee and the noteholders and the certificateholder as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts. If the servicer were unable to remit the funds with respect to the notes as described above, the noteholders might incur a loss. See “Risk Factors—You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this prospectus.

Sale and Disposition of Leased Vehicles

Under the Servicing Agreement, the servicer, on behalf of the issuing entity, will sell or otherwise dispose of Defaulted Vehicles and Matured Vehicles. In connection with such sale or other disposition, within two business days of receipt (unless the Monthly Remittance Condition is met), the servicer will deposit into the SUBI Collection Account all Net Auction Proceeds received during the related Collection Period. However, so long as the servicer is making Sale Proceeds Advances, the servicer may retain all Net Auction Proceeds received during a Collection Period until such amounts are required to be disbursed on the next payment date.

Purchase of Leased Vehicles Before Their Lease Maturity Dates

In addition to reallocations of leases and related leased vehicles under the circumstances described under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus, if the servicer grants a Term Extension with respect to a lease, the servicer will, on or before the last day of the second Collection Period following the Collection Period in which such extension was granted, (i) deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Repurchase Payment and (ii) direct the titling trustee to either reallocate such lease and the related leased vehicle from the 2020-A SUBI to the UTI or an Other SUBI or cause such lease and the related leased vehicle to be conveyed to the servicer. If a lessee changes the domicile of or title to a leased vehicle and such change would result in the titling trust doing business in a Restricted

Jurisdiction, the servicer, on or before the last day of the second Collection Period following the Collection Period in which such change in domicile or title occurred, (i) will deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Repurchase Payment and (ii) will direct the titling trustee to either reallocate such lease and the related leased vehicle from the 2020-A SUBI to the UTI or an Other SUBI or cause such lease and the related leased vehicle to be conveyed to the servicer.

Notification of Liens and Claims

The servicer will be required to notify as soon as practicable the depositor (if NMAC is not acting as the servicer), the indenture trustee and the titling trustee of all liens or claims of any kind of a third-party that would materially and adversely affect the interests of, among others, the depositor, the issuing entity or the titling trust in any lease or leased vehicle. When the servicer becomes aware of any such lien or claim with respect to any lease or leased vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.

Advances

To the extent provided in this prospectus, if payment on a lease is not received in full by the end of the month in which it is due, the servicer, subject to limitations set forth below, on each Deposit Date, is obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of the related leased vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of leases relating to certain Matured Vehicles. In making Advances, the servicer will assist in maintaining a regular flow of scheduled payments on the leases and, accordingly, in respect of the notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the servicer, without interest, as described below and in this prospectus.

Monthly Payment Advances. If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the servicer may be required to make a Monthly Payment Advance in an amount equal to the difference between (a) the amount of the Monthly Payment due, and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes. The servicer will be required to make a Monthly Payment Advance only to the extent that it determines that the Monthly Payment Advance will be recoverable from future payments or collections on the related lease or leased vehicle or otherwise.

The servicer will be entitled to reimbursement of all Monthly Payment Advances from (a) subsequent payments made by the related lessee in respect of the Monthly Payment due or (b) if the Monthly Payment Advance has been outstanding for at least 90 days after the end of the Collection Period in respect of which such Monthly Payment Advance was made, from the SUBI Collection Account.

Sales Proceeds Advances. If the servicer does not sell or otherwise dispose of a leased vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date, the servicer may be required to make a Sales Proceeds Advance to the issuing entity an amount equal to, if the related lease (i) terminated early but is not a lease in default, the Securitization Value, and (ii) relates to a leased vehicle that matured on its scheduled termination date, the Base Residual. The servicer will be required to make a Sales Proceeds Advance only to the extent that it determines that the Sales Proceeds Advance will be recoverable from future payments or collections on the related lease or leased vehicle or otherwise.

If the servicer sells a Matured Vehicle after making a Sales Proceeds Advance, the Net Auction Proceeds will be paid to the servicer up to the amount of the Securitization Value of the related leases, and the Residual Value Surplus will be deposited into the SUBI Collection Account. If the Net Auction Proceeds are insufficient to reimburse the servicer for the entire Sales Proceeds Advance, the servicer will be entitled to reimbursement of the difference from the Collections on the related SUBI Assets, in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance.

If the servicer has not sold a Matured Vehicle within six months after it has made a Sales Proceeds Advance, it may be reimbursed for that Sales Proceeds Advance from amounts on deposit in the SUBI Collection

Account. Within six months of receiving that reimbursement, if the related leased vehicle has not been sold, the servicer will, if permitted by applicable law, cause that leased vehicle to be sold at auction and will remit the proceeds (less expenses) associated with the disposition of that leased vehicle to the SUBI Collection Account.

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related Lease Term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the titling trust as loss payee. Additionally, the lease requires that the lessee maintain vehicle liability insurance in amounts equal to the greater of the amount prescribed by applicable state law, or industry standards, as set forth in the related lease (to the extent permitted by applicable law), naming the titling trust or the titling trustee, on behalf of the titling trust, as an additional insured.

Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a lessee fails to obtain or maintain the required insurance, the related lessee will be deemed in default under the lease.

NMAC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the leases on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related lease.

Realization Upon Liquidated Leases

The servicer will use commercially reasonable efforts to repossess and liquidate Defaulted Vehicles. Such liquidation may be effected through repossession of Defaulted Vehicles and their disposition, or the servicer may take any other action permitted by applicable law. The servicer may enforce all rights of the lessor under the related Liquidated Lease, sell the related Defaulted Vehicle in accordance with such Liquidated Lease and commence and pursue any proceedings in connection with such Defaulted Vehicle. In connection with any such repossession, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in the industry, and in each case in compliance with applicable law, and to the extent more exacting, the practices and procedure used by the servicer in respect of leases serviced by it for its own account. The servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or reasonable out-of-pocket expenses incurred by the servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease (“Liquidation Expenses”). Proceeds from the sale or other disposition of repossessed leased vehicles will constitute Liquidation Proceeds and will be deposited into the SUBI Collection Account net of any reimbursable Disposition Expenses and Liquidation Expenses.

A “Liquidated Lease” will mean a lease that is terminated and charged off by the servicer prior to its Maturity Date following a default thereunder. Collections in respect of a Collection Period will include all Net Auction Proceeds and Net Liquidation Proceeds collected during that Collection Period.

Servicer Records, Determinations and Reports

The servicer will retain or cause to be retained all data—including computerized records, operating software and related documentation—relating directly to or maintained in connection with the servicing of the leases. Upon the occurrence and continuance of a servicer default and termination of the servicer’s obligations under the Servicing Agreement, the servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the leases to a successor servicer.

The servicer will perform certain monitoring and reporting functions on behalf of the depositor, the issuing entity, the trustees and the securityholders, including the preparation and delivery to the indenture trustee, the related owner trustee and each related paying agent, on or before the tenth calendar day of each month or if the tenth day is not a Business Day, the next succeeding Business Day, of a certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period as described under “Distributions on the Notes—Payment Date Certificate” in this prospectus, and the preparation and delivery of statements setting forth the information described under “Description of the Servicing Agreement—Evidence as to Compliance” in this prospectus, and an annual officer’s certificate specifying the occurrence and status of any servicer default.

Evidence as to Compliance

Under the Servicing Agreement, on or before the last day of the third month after the end of each fiscal year of the servicer (commencing on the first year after the issuance of the notes), the servicer will be required to deliver to the owner trustee, the indenture trustee and each hired rating agency a report, which will be deemed to be delivered upon filing such report with the SEC, assessing the servicer’s compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the issuing entity and such servicer’s assessment report will identify any material instance of noncompliance, so long as the depositor is filing the servicer’s assessment report with respect to the issuing entity under the Exchange Act. Under the Servicing Agreement, so long as the depositor is filing the attestation report with respect to the issuing entity under the Exchange Act, on or before the last day of the third month after the end of each fiscal year of the servicer (commencing on the first year after the issuance of the notes), the servicer will cause a firm of independent certified public accountants to furnish an attestation report to the issuing entity, the indenture trustee and each hired rating agency as to the servicer’s assessment report of its compliance with the applicable servicing criteria set forth under Item 1122 of Regulation AB during the servicer’s preceding fiscal year (or since the date of the issuance of the notes in the case of the first such statement), which will be deemed furnished upon filing such report with the SEC. The form of assessment report and attestation report required under the Servicing Agreement may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC. The Servicing Agreement will also require that the servicer deliver to the owner trustee, the indenture trustee and each hired rating agency, on or before the last day of the third month after the end of each fiscal year of the servicer (commencing on the first year after the issuance of the notes), an officer’s certificate with respect to the prior fiscal year of the servicer (or with respect to the initial officer’s certificate, the period from the date of the initial issuance of the notes to the end of the fiscal year of the servicer), stating that a review of the activities of the servicer during the preceding twelve-month (or shorter) period and of its performance under the Servicing Agreement has been made under such officer’s supervision and to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the Servicing Agreement throughout such twelve-month (or shorter) period in all material respects, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status thereof.

Copies of such statements, certificates and reports may be obtained by noteholders or the certificateholders by a request in writing addressed to the indenture trustee or the owner trustee, as the case may be, at the related corporate trust office. The annual servicer report, the annual attestation report, the annual servicer’s statement of compliance and any areas of material non-compliance identified in such reports will be included in the issuing entity’s annual report on Form 10-K.

Servicing Compensation

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets under the Servicing Agreement. The servicer will be entitled to receive a fee in respect of the related SUBI Assets described in “Additional Information Regarding the Securities—Compensation for Servicer and Administrative Agent” in this prospectus. The servicer will also be entitled to additional compensation in the form of (i) interest and other investment earnings (net of losses and expenses) on investment of funds in the Reserve Account and the SUBI Collection Account, and (ii) expense reimbursement, administrative fees or similar charges paid with respect to the leases, including disposition fees and any late payment fees and extension fees now or later in effect (collectively, the “Administrative Charges”). The servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the related Servicing Agreement and will not be entitled to reimbursement of such expenses except for unpaid Disposition Expenses, Insurance Expenses, Liquidation Expenses and Reimbursable Expenses. The servicer will be entitled to be reimbursed for Disposition Expenses, Insurance Expenses and Liquidation Expenses by depositing only Net

Insurance Proceeds, Net Auction Proceeds and Net Liquidation Proceeds into the SUBI Collection Account. For more information regarding the reimbursement of Disposition Expenses and Insurance Expenses, you should refer, respectively, to “The Leases—Early Termination,” “Description of the Servicing Agreement—Advances” and “—Realization Upon Liquidated Leases” in this prospectus. The servicer will have no responsibility, however, to pay any losses with respect to any Titling Trust Assets.

The servicing fee described in “Distributions on the Notes—Compensation for Servicer and Administrative Agent” in this prospectus will compensate the servicer for performing the functions of a third-party servicer of the leases as an agent for the titling trust under the Servicing Agreement, including collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of the Matured Vehicles and Defaulted Vehicles, overseeing the related SUBI Assets and servicing the leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the titling trustee with respect to distributions and generating U.S. federal income tax information.

Servicer Resignation and Termination

The servicer may not resign from its obligations and duties under the related Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until the date upon which the servicer becomes unable to act as servicer, as specified in its resignation notice, unless a successor servicer has already assumed the servicer’s obligations under the Servicing Agreement. The servicer may not assign a Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein, or except in connection with a consolidation, merger, conveyance, transfer or assignment made in compliance with the Servicing Agreement.

The rights and obligations of the servicer under the Servicing Agreement may be terminated following the occurrence and continuance of a servicer default, as described under “—Servicer Defaults” below.

Indemnification by and Limitation of Liability of the Servicer

The servicer will indemnify the titling trust, titling trustee, trustees, the trust agent and the related securityholders for any loss, liability, claim, damage or reasonable expense that may be incurred by them as a result of any act or omission by the servicer in connection with the performance of its duties under the Servicing Agreement, but only to the extent such liability arose out of the servicer’s disregard of its obligations and duties under the Servicing Agreement.

The Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the titling trust, the trustees or the securityholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement or the SUBI Trust Agreement. In addition, the Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Servicing Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Servicer Defaults

A “servicer default” under the Servicing Agreement will consist of the following:

(a)

any failure by the servicer to deliver or cause to be delivered any required payment to (i) the indenture trustee for distribution to the noteholders, (ii) if applicable, the owner trustee of the issuing entity for distribution to the certificateholders, which failure continues unremedied for five Business Days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee, the certificateholder or noteholders evidencing at least a majority interest of the aggregate outstanding principal balance of the applicable outstanding securities (which for this purpose includes certificates held by the issuing entity, the depositor, the servicer and their respective affiliates), voting together as a single class; provided, however, that a failure under this clause (a) that continues unremedied for a period of ten Business Days or less will not constitute a servicer default if such failure was caused by a force majeure or other similar occurrence,

(b)

any failure by the servicer to duly observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of any holder of the 2020-A SUBI certificate, the noteholders or the certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the applicable outstanding securities, voting as a single class, consents to such longer cure period) after receipt by the servicer of written notice thereof from the indenture trustee or the related holders evidencing at least a majority of the applicable outstanding securities, voting as a single class, or such default becomes known to the servicer; provided, however, that a failure under this clause (b) that continues unremedied for a period of 150 days or less will not constitute a servicer default if such failure was caused by a force majeure or other similar occurrence,

(c)

any representation, warranty or statement of the servicer made in the Servicing Agreement, any other Basic Document to which the servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of the 2020-A SUBI certificate, the noteholders or the certificateholders, and continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the applicable outstanding securities, voting as a single class, consents to such longer cure period) after receipt by the servicer of written notice thereof from the titling trustee or the related holders evidencing at least a majority of the applicable outstanding securities, voting as a single class, or such default becomes known to the servicer; provided, however, that a failure under this clause (c) that continues unremedied for a period of 150 days or less will not constitute a servicer default if such failure was caused by a force majeure or other similar occurrence, or

(d)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation in respect of the servicer (in each case, remains unstayed and effect for a period of 90 consecutive days).

Rights Upon Servicer Default

Upon the occurrence of any servicer default, the sole remedy available to issuing entity as the holder of the 2020-A SUBI certificate will be to direct the titling trustee to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “—Removal or Replacement of the Servicer” below.

Removal or Replacement of the Servicer

Upon the occurrence of a servicer default, the titling trustee may, to the extent such servicer default relates (a) to all Titling Trust Assets, upon the direction of the holders of all SUBI certificates and the UTI certificate, excluding the UTI Beneficiary, terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to all Titling Trust Assets or (b) only to assets of a particular SUBI, upon the direction of the holder and pledgee of the 2020-A SUBI certificate, terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to such SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the 2020-A SUBI certificate will be the indenture trustee acting at the direction of noteholders holding not less than 66 2/3% of the aggregate principal balance of the notes, voting together as a single class. After the lien of the Indenture has been released, the owner trustee, acting at the direction of the certificateholder, may remove the servicer upon a servicer default. In each case, the titling trustee will effect that termination by delivering notice thereof to the servicer, the administrative agent, the depositor, the UTI beneficiary, the certificateholders and, if applicable, any other holders of rated securities related to any Other SUBIs affected by that servicer default. The administrative agent will thereafter deliver a copy of such notice to each hired rating agency.

Upon the termination of the servicer as a result of a servicer default, the servicer, subject to that termination, will continue to perform its functions as servicer until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the servicer’s receipt of such notice.

In the event of a termination of the servicer as a result of a servicer default with respect only to the assets of one SUBI, noteholders holding not less than 66 2/3% of the aggregate principal balance of the notes, voting together as a single class, so long as the notes are outstanding and thereafter the owner trustee of the issuing entity acting at the direction of the certificateholder—will appoint a successor servicer. The titling trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld. If a successor servicer is not appointed by the effective date of the predecessor servicer’s resignation or termination, then the trust agent will act as successor servicer. If the trust agent is unwilling or legally unable to act as the servicer, then the titling trust will be required to appoint, or petition a court of competent jurisdiction to appoint, any established entity the regular business of which includes the servicing of motor vehicle leases or retail installment contracts as the successor servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the related leases and the leased vehicles to the successor services will be paid by the predecessor servicer (or, if the predecessor servicer is the Trust Agent, by NMAC).

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to the purchase of additional leases or vehicles by the titling trust or with respect to making advances. Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer unless the holders of the UTI and the SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent an indenture trustee, the trustee of the issuing entity, the noteholders or (if applicable) the related certificateholder from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the SUBI Assets to the extent funds are available therefore in respect of the advances made.

Waiver of Past Defaults

With respect to any servicer default, the titling trustee, acting on the direction of, so long as the lien of the Indenture is in place, the indenture trustee, acting at the direction of the holders of notes evidencing 66 2/3% of the aggregate outstanding principal balance of the then outstanding notes and thereafter, the owner trustee, acting at the direction of the holders of 66 2/3% of the certificates, may waive any default of the servicer in the performance of its obligations under the Servicing Agreement and, upon any such waiver, such default will cease to exist and any servicer default arising therefrom will be deemed to have been remedied for all purposes under the related Servicing Agreement. No such waiver will extend to any subsequent or other default.

Termination

The Servicing Agreement will terminate upon the earlier to occur of (a) the dissolution of the titling trust or (b) with respect to the servicer, but not as to the applicable successor servicer, the resignation or removal of the servicer with respect to the 2020-A SUBI in accordance with the terms of the Servicing Agreement, which will effect a termination only with respect to the SUBI Assets and not with respect to any other Titling Trust Assets.

Amendment

The Servicing Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class or (B) such amendment will not materially and adversely affect such noteholders, and (ii) any amendment that materially and adversely affects the interests of the related certificateholder, the titling trustee, the Delaware trustee, the indenture trustee or the owner trustee will require the prior written consent of each person whose interests are adversely affected; provided, further, that an opinion of counsel is delivered to the titling trustee to the effect that after such amendment, for U.S. federal income tax purposes, the titling trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation and the notes will properly be characterized as indebtedness that is secured by the assets of the issuing entity. An amendment will be deemed not to materially and adversely affect the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment or (ii) the servicer delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders. The consent of the certificateholder, the Delaware trustee or the owner trustee will be deemed to have been given if the servicer does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The titling trustee and the indenture trustee may, but will not be obligated to, enter into any such amendment that affects the titling trustee’s or the indenture trustee’s own rights, duties, liabilities or immunities under the Servicing Agreement or otherwise.

Notwithstanding the foregoing, no amendment to the Servicing Agreement will (i) reduce the interest rate or aggregate outstanding principal balance of any note, or change the due date of any installment of principal of or interest on any note, or the Redemption Price, without the consent of the holder of such note, or (ii) reduce the aggregate outstanding principal balance of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal balance of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

Under the Servicing Agreement, neither the trustee of the UTI beneficiary, the titling trustee nor the indenture trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to a responsible officer of the trustee of the UTI beneficiary, the titling trustee and the indenture trustee, as applicable, an officer’s certificate to that effect, and the trustee of the UTI beneficiary, the titling trust and the indenture trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE TRUST ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as administrative agent for the notes, will enter into an agreement (as amended and supplemented from time to time, a “Trust Administration Agreement”) with the issuing entity and the indenture trustee pursuant to which the administrative agent will agree, to the extent provided in that Trust Administration Agreement, to perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the Indenture, the Trust Agreement, and certain other Basic Documents. As compensation for the performance of the administrative agent’s obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the administrative agent will be entitled to a monthly payment of compensation in an amount that will be set forth in this prospectus, which fee will be paid by the servicer and not from the proceeds of the leases, leased vehicles or other Titling Trust Assets and which shall be solely an obligation of the servicer. The administrative agent will pay the fees and expenses of the Trustee of the issuing entity and each paying agent, if any, pursuant to the Trust Agreement and the Indenture. The Trust Administration Agreement will be governed by the laws of the State of New York.

Amendment

The Trust Administration Agreement may be amended with the written consent of the owner trustee but without the consent of the noteholders or the certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Administration Agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, that such amendment will not materially and adversely affect such noteholders. An amendment will be deemed not to materially and adversely affect such noteholders if (i) the administrative agent or the depositor delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders, or (ii) the Rating Agency Condition has been satisfied with respect to such amendment. The Trust Administration Agreement may also be amended with the written consent of the owner trustee and, (i) in the case of any amendment that does not materially and adversely affect the noteholders, the certificateholders holding at least a majority of the certificates, or (ii) the noteholders evidencing at least a majority of the aggregate outstanding principal balance of notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Trust Administration Agreement or of modifying in any manner the rights of noteholders or certificateholder that are not covered by the immediately preceding sentence; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the leases or distributions that are required to be made for the benefit of the noteholders or the certificateholder or (ii) reduce the percentage of the noteholders or certificateholders that are required to consent to any such amendment without the consent of the holders of all outstanding notes and certificates. Notwithstanding the foregoing, the administrative agent may not amend the Trust Administration Agreement without the permission of the depositor, which permission will not be unreasonably withheld.

ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE SUBI

The Titling Trust

The titling trust is a Delaware statutory trust and has made trust filings or obtained certificates of authority to transact business in states where, in the servicer’s judgment, such action may be required. Because the titling trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors—A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this prospectus. As such, the titling trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws (“insolvency laws”), and claims against the Titling Trust Assets could have priority over the beneficial interest in those assets represented by the 2020-A SUBI. In addition, claims of a third-party against the Titling Trust Assets, including the assets of the 2020-A SUBI, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the titling trust, such as the indenture trustee, as more fully described under “The Sponsor—Contingent and Excess Liability Insurance” in this prospectus.

Structural Considerations

Unlike many structured financings in which the holders of the notes have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity will not directly own the SUBI Assets. Instead, the titling trust will own the Titling Trust Assets, including all SUBI Assets, and the titling trustee will take actions with respect thereto in the name of the titling trust on behalf of and as directed by the beneficiaries of the titling trust (i.e., the holders of the UTI certificate and the 2020-A SUBI certificate). The primary asset of the issuing entity will be the 2020-A SUBI certificate evidencing a 100% beneficial interest in the SUBI Assets, and the indenture trustee will take action with respect thereto in the name of the issuing entity and on behalf of the noteholders and the depositor. Beneficial interests in the leases and leased vehicles represented by 2020-A SUBI certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The servicer and/or the titling trustee will segregate the SUBI Assets from the other Titling Trust Assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other beneficial interests in the titling trust will have rights in such SUBI Assets, and payments made on any Titling Trust Assets other than those SUBI Assets generally will not be available to make payments on the notes or to cover expenses of the titling trust allocable to the SUBI Assets.

Allocation of Titling Trust Liabilities

The Titling Trust Assets do and may in the future comprise several portfolios of assets of one or more SUBIs, together with the UTI Assets. The UTI Beneficiary may in the future create and sell or pledge Other SUBIs in connection with other financings. The Titling Trust Agreement will permit the titling trust, in the course of its activities, to incur certain liabilities relating to its assets other than the assets of a SUBI, or relating to the assets of that SUBI generally. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the titling trust, a titling trust liability relating to a particular portfolio of Titling Trust Assets will be allocated to and charged against the portfolio of Titling Trust Assets to which it belongs. Titling trust liabilities incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets. The titling trustee and the beneficiaries of the titling trust, including the issuing entity, will be bound by that allocation. In particular, the Titling Trust Agreement will require the holders from time to time of the UTI certificate and any Other SUBI certificates to waive any claim they might otherwise have with respect to any unrelated SUBI Assets and to fully subordinate any claims to those SUBI Assets in the event that such waiver is not given effect. Similarly, the holder of the 2020-A SUBI certificate, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets. See “Description of the SUBI Trust Agreement—The SUBI, Other SUBIs and the UTI” in this prospectus.

The issuing entity and the indenture trustee will not have a direct ownership interest in the SUBI Assets or a perfected security interest in those SUBI Assets. As a result, claims of third-party creditors of the titling trust will generally take priority over the interests of the trustees in such SUBI Assets. Potentially material examples of such claims could include:

(1)	tax liens arising against the depositor, NMAC, the titling trust, the UTI Beneficiary or the issuing entity;

(2)	liens arising under various federal and state criminal statutes;

(3)	certain liens in favor of the Pension Benefit Guaranty Corporation; and

(4)	judgment liens arising from successful claims against the titling trust arising from the operation of the leased vehicles constituting Titling Trust Assets.

See “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “—A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you,” “—If ERISA liens are placed on the titling trust assets, you could suffer a loss” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus for a further discussion of these risks.

The assets of the titling trust are located in several states, the tax laws of which vary. If any state or locality imposes a tax on the titling trust at the entity level, the UTI Beneficiary has agreed to indemnify the titling trustee for the full amount of such taxes (other than taxes based on income). Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI certificate will be applied to satisfy such obligations. However, it is possible that noteholders could incur a loss on their investment if the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Titling Trust Agreement provides for the UTI Beneficiary to be liable as if the titling trust were a partnership and the UTI Beneficiary were the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of one or more SUBI certificates. However, it is possible that the noteholders could incur a loss on their investment to the extent any such claim were allocable to the issuing entity as the holder of the 2020-A SUBI certificate, either because a lien arose in connection with the assets of the related SUBI or if the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBI

The 2020-A SUBI will be issued pursuant to the SUBI Trust Agreement and will constitute a beneficial interest in the related SUBI Assets. The 2020-A SUBI will not constitute a direct legal interest in the SUBI Assets, nor will it constitute an interest in any Titling Trust Assets other than such SUBI Assets. Under the allocation of titling trust liabilities described under “Additional Legal Aspects of the Titling Trust and the SUBI—Allocation of Titling Trust Liabilities” in this prospectus, payments made on or in respect of such other Titling Trust Assets will not be available to make payments on the notes or to cover expenses of the titling trust allocable to the related SUBI Assets. The issuing entity, as holder of the 2020-A SUBI certificate, will bear any liability to third parties arising from a lease or the related leased vehicle allocated to the 2020-A SUBI. If any such liability arises from a lease or leased vehicle that is an asset of an Other SUBI or the UTI, the Titling Trust Assets (including the SUBI Assets) will not be subject to this liability unless the assets of the Other SUBIs or the UTI are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy this liability, to the extent that it is owed to entities other than the titling trustee and the beneficiaries of the titling trust, the other Titling Trust Assets, including the assets of the 2020-A SUBI, may be available to satisfy such liabilities. Under these circumstances, investors in the notes could incur a loss on their investment.

Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the assets of the 2020-A SUBI rather than the Other SUBI Assets or UTI Assets, and the claim exceeds the value of the Other SUBI Assets and the UTI Assets, the titling trustee will be unable to reallocate the remaining Titling Trust Assets so that each portfolio of SUBI and UTI Assets will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the notes could incur a loss on their investment.

The Titling Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of assets of the 2020-A SUBI rather than Other SUBI Assets or UTI Assets to which the related leases or leased vehicles are allocated, as the case may be, the titling trustee will reallocate the remaining Titling Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Titling Trust Agreement as set forth under “Description of the SUBI Trust Agreement—The SUBI, the Other SUBIs and the UTI” in this prospectus.

The UTI Beneficiary has pledged the UTI Assets as security in connection with the financing of the acquisition of the UTI Assets and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the assets already allocated to an existing SUBI, and to fully subordinate any claims to the related SUBI Assets in the event that this disclaimer is not given effect.

The issuing entity will own the 2020-A SUBI certificate and, through such ownership, will have an indirect beneficial ownership interest in the leases and the related leased vehicles. However, if a court of competent jurisdiction were to recharacterize the sale to the issuing entity of the 2020-A SUBI certificate as a financing, the issuing entity (or, during the term of the Indenture, the indenture trustee) could instead be deemed to have a perfected security interest in the 2020-A SUBI certificate, but in no event would the issuing entity or the indenture trustee be deemed to have a perfected security interest in the leased vehicles allocated to that SUBI. See “Risk Factors—A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this prospectus.

Insolvency Related Matters

As described under “Description of the SUBI Trust Agreement—The SUBI, Other SUBIs and the UTI” and “The SUBI” in this prospectus, each holder or pledgee of the UTI certificate and any Other SUBI certificate will be required to expressly disclaim any interest in the SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the event of a bankruptcy of NMAC or the UTI Beneficiary, the SUBI Assets would not be treated as part of NMAC’s or the UTI Beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI, the UTI certificate, Other SUBIs and Other SUBI certificates should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or the UTI Beneficiary under any insolvency laws will result in consolidation of the assets and liabilities of the titling trust, the depositor or the issuing entity with those of NMAC or the UTI Beneficiary. With respect to the titling trust, these steps include its creation as a separate, special purpose Delaware statutory trust of which the UTI Beneficiary is the sole beneficiary, pursuant to a trust agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the depositor, these steps include its creation as a separate, special purpose limited liability company of which NMAC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

However, delays in payments on the notes and possible reductions in the amount of such payments could occur if:

•

a court were to conclude that the assets and liabilities of the titling trust, the depositor or the issuing entity should be consolidated with those of NMAC or the UTI Beneficiary in the event of the application of applicable insolvency laws to NMAC or the UTI Beneficiary,

•	a filing were to be made under any insolvency law by or against the titling trust, the depositor or the issuing entity, or

•	any person were to litigate any of the foregoing issues.

If a court were to conclude that the transfer of the 2020-A SUBI certificate from the UTI Beneficiary to the depositor, or the transfer of that 2020-A SUBI certificate from the depositor to the issuing entity, was not a true sale, or that the depositor and the issuing entity should be treated as the same entity as NMAC or the UTI Beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the notes:

•

the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•

certain tax or government liens on NMAC’s or the UTI Beneficiary’s property (that arose prior to the transfer of a lease to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes or

•	the issuing entity not having a perfected security interest in the leased vehicles or any cash collections held by NMAC at the time that NMAC becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of NMAC, (1) Repurchase Payments made by NMAC, as servicer, in respect of certain leases, (2) payments made by NMAC on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (3) unreimbursed advances made by NMAC, as servicer, pursuant to the Servicing Agreement, and (4) payments made by NMAC to the depositor may be recoverable by NMAC as debtor-in-possession or by a creditor or a trustee in bankruptcy of NMAC as a preferential transfer from NMAC if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of NMAC or one year with respect to transfers to affiliates. In addition, the insolvency of NMAC could result in the replacement of NMAC as servicer, which could in turn result in a temporary interruption of payments on the notes. See “Risk Factors—A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” and “—Adverse events with respect to NMAC, its affiliates or third-party servicers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

On the closing date, special insolvency counsel to the depositor will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if NMAC or the UTI Beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporation form of NMAC or the trust form of the UTI Beneficiary or the separateness of NMAC or the UTI Beneficiary, from the titling trust or the issuing entity so as to substantively consolidate the assets and liabilities of the depositor, the titling trust, or the issuing entity with the assets and liabilities of NMAC or the UTI Beneficiary. Among other things, such opinion will assume that each of the titling trust (or the titling trustee when acting on its behalf), the UTI Beneficiary and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of NMAC or the UTI Beneficiary, not commingling its respective assets with those of NMAC or the UTI Beneficiary, doing business in a separate office from NMAC or the UTI Beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of NMAC or the UTI Beneficiary. In addition, such opinion will assume that except as expressly provided by the Titling Trust Agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), NMAC and the UTI Beneficiary generally will not guarantee the obligations of the titling trust, the depositor or the issuing entity to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in NMAC’s capacity as servicer acting under and in accordance with the Servicing Agreement or in NMAC’s capacity as administrative agent under the Trust Administration Agreement. Each of NMAC, the titling trust, the UTI Beneficiary and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of NMAC, the titling trust, the UTI Beneficiary and the depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against NMAC or the UTI Beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the titling trust, the depositor or the issuing entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the 2020-A SUBI certificate (and possible reductions in the amount of such distributions) to the issuing entity, and therefore to the noteholders and the certificateholder, could occur. In addition, the SUBI Trust Agreement provides that following the occurrence of an Event of Default resulting in acceleration of the notes, the 2020-A SUBI may be terminated by the titling trustee. In each case, the titling trustee will be required to distribute the SUBI Assets to the holder of the 2020-A SUBI certificate. Because the issuing entity has pledged its rights in and to the 2020-A SUBI certificate to the indenture trustee, such distribution would be made to the indenture trustee, who would be responsible for retitling the leased vehicles. The cost of such retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the notes and the certificates, and in such event, investors in the notes could suffer a loss on their investment.

The UTI Beneficiary will treat its conveyance of the 2020-A SUBI certificate to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the UTI Beneficiary, and the UTI Beneficiary as debtor-in-possession or a creditor, receiver or bankruptcy trustee of the UTI Beneficiary were to take the position that the sale, transfer and assignment of the 2020-A SUBI certificate by the UTI Beneficiary to the depositor should instead be treated as a pledge of that 2020-A SUBI certificate to secure a borrowing by the UTI Beneficiary, delays in payments of proceeds of that 2020-A SUBI certificate to the issuing entity, and therefore to the noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On the closing date, special insolvency counsel to the depositor will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the UTI Beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the 2020-A SUBI certificate to the depositor, the sale, transfer and assignment of that 2020-A SUBI certificate from the UTI Beneficiary to the depositor would be characterized as a true sale, transfer and assignment, and that 2020-A SUBI certificate and the proceeds thereof would not be property of the UTI Beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in the 2020-A SUBI certificate as against the UTI Beneficiary, which the depositor will assign to the issuing entity and the issuing entity will assign to the indenture trustee. The indenture trustee will perfect its security interest in that

2020-A SUBI certificate under the UCC by possession and/or by filing. Accordingly, if the conveyance of that 2020-A SUBI certificate by the UTI Beneficiary to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of the UTI Beneficiary, although a case or proceeding under any insolvency law with respect to the UTI Beneficiary could result in delays or reductions in distributions on that 2020-A SUBI certificate as indicated above, notwithstanding such perfected security interest.

If the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including Advances and Repurchase Payments) may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the servicer. See “Risk Factors—A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this prospectus.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, the UTI Beneficiary, the depositor, or the issuing entity, or its creditors.

Potential Applicability to NMAC, the UTI Beneficiary, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The UTI Beneficiary, the issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For the UTI Beneficiary, the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the UTI Beneficiary, the issuing entity or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, the UTI Beneficiary, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor, or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including the UTI Beneficiary, the depositor, or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. The advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, it remains in effect as of the date of this prospectus. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including the UTI Beneficiary, the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated by the FDIC in an OLA governed proceeding are the SUBI Certificate Transfer Agreement, Trust SUBI Certificate Transfer Agreement, the Servicing Agreement and the Administration Agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the requirement to request bankruptcy court relief from the “automatic stay” in bankruptcy.

We will structure the transfers of the 2020-A SUBI certificate from the UTI Beneficiary to the depositor, or the transfer of that 2020-A SUBI certificate from the depositor to the issuing entity contemplated hereby with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the SUBI Assets using its repudiation power because they would not be treated as part of NMAC’s or the UTI Beneficiary’s estate for bankruptcy purposes. However, if those transfers were not respected as legal true sales, then the transfers of the 2020-A SUBI certificate would be treated as secured loans. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by the issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages are no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the SUBI Certificate Transfer Agreement or the Trust SUBI Certificate Transfer Agreement are respected as legal true sales, as receiver for NMAC or a covered subsidiary the FDIC could:

•

require the issuing entity, as assignee under the Trust SUBI Certificate Transfer Agreement, to go through an administrative claims procedure to establish its rights to payments collected on the SUBI Assets;

•

if the issuing entity were a covered subsidiary, require the indenture trustee or the holders of the notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•

request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including the UTI Beneficiary, the depositor or the issuing entity);

•	repudiate NMAC’s ongoing servicing obligations under the Servicing Agreement, such as its duty to collect and remit payments or otherwise service the leases and leased vehicles; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the holders of the notes from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including the UTI Beneficiary, the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including the UTI Beneficiary, the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, the UTI Beneficiary, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the FDIC Counsel’s interpretation. This final rule was effective August 15, 2011. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Vicarious Tort Liability

Although the titling trust will own the leased vehicles allocated to the 2020-A SUBI and the issuing entity will have a beneficial interest in the leased vehicles (as evidenced by the 2020-A SUBI certificate), the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the titling trust and the titling trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. However, the owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. In addition, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of leases were originated, the holder of title of a motor vehicle, including the titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled in 1998 that a finance company acting as an agent for an titling trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling trust or NMAC, as agent of the titling trust, in connection with the negligent use or operation of any leased vehicles owned by the titling trust, including the leased vehicles allocated to the 2020-A SUBI. This case was decided prior to the enactment of the Transportation Act.

The Transportation Act enacted by the U.S. Congress and signed into law on August 10, 2005 provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and to reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a 2006 case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of other similar cases and their impact are uncertain at this time.

The servicer maintains liability insurance on behalf of the titling trust, and NMAC is a named insured under the titling trust’s applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the titling trust, claims could be imposed against the titling trust assets, including any leased vehicles allocated to a SUBI, and in certain circumstances, with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset. If any of these claims were imposed against the titling trust assets, investors in the notes could incur a loss on their investment.

Security Interests

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the SUBI—Allocation of Titling Trust Liabilities” in this prospectus could be imposed upon all or part of the SUBI Assets (including the related leased vehicles) that, by operation of law, would take priority over the indenture trustee’s interest therein. For a discussion of the risks associated with third-party liens on leases and leased vehicles, see “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in this prospectus. Additionally, any perfected security interest of the indenture trustee in all or part of the property of the issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the assets transferred by the depositor to the issuing entity, pursuant to the Trust SUBI Certificate Transfer Agreement. See “Risk Factors—A depositor, sponsor or UTI beneficiary bankruptcy could delay or limit payments to you” in this prospectus.

Repossession of Leased Vehicles

If a lessee defaults on its lease, the servicer will have all the remedies of a lessor under the UCC, except where specifically limited by other state laws. These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless otherwise prohibited by state law. Self-help repossession is the method used by NMAC in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, NMAC may have to obtain a court order before repossessing the vehicle.

If a lessee is in default on its lease, some states require that the lessor notify the lessee of the default and give the lessee a time period to cure the default prior to repossession. In NMAC’s experience, this right to cure is exercised by only a limited number of lessees.

Upon repossession of a vehicle, the UCC and other state laws may require the lessor to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. The lessee may have the right, in some states, to cure the default under the lease prior to sale by paying the lessor the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

Deficiency Judgments

The servicer will generally apply the proceeds of sale of a leased vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would in many cases be expected to have little capital or sources of income available following repossession. Therefore, in such cases, it may not be useful or cost effective to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or it may prove impossible to collect all or any portion of such judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, enforced by the Consumer Financial Protection Bureau (“CFPB”), for example, require that a number of disclosures be made at the time a vehicle is leased, including:

(1)	the amount and type of all payments due at the time of origination of the lease,

(2)	a description of the lessee’s liability at the end of the Lease Term,

(3)	the amount of any periodic payments and manner of their calculation,

(4)	the circumstances under which the lessee may terminate the lease prior to the end of the Lease Term,

(5)	the capitalized cost of the vehicle, and

(6)	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the titling trust as owner or lessor of the leases and may also apply to the issuing entity as holder of the 2020-A SUBI certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the titling trust and the titling trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the titling trust and the titling trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the titling trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the titling trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the titling trust to terminate the related lease, the lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such lease will constitute Liquidation Proceeds. As described under “The Leases—General” in this prospectus, NMAC will represent and warrant to the Trustees as of the cutoff date that the related leases and leased vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a Lemon Law.

The federal Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after commencement of active duty if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days; or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or for deployment for active duty for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations overseas have increased the number of persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the titling trust with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

The servicer will make representations and warranties in the Servicing Agreement that, as to each lease and the related leased vehicle as of the relevant vehicle representation date, the servicer has satisfied, or has directed the related dealer to satisfy, the provisions of Servicing Agreement with respect to such lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any lease, has certain material adverse effects and is not timely cured, the servicer will be required under the Servicing Agreement to deposit an amount equal to the Repurchase Payment in respect of the lease and the related leased vehicle into the applicable SUBI Collection Account unless the breach is cured in all material respects. See “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile retail and lease financing. NMAC is subject to the CFPB’s supervisory, examination and enforcement authority. The CFPB has begun conducting fair lending examinations of automobile lenders, including NMAC, and certain of their policies and practices regarding dealer compensation, the sale of extended warranties, credit insurance and other add-on products. No assurance can be given that the CFPB will not conduct similar examinations with respect to automobile leasing practices or what the results and impact of any such examinations will be.

The CFPB and the United States Department of Justice (the “DOJ”) have in recent years conducted fair lending investigations of several indirect automobile lenders, including NMAC, to determine whether their dealer markup and compensation policies resulted in any discriminatory practices, and several of those automobile lenders have entered into settlements with these U.S. government agencies with respect to such policies. While it discussed such matters with the agencies, NMAC did not ultimately enter into a settlement with respect to its policies. In late 2016, the CFPB informed NMAC that it was suspending its fair lending enforcement action against NMAC, in favor of addressing fair lending concerns through its supervisory relations with NMAC. The DOJ concurrently indicated a similar suspension of its fair lending enforcement activities. The DOJ informed NMAC in writing that it was closing its investigation of the matter.

The CFPB and nine states began a supervisory examination of NMAC in 2016. In March 2017, NMAC received the multi-state examination results. NMAC responded to the various states findings and provided defenses to a number of the infractions alleged by the regulators. While some states have requested NMAC to provide refunds for various perceived infractions, there were no fines or sanctions levied or any other disciplinary actions taken.

On August 24, 2017, NMAC received the CFPB’s Final Examination Report. The Report identified 13 matters requiring attention, most concerning the CFPB’s general finding that NMAC’s compliance policies and procedures are materially undeveloped. NMAC has since responded to all information and made all adjustments requested in the examination report. After receiving NMAC’s responses to its findings, the CFPB audit unit referred the five findings it considered most egregious to the CFPB enforcement division for further investigation. On September 24, 2017, NMAC responded to the Final Examination Report. The response confirmed that NMAC had taken responsive actions on the five most material findings. The response also provided a status report on NMAC’s progress in addressing the other findings that the Report expects NMAC to rectify in 90 days. The 90-day report was also submitted. On September 25, 2017, NMAC was served with a Civil Investigative Demand (a “CID”) from the CFPB’s enforcement division. The CID requires NMAC to produce specified documents, data and materials that concern the five most material findings from the examination. NMAC responded to the CID initially in the fall of 2017. On or about February 7, 2019, the enforcement division served NMAC with a second CID seeking the additional production of data and records in support of its continued investigation of the five referred findings from the 2016 examination. NMAC responded to these subsequent requests and produced personnel for oral examination on June 19-20, 2019. On August 19, 2019, the CFPB enforcement division informed NMAC that it intends to recommend to its leadership that the agency commence an enforcement action against NMAC. NMAC submitted a written response refuting the agency’s contentions. We additionally believe that NMAC has defenses to the CFPB’s claims, that a settlement of such claims remains possible and that any enforcement proceeding will not have a material impact on the company or its operations.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. In June 2015, the CFPB issued a final rule defining which non-depository institutions would be considered larger participants of a market for automobile financing (which, under the rule, includes certain automobile leases). The final rule for the automobile financing market became effective on August 31, 2015. Under the definitions included in the final rule, NMAC is considered a larger participant, and therefore is subject to the supervisory and examination authority of the CFPB. Expanded CFPB jurisdiction over NMAC’s business will likely increase its compliance costs and regulatory risks.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the titling trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase notes at their issue price in the initial distribution thereof and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, special federal tax counsel to the issuing entity, subject to the qualifications set forth in this discussion. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal tax laws, including U.S. federal estate and gift tax laws. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	insurance companies;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for the alternative minimum tax;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	U.S. expatriates;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	pass-through entities and persons who are investors in such pass-through entities.

Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity subject to U.S. federal income taxation as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard.

On the closing date, Mayer Brown LLP, special federal tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that for U.S. federal income tax purposes, the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt and the issuing entity will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Holders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although special federal tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. Holders will be deemed to agree, by their purchase of the notes, to treat the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the Trust Agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors should note that the Treasury Regulations are complex, and are urged to consult their tax advisors regarding the possible effects of these rules.

Tax Treatment of Issuing Entity

At closing the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity. If the issuing entity is treated as a partnership for U.S. federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under the partnership audit rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Tax Consequences to U.S. Holders of the Notes

Stated Interest and OID: Stated interest on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued in accordance with a Holder’s method of tax accounting. It is anticipated that no class of notes offered hereunder will be issued with more than a de minimis amount (i.e., less than 1/4% of the principal balance of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal balance as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal balance of the obligations. A U.S. Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Holders regarding OID, if any, will be based on the assumption that the leases will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the leases. See “Maturity and Prepayment Considerations” and “Weighted Average Life of the Notes” in this prospectus. Accordingly, U.S. Holders are advised to consult their own tax advisors regarding the impact of any prepayments of the leases (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal balance of the note. Such income generally is capital gain.

Short Term Debt. A U.S. Holder of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Code.

A U.S. Holder of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such Holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of any interest income and OID accrued on such note. However, such Holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by such owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury Regulations, to apply a constant interest method, using the Holder’s yield to maturity and daily compounding.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a U.S. Holder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal balance) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the U.S. Holder held such note and the denominator of which is the number of days from the date the U.S. Holder acquired such note until its maturity date. The U.S. Holder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. Holder may elect to include market discount in gross income as it accrues and, if such U.S. Holder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a U.S. Holder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such U.S. Holder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such U.S. Holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. Such U.S. Holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a U.S. Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Acquisition Premium. A U.S. Holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “—Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Total Accrual Election. A U.S. Holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Stated Interest and OID,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing U.S. Holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own advisers as to the effect in their circumstances of making this election.

Sale or Other Disposition. If a U.S. Holder sells a note, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular U.S. Holder will equal the U.S. Holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that U.S. Holder with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Holder with respect to the note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate U.S. Holders, capital gain recognized on the sale or other disposition of a note held for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. U.S. Holders must aggregate capital gains and losses for each taxable year. In the event a U.S. Holder realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Potential Acceleration of Income. An accrual method taxpayer that prepares an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released proposed Treasury Regulations that would exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). The proposed Treasury Regulations are proposed to become effective for taxable years beginning on or after the date the final Treasury Regulations are published but that, in the interim, taxpayers may rely on the proposed Treasury Regulations in certain cases. Noteholders should consult their tax advisors with regard to these rules.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Tax Consequences to Non-U.S. Holders of the Notes

Interest paid (or accrued) to a Non-U.S. Holder generally will be considered “portfolio interest,” and, except as described below with respect to FATCA and backup withholding, generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder), and,

1.

the Non-U.S. Holder is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code;

2.	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Non-U.S. Holder does not bear specified relationships to any certificateholder or the issuing entity.

To qualify for the exemption from taxation, the Non-U.S. Holder must provide the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the owner of the note is a Non-U.S. Holder and providing the Non-U.S. Holder’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) provided by the Non-U.S. Holder and the Non-U.S. Holder must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) within 30 days of that change. If interest paid to a Non-U.S. Holder is not considered portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Non-U.S. Holder must provide the indenture trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the Non-U.S. Holder is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of an individual Non-U.S. Holder, the Non-U.S. Holder is not present in the United States for 183 days or more during the taxable year of disposition.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (“FATCA”), withholding may be required on certain payments to holders of notes (including intermediaries) who do not provide certain information to the issuing entity or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest payments on any notes as a result of a Holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments, and, under rules previously scheduled to take effect beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g. notes). Treasury Regulations were recently published in proposed form that eliminate withholding payments from such dispositions of such property. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. Holders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Backup Withholding and Information Reporting

U.S. Holders. Under current U.S. federal income tax law, backup withholding at specified rates and information reporting requirements may apply to payments of principal and interest (including OID) made to, and to the proceeds of sale before maturity by, certain noncorporate U.S. Holders of notes. Backup withholding will apply to a U.S. Holder if:

•	such U.S. Holder fails to furnish its Taxpayer Identification Number (“TIN”) to the payor in the manner required;

•	such U.S. Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such U.S. Holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, such U.S. Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding does not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Section 7701(a) of the Code), tax-exempt organizations or qualified pension and profit-sharing trusts.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, in their particular situations.

Non-U.S. Holders. Backup withholding will not apply to payments of principal or interest (including OID) made by the issuing entity or its paying agent on a note if a Non-U.S. Holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption (absent the issuing entity’s actual knowledge or reason to know that the Non-U.S. Holder is actually a U.S. Holder). Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

The issuing entity must report annually to the IRS on IRS Form 1042-S the amount of interest (including OID) paid on the notes and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Information reporting may also apply to payments made outside the United States, and payments on the sale, exchange, retirement or other disposition of a note effected outside the United States, if payment is made by a payor that is, for U.S. federal income tax purposes:

•	a United States person;

•	a controlled foreign corporation;

•	a U.S. branch of a foreign bank or foreign insurance company;

•	a foreign partnership controlled by United States persons or engaged in a U.S. trade or business; or

•	a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period,

but the payment will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. Holder and no exception to backup withholding is otherwise established.

Non-U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, including as impacted by FATCA, in their particular situations.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of special federal tax counsel to the issuing entity that the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for

U.S. federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. (Additionally, even if all the notes are treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.)

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (other than as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the 2020-A SUBI certificate by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the income reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may have adverse tax consequences. For example, cash basis Holders might be required to report income when it accrues to the partnership rather than when it is received by the Holders. Payments on the recharacterized notes would likely be treated as “guaranteed payments,” in which case the amount and timing of income to a U.S. Holder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments,” note that U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them. Individual U.S. Holders are not entitled to deduct miscellaneous itemized deductions (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of equity interests in the issuing entity with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a Holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to (x) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) and (y) a withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest).

In addition, as described above, the partnership audit rules apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the 2020-A SUBI certificate. Moreover, distributions by the issuing entity to all or some of the Holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of the issuing entity, notes, or Holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the leases will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. It is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a certificateholder or a noteholder treated as an equity-owner (including non-resident certificateholders and noteholders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding by the issuing entity on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN U.S. EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Subject to the following discussion, the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) or other employee benefit plans or plans that are not subject to Title I of ERISA or Section 4975 of the Code and any entity deemed to hold plan assets of the foregoing (collectively, with Benefit Plan Investors, referred to as “Plans”).

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Certain Plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such Plans may be subject to similar restrictions under applicable federal, state, local or other law (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Plan Assets Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes which are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor or Plan that is subject to Similar Law is prohibited.

However, without regard to whether the notes are treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the servicer, the sponsor, the administrative agent, the owner trustee, the depositor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified persons to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring the note (or interest therein) with the assets of a Benefit Plan Investor or Plan subject to Similar Law; or (ii) the acquisition and holding of the note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Benefit Plan Investors or Plans that are subject to Similar Law may not acquire the notes at any time that the ratings on the notes are below investment grade or the notes have been characterized as other than indebtedness for applicable local law purposes.

A Plan fiduciary considering the acquisition of notes should consult its legal and financial advisors regarding the matters discussed above and other applicable legal requirements. Moreover, each fiduciary of a Benefit Plan Investor subject to Title I of ERISA should determine whether, under the general fiduciary standards of ERISA, an investment in the notes or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the depositor has agreed to sell to each of the underwriters (the “underwriters”), and each of the underwriters has severally agreed to purchase, the principal balance of the notes, if and when issued, set forth opposite its name below:

Underwriters	Principal Balance of Class A-1 notes	Principal Balance of Class A-2a notes	Principal Balance of Class A-2b notes	Principal Balance of Class A-3 notes	Principal Balance of Class A-4 notes

Citigroup Global Markets Inc.	$	$	$	$	$

Mizuho Securities USA LLC	$	$	$	$	$

TD Securities (USA) LLC	$	$	$	$	$

Wells Fargo Securities, LLC	$	$	$	$	$

BNP Paribas Securities Corp.	$	$	$	$	$

Lloyds Securities Inc.	$	$	$	$	$

Scotia Capital (USA) Inc.	$	$	$	$	$

SMBC Nikko Securities America, Inc.	$	$	$	$	$

Total	$	$	$	$	$

In the Underwriting Agreement, the underwriters have severally and not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the notes listed in the table above if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The depositor has been advised by the underwriters that they propose initially to offer to the public the notes purchased by the underwriters, at the applicable prices set forth on the cover of this prospectus, and to specified dealers at that price less the initial concession not in excess of    % of the principal balance of the notes per Class A-1 note,    % per Class A-2a note,    % per Class A-2b note,    % per Class A-3 note and    % per Class A-4 note. The underwriters may allow, and those dealers may reallow, a concession not in excess of    % per Class A-1 note,    % per Class A-2a note,    % per Class A-2b note,    % per Class A-3 note and    % per Class A-4 note to some other dealers. After the initial public offering of the notes, the public offering price and those concessions may be changed. In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

Any retained notes will not be sold to the underwriters under the Underwriting Agreement. Subject to certain conditions, retained notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the retained notes. If the retained notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor and NMAC have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NMAC and its affiliates.

The notes are new issues of securities with no established trading markets. The depositor has been advised by the underwriters that they intend to make a market in the notes of each class, in each case as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The issuing entity may, from time to time, invest funds in the Accounts in Permitted Investments acquired from the underwriters.

NILT Trust may use all or any portion of the net proceeds of the sale of the 2020-A SUBI certificate to the depositor to purchase the beneficial interest in additional leases, leased vehicles and other assets associated with such leases and leased vehicles and NILT Trust or its affiliates may apply all or any portion of the net proceeds of the sale of the 2020-A SUBI certificate to the depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a loan agreement facility. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrative agent and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as reallocation proceeds.

Additionally, certain of the underwriters and their affiliates engage in transactions with and perform services for NMAC and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with NMAC and its affiliates.

The underwriters have advised the depositor that in connection with the offering to the public of the notes purchased by the underwriters, the underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters represent that the underwriters will engage in any such transactions. If the underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of notes to purchasers hereunder will settle more than two Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof are encouraged to consult their own advisors.

In connection with any sale of notes outside of the United States, the underwriters may act through one or more of their affiliates.

Offering Restrictions

United Kingdom

Each underwriter will represent and agree that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Requirements for Certain European Regulated Investors and Affiliates

Article 5 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (the “EU Securitization Regulation”), places certain conditions on investments in securitizations (as defined in the EU Securitization Regulation) by “institutional investors”, defined to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages or markets alternative investment funds in the European Union (the “EU”), (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the CRR, those conditions also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the CRR. The EU Securitization Regulation has direct effect in member states of the EU and is to be implemented by national legislation in other countries in the European Economic Area (the “EEA”).

Prior to investing in (or otherwise holding an exposure to) a securitization, an institutional investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (that is, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that, if established in a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to institutional investors, (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs), and (d) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

While holding a securitization position, an institutional investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Certain aspects of the EU Securitization Regulation are to be further specified in regulatory technical standards prepared by the European Banking Authority (the “EBA”) and the European Securities and Markets Authority (the “ESMA”). Following a period of public consultation, on July 31, 2018, the EBA published final draft regulatory technical standards regarding the risk retention requirements (which have not yet been adopted by the

European Commission) and on October 16, 2019, the European Commission adopted final draft regulatory technical standards regarding the transparency requirements. As at the date of this prospectus, such regulatory technical standards are not yet in force. It remains unclear what will be required for institutional investors to demonstrate compliance with various due diligence requirements under Article 5 of the EU Securitization Regulation. The EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published in relation thereto by the EBA or the ESMA (or, in either case, any predecessor authority) or by the European Commission, are referred to in this prospectus as the “EU Securitization Rules”.

In relation to originator credit granting standards, see, in particular, “The Sponsor—Lease Underwriting Procedures”, “—Collection and Repossession Procedures” and “—Modifications of the Leases” in this prospectus. In relation to credit risk retention, NMAC, as “originator”, will agree to retain upon the issuance of the notes and on an ongoing basis, a material net economic interest of not less than 5% as described in “The Sponsor—EU Risk Retention” in this prospectus.

However, except as described or referred to in the preceding paragraph, no party to the securitization transaction described in this prospectus is required, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the EU Securitization Rules, or to take any action for purposes of, or in connection with, compliance by any investor with any applicable EU Securitization Rules. In particular, the securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation. Each prospective investor that is subject to the EU Securitization Rules should consult with its own legal, accounting and other advisors and/or its national regulator in determining the extent to which the information set out in this prospectus is sufficient for the purpose of complying with the EU Securitization Rules. Each prospective investor is required to independently assess and determine whether the agreement by NMAC to retain the EU Retained Interest as described in this prospectus, the other information in this prospectus and the information to be provided in the monthly reports to noteholders are sufficient for the purposes of complying with the EU Securitization Rules and any corresponding national measures which may be relevant, and none of NMAC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus makes any representation or gives any assurance that such agreement and such information are sufficient for any such purpose. In addition, each prospective investor should ensure that it complies with the interpretation given to the EU Securitization Rules by the applicable regulatory authorities in its jurisdiction. Prospective investors who are uncertain as to the requirements which apply to them in respect of their relevant jurisdiction should seek guidance from their regulatory authorities and independent advisors.

Failure by an investor or investment manager to comply with any applicable EU Securitization Rules with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. The EU Securitization Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Securitization Rules or other applicable regulations and the suitability of the offered notes for investment.

LEGAL PROCEEDINGS

No litigation or governmental proceeding is pending, or has been threatened, against the UTI Beneficiary, the depositor or the issuing entity.

NMAC and the titling trust are parties to, and are vigorously defending, numerous legal proceedings, all of which NMAC and the titling trust, as applicable, believe constitute ordinary routine litigation, other than the Superior Matter described below, incidental to the business and activities conducted by NMAC and the titling trust. Some of the actions naming NMAC and/or the titling trust are or purport to be class action suits. In the opinion of management of NMAC, the amount of ultimate liability on pending claims and actions as of the date of this prospectus, including the Superior Matter described below, should not have a material adverse effect on its condition, financial or otherwise, or on the titling trust, the Titling Trust Assets or the 2020-A SUBI. However, there can be no assurance in this regard or that future litigation will not adversely affect NMAC or the titling trust. See “Risk Factors—Risks associated with legal proceedings relating to leases” in this prospectus.

In 2011, NMAC was awarded a final, non-appealable judgment of approximately $40 million, now up to approximately $70 million with accruing interest, in a case relating to a breach of contract claim against Superior Automotive Group (“Superior”), one of NMAC’s former dealer groups, stemming from defaults on Superior’s credit lines (the “Initial Judgment”). On May 22, 2017, a jury awarded approximately $256 million in a verdict against NMAC in favor of Superior in a new trial of Superior’s lender liability tort claims against NMAC, arising out of a similar set of facts as those culminating in the Initial Judgment (the “Superior Matter”). Judgment was entered on August 22, 2017 by the trial court in the Superior Matter. NMAC filed motions for a new trial and for judgment notwithstanding the verdict. On October 18, 2017, the Superior Court of California ruled in favor of NMAC, vacated the May 22, 2017 jury verdict, and granted NMAC’s motion for a new trial regarding the Superior Matter on the grounds of (1) irregularity of the proceedings and (2) juror misconduct. In December 2017, Superior appealed that ruling to the California Appellate Court, delaying any new trial until approximately 2020 or 2021, pending the outcome of the appeal. In return, NMAC cross-appealed on all issues decided unfavorably to it during the second trial.

CERTAIN RELATIONSHIPS

The depositor is a wholly-owned subsidiary of NMAC. The sole beneficiary of the titling trust is the UTI Beneficiary. The sole beneficiary of the UTI Beneficiary is NMAC. In addition to the agreements described in this prospectus and this prospectus, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with NNA. The owner trustee and the indenture trustee are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances, the owner trustee and the indenture trustee may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types.

RATINGS OF THE NOTES

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations. The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by one hired rating agency may not necessarily be taken by the other hired rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

LEGAL MATTERS

Certain legal matters relating to the notes and U.S. federal income tax and other matters will be passed upon for the issuing entity, the depositor and the servicer by the general counsel of the servicer, Mayer Brown LLP and Richards, Layton & Finger, P.A. In addition, certain matters relating to the issuance of the notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the defined terms used in this prospectus and the pages on which the definitions may be found.

10 percent shareholder	160

100% Prepayment Assumption	84

2020-A SUBI	5, 34

2020-A SUBI certificate	5, 34

25% Prepayment Assumption	85

50% Prepayment Assumption	85

60-Day Delinquent Leases	130

AAA	133

ABS	84

Accounts	105

Accrual Period	97

acquisition premium	159

Adjusted Capitalized Cost	62

administrative agent	112

Administrative Charges	138

Administrative Lien	42

Agreement of Definitions	35

ALG	66

ALG Residual	66

Alternate Rate Event	99

Alternative Benchmark Rate	99

Alternative Benchmark Replacement Date	100

Alternative Rate Conforming Changes	100

Alternative Rate Trigger	100

amortizable bond premium	159

Asset Representations Review Agreement	58

asset representations reviewer	1

Asset Review	132

asset-level data	74

Auction Proceeds	134

Available Funds	106

Available Funds Shortfall Amount	106

Available Principal Distribution Amount	102

Base Residual	66

Basic Documents	35

Basic Servicing Agreement	40

Benchmark	100

Benchmark Spread Adjustment	101

Beneficial Owner	95

Benefit Plan Investor	9, 164

Business Day	97

Calculation Agent	98

Casualty Termination	59

Cede	iv, 93

Certificate Distribution Account	105

certificate distribution amount	110

certificateholders	123

certificateholders	34

CFPB	23, 153

CID	155

Class A-2 notes	2

Clayton	58

Clearstream Banking Luxembourg	94

closing date	34

Code	9

Collateral	44

Collection Period	106

Collections	106

Contingent and Excess Liability Insurance	49

Contract Residual	47, 66

covered financial companies	24

covered subsidiaries	24

Credit Termination	59

CRR	168

cutoff date	6, 37

Dealer	56

Defaulted Vehicles	129

definitive notes	96

Delaware trustee	40

Delinquency Percentage	130

Delinquency Trigger	130

Deposit Date	129

depositor	1

Designated LIBOR Page	101

determination date	106

direct participants	94

Disposition Amount	60

Disposition Expenses	61

Distribution Accounts	105

Dodd-Frank Act	24, 148

DOJ	154

DSTs	39

DTC	iv, 93

DTCC	95

Early Lease Termination	59

Early Termination Charge	60

Early Termination Purchase Option Price	134

EBA	168

EEA	168

Eligibility Representations	129

ERISA	9, 164

ESMA	168

EU	168

EU Retained Interest	55

EU Securitization Regulation	10, 168

EU Securitization Rules	169

Euroclear	94

Euroclear Operator	94

Event of Default	75

Excess Amounts	105

Excess Mileage and Excess Wear and Tear Charges	48

Exchange Act	36

FATCA	161

FCA	27

FDIC	148

FDIC Counsel	148

Final Scheduled Payment Date	103

fixed rate notes	97

floating rate notes	97

gross payoff	48

hired rating agencies	9

hired rating agency	35

Holders	156

IBA	27

IFS	34

Indemnified Parties	124

Indenture	35

indenture trustee	1, 35

indirect participants	95

Initial ALG Residual	47

Initial Judgment	170

initial note balance	34

insolvency laws	143

Instituting Noteholders	131

institutional investors	168

Insurance Expenses	111

Insurance Proceeds	61

Interest Determination Date	98

Interest Reset Date	98

investors	96

IRS	155

issuing entity	1, 34

issuing entity’s property	35

Lease Maturity Date	51

leased vehicles	34

leases	34

Lemon Law	153

Lessee Initiated Early Termination	59

LIBOR	98

Liquidated Lease	137

Liquidation Expenses	137

Liquidation Proceeds	111

London Business Day	101

M&T	38

Matured Vehicle	111

Monthly Early Termination Sale Proceeds	134

Monthly Payment	59

Monthly Payment Advance	112

Monthly Principal Distributable Amount	102

Monthly Remittance Condition	135

Monthly Sales Proceeds	134

Monthly Scheduled Termination Sale Proceeds	134

MRM Residual	66

MSRP	47

NALT 2000-A	46

Net Auction Proceeds	111

Net Insurance Proceeds	111

Net Liquidation Proceeds	111

NMAC	iv, 1, 34

NMAC Remarketing	48

NML	22

NNA	45

Non-U.S. Holder	156

Non-U.S. Holders	162

note balance	102

Note Distribution Account	105

note distribution amount	110

Note Factor	93

note owner	94

note rate	97

Noteholder Direction	131

noteholders	34

notes	34

NRFM	57

NRSRO	19

OID	157

OLA	148

Optimal Principal Distributable Amount	102

Optional Purchase	112

Optional Purchase Price	112

Order	v

Other SUBI	34

Other SUBI Assets	126

Other SUBI certificates	40

Outstanding Amount	135

owner	151

owner trustee	1, 35

participants	95

Payment Ahead	134

payment date	97

Payment Date Advance Reimbursement	107

Payment Date Certificate	109

Plan Assets Regulation	164

Plans	9, 164

portfolio interest	160

Prepayment Assumption	84

PRIIPs Regulation	v

Principal Carryover Shortfall	102

Principal Distribution Amount	101

Prospectus Regulation	v

PTCE	165

Public ABS Transaction	50

Pull-Forward	51

Pull-Forward Payment	51

Purchase Agreements	44

Qualified Investor	v

Rating Agency Condition	120

Receivables	43

Recoveries	134

Redemption Price	112

Regulation RR	9

Reimbursable Expenses	104

Remaining Net Auction Proceeds	134

Remaining Payoffs	135

Repurchase Payments	51

requesting party	132

Required Deposit Rating	105

Reserve Account	104

Reserve Account Draw Amount	108

Reserve Account Requirement	105

Residual Value Loss	111

Residual Value Surplus	111

Restricted Jurisdiction	51

Review Expenses	131

Review Notice	131

Review Satisfaction Date	130

RMBS	39

RPM	48

Rule 193 Information	74

Sales Proceeds Advance	112

SEC	iv, 36

securities	34

Securitization Rate	65

Securitization Value	65

Securitized Financing	103

Security Deposit	61

securityholders	34

servicer	40

servicer default	139

Servicing Agreement	42

Servicing Fee	113

Servicing Supplement	42

Similar Law	164

SOFR	101

sponsor	34

SSPE	168

Student Loans	39

SUBI	5

SUBI Assets	34

SUBI Certificate Transfer Agreement	43

SUBI Collection Account	104

SUBI Supplement	42

SUBI Trust Agreement	42

Subject Leases	131

Superior	170

Superior Matter	170

Term Extension	51

Term SOFR	101

TIA	39, 118

titling trust	34

Titling Trust Agreement	40

Titling Trust Assets	41

titling trustee	1, 40

Transfer Agreements	44

Transportation Act	32

Trust Administration Agreement	142

trust agent	40

Trust Agreement	35

Trust SUBI Certificate Transfer Agreement	43

trustees	35

U.S. Bank	38, 40

U.S. Holder	156

U.S. Holders	161

UCITS	168

underwriters	166

Underwriting Agreement	166

UTI	34

UTI Assets	126

UTI Beneficiary	34

UTI certificates	40

verification documents	96

WTNA	38

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Leases

The leases allocated to the SUBI in each of NMAC’s securitized portfolios consisted of leases originated by a dealer in such dealer’s ordinary course of business and assigned to the titling trust on or prior to the applicable Cutoff Date, in accordance with the underwriting procedures described under “The Sponsor — Lease Underwriting Procedures” in this prospectus. As of the relevant Cutoff Date, the leases in the securitized portfolios consisted of the following characteristics:

Lease Static Pool Statistics - 2015-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	44,755

Aggregate Securitization Value	$892,857,285.72

Base Residual	$622,212,451.63

Securitization Rate	7.00%

Weighted Average Original Term (Months)	38	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	12	(2)

Reserve Account Required Balance	$4,464,286.43

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	747

Cutoff Date	May 31, 2015

Discounted Base Residual as a % of Securitization Value	59.82%

Base Residual as a % of MSRP	46.79%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	84.24%

Infiniti	15.76%

	Average		Minimum	Maximum

Securitization Value	$19,949.89		$7,086.55	$196,331.33

Base Residual	$13,902.64		$3,418.65	$66,827.20

Seasoning (Months)(1)	12	(2)	2	45

Remaining Term (Months)	26	(2)	12	58

Original Term (Months)	38	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Altima	8,631	19.28%		$148,060,027.72	16.58%

Sentra	8,216	18.36%		$112,643,108.39	12.62%

Murano	4,114	9.19%		$104,961,299.48	11.76%

Rogue	5,958	13.31%		$102,228,054.58	11.45%

Maxima	3,298	7.37%		$79,613,155.75	8.92%

Pathfinder	2,241	5.01%		$54,356,896.10	6.09%

Q50	1,720	3.84%		$53,510,248.59	5.99%

Versa	3,470	7.75%		$42,302,256.55	4.74%

Juke	2,145	4.79%		$40,497,650.13	4.54%

QX60	836	1.87%		$31,510,437.89	3.53%

Frontier	1,341	3.00%		$29,399,687.09	3.29%

JX35	443	0.99%		$14,226,277.91	1.59%

M37	398	0.89%		$12,912,291.74	1.45%

QX80	180	0.40%		$10,591,815.14	1.19%

Armada	268	0.60%		$9,509,515.71	1.07%

Quest	341	0.76%		$7,927,834.02	0.89%

370Z	262	0.59%		$7,556,500.54	0.85%

Q60	187	0.42%		$5,876,738.33	0.66%

GT-R	67	0.15%		$5,530,097.68	0.62%

Xterra	214	0.48%		$4,881,361.39	0.55%

Q70	110	0.25%		$4,708,694.68	0.53%

QX70	117	0.26%		$4,553,304.13	0.51%

Titan	38	0.08%		$1,107,243.76	0.12%

Crew Cab	52	0.12%		$1,008,010.15	0.11%

QX50	28	0.06%		$1,001,575.08	0.11%

QX56	19	0.04%		$937,967.42	0.11%

Cube	23	0.05%		$340,969.95	0.04%

M56	8	0.02%		$327,140.80	0.04%

M35	9	0.02%		$321,046.36	0.04%

Altima Coupe	14	0.03%		$214,325.12	0.02%

FX37	3	0.01%		$100,273.18	0.01%

FX50	2	0.00	%(2)	$92,086.71	0.01%

EX37	2	0.00	%(2)	$49,393.65	0.01%

Total	44,755	100.00%		$892,857,285.72	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	4,493	10.04%	$92,279,460.66	10.34%
New Jersey	5,068	11.32%	$91,992,926.88	10.30%
California	4,171	9.32%	$86,242,309.27	9.66%
New York	4,129	9.23%	$74,178,259.28	8.31%
Pennsylvania	3,495	7.81%	$68,371,831.07	7.66%
Ohio	2,817	6.29%	$55,345,881.76	6.20%
Massachusetts	2,597	5.80%	$49,202,023.35	5.51%
Texas	1,882	4.21%	$47,509,924.89	5.32%
Connecticut	2,039	4.56%	$39,454,319.21	4.42%
Illinois	1,462	3.27%	$31,302,141.18	3.51%
Minnesota	1,115	2.49%	$21,880,480.16	2.45%
Michigan	997	2.23%	$20,329,106.27	2.28%
Indiana	766	1.71%	$15,295,436.12	1.71%
Colorado	683	1.53%	$14,270,621.15	1.60%
Wisconsin	757	1.69%	$14,231,880.20	1.59%
New Hampshire	687	1.54%	$12,640,536.96	1.42%
North Carolina	589	1.32%	$12,462,911.95	1.40%
Georgia	508	1.14%	$12,274,937.29	1.37%
Maryland	419	0.94%	$10,776,338.10	1.21%
Virginia	493	1.10%	$10,631,690.86	1.19%
Arizona	434	0.97%	$8,728,846.84	0.98%
Missouri	394	0.88%	$8,285,011.93	0.93%
Iowa	368	0.82%	$7,132,294.80	0.80%
Washington	330	0.74%	$7,069,002.18	0.79%
Rhode Island	336	0.75%	$6,277,175.19	0.70%
Maine	344	0.77%	$6,040,059.17	0.68%
Nebraska	311	0.69%	$5,977,566.21	0.67%
Tennessee	254	0.57%	$5,679,940.67	0.64%
Nevada	287	0.64%	$5,515,286.60	0.62%
Utah	276	0.62%	$5,495,039.42	0.62%
South Carolina	272	0.61%	$5,476,894.87	0.61%
Kentucky	251	0.56%	$4,785,798.37	0.54%
Louisiana	187	0.42%	$4,516,074.33	0.51%
Kansas	169	0.38%	$3,747,078.61	0.42%
Delaware	193	0.43%	$3,670,424.77	0.41%
Alabama	130	0.29%	$3,094,806.51	0.35%
Vermont	172	0.38%	$3,087,095.37	0.35%
Hawaii	165	0.37%	$2,841,879.54	0.32%
Oregon	152	0.34%	$2,836,104.06	0.32%
West Virginia	88	0.20%	$1,722,691.19	0.19%
Mississippi	63	0.14%	$1,428,452.83	0.16%
Oklahoma	53	0.12%	$1,373,199.48	0.15%
South Dakota	66	0.15%	$1,331,584.31	0.15%
North Dakota	61	0.14%	$1,324,518.39	0.15%
Idaho	63	0.14%	$1,051,978.52	0.12%
District of Columbia	44	0.10%	$988,097.08	0.11%
Montana	47	0.11%	$909,272.16	0.10%
New Mexico	38	0.08%	$867,838.31	0.10%
Arkansas	20	0.04%	$504,631.86	0.06%
Wyoming	17	0.04%	$376,026.19	0.04%
Alaska	3	0.01%	$49,599.35	0.01%

Total	44,755	100.00%	$892,857,285.72	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)

2nd quarter 2016	225	0.50%	$4,468,165.39	0.50%	$3,749,806.47	0.60%

3rd quarter 2016	1,398	3.12%	$26,586,534.59	2.98%	$21,792,689.08	3.50%

4th quarter 2016	3,835	8.57%	$72,768,582.49	8.15%	$57,038,707.01	9.17%

1st quarter 2017	7,952	17.77%	$143,801,695.63	16.11%	$107,626,085.78	17.30%

2nd quarter 2017	9,843	21.99%	$176,794,128.53	19.80%	$127,293,392.05	20.46%

3rd quarter 2017	6,562	14.66%	$108,244,361.82	12.12%	$75,479,204.44	12.13%

4th quarter 2017	5,496	12.28%	$104,728,178.35	11.73%	$68,839,955.56	11.06%

1st quarter 2018	5,164	11.54%	$132,033,649.78	14.79%	$84,996,691.98	13.66%

2nd quarter 2018	3,674	8.21%	$105,687,210.18	11.84%	$67,094,093.05	10.78%

3rd quarter 2018	353	0.79%	$8,621,153.44	0.97%	$4,678,392.11	0.75%

4th quarter 2018	29	0.06%	$1,091,611.40	0.12%	$525,259.60	0.08%

1st quarter 2019	37	0.08%	$1,189,005.49	0.13%	$555,956.35	0.09%

2nd quarter 2019	15	0.03%	$420,803.97	0.05%	$174,091.90	0.03%

3rd quarter 2019	29	0.06%	$1,004,085.69	0.11%	$382,626.10	0.06%

4th quarter 2019	61	0.14%	$2,270,935.04	0.25%	$825,577.80	0.13%

1st quarter 2020	65	0.15%	$2,539,360.65	0.28%	$934,455.80	0.15%

2nd quarter 2020	17	0.04%	$607,823.28	0.07%	$225,466.55	0.04%

Total	44,755	100.00%	$892,857,285.72	100.00%	$622,212,451.63	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2015-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	59,306

Aggregate Securitization Value	$1,190,249,771.82

Base Residual	$833,562,634.62

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	13	(2)(3)

Reserve Account Required Balance	$5,951,248.86

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	749

Cutoff Date	October 31, 2015

Discounted Base Residual as a % of Securitization Value	60.53%

Base Residual as a % of MSRP	47.17%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	86.10%

Infiniti	13.90%

	Average		Minimum	Maximum

Securitization Value	$20,069.63		$7,567.08	$146,684.08

Base Residual	$14,055.28		$5,328.00	$62,680.80

Seasoning (Months)(1)	13	(2)(3)	2	48

Remaining Term (Months)	25	(2)	12	58

Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

(3)	The seasoning and weighted average remaining term may not add to the weighted average original term due to rounding.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	11,226	18.93%		$196,984,833.68	16.55%

Altima	11,625	19.60%		$194,883,589.23	16.37%

Murano	5,935	10.01%		$161,098,422.29	13.53%

Sentra	11,436	19.28%		$159,467,764.80	13.40%

Maxima	3,352	5.65%		$88,921,750.34	7.47%

Pathfinder	3,453	5.82%		$80,943,592.44	6.80%

Q50	2,238	3.77%		$65,828,504.49	5.53%

QX60	1,626	2.74%		$55,974,743.74	4.70%

Frontier	1,805	3.04%		$41,874,781.77	3.52%

Juke	2,179	3.67%		$40,959,993.25	3.44%

Versa	2,218	3.74%		$27,205,864.58	2.29%

QX80	245	0.41%		$13,790,802.93	1.16%

M37	344	0.58%		$11,251,420.43	0.95%

QX70	232	0.39%		$8,246,870.64	0.69%

370Z	274	0.46%		$7,839,756.32	0.66%

Armada	213	0.36%		$7,822,593.01	0.66%

Quest	282	0.48%		$6,351,826.96	0.53%

JX35	176	0.30%		$5,569,612.11	0.47%

GT-R	54	0.09%		$4,656,011.22	0.39%

Xterra	175	0.30%		$3,964,121.02	0.33%

Q60	110	0.19%		$3,349,550.07	0.28%

Titan	55	0.09%		$1,578,485.60	0.13%

Q70	15	0.03%		$627,913.92	0.05%

QX50	12	0.02%		$348,631.30	0.03%

QX56	6	0.01%		$284,893.00	0.02%

Cube	15	0.03%		$235,237.32	0.02%

M56	3	0.01%		$119,147.01	0.01%

M35	2	0.00	%(2)	$69,058.35	0.01%

Total	59,306	100.00%		$1,190,249,771.82	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	6,921	11.67%	$129,417,127.22	10.87%
Florida	6,128	10.33%	$125,429,876.25	10.54%
New York	7,082	11.94%	$121,988,315.59	10.25%
California	4,941	8.33%	$102,894,316.44	8.64%
Pennsylvania	4,172	7.03%	$82,779,161.68	6.95%
Ohio	3,836	6.47%	$76,103,513.42	6.39%
Texas	2,273	3.83%	$55,661,517.16	4.68%
Massachusetts	2,920	4.92%	$55,590,579.69	4.67%
Connecticut	2,669	4.50%	$51,944,048.40	4.36%
Illinois	1,932	3.26%	$43,267,182.45	3.64%
Minnesota	1,426	2.40%	$28,096,066.62	2.36%
Michigan	1,254	2.11%	$25,996,099.58	2.18%
Indiana	1,042	1.76%	$21,631,939.02	1.82%
Wisconsin	1,079	1.82%	$20,735,996.91	1.74%
Colorado	807	1.36%	$17,248,301.50	1.45%
North Carolina	766	1.29%	$17,136,907.82	1.44%
New Hampshire	839	1.41%	$15,763,484.98	1.32%
Georgia	622	1.05%	$14,399,233.93	1.21%
Virginia	626	1.06%	$13,765,370.33	1.16%
Arizona	614	1.04%	$13,044,901.94	1.10%
Maryland	504	0.85%	$12,097,897.03	1.02%
Iowa	538	0.91%	$10,931,829.14	0.92%
Missouri	495	0.83%	$10,830,256.16	0.91%
Washington	444	0.75%	$9,676,696.05	0.81%
South Carolina	422	0.71%	$9,343,467.66	0.79%
Tennessee	387	0.65%	$8,532,937.44	0.72%
Nevada	414	0.70%	$8,396,563.51	0.71%
Maine	435	0.73%	$7,983,619.05	0.67%
Nebraska	371	0.63%	$7,560,422.24	0.64%
Utah	357	0.60%	$7,518,599.59	0.63%
Louisiana	305	0.51%	$7,495,684.86	0.63%
Rhode Island	366	0.62%	$7,182,841.68	0.60%
Kentucky	345	0.58%	$7,050,206.81	0.59%
Alabama	207	0.35%	$4,922,337.55	0.41%
Hawaii	236	0.40%	$4,500,687.51	0.38%
Delaware	219	0.37%	$4,484,364.49	0.38%
Oregon	212	0.36%	$4,319,189.53	0.36%
Vermont	210	0.35%	$3,811,197.24	0.32%
Kansas	163	0.27%	$3,534,583.68	0.30%
Oklahoma	94	0.16%	$2,524,830.64	0.21%
West Virginia	108	0.18%	$2,456,883.12	0.21%
North Dakota	89	0.15%	$2,109,411.56	0.18%
Mississippi	87	0.15%	$2,037,064.95	0.17%
South Dakota	79	0.13%	$1,851,545.21	0.16%
Idaho	65	0.11%	$1,438,691.71	0.12%
Montana	57	0.10%	$1,291,235.58	0.11%
New Mexico	50	0.08%	$1,218,848.45	0.10%
District of Columbia	49	0.08%	$1,137,425.70	0.10%
Wyoming	32	0.05%	$724,377.30	0.06%
Arkansas	11	0.02%	$264,214.14	0.02%
Alaska	6	0.01%	$127,921.31	0.01%

Total	59,306	100.00%	$1,190,249,771.82	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)

4th quarter 2016	1,316	2.22%	$22,680,298.43	1.91%	$18,511,333.39	2.22%

1st quarter 2017	4,065	6.85%	$74,358,149.09	6.25%	$59,278,950.71	7.11%

2nd quarter 2017	8,571	14.45%	$154,269,060.86	12.96%	$118,111,907.04	14.17%

3rd quarter 2017	11,050	18.63%	$206,282,204.56	17.33%	$149,951,470.32	17.99%

4th quarter 2017	11,501	19.39%	$233,793,032.25	19.64%	$163,112,322.36	19.57%

1st quarter 2018	7,982	13.46%	$161,970,311.22	13.61%	$110,720,782.94	13.28%

2nd quarter 2018	8,474	14.29%	$173,964,844.90	14.62%	$115,402,047.05	13.84%

3rd quarter 2018	5,349	9.02%	$136,008,812.28	11.43%	$87,461,119.37	10.49%

4th quarter 2018	61	0.10%	$1,816,159.06	0.15%	$976,461.15	0.12%

1st quarter 2019	39	0.07%	$1,094,640.27	0.09%	$553,411.25	0.07%

2nd quarter 2019	107	0.18%	$2,593,649.60	0.22%	$1,151,163.80	0.14%

3rd quarter 2019	235	0.40%	$6,479,849.81	0.54%	$2,661,581.89	0.32%

4th quarter 2019	417	0.70%	$10,790,696.69	0.91%	$4,150,795.50	0.50%

1st quarter 2020	104	0.18%	$2,953,794.63	0.25%	$1,096,889.15	0.13%

2nd quarter 2020	30	0.05%	$1,002,810.60	0.08%	$360,049.75	0.04%

3rd quarter 2020	5	0.01%	$191,457.57	0.02%	$62,348.95	0.01%

Total	59,306	100.00%	$1,190,249,771.82	100.00%	$833,562,634.62	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2016-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	65,907

Aggregate Securitization Value	$1,392,866,550.14

Base Residual	$981,627,781.55

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$6,964,332.75

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	753

Cutoff Date	April 30, 2016

Discounted Base Residual as a % of Securitization Value	60.49%

Base Residual as a % of MSRP	47.18%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	87.65%

Infiniti	12.35%

	Average		Minimum	Maximum

Securitization Value	$21,133.82		$7,050.50	$105,596.35

Base Residual	$14,894.14		$2,309.58	$65,611.55

Seasoning (Months)(1)	11	(2)	2	45

Remaining Term (Months)	26	(2)	14	58

Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	12,625	19.16%		$247,393,068.15	17.76%

Murano	7,531	11.43%		$205,415,021.07	14.75%

Altima	12,354	18.74%		$192,171,374.03	13.80%

Pathfinder	7,659	11.62%		$188,641,994.05	13.54%

Maxima	5,138	7.80%		$142,882,737.76	10.26%

Sentra	10,306	15.64%		$138,763,752.35	9.96%

Q50	2,726	4.14%		$77,039,956.50	5.53%

QX60	1,769	2.68%		$60,310,383.52	4.33%

Frontier	1,763	2.67%		$42,080,539.87	3.02%

Juke	1,518	2.30%		$28,199,760.14	2.02%

QX80	232	0.35%		$13,443,086.92	0.97%

Versa	828	1.26%		$9,825,106.85	0.71%

Armada	239	0.36%		$8,802,445.64	0.63%

Quest	305	0.46%		$6,928,483.08	0.50%

Q70	182	0.28%		$6,887,273.95	0.49%

370Z	177	0.27%		$4,963,751.45	0.36%

Q60	150	0.23%		$4,697,697.88	0.34%

QX50	127	0.19%		$4,000,784.79	0.29%

QX70	89	0.14%		$3,357,290.61	0.24%

GT-R	31	0.05%		$2,573,362.80	0.18%

M37	60	0.09%		$1,850,520.82	0.13%

Xterra	54	0.08%		$1,112,951.45	0.08%

Titan	31	0.05%		$1,101,338.53	0.08%

JX35	8	0.01%		$256,941.76	0.02%

QX56	3	0.00	%(2)	$124,124.08	0.01%

FX37	1	0.00	%(2)	$30,196.71	0.00	%(2)

Cube	1	0.00	%(2)	$12,605.38	0.00	%(2)

Total	65,907	100.00%		$1,392,866,550.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	6,818	10.34%		$141,565,642.90	10.16%
New Jersey	7,054	10.70%		$140,591,307.41	10.09%
New York	8,137	12.35%		$132,908,923.44	9.54%
California	5,554	8.43%		$124,051,881.48	8.91%
Pennsylvania	5,122	7.77%		$106,920,236.74	7.68%
Texas	3,465	5.26%		$89,006,487.79	6.39%
Ohio	3,945	5.99%		$85,432,524.96	6.13%
Massachusetts	3,476	5.27%		$70,950,194.82	5.09%
Connecticut	2,763	4.19%		$57,277,833.53	4.11%
Illinois	2,167	3.29%		$52,043,826.46	3.74%
Michigan	1,329	2.02%		$29,852,532.71	2.14%
Minnesota	1,369	2.08%		$29,052,078.55	2.09%
Wisconsin	1,151	1.75%		$24,723,621.50	1.78%
Indiana	988	1.50%		$22,372,490.73	1.61%
Colorado	955	1.45%		$21,612,323.80	1.55%
North Carolina	916	1.39%		$21,569,480.47	1.55%
New Hampshire	888	1.35%		$18,116,016.77	1.30%
Georgia	697	1.06%		$17,406,892.00	1.25%
Virginia	661	1.00%		$15,901,116.09	1.14%
Maryland	572	0.87%		$14,827,850.19	1.06%
Iowa	570	0.86%		$13,382,230.26	0.96%
Arizona	578	0.88%		$12,422,907.96	0.89%
South Carolina	525	0.80%		$12,295,310.15	0.88%
Washington	516	0.78%		$11,727,255.48	0.84%
Missouri	495	0.75%		$11,142,605.84	0.80%
Nebraska	468	0.71%		$10,160,760.45	0.73%
Tennessee	383	0.58%		$9,025,767.71	0.65%
Louisiana	342	0.52%		$8,747,330.44	0.63%
Utah	385	0.58%		$8,299,073.62	0.60%
Kentucky	356	0.54%		$8,204,102.50	0.59%
Maine	385	0.58%		$7,675,281.17	0.55%
Rhode Island	381	0.58%		$7,384,541.75	0.53%
Nevada	330	0.50%		$7,332,813.64	0.53%
Alabama	249	0.38%		$6,172,695.09	0.44%
Delaware	262	0.40%		$5,825,476.63	0.42%
Oregon	262	0.40%		$5,178,036.57	0.37%
Kansas	163	0.25%		$3,886,936.81	0.28%
Hawaii	186	0.28%		$3,736,284.79	0.27%
Vermont	194	0.29%		$3,643,457.27	0.26%
West Virginia	139	0.21%		$3,174,394.89	0.23%
North Dakota	118	0.18%		$2,914,025.47	0.21%
Oklahoma	110	0.17%		$2,812,451.83	0.20%
Mississippi	108	0.16%		$2,613,618.80	0.19%
Idaho	94	0.14%		$1,986,250.75	0.14%
District of Columbia	67	0.10%		$1,715,622.34	0.12%
South Dakota	68	0.10%		$1,692,073.87	0.12%
New Mexico	51	0.08%		$1,222,517.44	0.09%
Montana	41	0.06%		$1,012,739.74	0.07%
Wyoming	28	0.04%		$692,682.37	0.05%
Arkansas	23	0.03%		$536,565.75	0.04%
Alaska	3	0.00	%(3)	$67,476.42	0.00	%(3)

Total	65,907	100.00%		$1,392,866,550.14	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)

3rd quarter 2017	6,468	9.81%	$101,377,435.11	7.28%	$82,700,978.22	8.42%

4th quarter 2017	7,326	11.12%	$129,684,724.90	9.31%	$100,568,220.48	10.25%

1st quarter 2018	9,406	14.27%	$184,564,648.08	13.25%	$139,364,892.41	14.20%

2nd quarter 2018	10,535	15.98%	$220,484,039.92	15.83%	$161,075,495.30	16.41%

3rd quarter 2018	12,077	18.32%	$252,111,470.90	18.10%	$175,773,723.82	17.91%

4th quarter 2018	11,015	16.71%	$250,368,075.85	17.98%	$165,326,422.44	16.84%

1st quarter 2019	7,635	11.58%	$212,516,394.60	15.26%	$137,179,483.74	13.97%

2nd quarter 2019	385	0.58%	$12,092,684.54	0.87%	$7,378,984.68	0.75%

3rd quarter 2019	101	0.15%	$2,800,904.67	0.20%	$1,556,158.07	0.16%

4th quarter 2019	164	0.25%	$4,598,749.43	0.33%	$2,100,429.84	0.21%

1st quarter 2020	520	0.79%	$13,639,089.61	0.98%	$5,325,299.35	0.54%

2nd quarter 2020	218	0.33%	$6,217,838.94	0.45%	$2,420,153.95	0.25%

3rd quarter 2020	18	0.03%	$845,715.26	0.06%	$297,910.20	0.03%

4th quarter 2020	26	0.04%	$1,038,425.45	0.07%	$374,005.25	0.04%

1st quarter 2021	13	0.02%	$526,352.88	0.04%	$185,623.80	0.02%

Total	65,907	100.00%	$1,392,866,550.14	100.00%	$981,627,781.55	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2016-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	65,871

Aggregate Securitization Value	$1,357,159,875.53

Base Residual	$947,802,503.70

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$6,785,799.38

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	751

Cutoff Date	August 31, 2016

Discounted Base Residual as a % of Securitization Value	59.91%

Base Residual as a % of MSRP	46.00%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	87.58%

Infiniti	12.42%

	Average		Minimum	Maximum

Securitization Value	$20,603.30		$6,898.22	$122,272.02

Base Residual	$14,388.77		$4,902.00	$75,019.00

Seasoning (Months)(1)	11	(2)	2	33

Remaining Term (Months)	26	(2)	14	57

Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	15,527	23.57%		$298,699,886.27	22.01%

Pathfinder	8,614	13.08%		$222,834,022.73	16.42%

Altima	13,953	21.18%		$208,797,561.83	15.38%

Maxima	5,250	7.97%		$142,656,633.30	10.51%

Sentra	10,443	15.85%		$139,173,278.83	10.25%

Murano	3,947	5.99%		$108,255,315.37	7.98%

Q50	2,358	3.58%		$64,233,317.52	4.73%

QX60	1,904	2.89%		$63,589,614.94	4.69%

Frontier	1,560	2.37%		$38,769,477.75	2.86%

QX80	281	0.43%		$16,010,983.40	1.18%

Juke	636	0.97%		$11,925,984.91	0.88%

QX50	289	0.44%		$8,813,401.16	0.65%

Q70	215	0.33%		$7,958,373.91	0.59%

Armada	123	0.19%		$4,499,778.00	0.33%

QX70	120	0.18%		$4,355,157.10	0.32%

GT-R	44	0.07%		$3,796,218.64	0.28%

Q60	118	0.18%		$3,544,738.42	0.26%

Versa	254	0.39%		$3,090,980.06	0.23%

370Z	89	0.14%		$2,584,361.28	0.19%

Quest	102	0.15%		$2,301,336.43	0.17%

Titan	16	0.02%		$680,072.28	0.05%

Xterra	27	0.04%		$558,630.67	0.04%

M37	1	0.00	%(2)	$30,750.73	0.00	%(2)

Total	65,871	100.00%		$1,357,159,875.53	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	6,777	10.29%	$139,561,931.17	10.28%
New Jersey	7,306	11.09%	$136,576,685.48	10.06%
New York	7,671	11.65%	$132,994,485.64	9.80%
California	5,790	8.79%	$125,553,209.72	9.25%
Pennsylvania	5,029	7.63%	$101,903,441.67	7.51%
Ohio	4,132	6.27%	$86,029,163.67	6.34%
Texas	3,242	4.92%	$75,362,027.09	5.55%
Massachusetts	3,222	4.89%	$65,557,593.30	4.83%
Connecticut	2,873	4.36%	$59,896,407.57	4.41%
Illinois	2,209	3.35%	$51,219,372.83	3.77%
Minnesota	1,403	2.13%	$29,103,798.42	2.14%
Michigan	1,324	2.01%	$26,907,590.07	1.98%
Wisconsin	1,098	1.67%	$22,985,575.10	1.69%
North Carolina	969	1.47%	$21,829,084.09	1.61%
Indiana	966	1.47%	$21,027,253.68	1.55%
Colorado	860	1.31%	$19,484,433.47	1.44%
Virginia	744	1.13%	$17,403,807.26	1.28%
New Hampshire	837	1.27%	$16,706,903.66	1.23%
Maryland	660	1.00%	$16,450,108.93	1.21%
Georgia	667	1.01%	$15,656,895.05	1.15%
Arizona	666	1.01%	$13,663,384.37	1.01%
South Carolina	566	0.86%	$12,499,152.59	0.92%
Iowa	546	0.83%	$11,969,842.32	0.88%
Washington	508	0.77%	$11,275,065.24	0.83%
Missouri	514	0.78%	$11,181,040.36	0.82%
Tennessee	454	0.69%	$10,383,505.49	0.77%
Nebraska	459	0.70%	$9,642,472.26	0.71%
Kentucky	391	0.59%	$8,736,247.84	0.64%
Utah	403	0.61%	$8,628,339.05	0.64%
Maine	413	0.63%	$7,742,369.19	0.57%
Louisiana	321	0.49%	$7,709,633.20	0.57%
Rhode Island	348	0.53%	$7,027,104.77	0.52%
Nevada	299	0.45%	$6,327,033.17	0.47%
Alabama	236	0.36%	$5,554,257.84	0.41%
Delaware	241	0.37%	$5,083,815.05	0.37%
Oregon	238	0.36%	$5,058,506.63	0.37%
Vermont	236	0.36%	$4,608,235.98	0.34%
Kansas	182	0.28%	$4,031,306.68	0.30%
Hawaii	196	0.30%	$3,794,989.25	0.28%
Oklahoma	120	0.18%	$3,116,914.99	0.23%
West Virginia	127	0.19%	$2,707,994.49	0.20%
Mississippi	111	0.17%	$2,578,613.46	0.19%
North Dakota	92	0.14%	$2,256,324.13	0.17%
South Dakota	81	0.12%	$1,814,728.83	0.13%
District of Columbia	78	0.12%	$1,804,953.99	0.13%
Idaho	87	0.13%	$1,712,070.88	0.13%
Montana	63	0.10%	$1,448,583.34	0.11%
New Mexico	54	0.08%	$1,141,995.11	0.08%
Wyoming	34	0.05%	$802,920.41	0.06%
Arkansas	23	0.03%	$561,590.87	0.04%
Alaska	5	0.01%	$87,115.88	0.01%

Total	65,871	100.00%	$1,357,159,875.53	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)

4th quarter 2017	2,000	3.04%	$33,717,229.58	2.48%	$26,905,711.50	2.84%

1st quarter 2018	7,047	10.70%	$128,066,033.67	9.44%	$100,187,097.87	10.57%

2nd quarter 2018	9,630	14.62%	$178,169,541.71	13.13%	$133,283,107.90	14.06%

3rd quarter 2018	11,384	17.28%	$206,058,838.67	15.18%	$147,665,647.11	15.58%

4th quarter 2018	11,019	16.73%	$227,329,616.31	16.75%	$158,188,324.17	16.69%

1st quarter 2019	12,849	19.51%	$252,162,802.29	18.58%	$167,424,810.03	17.66%

2nd quarter 2019	9,178	13.93%	$252,856,689.75	18.63%	$165,246,210.90	17.43%

3rd quarter 2019	2,545	3.86%	$70,673,447.13	5.21%	$45,046,763.02	4.75%

4th quarter 2019	92	0.14%	$2,714,688.82	0.20%	$1,522,276.60	0.16%

1st quarter 2020	51	0.08%	$1,976,789.80	0.15%	$968,775.90	0.10%

2nd quarter 2020	30	0.05%	$1,145,766.33	0.08%	$506,989.25	0.05%

3rd quarter 2020	11	0.02%	$337,025.76	0.02%	$106,391.05	0.01%

4th quarter 2020	4	0.01%	$106,299.85	0.01%	$29,833.05	0.00	%(2)

1st quarter 2021	26	0.04%	$1,523,246.06	0.11%	$607,220.85	0.06%

2nd quarter 2021	5	0.01%	$321,859.80	0.02%	$113,344.50	0.01%

Total	65,871	100.00%	$1,357,159,875.53	100.00%	$947,802,503.70	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Lease Static Pool Statistics - 2017-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	70,867

Aggregate Securitization Value	$1,444,959,096.94

Base Residual	$1,000,357,667.41

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$7,224,795.48

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	747

Cutoff Date	May 31, 2017

Discounted Base Residual as a % of Securitization Value	59.35%

Base Residual as a % of MSRP	44.59%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	82.30%

Infiniti	17.70%

	Average		Minimum	Maximum

Securitization Value	$20,389.73		$7,629.76	$105,523.79

Base Residual	$14,115.99		$4,372.55	$63,115.20

Seasoning (Months)(1)	11	(2)	2	47

Remaining Term (Months)	26	(2)	13	56

Original Term (Months)	37	(2)	36	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	16,881	23.82%		$315,246,199.48	21.82%

Altima	12,841	18.12%		$200,369,725.99	13.87%

Sentra	14,578	20.57%		$194,211,173.47	13.44%

Pathfinder	6,331	8.93%		$162,932,271.19	11.28%

Murano	5,102	7.20%		$135,127,750.37	9.35%

Maxima	4,988	7.04%		$126,962,648.14	8.79%

Q50	3,602	5.08%		$96,973,469.71	6.71%

QX60	2,421	3.42%		$80,135,828.21	5.55%

QX50	1,026	1.45%		$28,916,945.51	2.00%

QX80	418	0.59%		$22,874,026.28	1.58%

Frontier	889	1.25%		$21,511,813.22	1.49%

Titan	439	0.62%		$13,704,419.80	0.95%

Armada	254	0.36%		$11,098,941.25	0.77%

Q70	308	0.43%		$10,927,677.56	0.76%

Q60	264	0.37%		$9,104,553.58	0.63%

QX70	195	0.28%		$6,864,967.93	0.48%

Juke	156	0.22%		$2,826,118.73	0.20%

GT-R	32	0.05%		$2,713,511.91	0.19%

Versa	86	0.12%		$1,028,264.85	0.07%

370Z	29	0.04%		$852,074.47	0.06%

Quest	23	0.03%		$491,970.47	0.03%

Xterra	3	0.00	%(2)	$55,791.52	0.00	%(2)

M37	1	0.00	%(2)	$28,953.30	0.00	%(2)

Total	70,867	100.00%		$1,444,959,096.94	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	8,603	12.14%	$171,571,006.06	11.87%
Florida	7,748	10.93%	$162,962,439.28	11.28%
New York	9,487	13.39%	$162,263,524.29	11.23%
California	5,668	8.00%	$118,533,329.49	8.20%
Pennsylvania	5,499	7.76%	$108,428,046.12	7.50%
Ohio	4,375	6.17%	$89,211,133.50	6.17%
Texas	3,267	4.61%	$78,473,996.10	5.43%
Massachusetts	3,512	4.96%	$70,063,484.08	4.85%
Connecticut	3,037	4.29%	$59,788,969.23	4.14%
Illinois	2,399	3.39%	$53,303,303.89	3.69%
Michigan	1,283	1.81%	$26,115,043.02	1.81%
Minnesota	1,218	1.72%	$24,664,237.33	1.71%
Wisconsin	1,059	1.49%	$21,567,262.85	1.49%
Virginia	935	1.32%	$20,422,889.38	1.41%
Indiana	955	1.35%	$19,777,630.74	1.37%
North Carolina	895	1.26%	$19,446,300.90	1.35%
Maryland	744	1.05%	$18,477,798.97	1.28%
Colorado	764	1.08%	$17,183,180.12	1.19%
New Hampshire	879	1.24%	$17,162,723.65	1.19%
Georgia	674	0.95%	$15,945,887.50	1.10%
Iowa	597	0.84%	$13,254,870.38	0.92%
Arizona	595	0.84%	$12,732,640.29	0.88%
South Carolina	555	0.78%	$11,889,942.96	0.82%
Tennessee	485	0.68%	$11,263,588.81	0.78%
Washington	463	0.65%	$10,199,110.35	0.71%
Missouri	465	0.66%	$9,953,398.01	0.69%
Nebraska	442	0.62%	$9,330,684.36	0.65%
Utah	416	0.59%	$8,767,770.25	0.61%
Kentucky	417	0.59%	$8,560,684.03	0.59%
Rhode Island	432	0.61%	$8,433,597.45	0.58%
Maine	447	0.63%	$8,279,802.88	0.57%
Louisiana	323	0.46%	$7,837,039.07	0.54%
Nevada	309	0.44%	$6,461,300.81	0.45%
Delaware	271	0.38%	$5,673,734.12	0.39%
Alabama	208	0.29%	$4,799,985.65	0.33%
Oregon	215	0.30%	$4,670,314.50	0.32%
Vermont	217	0.31%	$4,148,019.57	0.29%
Kansas	138	0.19%	$3,043,757.22	0.21%
Hawaii	140	0.20%	$2,842,745.59	0.20%
Oklahoma	101	0.14%	$2,685,475.51	0.19%
West Virginia	126	0.18%	$2,587,857.68	0.18%
Mississippi	92	0.13%	$2,325,636.69	0.16%
North Dakota	83	0.12%	$2,097,937.59	0.15%
South Dakota	70	0.10%	$1,723,499.21	0.12%
District of Columbia	62	0.09%	$1,604,237.41	0.11%
Idaho	57	0.08%	$1,195,951.27	0.08%
Montana	46	0.06%	$1,043,771.67	0.07%
New Mexico	47	0.07%	$984,461.78	0.07%
Wyoming	24	0.03%	$684,219.56	0.05%
Arkansas	14	0.02%	$315,006.96	0.02%
Alaska	9	0.01%	$205,868.81	0.01%

Total	70,867	100.00%	$1,444,959,096.94	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)

3rd quarter 2018	2,359	3.33%	$40,593,178.68	2.81%	$32,551,019.49	3.25%

4th quarter 2018	4,818	6.80%	$81,202,049.90	5.62%	$60,944,416.85	6.09%

1st quarter 2019	9,996	14.11%	$183,805,557.70	12.72%	$133,845,678.63	13.38%

2nd quarter 2019	14,165	19.99%	$268,404,422.13	18.58%	$191,294,919.04	19.12%

3rd quarter 2019	14,006	19.76%	$282,617,215.01	19.56%	$194,149,539.23	19.41%

4th quarter 2019	13,663	19.28%	$294,387,839.92	20.37%	$195,158,902.32	19.51%

1st quarter 2020	10,125	14.29%	$235,453,526.29	16.29%	$155,761,088.75	15.57%

2nd quarter 2020	1,544	2.18%	$50,578,449.63	3.50%	$32,964,357.75	3.30%

3rd quarter 2020	75	0.11%	$3,012,224.62	0.21%	$1,592,948.30	0.16%

4th quarter 2020	42	0.06%	$1,638,067.94	0.11%	$803,940.90	0.08%

1st quarter 2021	24	0.03%	$975,412.40	0.07%	$467,614.45	0.05%

2nd quarter 2021	15	0.02%	$740,592.68	0.05%	$307,433.35	0.03%

3rd quarter 2021	13	0.02%	$582,237.72	0.04%	$204,628.05	0.02%

4th quarter 2021	15	0.02%	$646,456.11	0.04%	$211,819.50	0.02%

1st quarter 2022	7	0.01%	$321,866.21	0.02%	$99,360.80	0.01%

Total	70,867	100.00%	$1,444,959,096.94	100.00%	$1,000,357,667.41	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2017-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	71,721

Aggregate Securitization Value	$1,506,036,234.59

Base Residual	$1,041,063,083.57

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	10	(2)(3)

Reserve Account Required Balance	$7,530,181.17

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	752

Cutoff Date	August 31, 2017

Discounted Base Residual as a % of Securitization Value	59.05%

Base Residual as a % of MSRP	44.87%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	80.41%

Infiniti	19.59%

	Average		Minimum	Maximum

Securitization Value	$20,998.54		$7,399.84	$102,834.04

Base Residual	$14,515.46		$4,864.00	$63,115.20

Seasoning (Months)(1)	10	(2)(3)	1	47

Remaining Term (Months)	26	(2)	13	44

Original Term (Months)	37	(2)	36	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

(3)	The seasoning and weighted average remaining term may not add to the weighted average original term due to rounding.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	15,129	21.09%		$287,264,760.68	19.07%

Altima	13,075	18.23%		$207,811,112.75	13.80%

Sentra	14,747	20.56%		$199,204,582.94	13.23%

Maxima	6,421	8.95%		$158,692,327.81	10.54%

Murano	5,521	7.70%		$148,158,403.74	9.84%

Pathfinder	5,425	7.56%		$143,607,230.34	9.54%

QX60	3,097	4.32%		$108,359,249.49	7.19%

Q50	3,145	4.39%		$85,051,164.10	5.65%

QX50	1,415	1.97%		$40,420,050.13	2.68%

Titan	925	1.29%		$29,765,384.25	1.98%

QX80	533	0.74%		$28,178,384.67	1.87%

Frontier	909	1.27%		$23,176,584.20	1.54%

Q60	600	0.84%		$20,190,701.88	1.34%

Q70	364	0.51%		$12,833,650.48	0.85%

Armada	213	0.30%		$8,825,584.45	0.59%

Juke	106	0.15%		$1,805,858.22	0.12%

GT-R	15	0.02%		$1,256,969.33	0.08%

370Z	31	0.04%		$719,061.74	0.05%

Quest	15	0.02%		$295,053.77	0.02%

Versa	27	0.04%		$270,474.43	0.02%

Xterra	6	0.01%		$86,316.80	0.01%

QX56	1	0.00	%(2)	$33,043.68	0.00	%(2)

M37	1	0.00	%(2)	$30,284.71	0.00	%(2)

Total	71,721	100.00%		$1,506,036,234.59	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)(3)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	12,098	16.87%	$242,527,456.69	16.10%
New York	10,810	15.07%	$198,108,512.46	13.15%
California	7,764	10.83%	$174,937,386.76	11.62%
Pennsylvania	5,539	7.72%	$114,978,944.76	7.63%
Ohio	4,542	6.33%	$95,895,380.31	6.37%
Massachusetts	3,265	4.55%	$68,035,142.94	4.52%
Illinois	2,938	4.10%	$67,459,973.69	4.48%
Connecticut	3,096	4.32%	$64,300,868.05	4.27%
Michigan	1,587	2.21%	$34,183,792.56	2.27%
Minnesota	1,627	2.27%	$33,939,289.93	2.25%
North Carolina	1,199	1.67%	$26,581,242.55	1.76%
Wisconsin	1,246	1.74%	$25,623,293.64	1.70%
Indiana	1,138	1.59%	$24,372,839.41	1.62%
Virginia	1,001	1.40%	$23,491,027.66	1.56%
Colorado	943	1.31%	$23,114,059.84	1.53%
Arizona	998	1.39%	$22,934,890.07	1.52%
Maryland	859	1.20%	$22,002,887.17	1.46%
Georgia	839	1.17%	$20,234,596.50	1.34%
New Hampshire	962	1.34%	$18,868,083.36	1.25%
Missouri	711	0.99%	$15,923,783.13	1.06%
Iowa	656	0.91%	$13,942,841.64	0.93%
South Carolina	622	0.87%	$13,704,737.62	0.91%
Washington	571	0.80%	$13,449,785.26	0.89%
Nebraska	602	0.84%	$12,894,503.00	0.86%
Tennessee	528	0.74%	$12,401,076.36	0.82%
Utah	490	0.68%	$10,932,111.71	0.73%
Kentucky	504	0.70%	$10,814,815.91	0.72%
Louisiana	433	0.60%	$10,306,779.75	0.68%
Maine	509	0.71%	$9,655,113.54	0.64%
Rhode Island	467	0.65%	$9,395,843.86	0.62%
Nevada	413	0.58%	$8,705,897.43	0.58%
Alabama	269	0.38%	$6,355,684.65	0.42%
Hawaii	322	0.45%	$6,337,280.84	0.42%
Delaware	299	0.42%	$6,116,730.14	0.41%
Oregon	262	0.37%	$5,728,676.07	0.38%
Kansas	208	0.29%	$4,935,877.34	0.33%
Vermont	248	0.35%	$4,701,708.17	0.31%
North Dakota	174	0.24%	$4,582,240.74	0.30%
South Dakota	149	0.21%	$3,695,156.30	0.25%
Oklahoma	139	0.19%	$3,682,820.01	0.24%
Mississippi	148	0.21%	$3,418,072.44	0.23%
West Virginia	149	0.21%	$3,375,903.96	0.22%
New Mexico	86	0.12%	$2,185,297.67	0.15%
Idaho	86	0.12%	$1,805,120.32	0.12%
District of Columbia	68	0.09%	$1,614,165.88	0.11%
Arkansas	53	0.07%	$1,375,030.98	0.09%
Montana	60	0.08%	$1,328,478.19	0.09%
Wyoming	40	0.06%	$976,514.72	0.06%
Alaska	4	0.01%	$104,518.61	0.01%

Total	71,721	100.00%	$1,506,036,234.59	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Florida and Texas collateral are excluded.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)

4th quarter 2018	1,615	2.25%		$25,701,322.58	1.71%		$18,875,322.00	1.81%

1st quarter 2019	5,691	7.93%		$102,331,746.80	6.79%		$74,812,008.41	7.19%

2nd quarter 2019	12,219	17.04%		$227,238,525.46	15.09%		$163,262,445.01	15.68%

3rd quarter 2019	15,898	22.17%		$307,837,528.99	20.44%		$217,253,580.70	20.87%

4th quarter 2019	8,294	11.56%		$174,525,036.80	11.59%		$119,524,719.27	11.48%

1st quarter 2020	8,020	11.18%		$191,262,130.39	12.70%		$131,129,496.76	12.60%

2nd quarter 2020	12,478	17.40%		$291,884,496.19	19.38%		$195,084,283.92	18.74%

3rd quarter 2020	6,981	9.73%		$166,534,033.79	11.06%		$109,164,845.65	10.49%

4th quarter 2020	518	0.72%		$18,397,494.00	1.22%		$11,754,855.80	1.13%

1st quarter 2021	5	0.01%		$268,261.01	0.02%		$168,350.05	0.02%

2nd quarter 2021	2	0.00	%(2)	$55,658.58	0.00	%(2)	$33,176.00	0.00	%(2)

Total	71,721	100.00%		$1,506,036,234.59	100.00%		$1,041,063,083.57	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Lease Static Pool Statistics - 2018-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	43,233

Aggregate Securitization Value	$903,615,410.40

Base Residual	$616,440,879.85

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$4,518,077.05

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	757

Cutoff Date	September 30, 2018

Discounted Base Residual as a % of Securitization Value	58.67%

Base Residual as a % of MSRP	43.18%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	78.48%

Infiniti	21.52%

	Average		Minimum	Maximum

Securitization Value	$20,901.06		$6,406.18	$155,685.22

Base Residual	$14,258.57		$3,840.00	$62,690.40

Seasoning (Months)(1)	11	(2)	1	48

Remaining Term (Months)	26	(2)	12	52

Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	8,794	20.34%	$159,140,069.04	17.61%

Sentra	9,851	22.79%	$133,911,903.34	14.82%

Altima	5,840	13.51%	$96,986,742.73	10.73%

Pathfinder	3,815	8.82%	$96,846,273.76	10.72%

Murano	3,478	8.04%	$92,778,355.96	10.27%

Q50	2,816	6.51%	$77,287,101.45	8.55%

Maxima	3,236	7.49%	$74,900,194.35	8.29%

QX60	1,867	4.32%	$61,723,402.09	6.83%

QX50	731	1.69%	$18,920,063.62	2.09%

Frontier	766	1.77%	$18,708,234.40	2.07%

Titan	516	1.19%	$16,221,638.80	1.80%

Q60	505	1.17%	$15,913,819.97	1.76%

QX80	281	0.65%	$14,284,947.61	1.58%

Armada	319	0.74%	$13,365,120.94	1.48%

Q70	182	0.42%	$6,295,408.64	0.70%

GT-R	26	0.06%	$2,424,320.55	0.27%

Kicks	103	0.24%	$1,863,890.04	0.21%

370Z	41	0.09%	$1,142,364.00	0.13%

Versa	39	0.09%	$439,558.49	0.05%

Juke	20	0.05%	$341,340.72	0.04%

Quest	4	0.01%	$72,354.65	0.01%

Xterra	3	0.01%	$48,305.25	0.01%

Total	43,233	100.00%	$903,615,410.40	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)(3)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	7,144	16.52%		$127,728,409.19	14.14%
New Jersey	6,325	14.63%		$126,733,576.83	14.03%
California	3,559	8.23%		$78,258,854.44	8.66%
Texas	2,881	6.66%		$73,850,848.65	8.17%
Pennsylvania	3,377	7.81%		$68,736,982.67	7.61%
Ohio	3,287	7.60%		$67,936,417.08	7.52%
Massachusetts	2,358	5.45%		$47,581,944.92	5.27%
Connecticut	2,078	4.81%		$41,305,374.72	4.57%
Illinois	1,513	3.50%		$34,569,404.40	3.83%
Michigan	1,033	2.39%		$21,350,554.78	2.36%
Minnesota	819	1.89%		$17,342,787.33	1.92%
Maryland	518	1.20%		$14,297,440.50	1.58%
Virginia	573	1.33%		$13,482,023.98	1.49%
New Hampshire	628	1.45%		$12,791,990.51	1.42%
Indiana	569	1.32%		$12,212,826.50	1.35%
North Carolina	502	1.16%		$11,726,318.63	1.30%
Wisconsin	544	1.26%		$11,156,498.03	1.23%
Georgia	443	1.02%		$10,586,837.37	1.17%
Colorado	399	0.92%		$9,653,138.56	1.07%
Iowa	384	0.89%		$8,228,268.01	0.91%
Missouri	362	0.84%		$7,634,292.72	0.84%
Nebraska	347	0.80%		$6,867,612.36	0.76%
Washington	259	0.60%		$6,146,196.53	0.68%
South Carolina	275	0.64%		$6,141,253.74	0.68%
Utah	253	0.59%		$5,978,950.15	0.66%
Maine	314	0.73%		$5,960,053.44	0.66%
Tennessee	249	0.58%		$5,827,900.02	0.64%
Arizona	257	0.59%		$5,766,551.54	0.64%
Rhode Island	243	0.56%		$4,902,084.43	0.54%
Kentucky	231	0.53%		$4,761,028.96	0.53%
Nevada	178	0.41%		$3,955,695.20	0.44%
Louisiana	143	0.33%		$3,494,325.94	0.39%
Vermont	178	0.41%		$3,334,407.67	0.37%
Delaware	157	0.36%		$3,273,000.99	0.36%
Alabama	109	0.25%		$2,685,298.54	0.30%
Hawaii	119	0.28%		$2,275,962.14	0.25%
Oregon	104	0.24%		$2,117,371.37	0.23%
Kansas	81	0.19%		$1,850,675.88	0.20%
Oklahoma	57	0.13%		$1,631,815.98	0.18%
District of Columbia	57	0.13%		$1,555,878.29	0.17%
West Virginia	72	0.17%		$1,555,508.51	0.17%
South Dakota	55	0.13%		$1,513,936.67	0.17%
Mississippi	54	0.12%		$1,371,244.06	0.15%
North Dakota	44	0.10%		$1,107,092.03	0.12%
Idaho	28	0.06%		$637,426.94	0.07%
Montana	28	0.06%		$620,626.47	0.07%
Arkansas	18	0.04%		$456,607.16	0.05%
New Mexico	17	0.04%		$391,180.36	0.04%
Wyoming	9	0.02%		$244,005.00	0.03%
Alaska	1	0.00	%(4)	$26,930.21	0.00	%(4)

Total	43,233	100.00%		$903,615,410.40	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Florida collateral is excluded.

(4)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)

4th quarter 2019	2,508	5.80%	$43,306,744.73	4.79%	$34,359,801.05	5.57%

1st quarter 2020	4,200	9.71%	$78,655,360.73	8.70%	$61,789,776.00	10.02%

2nd quarter 2020	4,565	10.56%	$88,943,331.62	9.84%	$67,205,522.90	10.90%

3rd quarter 2020	5,472	12.66%	$107,752,018.22	11.92%	$77,459,113.60	12.57%

4th quarter 2020	6,395	14.79%	$128,896,559.64	14.26%	$86,278,138.00	14.00%

1st quarter 2021	7,698	17.81%	$166,339,856.00	18.41%	$108,270,099.25	17.56%

2nd quarter 2021	7,663	17.72%	$175,609,408.89	19.43%	$111,318,453.70	18.06%

3rd quarter 2021	4,565	10.56%	$107,472,133.07	11.89%	$66,266,618.40	10.75%

4th quarter 2021	105	0.24%	$3,731,177.35	0.41%	$2,175,386.15	0.35%

1st quarter 2022	26	0.06%	$1,501,113.93	0.17%	$701,044.35	0.11%

2nd quarter 2022	19	0.04%	$679,516.13	0.08%	$332,954.45	0.05%

3rd quarter 2022	5	0.01%	$169,018.59	0.02%	$59,478.60	0.01%

4th quarter 2022	9	0.02%	$372,284.31	0.04%	$144,647.00	0.02%

1st quarter 2023	3	0.01%	$186,887.19	0.02%	$79,846.40	0.01%

Total	43,233	100.00%	$903,615,410.40	100.00%	$616,440,879.85	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2019-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	74,401

Aggregate Securitization Value	$1,506,027,540.24

Base Residual	$1,012,381,739.08

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	12	(2)

Reserve Account Required Balance	$7,530,137.70

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	758

Cutoff Date	March 31, 2019

Discounted Base Residual as a % of Securitization Value	58.07%

Base Residual as a % of MSRP	40.72%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	78.75%

Infiniti	21.25%

	Average		Minimum	Maximum

Securitization Value	$20,242.03		$7,016.91	$165,439.67

Base Residual	$13,607.10		$3,753.00	$61,182.00

Seasoning (Months)(1)	12	(2)	2	48

Remaining Term (Months)	25	(2)	12	56

Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	15,372	20.66%		$248,756,128.46	16.52%

Murano	7,435	9.99%		$184,657,374.06	12.26%

Altima	10,508	14.12%		$181,102,148.53	12.03%

Sentra	13,911	18.70%		$177,824,226.01	11.81%

Pathfinder	6,181	8.31%		$147,000,477.73	9.76%

QX60	3,948	5.31%		$128,296,427.64	8.52%

Maxima	4,812	6.47%		$105,551,996.85	7.01%

Q50	3,358	4.51%		$86,433,813.50	5.74%

Titan	1,263	1.70%		$38,833,563.88	2.58%

Q60	1,258	1.69%		$38,502,811.97	2.56%

Armada	929	1.25%		$37,182,130.06	2.47%

Kicks	2,028	2.73%		$32,836,594.94	2.18%

QX80	605	0.81%		$30,363,771.86	2.02%

Frontier	1,319	1.77%		$29,279,538.94	1.94%

QX50	977	1.31%		$23,359,757.31	1.55%

Q70	388	0.52%		$13,084,907.82	0.87%

370Z	39	0.05%		$1,131,124.87	0.08%

GT-R	12	0.02%		$1,126,593.20	0.07%

Versa	52	0.07%		$602,124.47	0.04%

Juke	5	0.01%		$77,771.77	0.01%

QX30	1	0.00	%(2)	$24,256.37	0.00	%(2)

Total	74,401	100.00%		$1,506,027,540.24	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)

Florida	10,149	13.64%	$175,034,637.27	11.62%

California	7,918	10.64%	$174,670,199.42	11.60%

Texas	4,333	5.82%	$109,351,782.87	7.26%

Pennsylvania	5,540	7.45%	$108,910,988.90	7.23%

New Jersey	5,923	7.96%	$102,819,474.52	6.83%

New York	6,135	8.25%	$99,545,746.89	6.61%

Ohio	4,388	5.90%	$90,473,512.45	6.01%

Massachusetts	3,827	5.14%	$75,098,940.17	4.99%

Connecticut	3,350	4.50%	$65,969,736.15	4.38%

Illinois	2,770	3.72%	$62,476,138.12	4.15%

Michigan	1,609	2.16%	$33,090,691.56	2.20%

Minnesota	1,518	2.04%	$32,522,152.31	2.16%

Wisconsin	1,228	1.65%	$25,385,528.60	1.69%

North Carolina	1,044	1.40%	$23,246,193.28	1.54%

Indiana	1,029	1.38%	$22,279,428.70	1.48%

Virginia	958	1.29%	$21,854,241.98	1.45%

Georgia	855	1.15%	$21,352,876.18	1.42%

Maryland	803	1.08%	$21,102,584.15	1.40%

New Hampshire	1,048	1.41%	$20,983,513.18	1.39%

Colorado	819	1.10%	$19,181,175.79	1.27%

Arizona	754	1.01%	$17,690,173.87	1.17%

Missouri	604	0.81%	$13,031,127.05	0.87%

Iowa	574	0.77%	$12,870,560.62	0.85%

Washington	517	0.69%	$11,944,093.75	0.79%

South Carolina	537	0.72%	$11,680,114.22	0.78%

Nebraska	564	0.76%	$11,673,302.89	0.78%

Rhode Island	591	0.79%	$11,210,191.85	0.74%

Maine	565	0.76%	$10,589,838.70	0.70%

Tennessee	447	0.60%	$10,489,170.25	0.70%

Kentucky	478	0.64%	$10,430,698.18	0.69%

Nevada	380	0.51%	$8,815,125.64	0.59%

Louisiana	343	0.46%	$8,477,420.29	0.56%

Utah	362	0.49%	$7,982,247.36	0.53%

Delaware	304	0.41%	$6,353,084.86	0.42%

Alabama	244	0.33%	$5,867,635.41	0.39%

Hawaii	300	0.40%	$5,798,853.37	0.39%

Vermont	307	0.41%	$5,610,660.93	0.37%

Oregon	191	0.26%	$3,961,248.44	0.26%

Kansas	165	0.22%	$3,631,935.63	0.24%

West Virginia	148	0.20%	$3,252,380.52	0.22%

North Dakota	128	0.17%	$3,214,340.74	0.21%

Oklahoma	108	0.15%	$3,002,779.04	0.20%

South Dakota	111	0.15%	$2,703,134.83	0.18%

Mississippi	98	0.13%	$2,404,506.57	0.16%

District of Columbia	66	0.09%	$1,657,802.85	0.11%

Idaho	75	0.10%	$1,594,805.60	0.11%

Montana	58	0.08%	$1,389,139.26	0.09%

New Mexico	58	0.08%	$1,379,116.09	0.09%

Arkansas	45	0.06%	$1,134,341.36	0.08%

Wyoming	28	0.04%	$682,082.92	0.05%

Alaska	7	0.01%	$156,084.66	0.01%

Total	74,401	100.00%	$1,506,027,540.24	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)

2nd quarter 2020	6,221	8.36%		$105,629,915.97	7.01%		$84,946,555.18	8.39%

3rd quarter 2020	7,954	10.69%		$137,492,896.93	9.13%		$105,560,107.20	10.43%

4th quarter 2020	9,554	12.84%		$169,033,867.77	11.22%		$122,987,324.75	12.15%

1st quarter 2021	10,226	13.74%		$196,979,318.84	13.08%		$137,604,530.55	13.59%

2nd quarter 2021	8,855	11.90%		$182,218,337.81	12.10%		$121,209,330.45	11.97%

3rd quarter 2021	12,803	17.21%		$270,426,380.43	17.96%		$171,025,212.75	16.89%

4th quarter 2021	13,391	18.00%		$308,853,010.50	20.51%		$188,402,516.00	18.61%

1st quarter 2022	5,364	7.21%		$133,646,872.03	8.87%		$80,001,688.60	7.90%

2nd quarter 2022	4	0.01%		$158,526.72	0.01%		$75,860.35	0.01%

3rd quarter 2022	2	0.00	%(2)	$275,775.18	0.02%		$102,839.00	0.01%

4th quarter 2022	3	0.00	%(2)	$87,485.08	0.01%		$34,766.20	0.00	%(2)

1st quarter 2023	6	0.01%		$237,591.36	0.02%		$93,712.30	0.01%

2nd quarter 2023	12	0.02%		$672,892.64	0.04%		$244,964.35	0.02%

3rd quarter 2023	4	0.01%		$253,299.60	0.02%		$79,431.40	0.01%

4th quarter 2023	2	0.00	%(2)	$61,369.38	0.00	%(2)	$12,900.00	0.00	%(2)

Total	74,401	100.00%		$1,506,027,540.24	100.00%		$1,012,381,739.08	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Lease Static Pool Statistics - 2019-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	73,534

Aggregate Securitization Value	$1,506,024,096.62

Base Residual	$1,025,276,675.07

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	12	(2)

Reserve Account Required Balance	$7,530,120.48

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	759

Cutoff Date	June 30, 2019

Discounted Base Residual as a % of Securitization Value	58.69%

Base Residual as a % of MSRP	41.81%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	77.26%

Infiniti	22.74%

	Average		Minimum	Maximum

Securitization Value	$20,480.65		$6,805.81	$90,036.81

Base Residual	$13,942.89		$3,614.00	$55,223.00

Seasoning (Months)(1)	12	(2)	2	45

Remaining Term (Months)	25	(2)	12	56

Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)

Rogue	17,549	23.87%		$294,235,350.92	19.54%

Sentra	14,820	20.15%		$196,388,079.46	13.04%

Murano	7,118	9.68%		$182,405,381.30	12.11%

Altima	9,267	12.60%		$172,504,963.89	11.45%

QX60	4,800	6.53%		$159,097,688.69	10.56%

Pathfinder	5,214	7.09%		$121,202,392.37	8.05%

Q50	3,701	5.03%		$97,346,525.53	6.46%

Maxima	4,004	5.45%		$86,670,035.46	5.75%

Q60	1,260	1.71%		$38,333,078.91	2.55%

Armada	795	1.08%		$32,246,352.80	2.14%

Titan	1,005	1.37%		$31,939,674.96	2.12%

Kicks	1,676	2.28%		$27,196,758.71	1.81%

QX80	431	0.59%		$19,477,907.59	1.29%

Frontier	770	1.05%		$17,635,473.27	1.17%

QX50	704	0.96%		$15,985,342.68	1.06%

Q70	373	0.51%		$12,295,095.35	0.82%

370Z	21	0.03%		$590,283.81	0.04%

Versa	20	0.03%		$247,503.19	0.02%

GT-R	2	0.00	%(2)	$165,591.91	0.01%

Juke	4	0.01%		$60,615.82	0.00	%(2)

Total	73,534	100.00%		$1,506,024,096.62	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)

New York	12,726	17.31%	$219,064,447.13	14.55%

Florida	10,508	14.29%	$216,496,203.51	14.38%

California	6,043	8.22%	$137,023,322.28	9.10%

New Jersey	7,287	9.91%	$132,886,497.74	8.82%

Pennsylvania	5,020	6.83%	$98,792,353.54	6.56%

Texas	3,356	4.56%	$86,770,285.82	5.76%

Ohio	4,081	5.55%	$84,539,822.74	5.61%

Massachusetts	3,030	4.12%	$59,780,350.04	3.97%

Illinois	2,434	3.31%	$54,218,867.92	3.60%

Connecticut	2,695	3.66%	$53,367,369.98	3.54%

Michigan	1,376	1.87%	$28,349,156.24	1.88%

Minnesota	1,262	1.72%	$27,154,436.16	1.80%

Wisconsin	1,111	1.51%	$23,463,987.28	1.56%

Virginia	787	1.07%	$18,579,152.09	1.23%

North Carolina	832	1.13%	$18,514,925.80	1.23%

Indiana	817	1.11%	$17,785,544.82	1.18%

Maryland	615	0.84%	$16,454,658.56	1.09%

New Hampshire	822	1.12%	$16,369,286.91	1.09%

Georgia	633	0.86%	$15,896,912.90	1.06%

Colorado	593	0.81%	$14,035,395.38	0.93%

Arizona	586	0.80%	$13,388,217.49	0.89%

Iowa	491	0.67%	$11,167,318.48	0.74%

Missouri	496	0.67%	$11,086,793.44	0.74%

Washington	441	0.60%	$10,090,804.29	0.67%

Maine	541	0.74%	$9,890,889.94	0.66%

Nebraska	462	0.63%	$9,538,808.04	0.63%

Tennessee	391	0.53%	$9,081,469.02	0.60%

Kentucky	394	0.54%	$8,834,800.36	0.59%

South Carolina	404	0.55%	$8,609,142.07	0.57%

Nevada	333	0.45%	$8,252,367.82	0.55%

Rhode Island	417	0.57%	$8,214,059.74	0.55%

Louisiana	265	0.36%	$6,907,041.30	0.46%

Utah	288	0.39%	$6,300,003.09	0.42%

Delaware	242	0.33%	$5,186,856.91	0.34%

Vermont	261	0.35%	$5,133,019.68	0.34%

Hawaii	246	0.33%	$4,595,437.65	0.31%

Alabama	191	0.26%	$4,542,359.93	0.30%

Oregon	146	0.20%	$3,200,763.75	0.21%

North Dakota	109	0.15%	$2,871,121.14	0.19%

Kansas	120	0.16%	$2,840,578.70	0.19%

Mississippi	102	0.14%	$2,536,161.81	0.17%

West Virginia	118	0.16%	$2,464,989.35	0.16%

Oklahoma	83	0.11%	$2,349,223.12	0.16%

South Dakota	92	0.13%	$2,291,531.56	0.15%

Idaho	83	0.11%	$1,872,175.06	0.12%

District of Columbia	53	0.07%	$1,365,191.56	0.09%

New Mexico	45	0.06%	$1,201,840.89	0.08%

Arkansas	39	0.05%	$1,079,175.60	0.07%

Montana	43	0.06%	$983,448.94	0.07%

Wyoming	20	0.03%	$513,159.02	0.03%

Alaska	4	0.01%	$92,370.03	0.01%

Total	73,534	100.00%	$1,506,024,096.62	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)

3rd quarter 2020	5,183	7.05%		$85,437,879.86	5.67%		$68,391,497.44	6.67%

4th quarter 2020	9,284	12.63%		$156,754,303.17	10.41%		$118,874,942.63	11.59%

1st quarter 2021	9,665	13.14%		$180,036,827.99	11.95%		$135,691,091.70	13.23%

2nd quarter 2021	8,987	12.22%		$177,553,406.48	11.79%		$127,293,096.25	12.42%

3rd quarter 2021	8,382	11.40%		$174,942,594.16	11.62%		$116,530,186.45	11.37%

4th quarter 2021	10,569	14.37%		$234,881,648.22	15.60%		$150,341,697.10	14.66%

1st quarter 2022	12,367	16.82%		$280,342,751.30	18.61%		$175,534,031.00	17.12%

2nd quarter 2022	9,079	12.35%		$215,450,628.83	14.31%		$132,387,987.90	12.91%

3rd quarter 2022	1	0.00	%(2)	$12,747.66	0.00	%(2)	$5,808.00	0.00	%(2)

4th quarter 2022	0	0.00%		$0.00	0.00%		$0.00	0.00%

1st quarter 2023	7	0.01%		$202,985.02	0.01%		$76,458.20	0.01%

2nd quarter 2023	6	0.01%		$237,065.52	0.02%		$103,884.90	0.01%

3rd quarter 2023	0	0.00%		$0.00	0.00%		$0.00	0.00%

4th quarter 2023	1	0.00	%(2)	$55,735.95	0.00	%(2)	$20,050.50	0.00	%(2)

1st quarter 2024	3	0.00	%(2)	$115,522.46	0.01%		$25,943.00	0.00	%(2)

Total	73,534	100.00%		$1,506,024,096.62	100.00%		$1,025,276,675.07	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Offering Type Transaction	Public 2019-B	Public 2019-A	Public 2018-A	Public 2017-B	Public 2017-A	Public 2016-B

Aggregate Securitization Value	$1,506,024,097	$1,506,027,540	$903,615,410	$1,506,036,235	$1,444,959,097	$1,357,159,876

Aggregate Base Residual	$1,025,276,675	$1,012,381,739	$616,440,880	$1,041,063,084	$1,000,357,667	$947,802,504

Weighted Average(1)

Remaining Term (months)	25	25	26	26	26	26

Original Term (months)	37	37	37	37	37	37

Seasoning (months)(2)(5)	12	12	11	10	11	11

Base Residual as a % of Initial Securitization Value	68.08%	67.22%	68.22%	69.13%	69.23%	69.84%

Original Lease Term(3)

24-36 months	77.15%	78.54%	77.16%	79.90%	81.35%	86.01%

37-42 months	22.79%	21.20%	21.89%	19.67%	18.04%	13.29%

43-48 months	0.03%	0.05%	0.40%	0.02%	0.37%	0.41%

49-60 months	0.03%	0.22%	0.55%	0.41%	0.24%	0.29%

Top 5 Models(3)

Maxima	N/A	N/A	N/A	10.54%	N/A	10.51%

Altima	11.45%	12.03%	10.73%	13.80%	13.87%	15.38%

Pathfinder	N/A	9.76%	10.72%	N/A	11.28%	16.42%

Murano	12.11%	12.26%	10.27%	9.84%	9.35%	N/A

M37	N/A	N/A	N/A	N/A	N/A	N/A

Quest	N/A	N/A	N/A	N/A	N/A	N/A

Sentra	13.04%	11.81%	14.82%	13.23%	13.44%	10.25%

G35	N/A	N/A	N/A	N/A	N/A	N/A

Rogue	19.54%	16.52%	17.61%	19.07%	21.82%	22.01%

G37	N/A	N/A	N/A	N/A	N/A	N/A

JX35	N/A	N/A	N/A	N/A	N/A	N/A

QX60	10.56%	N/A	N/A	N/A	N/A	N/A

Top 3 States(3)(6)(7)

New York	14.55%	N/A	14.14%	13.15%	11.23%	9.80%

New Jersey	N/A	N/A	14.03%	16.10%	11.87%	10.06%

Florida	14.38%	11.62%	N/A	N/A	11.28%	10.28%

California	9.10%	11.60%	8.66%	11.62%	N/A	N/A

Texas	N/A	7.26%	N/A	N/A	N/A	N/A

Weighted Average Credit Score(1)(4)	759	758	757	752	747	751

Range of Credit Scores(4)	900-600	900-600	900-600	900-600	900-600	900-600

	Public 2016-A	Public 2015-B	Public 2015-A

Aggregate Securitization Value	$1,392,866,550	$1,190,249,772	$892,857,286

Aggregate Base Residual	$981,627,782	$833,562,635	$622,212,452

Weighted Average(1)

Remaining Term (months)	26	25	26

Original Term (months)	37	37	38

Seasoning (months)(2)(5)	11	13	12

Base Residual as a % of Initial Securitization Value	70.48%	70.03%	69.69%

Original Lease Term(3)

24-36 months	82.32%	68.02%	50.67%

37-42 months	15.26%	29.54%	47.63%

43-48 months	0.58%	0.38%	0.36%

49-60 months	1.84%	2.07%	1.35%

Top 5 Models(3)

Maxima	10.26%	7.47%	8.92%

Altima	13.80%	16.37%	16.58%

Pathfinder	13.54%	N/A	N/A

Murano	14.75%	13.53%	11.76%

M37	N/A	N/A	N/A

Quest	N/A	N/A	N/A

Sentra	N/A	13.40%	12.62%

G35	N/A	N/A	N/A

Rogue	17.76%	16.55%	11.45%

G37	N/A	N/A	N/A

JX35	N/A	N/A	N/A

QX60	N/A	N/A	N/A

Top 3 States(3)(6)(7)

New York	9.54%	10.25%	N/A

New Jersey	10.09%	10.87%	10.30%

Florida	10.16%	10.54%	10.34%

California	N/A	N/A	9.66%

Texas	N/A	N/A	N/A

Weighted Average Credit Score(1)(4)	753	749	747

Range of Credit Scores(4)	900-600	900-600	900-600

(1)	Weighted average by Securitization Value as of the Cutoff Date.

(2)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(3)	Percentage by Securitization Value as of the Cutoff Date.

(4)	From September 1996 through October 2001, NMAC utilized its own statistically derived empirical credit scoring process. In October of 2001, NMAC switched to FICO Scores.

(5)	For 2015-B and 2017-B, the seasoning and weighted average remaining term may not add up to the weighted average original term due to rounding.

(6)	For 2017-B, Florida and Texas collateral are excluded.

(7)	For 2018-A, Florida collateral is excluded.

LEASE SECURITIZATION 2015-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2015-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2016-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2016-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2017-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2017-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2018-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2019-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2019-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

Servicer Advances

The chart below shows the amounts advanced by NMAC relative to the total amount of collections received by NMAC on its prior lease securitized portfolios.

Advances as a Percentage of Total Collections

Delinquency Experience

Set forth below is delinquency information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

60+ Days Delinquency as a Percentage of Outstanding Aggregate Securitization Value(1)(2)

1)	Percentage based on outstanding securitization value of the delinquent leases, divided by outstanding aggregate securitization value of all leases.

2)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the leases for each of the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Leases.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the leases.

Credit Loss Experience

Set forth below is credit loss information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

Cumulative Net Credit Losses as a Percentage of Original Aggregate Securitization Value(1)

(1)	Net losses are calculated based on gross losses, less the amount of recoveries received for each repossessed or charged-off vehicle.

Residual Value Loss Experience

Set forth below is residual value loss information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

Cumulative Residual Value Losses as a Percentage of Original Aggregate Securitization Value(1)

(1)	Residual value losses exclude repossessions, vehicles in inventory and NMAC Residual Percentage of less.

APPENDIX B—HISTORICAL POOL PERFORMANCE

2015-A Static Pool Data

	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15

Prepayment Assumption

Class A-1	91,000,000.00	75,393,500.00	59,550,400.00	43,479,800.00	27,181,700.00	10,665,200.00

Class A-2a	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00

Class A-2b	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00

Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	892,857,285.72	877,250,785.72	861,407,685.72	845,337,085.72	829,038,985.72	812,522,485.72

2015-A Prepayment Assumption	1.000000	0.982521	0.964776	0.946777	0.928524	0.910025

Actual prepayment

Class A-1	91,000,000.00	75,547,740.87	59,549,563.71	43,851,540.65	26,882,220.82	10,120,479.28

Class A-2a	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00	135,000,000.00

Class A-2b	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00	197,000,000.00

Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	892,857,285.72	877,405,026.59	861,406,849.43	845,708,826.37	828,739,506.54	811,977,765.00

2015-A Pool Factor	1.000000	0.982693	0.964776	0.947194	0.928188	0.909415

Monthly Residual Losses	(44,332.30)	(71,674.14)	(59,132.66)	(44,594.96)	(131,738.81)	(160,527.27)

2015-A Cumulative Residual Losses	(44,332.30)	(116,006.44)	(175,139.10)	(219,734.06)	(351,472.87)	(512,000.14)

2015-A Residual Losses (as a % of Original Pool Balance)	0.005%	0.013%	0.020%	0.025%	0.039%	0.057%

Monthly Net Credit Losses	10,926.62	51,575.79	(14,337.52)	(365,015.85)	(64,852.96)	(81,594.57)

2015-A Cumulative Net Credit Losses	10,926.62	62,502.41	48,164.89	(316,850.96)	(381,703.92)	(463,298.49)

2015-A Net Credit Losses (as a % of Original Pool Balance)	(0.0012%)	(0.0070%)	(0.0054%)	0.0355%	0.0428%	0.0519%

Delinquencies ($)

31-60	2,418,608.42	3,137,356.01	3,525,849.11	4,727,774.82	4,960,352.00	4,686,037.63

61-90	0.00	412,918.39	796,880.08	903,681.95	829,313.07	1,011,878.36

91-120+	0.00	0.00	155,144.23	285,356.28	330,395.72	187,741.37

Total	2,418,608.42	3,550,274.40	4,477,873.42	5,916,813.05	6,120,060.79	5,885,657.36

	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15

Delinquencies (%)

31-60	0.27%	0.36%	0.41%	0.56%	0.60%	0.58%

61-90	0.00%	0.05%	0.09%	0.11%	0.10%	0.12%

91-120+	0.00%	0.00%	0.02%	0.03%	0.04%	0.02%

Total	0.27%	0.40%	0.52%	0.70%	0.74%	0.72%

2015-A 60+	0.00%	0.05%	0.11%	0.14%	0.14%	0.15%

Delinquencies (units)

31-60	117	157	180	238	266	236

61-90	0	21	39	48	41	59

91-120+	0	0	8	14	16	11

Total	117	178	227	300	323	306

Residual Advances

Beginning Balance of Residual Advance	0.00	589,383.33	1,082,160.99	1,548,438.55	1,936,554.03	2,015,262.25

Reimbursement of Outstanding Advance	0.00	331,456.07	612,065.27	907,156.95	1,245,555.52	859,684.51

Additional Advance for Current Period	589,383.33	824,233.73	1,078,342.83	1,295,272.43	1,324,263.74	1,290,387.44

Ending Residual Advances	589,383.33	1,082,160.99	1,548,438.55	1,936,554.03	2,015,262.25	2,445,965.18

Payment Advances

Beginning Balance of Payment Advance	0.00	949,038.02	934,305.89	1,074,292.81	1,209,914.74	1,223,123.17

Reimbursement of Outstanding Payment Advance	0.00	367,376.51	305,172.06	351,400.08	428,448.74	403,134.38

Additional Payment Advance for Current Period	949,038.02	352,644.38	445,158.98	487,022.01	441,657.17	521,997.40

Ending Balance of Payment Advance	949,038.02	934,305.89	1,074,292.81	1,209,914.74	1,223,123.17	1,341,986.19

Total Collections	22,751,570.16	23,031,406.64	22,030,166.67	23,594,794.76	24,180,307.52	22,414,686.96

2015-A

Total Advances as a % of Total Collections	6.762%	5.110%	6.916%	7.554%	7.303%	8.086%

	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	132,543,000.00	125,658,000.00	118,692,000.00	111,645,000.00	104,530,500.00	97,335,000.00

Class A-2b	193,414,600.00	183,367,600.00	173,202,400.00	162,919,000.00	152,537,100.00	142,037,000.00

Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	795,814,885.72	778,882,885.72	761,751,685.72	744,421,285.72	726,924,885.72	709,229,285.72

2015-A Prepayment Assumption	0.891313	0.872349	0.853162	0.833752	0.814156	0.794337

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	132,571,825.04	125,435,430.58	118,076,368.26	110,464,371.15	100,973,779.15	91,536,982.76

Class A-2b	193,456,663.21	183,042,813.51	172,304,033.68	161,196,156.42	147,346,922.16	133,576,189.65

Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	795,885,773.96	778,335,529.80	760,237,687.66	741,517,813.29	718,177,987.03	694,970,458.13

2015-A Pool Factor	0.891392	0.871736	0.851466	0.830500	0.804359	0.778367

Monthly Residual Losses	(202,408.00)	(270,259.45)	(365,862.41)	(127,234.10)	(158,136.10)	(287,114.92)

2015-A Cumulative Residual Losses	(714,408.14)	(984,667.59)	(1,350,530.00)	(1,477,764.10)	(1,635,900.20)	(1,923,015.12)

2015-A Residual Losses (as a % of Original Pool Balance)	0.080%	0.110%	0.151%	0.166%	0.183%	0.215%

Monthly Net Credit Losses	(91,726.85)	(94,171.82)	(127,985.46)	(357,564.57)	(20,718.49)	(11,169.09)

2015-A Cumulative Net Credit Losses	(555,025.34)	(649,197.16)	(777,182.62)	(1,134,747.19)	(1,155,465.68)	(1,166,634.77)

2015-A Net Credit Losses (as a % of Original Pool Balance)	0.0622%	0.0727%	0.0870%	0.1271%	0.1294%	0.1307%

Delinquencies ($)

31-60	5,111,454.05	5,044,621.62	4,268,324.30	4,336,287.38	4,215,074.37	4,674,632.78

61-90	1,149,048.99	1,815,233.12	1,131,465.87	856,405.49	910,882.58	904,899.11

91-120+	313,756.63	346,204.72	428,356.94	319,288.01	193,393.40	344,798.41

Total	6,574,259.67	7,206,059.46	5,828,147.11	5,511,980.88	5,319,350.35	5,924,330.30

	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16

Delinquencies (%)

31-60	0.64%	0.65%	0.56%	0.58%	0.59%	0.67%

61-90	0.14%	0.23%	0.15%	0.12%	0.13%	0.13%

91-120+	0.04%	0.04%	0.06%	0.04%	0.03%	0.05%

Total	0.83%	0.93%	0.77%	0.74%	0.74%	0.85%

2015-A 60+	0.18%	0.28%	0.21%	0.16%	0.15%	0.18%

Delinquencies (units)

31-60	279	277	229	237	235	266

61-90	62	102	66	46	55	49

91-120+	19	22	24	19	13	21

Total	360	401	319	302	303	336

Residual Advances

Beginning Balance of Residual Advance	2,445,965.18	3,000,210.36	4,044,617.12	4,343,380.38	6,974,154.83	8,900,222.04

Reimbursement of Outstanding Advance	1,386,195.75	1,503,216.86	2,471,488.44	2,347,663.50	3,454,812.89	3,853,889.59

Additional Advance for Current Period	1,940,440.93	2,547,623.62	2,770,251.70	4,978,437.95	5,380,880.10	5,912,730.68

Ending Residual Advances	3,000,210.36	4,044,617.12	4,343,380.38	6,974,154.83	8,900,222.04	10,959,063.13

Payment Advances

Beginning Balance of Payment Advance	1,341,986.19	1,230,560.55	1,368,951.48	1,340,168.67	1,052,528.11	1,135,938.70

Reimbursement of Outstanding Payment Advance	537,588.11	399,995.91	537,557.40	626,858.52	366,808.87	412,229.48

Additional Payment Advance for Current Period	426,162.47	538,386.84	508,774.59	339,217.96	450,219.46	362,981.67

Ending Balance of Payment Advance	1,230,560.55	1,368,951.48	1,340,168.67	1,052,528.11	1,135,938.70	1,086,690.89

Total Collections	25,477,441.09	24,970,343.98	27,299,546.11	32,289,817.57	32,525,521.65	34,253,633.55

2015-A

Total Advances as a % of Total Collections	9.289%	12.359%	12.011%	16.469%	17.928%	18.321%

	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	90,072,000.00	81,418,500.00	71,604,000.00	61,695,000.00	51,907,500.00	38,407,500.00

Class A-2b	131,438,400.00	118,810,700.00	104,488,800.00	90,029,000.00	75,746,500.00	56,046,500.00

Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	691,367,685.72	670,086,485.72	645,950,085.72	621,581,285.72	597,511,285.72	564,311,285.72

2015-A Prepayment Assumption	0.774332	0.750497	0.723464	0.696171	0.669213	0.632029

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	81,685,889.68	70,228,442.40	59,453,517.43	46,705,175.39	34,091,800.44	21,254,190.14

Class A-2b	119,200,890.87	102,481,504.84	86,758,095.81	68,154,959.64	49,748,775.45	31,015,373.76

Class A-3	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00	252,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	670,744,066.27	642,567,232.97	616,068,898.96	584,717,420.76	553,697,861.61	522,126,849.62

2015-A Pool Factor	0.751233	0.719675	0.689997	0.654883	0.620142	0.584782

Monthly Residual Losses	(315,886.98)	(858,465.16)	(1,098,025.95)	(1,354,571.55)	(1,393,288.64)	(1,685,894.54)

2015-A Cumulative Residual Losses	(2,238,902.10)	(3,097,367.26)	(4,195,393.21)	(5,549,964.76)	(6,943,253.40)	(8,629,147.45)

2015-A Residual Losses (as a % of Original Pool Balance)	0.251%	0.347%	0.470%	0.622%	0.778%	0.966%

Monthly Net Credit Losses	(86,573.27)	(183,409.90)	(99,369.19)	91,504.62	(246,681.92)	(20,082.46)

2015-A Cumulative Net Credit Losses	(1,253,208.04)	(1,436,617.94)	(1,535,987.13)	(1,444,482.51)	(1,691,164.43)	(1,711,246.79)

2015-A Net Credit Losses (as a % of Original Pool Balance)	0.1404%	0.1609%	0.1720%	0.1618%	0.1894%	0.1917%

Delinquencies ($)

31-60	4,522,167.46	4,910,104.73	3,989,597.49	4,588,179.75	4,491,588.97	4,498,166.88

61-90	1,268,508.55	1,145,482.71	1,449,835.91	995,966.19	990,536.04	1,061,244.62

91-120+	216,729.59	515,567.37	412,563.28	401,207.09	371,859.49	431,293.61

Total	6,007,405.60	6,571,154.81	5,851,996.68	5,985,353.03	5,853,984.50	5,990,705.11

	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16

Delinquencies (%)

31-60	0.67%	0.76%	0.65%	0.78%	0.81%	0.86%

61-90	0.19%	0.18%	0.24%	0.17%	0.18%	0.20%

91-120+	0.03%	0.08%	0.07%	0.07%	0.07%	0.08%

Total	0.90%	1.02%	0.95%	1.02%	1.06%	1.15%

2015-A 60+	0.22%	0.26%	0.30%	0.24%	0.25%	0.29%

Delinquencies (units)

31-60	261	295	246	275	282	285

61-90	74	70	84	61	56	65

91-120+	15	27	25	19	21	22

Total	350	392	355	355	359	372

Residual Advances

Beginning Balance of Residual Advance	10,959,063.13	15,795,503.77	17,133,816.43	18,610,132.36	17,618,561.84	20,404,887.67

Reimbursement of Outstanding Advance	4,879,948.71	7,691,057.86	9,338,048.60	10,688,650.64	9,328,751.65	11,669,287.47

Additional Advance for Current Period	9,716,389.35	9,029,370.52	10,814,364.53	9,697,080.12	9,411,652.64	13,565,449.64

Ending Residual Advances	15,795,503.77	17,133,816.43	18,610,132.36	17,618,561.84	17,701,462.83	22,301,049.84

Payment Advances

Beginning Balance of Payment Advance	1,086,690.89	1,109,048.95	1,193,706.37	1,049,396.31	1,063,712.41	1,028,600.67

Reimbursement of Outstanding Payment Advance	383,257.88	363,566.20	492,624.68	376,655.42	402,872.69	352,696.72

Additional Payment Advance for Current Period	405,615.94	448,223.62	348,314.62	390,971.52	367,760.95	377,400.16

Ending Balance of Payment Advance	1,109,048.95	1,193,706.37	1,049,396.31	1,063,712.41	1,028,600.67	1,053,304.11

Total Collections	38,601,288.65	39,787,727.87	46,316,921.30	46,104,886.72	43,264,485.23	48,289,675.02

2015-A

Total Advances as a % of Total Collections	26.222%	23.820%	24.101%	21.881%	22.604%	28.873%

	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17	May-17

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	25,137,000.00	10,624,500.00	0.00	0.00	0.00	0.00

Class A-2b	36,681,400.00	15,503,900.00	0.00	0.00	0.00	0.00

Class A-3	252,000,000.00	252,000,000.00	234,964,800.00	188,596,800.00	144,244,800.00	99,640,800.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	531,675,685.72	495,985,685.72	452,822,085.72	406,454,085.72	362,102,085.72	317,498,085.72

2015-A Prepayment Assumption	0.595477	0.555504	0.507161	0.455229	0.405554	0.355598

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	8,112,782.38	0.00	0.00	0.00	0.00	0.00

Class A-2b	11,838,652.80	0.00	0.00	0.00	0.00	0.00

Class A-3	252,000,000.00	236,406,018.38	194,365,984.97	156,521,031.86	113,352,614.65	77,915,560.81

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	489,808,720.90	454,263,304.10	412,223,270.69	374,378,317.58	331,209,900.37	295,772,846.53

2015-A Pool Factor	0.548586	0.508775	0.461690	0.419304	0.370955	0.331266

Monthly Residual Losses	(1,855,734.12)	(1,860,934.85)	(2,064,856.18)	(2,006,285.40)	(1,354,004.24)	(1,654,620.64)

2015-A Cumulative Residual Losses	(10,484,881.57)	(12,345,816.42)	(14,410,672.60)	(16,416,958.00)	(17,770,962.24)	(19,425,582.88)

2015-A Residual Losses (as a % of Original Pool Balance)	1.174%	1.383%	1.614%	1.839%	1.990%	2.176%

Monthly Net Credit Losses	(17,213.71)	(141,673.27)	(8,728.79)	55,330.67	36,971.77	(153,015.48)

2015-A Cumulative Net Credit Losses	(1,728,460.50)	(1,870,133.77)	(1,878,862.56)	(1,823,531.89)	(1,786,560.12)	(1,939,575.60)

2015-A Net Credit Losses (as a % of Original Pool Balance)	0.1936%	0.2095%	0.2104%	0.2042%	0.2001%	0.2172%

Delinquencies ($)

31-60	4,676,169.74	3,557,863.70	3,709,820.93	2,829,736.16	2,420,941.38	2,163,389.34

61-90	1,152,941.65	1,339,467.78	1,040,638.52	837,691.36	856,326.18	504,964.64

91-120+	494,915.53	383,565.67	184,732.53	277,320.72	318,228.62	208,486.93

Total	6,324,026.92	5,280,897.15	4,935,191.98	3,944,748.24	3,595,496.18	2,876,840.91

	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17	May-17

Delinquencies (%)

31-60	0.95%	0.78%	0.90%	0.76%	0.73%	0.73%

61-90	0.24%	0.29%	0.25%	0.22%	0.26%	0.17%

91-120+	0.10%	0.08%	0.04%	0.07%	0.10%	0.07%

Total	1.29%	1.16%	1.20%	1.05%	1.09%	0.97%

2015-A 60+	0.34%	0.38%	0.30%	0.30%	0.35%	0.24%

Delinquencies (units)

31-60	297	230	232	186	163	135

61-90	72	80	64	49	55	37

91-120+	32	25	14	15	17	14

Total	401	335	310	250	235	186

Residual Advances

Beginning Balance of Residual Advance	22,301,049.84	24,595,267.77	28,019,929.96	27,490,061.32	26,076,329.26	26,721,267.75

Reimbursement of Outstanding Advance	13,658,820.02	15,971,947.60	17,282,703.69	19,235,207.93	15,558,796.41	17,488,083.67

Additional Advance for Current Period	15,953,037.95	19,396,609.79	16,752,835.05	17,821,475.87	16,203,734.90	15,084,363.58

Ending Residual Advances	24,595,267.77	28,019,929.96	27,490,061.32	26,076,329.26	26,721,267.75	24,317,547.66

Payment Advances

Beginning Balance of Payment Advance	1,053,304.11	1,065,127.43	892,772.58	919,576.45	674,175.34	749,524.44

Reimbursement of Outstanding Payment Advance	379,324.48	470,147.07	337,421.18	458,668.11	259,713.26	369,581.61

Additional Payment Advance for Current Period	391,147.80	297,792.22	364,225.05	213,267.00	335,062.36	190,495.96

Ending Balance of Payment Advance	1,065,127.43	892,772.58	919,576.45	674,175.34	749,524.44	570,438.79

Total Collections	53,042,244.98	61,672,351.08	58,570,471.50	66,575,772.54	53,693,059.63	56,939,807.07

2015-A

Total Advances as a % of Total Collections	30.814%	31.934%	29.225%	27.089%	30.802%	26.826%

	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00

Class A-3	56,397,600.00	18,093,600.00	0.00	0.00	0.00	0.00

Class A-4	75,000,000.00	75,000,000.00	60,405,000.00	39,547,500.00	21,315,000.00	0.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72

	274,254,885.72	235,950,885.72	203,262,285.72	182,404,785.72	164,172,285.72	142,857,285.72

2015-A Prepayment Assumption	0.307165	0.264265	0.227654	0.204293	0.183873	0.160000

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00

Class A-3	41,030,478.80	8,349,399.44	0.00	0.00	0.00	0.00

Class A-4	75,000,000.00	75,000,000.00	56,716,909.75	32,835,840.85	12,172,819.62	0.00

Overcollateralization	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	142,857,285.72	132,771,789.64

	258,887,764.52	226,206,685.16	199,574,195.47	175,693,126.57	155,030,105.34	132,771,789.64

2015-A Pool Factor	0.289954	0.253351	0.223523	0.196776	0.173634	0.148704

Monthly Residual Losses	(1,507,758.27)	(1,061,813.21)	(686,651.56)	(166,290.73)	(103,052.21)	(561,257.14)

2015-A Cumulative Residual Losses	(20,933,341.15)	(21,995,154.36)	(22,681,805.92)	(22,848,096.65)	(22,951,148.86)	(23,512,406.00)

2015-A Residual Losses (as a % of Original Pool Balance)	2.345%	2.463%	2.540%	2.559%	2.571%	2.633%

Monthly Net Credit Losses	113,465.94	24,376.54	33,220.43	(5,521.98)	(56,768.18)	(65,805.78)

2015-A Cumulative Net Credit Losses	(1,826,109.66)	(1,801,733.12)	(1,768,512.69)	(1,774,034.67)	(1,830,802.85)	(1,896,608.63)

2015-A Net Credit Losses (as a % of Original Pool Balance)	0.2045%	0.2018%	0.1981%	0.1987%	0.2050%	0.2124%

Delinquencies ($)

31-60	2,032,357.28	1,965,953.08	1,504,260.52	1,646,072.11	1,384,519.64	1,418,595.81

61-90	518,036.78	472,618.77	655,126.56	555,988.68	425,078.27	491,592.59

91-120+	133,978.37	183,175.15	217,094.20	180,680.02	323,133.29	166,116.42

Total	2,684,372.43	2,621,747.00	2,376,481.28	2,382,740.81	2,132,731.20	2,076,304.82

	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17

Delinquencies (%)

31-60	0.79%	0.87%	0.75%	0.94%	0.89%	1.07%

61-90	0.20%	0.21%	0.33%	0.32%	0.27%	0.37%

91-120+	0.05%	0.08%	0.11%	0.10%	0.21%	0.13%

Total	1.04%	1.16%	1.19%	1.36%	1.38%	1.56%

2015-A 60+	0.25%	0.29%	0.44%	0.42%	0.48%	0.50%

Delinquencies (units)

31-60	127	121	108	103	97	91

61-90	36	26	42	38	26	36

91-120+	9	14	10	14	22	10

Total	172	161	160	155	145	137

Residual Advances

Beginning Balance of Residual Advance	24,317,547.66	19,782,531.24	18,413,586.09	14,430,938.74	13,562,710.41	13,677,879.83

Reimbursement of Outstanding Advance	16,774,403.39	12,037,235.97	13,188,264.19	9,526,767.21	9,144,008.04	23,035,255.71

Additional Advance for Current Period	12,239,386.97	10,668,290.82	9,205,616.84	8,658,538.88	9,259,177.46	9,357,375.88

Ending Residual Advances	19,782,531.24	18,413,586.09	14,430,938.74	13,562,710.41	13,677,879.83	0.00

Payment Advances

Beginning Balance of Payment Advance	570,438.79	526,466.01	495,860.49	400,560.55	424,716.29	356,656.37

Reimbursement of Outstanding Payment Advance	245,444.86	230,820.01	234,054.66	148,050.96	198,722.53	498,708.47

Additional Payment Advance for Current Period	201,472.08	200,214.49	138,754.72	172,206.70	130,662.61	142,052.10

Ending Balance of Payment Advance	526,466.01	495,860.49	400,560.55	424,716.29	356,656.37	0.00

Total Collections	51,718,096.72	40,466,126.30	39,195,955.72	31,922,403.79	33,610,972.44	32,091,203.98

2015-A

Total Advances as a % of Total Collections	24.055%	26.858%	23.840%	27.663%	27.937%	29.601%

2015-B Static Pool Data

	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16

Prepayment Assumption

Class A-1	135,000,000.00	113,629,500.00	91,962,000.00	69,984,000.00	47,709,000.00	25,164,000.00

Class A-2a	232,000,000.00	232,000,000.00	232,000,000.00	232,000,000.00	232,000,000.00	232,000,000.00

Class A-2b	190,000,000.00	190,000,000.00	190,000,000.00	190,000,000.00	190,000,000.00	190,000,000.00

Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	1,190,249,771.82	1,168,879,271.82	1,147,211,771.82	1,125,233,771.82	1,102,958,771.82	1,080,413,771.82

2015-B Prepayment Assumption	1.000000	0.982045	0.963841	0.945376	0.926662	0.907720

Actual prepayment

Class A-1	135,000,000.00	116,762,118.03	95,984,667.62	74,652,745.31	52,996,140.50	28,272,126.06

Class A-2a	232,000,000.00	232,000,000.00	232,000,000.00	232,000,000.00	232,000,000.00	232,000,000.00

Class A-2b	190,000,000.00	190,000,000.00	190,000,000.00	190,000,000.00	190,000,000.00	190,000,000.00

Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	1,190,249,771.82	1,172,011,889.85	1,151,234,439.44	1,129,902,517.13	1,108,245,912.32	1,083,521,897.88

2015-B Pool Factor	1.000000	0.984677	0.967221	0.949299	0.931104	0.910332

Monthly Residual Losses	(17,469.33)	(33,030.37)	(132,993.27)	(113,380.57)	(91,546.80)	(114,760.28)

2015-B Cumulative Residual Losses	(17,469.33)	(50,499.70)	(183,492.97)	(296,873.54)	(388,420.34)	(503,180.62)

2015-B Residual Losses (as a % of Original Pool Balance)	0.001%	0.004%	0.015%	0.025%	0.033%	0.042%

Monthly Net Credit Losses	9,410.04	(57,169.49)	(272,135.49)	(515,616.91)	(337,224.10)	(298,364.96)

2015-B Cumulative Net Credit Losses	9,410.04	(47,759.45)	(319,894.94)	(835,511.85)	(1,172,735.95)	(1,471,100.91)

2015-B Net Credit Losses (as a % of Original Pool Balance)	(0.0008%)	0.0040%	0.0269%	0.0702%	0.0985%	0.1236%
Delinquencies ($)

31-60	4,098,767.54	5,542,977.25	5,767,627.00	5,098,812.24	4,488,503.74	4,707,133.11

61-90	0.00	907,979.64	1,751,122.03	859,159.86	689,352.90	904,248.75

91-120+	0.00	0.00	492,314.02	506,793.13	396,123.09	168,974.95

Total	4,098,767.54	6,450,956.89	8,011,063.05	6,464,765.23	5,573,979.73	5,780,356.81

	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16

Delinquencies (%)

31-60	0.34%	0.47%	0.50%	0.45%	0.41%	0.43%

61-90	0.00%	0.08%	0.15%	0.08%	0.06%	0.08%

91-120+	0.00%	0.00%	0.04%	0.04%	0.04%	0.02%

Total	0.34%	0.55%	0.70%	0.57%	0.50%	0.53%

2015-B 60+	0.00%	0.08%	0.19%	0.12%	0.10%	0.10%

Delinquencies (units)

31-60	200	267	283	255	224	243

61-90	0	42	85	45	36	46

91-120+	0	0	26	24	19	8

Total	200	309	394	324	279	297

Residual Advances

Beginning Balance of Residual Advance	0.00	419,716.66	1,137,477.29	1,564,710.12	1,740,463.72	2,548,186.90

Reimbursement of Outstanding Advance	0.00	152,583.78	626,610.08	1,026,911.40	860,711.31	1,151,353.03

Additional Advance for Current Period	419,716.66	870,344.41	1,053,842.91	1,202,665.00	1,668,434.49	2,089,445.98

Ending Residual Advances	419,716.66	1,137,477.29	1,564,710.12	1,740,463.72	2,548,186.90	3,486,279.85

Payment Advances

Beginning Balance of Payment Advance	0.00	1,564,059.50	1,493,373.89	1,763,005.33	1,741,438.60	1,296,359.38

Reimbursement of Outstanding Payment Advance	0.00	622,943.87	477,103.94	691,059.47	855,641.92	433,157.51

Additional Payment Advance for Current Period	1,564,059.50	552,258.26	746,735.38	669,492.74	410,562.70	624,995.49

Ending Balance of Payment Advance	1,564,059.50	1,493,373.89	1,763,005.33	1,741,438.60	1,296,359.38	1,488,197.36

Total Collections	26,729,899.37	29,856,284.03	29,200,860.11	30,692,788.40	34,388,481.50	32,683,835.02

2015-B

Total Advances as a % of Total Collections	7.422%	4.765%	6.166%	6.100%	6.046%	8.305%

	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16

Prepayment Assumption

Class A-1	2,335,500.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	232,000,000.00	220,585,600.00	207,756,000.00	194,787,200.00	181,679,200.00	168,455,200.00

Class A-2b	190,000,000.00	180,652,000.00	170,145,000.00	159,524,000.00	148,789,000.00	137,959,000.00

Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	1,057,585,271.82	1,034,487,371.82	1,011,150,771.82	987,560,971.82	963,717,971.82	939,663,971.82

2015-B Prepayment Assumption	0.888541	0.869135	0.849528	0.829709	0.809677	0.789468

Actual prepayment

Class A-1	4,301,176.86	0.00	0.00	0.00	0.00	0.00

Class A-2a	232,000,000.00	220,542,000.62	204,389,443.88	188,865,479.61	171,251,351.32	153,833,577.75

Class A-2b	190,000,000.00	180,616,293.62	167,387,906.63	154,674,315.20	140,248,951.52	125,984,395.57

Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	1,059,550,948.68	1,034,408,066.06	1,005,027,122.33	976,789,566.63	944,750,074.66	913,067,745.14

2015-B Pool Factor	0.890192	0.869068	0.844383	0.820659	0.793741	0.767123

Monthly Residual Losses	(236,594.37)	(150,516.60)	(532,309.48)	(806,061.67)	(825,748.09)	(1,058,881.12)

2015-B Cumulative Residual Losses	(739,774.99)	(890,291.59)	(1,422,601.07)	(2,228,662.74)	(3,054,410.83)	(4,113,291.95)

2015-B Residual Losses (as a % of Original Pool Balance)	0.062%	0.075%	0.120%	0.187%	0.257%	0.346%

Monthly Net Credit Losses	117,873.41	(160,578.33)	129,001.67	(428,066.82)	(102,412.35)	(222,351.06)

2015-B Cumulative Net Credit Losses	(1,353,227.50)	(1,513,805.83)	(1,384,804.16)	(1,812,870.98)	(1,915,283.33)	(2,137,634.39)

2015-B Net Credit Losses (as a % of Original Pool Balance)	0.1137%	0.1272%	0.1163%	0.1523%	0.1609%	0.1796%
Delinquencies ($)

31-60	4,725,366.11	5,570,638.87	6,131,259.79	5,416,980.79	6,123,199.42	5,920,294.85

61-90	1,024,406.57	1,139,953.54	1,571,749.66	1,689,242.83	1,449,220.98	1,267,868.66

91-120+	290,953.63	269,504.45	536,644.09	427,138.81	533,480.61	548,096.04

Total	6,040,726.31	6,980,096.86	8,239,653.54	7,533,362.43	8,105,901.01	7,736,259.55

	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16

Delinquencies (%)

31-60	0.45%	0.54%	0.61%	0.55%	0.65%	0.65%

61-90	0.10%	0.11%	0.16%	0.17%	0.15%	0.14%

91-120+	0.03%	0.03%	0.05%	0.04%	0.06%	0.06%

Total	0.57%	0.67%	0.82%	0.77%	0.86%	0.85%

2015-B 60+	0.12%	0.14%	0.21%	0.22%	0.21%	0.20%

Delinquencies (units)

31-60	248	301	337	302	347	331

61-90	55	63	82	89	79	77

91-120+	16	15	30	23	26	28

Total	319	379	449	414	452	436

Residual Advances

Beginning Balance of Residual Advance	3,486,279.85	4,844,937.35	8,232,046.17	9,860,835.49	10,907,183.19	11,971,908.97

Reimbursement of Outstanding Advance	1,719,798.38	1,803,859.85	3,511,489.93	5,191,709.03	6,100,925.06	6,911,826.27

Additional Advance for Current Period	3,078,455.88	5,190,968.67	5,140,279.25	6,238,056.73	7,165,650.84	8,249,108.98

Ending Residual Advances	4,844,937.35	8,232,046.17	9,860,835.49	10,907,183.19	11,971,908.97	13,309,191.68

Payment Advances

Beginning Balance of Payment Advance	1,488,197.36	1,416,374.98	1,492,449.79	1,695,970.41	1,457,806.90	1,482,849.47

Reimbursement of Outstanding Payment Advance	572,511.65	479,195.93	457,955.31	702,471.72	521,658.14	521,471.98

Additional Payment Advance for Current Period	500,689.27	555,270.74	661,475.93	464,308.21	546,700.71	553,141.60

Ending Balance of Payment Advance	1,416,374.98	1,492,449.79	1,695,970.41	1,457,806.90	1,482,849.47	1,514,519.09

Total Collections	35,328,462.61	39,051,128.16	39,890,078.62	45,131,538.76	45,768,652.78	46,334,479.90

2015-B

Total Advances as a % of Total Collections	10.131%	14.715%	14.544%	14.851%	16.851%	18.997%

	Nov-16	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	155,092,000.00	137,784,800.00	119,433,600.00	97,393,600.00	75,144,800.00	52,756,800.00

Class A-2b	127,015,000.00	112,841,000.00	97,812,000.00	79,762,000.00	61,541,000.00	43,206,000.00

Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	915,356,771.82	883,875,571.82	850,495,371.82	810,405,371.82	769,935,571.82	729,212,571.82

2015-B Prepayment Assumption	0.769046	0.742597	0.714552	0.680870	0.646869	0.612655

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	135,798,262.59	116,773,804.59	94,752,993.55	68,162,187.50	43,736,361.49	12,667,425.10

Class A-2b	111,214,094.36	95,633,719.28	77,599,434.38	55,822,481.15	35,818,571.91	10,374,184.35

Class A-3	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00	280,000,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	880,262,128.77	845,657,295.69	805,602,199.75	757,234,440.47	712,804,705.22	656,291,381.27

2015-B Pool Factor	0.739561	0.710487	0.676835	0.636198	0.598870	0.551390

Monthly Residual Losses	(1,154,380.09)	(1,540,111.12)	(1,628,252.36)	(1,795,625.26)	(1,708,898.79)	(1,214,112.31)

2015-B Cumulative Residual Losses	(5,267,672.04)	(6,807,783.16)	(8,436,035.52)	(10,231,660.78)	(11,940,559.57)	(13,154,671.88)

2015-B Residual Losses (as a % of Original Pool Balance)	0.443%	0.572%	0.709%	0.860%	1.003%	1.105%

Monthly Net Credit Losses	36,601.83	(19,829.70)	(274,208.26)	(265,776.46)	9,547.19	(102,567.75)

2015-B Cumulative Net Credit Losses	(2,101,032.56)	(2,120,862.26)	(2,395,070.52)	(2,660,846.98)	(2,651,299.79)	(2,753,867.54)

2015-B Net Credit Losses (as a % of Original Pool Balance)	0.1765%	0.1782%	0.2012%	0.2236%	0.2228%	0.2314%

Delinquencies ($)

31-60	6,509,030.83	6,694,277.19	5,647,073.51	5,342,639.92	4,426,458.52	4,925,406.79

61-90	1,536,776.85	1,767,348.67	1,843,584.27	1,490,464.34	1,132,278.92	1,215,717.09

91-120+	435,159.08	658,057.60	757,218.47	563,604.37	486,323.90	341,297.95

Total	8,480,966.76	9,119,683.46	8,247,876.25	7,396,708.63	6,045,061.34	6,482,421.83

	Nov-16	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17

Delinquencies (%)

31-60	0.74%	0.79%	0.70%	0.71%	0.62%	0.75%

61-90	0.17%	0.21%	0.23%	0.20%	0.16%	0.19%

91-120+	0.05%	0.08%	0.09%	0.07%	0.07%	0.05%

Total	0.96%	1.08%	1.02%	0.98%	0.85%	0.99%

2015-B 60+	0.22%	0.29%	0.32%	0.27%	0.23%	0.24%

Delinquencies (units)

31-60	371	394	338	323	265	297

61-90	85	98	108	96	63	74

91-120+	26	38	41	34	31	20

Total	482	530	487	453	359	391

Residual Advances

Beginning Balance of Residual Advance	13,671,973.28	17,643,841.65	20,908,034.92	27,030,726.61	28,187,879.39	30,881,654.38

Reimbursement of Outstanding Advance	7,635,622.41	10,855,700.70	13,301,851.91	16,546,513.81	19,876,606.03	18,789,604.69

Additional Advance for Current Period	11,607,490.78	14,119,893.97	19,424,543.60	17,703,666.59	22,570,381.02	21,886,331.28

Ending Residual Advances	17,643,841.65	20,908,034.92	27,030,726.61	28,187,879.39	30,881,654.38	33,978,380.97

Payment Advances

Beginning Balance of Payment Advance	1,514,519.09	1,547,431.91	1,593,408.66	1,375,340.60	1,428,635.22	1,105,096.34

Reimbursement of Outstanding Payment Advance	499,376.49	516,364.86	634,303.74	497,730.62	645,809.64	371,919.17

Additional Payment Advance for Current Period	532,289.31	562,341.61	416,235.68	551,025.24	322,270.76	570,431.91

Ending Balance of Payment Advance	1,547,431.91	1,593,408.66	1,375,340.60	1,428,635.22	1,105,096.34	1,303,609.08

Total Collections	49,389,805.33	57,640,282.85	68,896,289.91	67,461,400.44	84,415,362.74	73,691,652.92

2015-B

Total Advances as a % of Total Collections	24.580%	25.472%	28.798%	27.059%	27.119%	30.474%

	May-17	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	25,288,000.00	0.00	0.00	0.00	0.00	0.00

Class A-2b	20,710,000.00	0.00	0.00	0.00	0.00	0.00

Class A-3	280,000,000.00	273,336,000.00	209,356,000.00	148,316,000.00	92,148,000.00	38,080,000.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	679,247,771.82	626,585,771.82	562,605,771.82	501,565,771.82	445,397,771.82	391,329,771.82

2015-B Prepayment Assumption	0.570677	0.526432	0.472679	0.421395	0.374205	0.328780

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00

Class A-3	253,926,509.04	195,538,597.30	137,437,457.75	84,428,195.96	32,677,367.28	0.00

Class A-4	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	162,800,000.00	149,813,886.83

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	607,176,280.86	548,788,369.12	490,687,229.57	437,677,967.78	385,927,139.10	340,263,658.65

2015-B Pool Factor	0.510125	0.461070	0.412256	0.367719	0.324240	0.285876

Monthly Residual Losses	(1,716,402.55)	(1,495,791.52)	(822,023.31)	(462,883.17)	129,047.08	13,811.65

2015-B Cumulative Residual Losses	(14,871,074.43)	(16,366,865.95)	(17,188,889.26)	(17,651,772.43)	(17,522,725.35)	(17,508,913.70)

2015-B Residual Losses (as a % of Original Pool Balance)	1.249%	1.375%	1.444%	1.483%	1.472%	1.471%

Monthly Net Credit Losses	(20,994.95)	290,135.60	(222,604.29)	79,629.36	(174,326.17)	(19,845.52)

2015-B Cumulative Net Credit Losses	(2,774,862.49)	(2,484,726.89)	(2,707,331.18)	(2,627,701.82)	(2,802,027.99)	(2,821,873.51)

2015-B Net Credit Losses (as a % of Original Pool Balance)	0.2331%	0.2088%	0.2275%	0.2208%	0.2354%	0.2371%

Delinquencies ($)

31-60	4,532,396.21	4,240,809.60	4,433,493.31	3,471,200.36	4,007,657.55	3,642,196.17

61-90	1,018,614.08	1,206,134.22	942,545.30	1,328,867.04	1,082,068.79	705,416.40

91-120+	303,871.32	346,446.40	458,710.79	427,673.31	547,905.95	596,351.97

Total	5,854,881.61	5,793,390.22	5,834,749.40	5,227,740.71	5,637,632.29	4,943,964.54

	May-17	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17

Delinquencies (%)

31-60	0.75%	0.77%	0.90%	0.79%	1.04%	1.07%

61-90	0.17%	0.22%	0.19%	0.30%	0.28%	0.21%

91-120+	0.05%	0.06%	0.09%	0.10%	0.14%	0.18%

Total	0.96%	1.06%	1.19%	1.19%	1.46%	1.45%

2015-B 60+	0.22%	0.28%	0.29%	0.40%	0.42%	0.38%

Delinquencies (units)

31-60	276	266	286	233	270	250

61-90	62	74	64	85	71	46

91-120+	20	21	32	30	36	42

Total	358	361	382	348	377	338

Residual Advances

Beginning Balance of Residual Advance	33,978,380.97	35,077,977.60	33,112,053.09	33,681,101.81	29,398,113.65	27,425,738.13

Reimbursement of Outstanding Advance	23,265,362.87	24,967,862.48	21,646,927.46	24,765,731.86	20,937,303.60	18,195,144.95

Additional Advance for Current Period	24,364,959.50	23,001,937.97	22,215,976.18	20,482,743.70	18,964,928.08	19,043,787.15

Ending Residual Advances	35,077,977.60	33,112,053.09	33,681,101.81	29,398,113.65	27,425,738.13	28,274,380.33

Payment Advances

Beginning Balance of Payment Advance	1,303,609.08	1,094,219.14	1,074,456.81	1,031,438.44	909,556.93	965,122.04

Reimbursement of Outstanding Payment Advance	575,191.49	413,606.82	420,908.90	439,487.69	335,070.74	435,094.83

Additional Payment Advance for Current Period	365,801.55	393,844.49	377,890.53	317,606.18	390,635.85	269,446.02

Ending Balance of Payment Advance	1,094,219.14	1,074,456.81	1,031,438.44	909,556.93	965,122.04	799,473.23

Total Collections	88,351,372.62	89,280,537.20	80,146,902.24	82,678,692.47	71,579,012.08	68,174,115.03

2015-B

Total Advances as a % of Total Collections	27.991%	26.205%	28.191%	25.158%	27.041%	28.329%

	Nov-17	Dec-17	Jan-18	Feb-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00

Class A-3	0.00	0.00	0.00	0.00

Class A-4	148,994,560.00	97,093,920.00	51,151,760.00	0.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	190,449,771.82

	339,444,331.82	287,543,691.82	241,601,531.82	190,449,771.82

2015-B Prepayment Assumption	0.285187	0.241583	0.202984	0.160008

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00

Class A-3	0.00	0.00	0.00	0.00

Class A-4	104,794,282.22	59,747,837.69	26,213,773.33	0.00

Overcollateralization	190,449,771.82	190,449,771.82	190,449,771.82	180,762,531.97

	295,244,054.04	250,197,609.51	216,663,545.15	180,762,531.97

2015-B Pool Factor	0.248052	0.210206	0.182032	0.151869

Monthly Residual Losses	(1,406,227.21)	(1,612,770.82)	(1,680,191.82)	(1,608,542.05)

2015-B Cumulative Residual Losses	(18,915,140.91)	(20,527,911.73)	(22,208,103.55)	(23,816,645.60)

2015-B Residual Losses (as a % of Original Pool Balance)	1.589%	1.725%	1.866%	2.001%

Monthly Net Credit Losses	(338,948.68)	74,368.56	(81,678.61)	636.45

2015-B Cumulative Net Credit Losses	(3,160,822.19)	(3,086,453.63)	(3,168,132.24)	(3,167,495.79)

2015-B Net Credit Losses (as a % of Original Pool Balance)	0.2656%	0.2593%	0.2662%	0.2661%

Delinquencies ($)

31-60	3,183,626.53	3,000,580.79	2,261,071.97	2,126,195.41

61-90	1,065,425.78	775,788.77	874,556.44	625,759.55

91-120+	149,718.76	495,917.97	317,259.69	315,708.60

Total	4,398,771.07	4,272,287.53	3,452,888.10	3,067,663.56

	Nov-17	Dec-17	Jan-18	Feb-18

Delinquencies (%)

31-60	1.08%	1.20%	1.04%	1.18%

61-90	0.36%	0.31%	0.40%	0.35%

91-120+	0.05%	0.20%	0.15%	0.17%

Total	1.49%	1.71%	1.59%	1.70%

2015-B 60+	0.41%	0.51%	0.55%	0.52%

Delinquencies (units)

31-60	220	207	155	147

61-90	76	54	62	44

91-120+	13	36	24	23

Total	309	297	241	214

Residual Advances

Beginning Balance of Residual Advance	28,274,380.33	28,293,309.19	23,882,340.29	23,664,929.80

Reimbursement of Outstanding Advance	19,399,293.01	19,416,204.65	15,533,822.36	33,372,024.21

Additional Advance for Current Period	19,418,221.87	15,005,235.75	15,316,411.87	9,707,094.41

Ending Residual Advances	28,293,309.19	23,882,340.29	23,664,929.80	0.00

Payment Advances

Beginning Balance of Payment Advance	799,473.23	771,564.18	761,189.78	540,867.18

Reimbursement of Outstanding Payment Advance	339,932.38	296,027.23	398,523.38	775,847.46

Additional Payment Advance for Current Period	312,023.33	285,652.83	178,200.78	234,980.28

Ending Balance of Payment Advance	771,564.18	761,189.78	540,867.18	0.00

Total Collections	66,937,357.49	55,252,844.04	53,686,617.92	41,842,843.67

2015-B

Total Advances as a % of Total Collections	29.476%	27.674%	28.861%	23.761%

2016-A Static Pool Data

	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16

Prepayment Assumption

Class A-1	154,000,000.00	130,699,800.00	107,030,000.00	83,006,000.00	58,612,400.00	33,880,000.00

Class A-2a	407,000,000.00	407,000,000.00	407,000,000.00	407,000,000.00	407,000,000.00	407,000,000.00

Class A-2b	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	1,392,866,550.14	1,369,566,350.14	1,345,896,550.14	1,321,872,550.14	1,297,478,950.14	1,272,746,550.14

2016-A Prepayment Assumption	1.000000	0.983272	0.966278	0.949030	0.931517	0.913761

Actual prepayment

Class A-1	154,000,000.00	133,046,644.38	109,444,129.42	86,832,138.40	61,599,506.47	37,395,953.95

Class A-2a	407,000,000.00	407,000,000.00	407,000,000.00	407,000,000.00	407,000,000.00	407,000,000.00

Class A-2b	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00	115,000,000.00

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	1,392,866,550.14	1,371,913,194.52	1,348,310,679.56	1,325,698,688.54	1,300,466,056.61	1,276,262,504.09

2016-A Pool Factor	1.000000	0.984957	0.968011	0.951777	0.933662	0.916285

Monthly Residual Losses	(22,376.80)	(29,048.74)	(170,084.10)	(258,105.99)	(275,227.75)	(361,227.52)

2016-A Cumulative Residual Losses	(22,376.80)	(51,425.54)	(221,509.64)	(479,615.63)	(754,843.38)	(1,116,070.90)

2016-A Residual Losses (as a % of Original Pool Balance)	0.002%	0.004%	0.016%	0.034%	0.054%	0.080%

Monthly Net Credit Losses	(176,095.52)	(365,435.80)	125,119.20	(500,746.72)	5,060.35	(582,050.96)

2016-A Cumulative Net Credit Losses	(176,095.52)	(541,531.32)	(416,412.12)	(917,158.84)	(912,098.49)	(1,494,149.45)

2016-A Net Credit Losses (as a % of Original Pool Balance)	0.0126%	0.0389%	0.0299%	0.0658%	0.0655%	0.1073%

Delinquencies ($)

31-60	4,179,029.93	4,753,392.41	6,446,997.77	5,815,792.39	7,036,980.67	7,594,315.71

61-90	35,313.68	933,708.11	1,111,531.68	2,080,577.07	1,266,938.52	1,494,761.26

91-120+	0.00	0.00	494,126.77	259,648.03	880,912.81	753,176.33

Total	4,214,343.61	5,687,100.52	8,052,656.22	8,156,017.49	9,184,832.00	9,842,253.30

	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16

Delinquencies (%)

31-60	0.30%	0.35%	0.48%	0.44%	0.54%	0.60%

61-90	0.00%*	0.07%	0.08%	0.16%	0.10%	0.12%

91-120+	0.00%	0.00%	0.04%	0.02%	0.07%	0.06%

Total	0.30%	0.41%	0.60%	0.62%	0.71%	0.77%

2016-A 60+	0.00%*	0.07%	0.12%	0.18%	0.17%	0.18%

Delinquencies (units)

31-60	197	225	306	282	334	368

61-90	2	44	50	102	65	70

91-120+	0	0	23	12	44	39

Total	199	269	379	396	443	477

Residual Advances

Beginning Balance of Residual Advance	0.00	370,959.02	1,526,208.58	2,185,083.98	2,698,650.97	2,648,404.78

Reimbursement of Outstanding Advance	0.00	107,052.12	617,934.79	1,096,001.43	1,417,550.33	1,433,727.16

Additional Advance for Current Period	370,959.02	1,262,301.68	1,276,810.19	1,609,568.42	1,367,304.14	1,879,525.94

Ending Residual Advances	370,959.02	1,526,208.58	2,185,083.98	2,698,650.97	2,648,404.78	3,094,203.56

Payment Advances

Beginning Balance of Payment Advance	0.00	1,319,214.24	1,489,656.80	1,699,491.12	1,528,119.32	1,658,467.99

Reimbursement of Outstanding Payment Advance	0.00	429,344.50	458,794.44	678,302.59	513,011.55	578,353.42

Additional Payment Advance for Current Period	1,319,214.24	599,787.06	668,628.76	506,930.79	643,360.22	593,390.38

Ending Balance of Payment Advance	1,319,214.24	1,489,656.80	1,699,491.12	1,528,119.32	1,658,467.99	1,673,504.95

Total Collections	30,922,358.58	32,926,279.42	32,247,470.04	35,889,215.26	35,184,880.95	33,797,918.72

2016-A

Total Advances as a % of Total Collections	5.466%	5.655%	6.033%	5.897%	5.715%	7.317%

*	less than 0.005%, greater than 0.000%

	Nov-16	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17

Prepayment Assumption

Class A-1	8,808,800.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	407,000,000.00	394,057,400.00	373,992,300.00	353,723,700.00	333,210,900.00	312,453,900.00

Class A-2b	115,000,000.00	111,343,000.00	105,673,500.00	99,946,500.00	94,150,500.00	88,285,500.00

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	1,247,675,350.14	1,222,266,950.14	1,196,532,350.14	1,170,536,750.14	1,144,227,950.14	1,117,605,950.14

2016-A Prepayment Assumption	0.895761	0.877519	0.859043	0.840380	0.821491	0.802378

Actual prepayment

Class A-1	13,060,785.28	0.00	0.00	0.00	0.00	0.00

Class A-2a	407,000,000.00	398,764,106.04	379,421,923.58	357,494,765.40	335,186,945.21	308,345,497.96

Class A-2b	115,000,000.00	112,672,904.66	107,207,668.83	101,012,034.46	94,708,842.02	87,124,649.31

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	1,251,927,335.42	1,228,303,560.84	1,203,496,142.55	1,175,373,350.00	1,146,762,337.37	1,112,336,697.41

2016-A Pool Factor	0.898814	0.881853	0.864043	0.843852	0.823311	0.798595

Monthly Residual Losses	(360,552.42)	(444,096.70)	(547,343.00)	(736,965.86)	(743,093.59)	(615,487.93)

2016-A Cumulative Residual Losses	(1,476,623.29)	(1,920,719.99)	(2,468,062.99)	(3,205,028.85)	(3,948,122.44)	(4,563,610.37)

2016-A Residual Losses (as a % of Original Pool Balance)	0.106%	0.138%	0.177%	0.230%	0.283%	0.328%

Monthly Net Credit Losses	(231,905.07)	(307,367.46)	(454,383.97)	54,575.28	161,139.22	(404,258.83)

2016-A Cumulative Net Credit Losses	(1,726,054.58)	(2,033,422.04)	(2,487,806.01)	(2,433,230.73)	(2,272,091.51)	(2,676,350.34)

2016-A Net Credit Losses (as a % of Original Pool Balance)	0.1239%	0.1460%	0.1786%	0.1747%	0.1631%	0.1921%

Delinquencies ($)

31-60	7,439,418.19	7,935,392.39	7,048,365.52	7,563,173.99	6,457,333.38	6,596,603.34

61-90	2,014,160.64	1,809,636.77	2,109,932.62	1,637,094.60	1,198,068.32	1,335,437.48

91-120+	496,489.01	892,096.67	679,763.68	430,836.28	600,449.03	382,794.09

Total	9,950,067.84	10,637,125.83	9,838,061.82	9,631,104.87	8,255,850.73	8,314,834.91

	Nov-16	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17

Delinquencies (%)

31-60	0.59%	0.65%	0.59%	0.64%	0.56%	0.59%

61-90	0.16%	0.15%	0.18%	0.14%	0.10%	0.12%

91-120+	0.04%	0.07%	0.06%	0.04%	0.05%	0.03%

Total	0.79%	0.87%	0.82%	0.82%	0.72%	0.75%

2016-A 60+	0.20%	0.22%	0.23%	0.18%	0.16%	0.15%

Delinquencies (units)

31-60	367	399	349	390	337	369

61-90	97	91	107	78	63	66

91-120+	21	47	35	20	32	21

Total	485	537	491	488	432	456

Residual Advances

Beginning Balance of Residual Advance	3,094,203.56	3,374,512.93	3,839,637.38	5,840,934.89	7,703,345.83	10,052,416.69

Reimbursement of Outstanding Advance	1,498,109.51	2,067,930.93	2,155,751.98	3,497,637.86	5,139,212.43	6,048,329.95

Additional Advance for Current Period	1,778,418.88	2,533,055.38	4,157,049.49	5,360,048.80	7,488,283.29	9,272,983.28

Ending Residual Advances	3,374,512.93	3,839,637.38	5,840,934.89	7,703,345.83	10,052,416.69	13,277,070.02

Payment Advances

Beginning Balance of Payment Advance	1,673,504.95	1,755,397.35	1,822,964.49	1,636,591.74	1,723,052.06	1,390,790.09

Reimbursement of Outstanding Payment Advance	542,150.92	573,894.95	701,315.45	548,316.75	726,678.24	427,142.33

Additional Payment Advance for Current Period	624,043.32	641,462.09	514,942.70	634,777.07	394,416.27	763,759.59

Ending Balance of Payment Advance	1,755,397.35	1,822,964.49	1,636,591.74	1,723,052.06	1,390,790.09	1,727,407.35

Total Collections	33,551,157.25	35,288,719.97	38,646,035.74	40,733,031.21	50,311,519.12	47,906,056.16

2016-A

Total Advances as a % of Total Collections	7.161%	8.996%	12.089%	14.717%	15.668%	20.951%

	May-17	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	291,452,700.00	270,288,700.00	248,880,500.00	212,169,100.00	170,940,000.00	130,972,600.00

Class A-2b	82,351,500.00	76,371,500.00	70,322,500.00	59,949,500.00	48,300,000.00	37,007,000.00

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	1,090,670,750.14	1,063,526,750.14	1,036,069,550.14	988,985,150.14	936,106,550.14	884,846,150.14

2016-A Prepayment Assumption	0.783040	0.763553	0.743840	0.710036	0.672072	0.635270

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	281,489,730.25	250,228,733.77	216,367,957.77	175,796,613.61	132,449,191.81	90,696,703.59

Class A-2b	79,536,410.28	70,703,450.58	61,135,909.45	49,672,261.84	37,424,218.82	25,626,832.71

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00	380,000,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	1,077,892,690.67	1,037,798,734.49	994,370,417.36	942,335,425.59	886,739,960.77	833,190,086.44

2016-A Pool Factor	0.773866	0.745081	0.713902	0.676544	0.636630	0.598184

Monthly Residual Losses	(794,615.34)	(742,756.37)	(462,453.09)	(599,693.01)	(61,435.06)	(266,613.43)

2016-A Cumulative Residual Losses	(5,358,225.71)	(6,100,982.08)	(6,563,435.17)	(7,163,128.18)	(7,224,563.24)	(7,491,176.67)

2016-A Residual Losses (as a % of Original Pool Balance)	0.385%	0.438%	0.471%	0.514%	0.519%	0.538%

Monthly Net Credit Losses	(81,017.48)	(25,468.18)	(193,543.74)	(428,658.08)	78,086.62	(261,964.15)

2016-A Cumulative Net Credit Losses	(2,757,367.82)	(2,782,836.00)	(2,976,379.74)	(3,405,037.82)	(3,326,951.20)	(3,588,915.35)

2016-A Net Credit Losses (as a % of Original Pool Balance)	0.1980%	0.1998%	0.2137%	0.2445%	0.2389%	0.2577%

Delinquencies ($)

31-60	6,328,656.65	6,652,412.49	7,678,168.69	7,022,437.03	7,493,644.71	6,952,014.15

61-90	1,494,705.00	1,673,847.25	1,489,303.87	2,494,140.47	1,634,740.60	1,323,751.78

91-120+	417,163.80	499,137.82	808,743.52	603,283.59	922,657.30	727,169.08

Total	8,240,525.45	8,825,397.56	9,976,216.08	10,119,861.09	10,051,042.61	9,002,935.01

	May-17	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17

Delinquencies (%)

31-60	0.59%	0.64%	0.77%	0.75%	0.85%	0.83%

61-90	0.14%	0.16%	0.15%	0.26%	0.18%	0.16%

91-120+	0.04%	0.05%	0.08%	0.06%	0.10%	0.09%

Total	0.76%	0.85%	1.00%	1.07%	1.13%	1.08%

2016-A 60+	0.18%	0.21%	0.23%	0.33%	0.29%	0.25%

Delinquencies (units)

31-60	345	362	428	390	413	404

61-90	77	91	80	140	92	78

91-120+	24	26	45	34	53	41

Total	446	479	553	564	558	523

Residual Advances

Beginning Balance of Residual Advance	13,277,070.02	15,890,546.51	18,024,446.57	24,841,805.65	24,975,952.51	26,601,154.96

Reimbursement of Outstanding Advance	8,650,854.04	11,341,935.35	11,858,971.34	19,211,259.97	18,398,692.33	17,880,473.13

Additional Advance for Current Period	11,264,330.53	13,475,835.41	18,676,330.42	19,345,406.83	20,023,894.78	21,408,652.08

Ending Residual Advances	15,890,546.51	18,024,446.57	24,841,805.65	24,975,952.51	26,601,154.96	30,129,333.91

Payment Advances

Beginning Balance of Payment Advance	1,727,407.35	1,500,593.10	1,584,311.96	1,635,446.47	1,527,365.34	1,622,044.64

Reimbursement of Outstanding Payment Advance	692,317.76	491,952.94	547,868.17	619,151.70	509,512.92	682,030.24

Additional Payment Advance for Current Period	465,503.51	575,671.80	599,002.68	511,070.57	604,192.22	446,847.11

Ending Balance of Payment Advance	1,500,593.10	1,584,311.96	1,635,446.47	1,527,365.34	1,622,044.64	1,386,861.51

Total Collections	58,230,604.65	63,953,686.57	72,837,760.83	83,791,052.93	80,762,462.66	84,232,739.35

2016-A

Total Advances as a % of Total Collections	20.144%	21.971%	26.463%	23.698%	25.542%	25.947%

	Nov-17	Dec-17	Jan-18	Feb-18	Mar-18	Apr-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	91,819,200.00	49,776,100.00	5,087,500.00	0.00	0.00	0.00

Class A-2b	25,944,000.00	14,064,500.00	1,437,500.00	0.00	0.00	0.00

Class A-3	380,000,000.00	380,000,000.00	380,000,000.00	331,930,000.00	267,406,000.00	205,162,000.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	834,629,750.14	780,707,150.14	723,391,550.14	668,796,550.14	604,272,550.14	542,028,550.14

2016-A Prepayment Assumption	0.599217	0.560504	0.519355	0.480158	0.433834	0.389146

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	46,234,719.40	1,733,611.79	0.00	0.00	0.00	0.00

Class A-2b	13,063,864.20	489,841.17	0.00	0.00	0.00	0.00

Class A-3	380,000,000.00	380,000,000.00	332,799,353.48	274,211,295.48	223,433,368.92	166,023,313.69

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00	114,000,000.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	776,165,133.74	719,090,003.10	669,665,903.62	611,077,845.62	560,299,919.06	502,889,863.83

2016-A Pool Factor	0.557243	0.516266	0.480783	0.438720	0.402264	0.361047

Monthly Residual Losses	(2,199,812.81)	(2,398,230.76)	(2,845,065.26)	(2,836,248.03)	(1,899,770.19)	(389,104.83)

2016-A Cumulative Residual Losses	(9,690,989.48)	(12,089,220.24)	(14,934,285.50)	(17,770,533.53)	(19,670,303.72)	(20,059,408.55)

2016-A Residual Losses (as a % of Original Pool Balance)	0.696%	0.868%	1.072%	1.276%	1.412%	1.440%

Monthly Net Credit Losses	(48,444.08)	(147,967.15)	57,476.81	(264,895.87)	(106,488.09)	32,343.48

2016-A Cumulative Net Credit Losses	(3,637,359.43)	(3,785,326.58)	(3,727,849.77)	(3,992,745.64)	(4,099,233.73)	(4,066,890.25)

2016-A Net Credit Losses (as a % of Original Pool Balance)	0.2611%	0.2718%	0.2676%	0.2867%	0.2943%	0.2920%

Delinquencies ($)

31-60	7,154,730.16	6,597,934.16	4,971,805.91	4,636,757.47	4,020,083.74	3,790,007.26

61-90	1,485,594.81	1,866,115.17	1,761,471.23	1,362,277.02	1,188,664.49	1,002,109.11

91-120+	533,527.24	723,891.32	895,438.21	705,343.14	368,774.19	319,814.84

Total	9,173,852.21	9,187,940.65	7,628,715.35	6,704,377.63	5,577,522.42	5,111,931.21

	Nov-17	Dec-17	Jan-18	Feb-18	Mar-18	Apr-18

Delinquencies (%)

31-60	0.92%	0.92%	0.74%	0.76%	0.72%	0.75%

61-90	0.19%	0.26%	0.26%	0.22%	0.21%	0.20%

91-120+	0.07%	0.10%	0.13%	0.12%	0.07%	0.06%

Total	1.18%	1.28%	1.14%	1.10%	1.00%	1.02%

2016-A 60+	0.26%	0.36%	0.40%	0.34%	0.28%	0.26%

Delinquencies (units)

31-60	411	385	294	279	238	233

61-90	94	109	104	85	71	60

91-120+	29	45	52	41	24	21

Total	534	539	450	405	333	314

Residual Advances

Beginning Balance of Residual Advance	30,129,333.91	32,898,311.64	31,420,101.17	35,030,273.92	33,815,872.01	30,966,770.68

Reimbursement of Outstanding Advance	20,289,077.05	21,807,641.80	19,894,411.85	22,306,107.03	24,261,755.75	19,810,325.29

Additional Advance for Current Period	23,058,054.78	20,329,431.33	23,504,584.60	21,091,705.12	21,412,654.42	17,225,206.12

Ending Residual Advances	32,898,311.64	31,420,101.17	35,030,273.92	33,815,872.01	30,966,770.68	28,381,651.51

Payment Advances

Beginning Balance of Payment Advance	1,386,861.51	1,455,046.61	1,579,584.28	1,212,862.19	1,241,066.09	989,432.54

Reimbursement of Outstanding Payment Advance	473,726.98	494,872.82	714,985.95	456,087.63	568,139.30	386,092.63

Additional Payment Advance for Current Period	541,912.08	619,410.49	348,263.86	484,291.53	316,505.75	351,157.60

Ending Balance of Payment Advance	1,455,046.61	1,579,584.28	1,212,862.19	1,241,066.09	989,432.54	954,497.51

Total Collections	83,573,026.27	77,084,072.36	84,467,664.87	77,541,624.60	86,681,666.48	73,298,878.08

2016-A

Total Advances as a % of Total Collections	28.239%	27.177%	28.239%	27.825%	25.068%	23.979%

	May-18	Jun-18	Jul-18	Aug-18	Sep-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	146,984,000.00	92,720,000.00	36,670,000.00	0.00	0.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	98,461,800.00	48,142,200.00

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	483,850,550.14	429,586,550.14	373,536,550.14	321,328,350.14	271,008,750.14

2016-A Prepayment Assumption	0.347378	0.308419	0.268178	0.230696	0.194569

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	117,447,022.51	66,460,559.84	14,101,131.19	0.00	0.00

Class A-4	114,000,000.00	114,000,000.00	114,000,000.00	77,876,816.06	26,334,511.63

Overcollateralization	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14	222,866,550.14

	454,313,572.65	403,327,109.98	350,967,681.33	300,743,366.20	249,201,061.77

2016-A Pool Factor	0.326172	0.289566	0.251975	0.215917	0.178912

Monthly Residual Losses	146,537.94	698,162.45	1,292,534.65	2,558,124.59	2,147,741.77

2016-A Cumulative Residual Losses	(19,912,870.61)	(19,214,708.16)	(17,922,173.51)	(15,364,048.92)	(13,216,307.15)

2016-A Residual Losses (as a % of Original Pool Balance)	1.430%	1.380%	1.287%	1.103%	0.949%

Monthly Net Credit Losses	181,129.03	(89,163.43)	19,943.13	64,695.38	46,564.96

2016-A Cumulative Net Credit Losses	(3,885,761.22)	(3,974,924.65)	(3,954,981.52)	(3,890,286.14)	(3,843,721.18)

2016-A Net Credit Losses (as a % of Original Pool Balance)	0.2790%	0.2854%	0.2839%	0.2793%	0.2760%

Delinquencies ($)

31-60	4,086,238.27	4,069,170.55	3,405,526.43	2,328,396.26	3,069,000.69

61-90	898,951.02	1,184,872.06	985,858.71	1,103,006.68	721,916.15

91-120+	510,232.12	359,614.84	536,899.47	435,826.49	582,447.57

Total	5,495,421.41	5,613,657.45	4,928,284.61	3,867,229.43	4,373,364.41

	May-18	Jun-18	Jul-18	Aug-18	Sep-18

Delinquencies (%)

31-60	0.90%	1.01%	0.97%	0.77%	1.23%

61-90	0.20%	0.29%	0.28%	0.37%	0.29%

91-120+	0.11%	0.09%	0.15%	0.14%	0.23%

Total	1.21%	1.39%	1.40%	1.29%	1.75%

2016-A 60+	0.31%	0.38%	0.43%	0.51%	0.52%

Delinquencies (units)

31-60	255	254	217	146	202

61-90	56	75	63	69	44

91-120+	30	26	35	30	36

Total	341	355	315	245	282

Residual Advances

Beginning Balance of Residual Advance	28,381,651.51	26,746,880.85	26,800,736.55	27,162,250.27	24,628,384.41

Reimbursement of Outstanding Advance	19,818,665.38	19,526,203.79	18,652,505.39	22,022,236.90	43,086,621.26

Additional Advance for Current Period	18,183,894.72	19,580,059.49	19,014,019.11	19,488,371.04	18,458,236.85

Ending Residual Advances	26,746,880.85	26,800,736.55	27,162,250.27	24,628,384.41	0.00

Payment Advances

Beginning Balance of Payment Advance	954,497.51	917,898.97	985,121.17	799,530.04	674,852.45

Reimbursement of Outstanding Payment Advance	344,407.95	329,275.35	453,372.92	378,772.68	1,001,804.66

Additional Payment Advance for Current Period	307,809.41	396,497.55	267,781.79	254,095.09	326,952.21

Ending Balance of Payment Advance	917,898.97	985,121.17	799,530.04	674,852.45	0.00

Total Collections	76,296,717.91	77,250,658.46	75,433,537.82	81,714,719.76	68,558,667.95

2016-A

Total Advances as a % of Total Collections	24.237%	25.859%	25.561%	24.160%	27.400%

2016-B Static Pool Data

	Sep-16	Oct-16	Nov-16	Dec-16	Jan-17	Feb-17

Prepayment Assumption

Class A-1	120,000,000.00	96,816,000.00	73,272,000.00	49,380,000.00	25,140,000.00	564,000.00

Class A-2a	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00

Class A-2b	160,000,000.00	160,000,000.00	160,000,000.00	160,000,000.00	160,000,000.00	160,000,000.00

Class A-3	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	1,357,159,875.53	1,333,975,875.53	1,310,431,875.53	1,286,539,875.53	1,262,299,875.53	1,237,723,875.53

2016-B Prepayment Assumption	1.000000	0.982917	0.965569	0.947965	0.930104	0.911996

Actual prepayment

Class A-1	120,000,000.00	98,956,878.37	78,591,956.11	57,798,434.53	36,027,435.15	13,160,953.00

Class A-2a	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00

Class A-2b	160,000,000.00	160,000,000.00	160,000,000.00	160,000,000.00	160,000,000.00	160,000,000.00

Class A-3	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	1,357,159,875.53	1,336,116,753.90	1,315,751,831.64	1,294,958,310.06	1,273,187,310.68	1,250,320,828.53

2016-B Pool Factor	1.000000	0.984495	0.969489	0.954168	0.938126	0.921277

Monthly Residual Losses	(2,791.03)	(132,602.63)	(166,273.15)	(172,197.26)	(272,812.83)	(232,949.16)

2016-B Cumulative Residual Losses	(2,791.03)	(135,393.66)	(301,666.81)	(473,864.07)	(746,676.90)	(979,626.06)

2016-B Residual Losses (as a % of Original Pool Balance)	0.000%	0.010%	0.022%	0.035%	0.055%	0.072%

Monthly Net Credit Losses	(176,872.87)	(64,814.08)	15,554.48	(362,417.42)	(569,884.35)	(576,005.98)

2016-B Cumulative Net Credit Losses	(176,872.87)	(241,686.95)	(226,132.50)	(588,549.92)	(1,158,434.27)	(1,734,440.25)

2016-B Net Credit Losses (as a % of Original Pool Balance)	0.0130%	0.0178%	0.0167%	0.0434%	0.0854%	0.1278%

Delinquencies ($)

31-60	4,330,606.14	6,107,579.35	7,579,976.63	8,261,914.48	7,374,711.53	7,363,657.68

61-90	0.00	879,695.56	1,423,868.58	1,771,072.06	2,144,983.34	2,119,602.75

91-120+	0.00	0.00	347,427.87	624,880.38	809,749.26	555,969.33

Total	4,330,606.14	6,987,274.91	9,351,273.08	10,657,866.92	10,329,444.13	10,039,229.76

	Sep-16	Oct-16	Nov-16	Dec-16	Jan-17	Feb-17

Delinquencies (%)

31-60	0.32%	0.46%	0.58%	0.64%	0.58%	0.59%

61-90	0.00%	0.07%	0.11%	0.14%	0.17%	0.17%

91-120+	0.00%	0.00%	0.03%	0.05%	0.06%	0.04%

Total	0.32%	0.52%	0.71%	0.82%	0.81%	0.80%

2016-B 60+	0.00%	0.07%	0.13%	0.19%	0.23%	0.21%

Delinquencies (units)

31-60	204	295	365	404	358	361

61-90	0	44	74	84	101	100

91-120+	0	0	18	33	42	25

Total	204	339	457	521	501	486

Residual Advances

Beginning Balance of Residual Advance	0.00	590,182.06	849,189.10	1,242,505.04	1,792,756.87	2,324,028.76

Reimbursement of Outstanding Advance	0.00	329,734.06	450,110.04	630,757.85	1,014,406.89	1,206,038.30

Additional Advance for Current Period	590,182.06	588,741.10	843,425.98	1,181,009.68	1,545,678.78	1,787,703.26

Ending Residual Advances	590,182.06	849,189.10	1,242,505.04	1,792,756.87	2,324,028.76	2,905,693.72

Payment Advances

Beginning Balance of Payment Advance	0.00	1,427,835.93	1,608,313.23	1,723,185.77	1,896,804.25	1,698,083.49

Reimbursement of Outstanding Payment Advance	0.00	476,802.16	528,440.63	562,793.43	728,597.02	560,612.01

Additional Payment Advance for Current Period	1,427,835.93	657,279.46	643,313.17	736,411.91	529,876.26	734,708.39

Ending Balance of Payment Advance	1,427,835.93	1,608,313.23	1,723,185.77	1,896,804.25	1,698,083.49	1,872,179.87

Total Collections	31,078,576.65	29,416,546.53	30,004,505.48	31,070,826.60	32,329,587.99	33,355,642.49

2016-B

Total Advances as a % of Total Collections	6.493%	4.236%	4.955%	6.171%	6.420%	7.562%

	Mar-17	Apr-17	May-17	Jun-17	Jul-17	Aug-17

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	357,937,500.00	340,275,000.00	322,387,500.00	304,312,500.00	286,050,000.00	267,562,500.00

Class A-2b	152,720,000.00	145,184,000.00	137,552,000.00	129,840,000.00	122,048,000.00	114,160,000.00

Class A-3	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	1,212,817,375.53	1,187,618,875.53	1,162,099,375.53	1,136,312,375.53	1,110,257,875.53	1,083,882,375.53

2016-B Prepayment Assumption	0.893644	0.875077	0.856273	0.837272	0.818074	0.798640

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	367,491,881.94	349,535,902.42	330,452,083.53	311,390,104.68	290,607,281.85	269,030,151.73

Class A-2b	156,796,536.30	149,135,318.37	140,992,888.98	132,859,778.00	123,992,440.26	114,786,198.08

Class A-3	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	1,226,448,293.77	1,200,831,096.32	1,173,604,848.04	1,146,409,758.21	1,116,759,597.64	1,085,976,225.34

2016-B Pool Factor	0.903687	0.884812	0.864751	0.844712	0.822865	0.800183

Monthly Residual Losses	(467,929.24)	(244,101.48)	(516,656.63)	(495,713.30)	(419,968.54)	(510,345.17)

2016-B Cumulative Residual Losses	(1,447,555.30)	(1,691,656.78)	(2,208,313.41)	(2,704,026.71)	(3,123,995.25)	(3,634,340.42)

2016-B Residual Losses (as a % of Original Pool Balance)	0.107%	0.125%	0.163%	0.199%	0.230%	0.268%

Monthly Net Credit Losses	(8,409.41)	299,417.13	(333,964.30)	(261,818.87)	176,055.95	(225,215.61)

2016-B Cumulative Net Credit Losses	(1,742,849.66)	(1,443,432.53)	(1,777,396.83)	(2,039,215.70)	(1,863,159.75)	(2,088,375.36)

2016-B Net Credit Losses (as a % of Original Pool Balance)	0.1284%	0.1064%	0.1310%	0.1503%	0.1373%	0.1539%

Delinquencies ($)

31-60	7,115,944.25	7,471,713.51	7,666,139.88	7,304,709.69	8,665,307.17	7,977,992.54

61-90	1,483,942.41	1,639,718.26	1,509,386.30	1,808,529.49	1,954,328.70	2,508,958.17

91-120+	528,344.47	661,454.20	538,912.64	495,679.70	898,341.87	637,672.15

Total	9,128,231.13	9,772,885.97	9,714,438.82	9,608,918.88	11,517,977.74	11,124,622.86

	Mar-17	Apr-17	May-17	Jun-17	Jul-17	Aug-17

Delinquencies (%)

31-60	0.58%	0.62%	0.65%	0.64%	0.78%	0.73%

61-90	0.12%	0.14%	0.13%	0.16%	0.17%	0.23%

91-120+	0.04%	0.06%	0.05%	0.04%	0.08%	0.06%

Total	0.74%	0.81%	0.83%	0.84%	1.03%	1.02%

2016-B 60+	0.16%	0.19%	0.17%	0.20%	0.26%	0.29%

Delinquencies (units)

31-60	348	373	390	379	462	433

61-90	77	91	77	95	102	144

91-120+	24	32	29	27	47	39

Total	449	496	496	501	611	616

Residual Advances

Beginning Balance of Residual Advance	2,905,693.72	3,228,988.66	5,696,271.47	6,399,721.80	6,168,524.24	9,019,884.81

Reimbursement of Outstanding Advance	2,009,690.58	1,597,461.26	3,494,749.43	4,422,196.68	3,692,651.83	6,284,357.18

Additional Advance for Current Period	2,332,985.52	4,064,744.07	4,198,199.76	4,190,999.12	6,544,012.40	6,856,047.58

Ending Residual Advances	3,228,988.66	5,696,271.47	6,399,721.80	6,168,524.24	9,019,884.81	9,591,575.21

Payment Advances

Beginning Balance of Payment Advance	1,872,179.87	1,480,344.11	1,871,164.53	1,638,578.55	1,723,926.55	1,828,925.03

Reimbursement of Outstanding Payment Advance	827,240.74	418,447.30	749,865.43	551,098.68	571,779.85	696,431.98

Additional Payment Advance for Current Period	435,404.98	809,267.72	517,279.45	636,446.68	676,778.33	566,027.75

Ending Balance of Payment Advance	1,480,344.11	1,871,164.53	1,638,578.55	1,723,926.55	1,828,925.03	1,698,520.80

Total Collections	38,075,147.24	36,807,559.66	39,956,387.24	43,296,831.13	43,221,934.20	48,552,379.32

2016-B

Total Advances as a % of Total Collections	7.271%	13.242%	11.802%	11.150%	16.706%	15.287%

	Sep-17	Oct-17	Nov-17	Dec-17	Jan-18	Feb-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	248,887,500.00	230,062,500.00	211,050,000.00	184,462,500.00	156,862,500.00	123,000,000.00

Class A-2b	106,192,000.00	98,160,000.00	90,048,000.00	78,704,000.00	66,928,000.00	52,480,000.00

Class A-3	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	1,057,239,375.53	1,030,382,375.53	1,003,257,875.53	965,326,375.53	925,950,375.53	877,639,875.53

2016-B Prepayment Assumption	0.779009	0.759220	0.739233	0.711284	0.682271	0.646674

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	245,711,865.29	221,779,393.72	192,997,810.46	161,933,943.98	130,875,534.93	93,524,482.82

Class A-2b	104,837,062.53	94,625,874.66	82,345,732.47	69,091,816.10	55,840,228.24	39,903,779.34

Class A-3	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00	388,000,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	1,052,708,803.35	1,018,565,143.91	977,503,418.46	933,185,635.61	888,875,638.70	835,588,137.69

2016-B Pool Factor	0.775670	0.750512	0.720257	0.687602	0.654953	0.615689

Monthly Residual Losses	(344,696.72)	(378,400.08)	(1,446,405.92)	(1,714,440.48)	(2,011,175.69)	(2,065,958.68)

2016-B Cumulative Residual Losses	(3,979,037.14)	(4,357,437.22)	(5,803,843.14)	(7,518,283.62)	(9,529,459.31)	(11,595,417.99)

2016-B Residual Losses (as a % of Original Pool Balance)	0.293%	0.321%	0.428%	0.554%	0.702%	0.854%

Monthly Net Credit Losses	(95,108.53)	(314,946.41)	(360,737.01)	65,451.20	(269,581.94)	(174,059.18)

2016-B Cumulative Net Credit Losses	(2,183,483.89)	(2,498,430.30)	(2,859,167.31)	(2,793,716.11)	(3,063,298.05)	(3,237,357.23)

2016-B Net Credit Losses (as a % of Original Pool Balance)	0.1609%	0.1841%	0.2107%	0.2059%	0.2257%	0.2385%

Delinquencies ($)

31-60	8,955,814.99	8,210,339.15	8,297,653.24	9,036,953.45	6,898,503.06	5,434,719.18

61-90	2,389,931.32	1,580,689.21	2,200,047.54	2,181,585.33	2,299,802.29	1,815,882.46

91-120+	803,214.22	780,789.20	477,956.20	876,386.96	831,500.74	829,202.23

Total	12,148,960.53	10,571,817.56	10,975,656.98	12,094,925.74	10,029,806.09	8,079,803.87

	Sep-17	Oct-17	Nov-17	Dec-17	Jan-18	Feb-18

Delinquencies (%)

31-60	0.85%	0.81%	0.85%	0.97%	0.78%	0.65%

61-90	0.23%	0.16%	0.23%	0.23%	0.26%	0.22%

91-120+	0.08%	0.08%	0.05%	0.09%	0.09%	0.10%

Total	1.15%	1.04%	1.12%	1.30%	1.13%	0.97%

2016-B 60+	0.30%	0.23%	0.27%	0.33%	0.35%	0.32%

Delinquencies (units)

31-60	498	452	471	527	402	330

61-90	133	94	127	128	133	104

91-120+	50	46	29	53	48	47

Total	681	592	627	708	583	481

Residual Advances

Beginning Balance of Residual Advance	9,591,575.21	11,645,475.02	16,623,722.86	22,444,575.69	25,430,314.52	30,529,557.75

Reimbursement of Outstanding Advance	6,777,283.96	7,431,214.38	10,145,737.44	14,418,525.69	16,232,555.12	19,033,578.80

Additional Advance for Current Period	8,831,183.77	12,409,462.22	15,966,590.27	17,404,264.52	21,331,798.35	19,904,224.16

Ending Residual Advances	11,645,475.02	16,623,722.86	22,444,575.69	25,430,314.52	30,529,557.75	31,400,203.11

Payment Advances

Beginning Balance of Payment Advance	1,698,520.80	1,913,865.57	1,633,673.10	1,764,819.09	1,956,313.80	1,479,932.83

Reimbursement of Outstanding Payment Advance	532,351.14	817,194.70	535,122.74	571,388.38	902,924.98	535,433.26

Additional Payment Advance for Current Period	747,695.91	537,002.23	666,268.73	762,883.09	426,544.01	624,139.72

Ending Balance of Payment Advance	1,913,865.57	1,633,673.10	1,764,819.09	1,956,313.80	1,479,932.83	1,568,639.29

Total Collections	49,278,648.40	57,982,133.07	61,651,231.71	66,674,133.64	77,693,495.63	75,704,526.90

2016-B

Total Advances as a % of Total Collections	19.438%	22.328%	26.979%	27.248%	28.005%	27.116%

	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	87,487,500.00	44,100,000.00	0.00	0.00	0.00	0.00

Class A-2b	37,328,000.00	18,816,000.00	0.00	0.00	0.00	0.00

Class A-3	388,000,000.00	388,000,000.00	387,728,400.00	328,015,200.00	267,487,200.00	209,520,000.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	826,975,375.53	765,075,875.53	701,888,275.53	642,175,075.53	581,647,075.53	523,679,875.53

2016-B Prepayment Assumption	0.609343	0.563733	0.517174	0.473176	0.428577	0.385865

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	58,664,643.27	18,283,868.45	0.00	0.00	0.00	0.00

Class A-2b	25,030,247.80	7,801,117.20	0.00	0.00	0.00	0.00

Class A-3	388,000,000.00	388,000,000.00	362,091,755.28	307,205,793.00	250,234,508.46	195,261,297.88

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00	97,000,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	785,854,766.60	728,244,861.18	676,251,630.81	621,365,668.53	564,394,383.99	509,421,173.41

2016-B Pool Factor	0.579044	0.536595	0.498284	0.457843	0.415864	0.375358

Monthly Residual Losses	(1,172,616.15)	284,171.27	745,257.14	1,259,166.27	1,680,890.99	2,683,496.65

2016-B Cumulative Residual Losses	(12,768,034.14)	(12,483,862.87)	(11,738,605.73)	(10,479,439.46)	(8,798,548.47)	(6,115,051.82)

2016-B Residual Losses (as a % of Original Pool Balance)	0.941%	0.920%	0.865%	0.772%	0.648%	0.451%

Monthly Net Credit Losses	(102,821.51)	99,157.92	(64,333.88)	82,172.04	(340,972.99)	169,521.38

2016-B Cumulative Net Credit Losses	(3,340,178.74)	(3,241,020.82)	(3,305,354.70)	(3,223,182.66)	(3,564,155.65)	(3,394,634.27)

2016-B Net Credit Losses (as a % of Original Pool Balance)	0.2461%	0.2388%	0.2435%	0.2375%	0.2626%	0.2501%

Delinquencies ($)

31-60	5,397,418.93	5,480,458.06	5,010,327.63	5,379,905.60	4,817,471.78	4,118,202.63

61-90	1,147,508.35	918,667.81	1,191,398.08	1,207,518.17	1,185,314.17	1,206,095.60

91-120+	425,564.22	462,365.06	418,139.69	613,883.78	553,698.04	681,903.29

Total	6,970,491.50	6,861,490.93	6,619,865.40	7,201,307.55	6,556,483.99	6,006,201.52

	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18

Delinquencies (%)

31-60	0.69%	0.75%	0.74%	0.87%	0.85%	0.81%

61-90	0.15%	0.13%	0.18%	0.19%	0.21%	0.24%

91-120+	0.05%	0.06%	0.06%	0.10%	0.10%	0.13%

Total	0.89%	0.94%	0.98%	1.16%	1.16%	1.18%

2016-B 60+	0.20%	0.19%	0.24%	0.29%	0.31%	0.37%

Delinquencies (units)

31-60	325	333	316	345	323	262

61-90	70	60	72	79	76	88

91-120+	25	29	29	36	35	46

Total	420	422	417	460	434	396

Residual Advances

Beginning Balance of Residual Advance	31,400,203.11	30,579,425.17	30,828,200.13	30,304,888.32	29,901,814.67	30,037,911.90

Reimbursement of Outstanding Advance	22,595,411.32	19,323,880.64	21,393,976.97	22,252,034.53	20,953,303.61	24,663,618.73

Additional Advance for Current Period	21,774,633.38	19,572,655.60	20,870,665.16	21,848,960.88	21,089,400.84	20,126,219.34

Ending Residual Advances	30,579,425.17	30,828,200.13	30,304,888.32	29,901,814.67	30,037,911.90	25,500,512.51

Payment Advances

Beginning Balance of Payment Advance	1,568,639.29	1,268,532.77	1,257,993.15	1,191,213.08	1,338,223.21	1,075,830.48

Reimbursement of Outstanding Payment Advance	724,396.44	498,341.84	493,314.88	419,266.59	621,615.97	449,853.70

Additional Payment Advance for Current Period	424,289.92	487,802.22	426,534.81	566,276.72	359,223.24	341,397.59

Ending Balance of Payment Advance	1,268,532.77	1,257,993.15	1,191,213.08	1,338,223.21	1,075,830.48	967,374.37

Total Collections	88,179,448.12	79,230,234.29	84,300,579.34	87,812,548.12	84,759,334.69	91,154,548.09

2016-B

Total Advances as a % of Total Collections	25.175%	25.319%	25.263%	25.526%	25.305%	22.454%

	Sep-18	Oct-18	Nov-18	Dec-18	Jan-19

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	154,928,400.00	98,241,600.00	46,792,800.00	0.00	0.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	95,157,000.00	51,701,000.00

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	469,088,275.53	412,401,475.53	360,952,675.53	312,316,875.53	268,860,875.53

2016-B Prepayment Assumption	0.345640	0.303871	0.265962	0.230125	0.198106

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	139,056,675.70	89,825,603.21	36,573,720.10	0.00	0.00

Class A-4	97,000,000.00	97,000,000.00	97,000,000.00	83,874,617.25	37,668,079.37

Overcollateralization	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53	217,159,875.53

	453,216,551.23	403,985,478.74	350,733,595.63	301,034,492.78	254,827,954.90

2016-B Pool Factor	0.333945	0.297670	0.258432	0.221812	0.187766

Monthly Residual Losses	2,097,441.08	1,118,248.01	21,947.92	(402,582.41)	(944,231.03)

2016-B Cumulative Residual Losses	(4,017,610.74)	(2,899,362.73)	(2,877,414.81)	(3,279,997.22)	(4,224,228.25)

2016-B Residual Losses (as a % of Original Pool Balance)	0.296%	0.214%	0.212%	0.242%	0.311%

Monthly Net Credit Losses	128,001.40	(160,131.21)	24,843.37	130,167.12	18,967.53

2016-B Cumulative Net Credit Losses	(3,266,632.87)	(3,426,764.08)	(3,401,920.71)	(3,271,753.59)	(3,252,786.06)

2016-B Net Credit Losses (as a % of Original Pool Balance)	0.2407%	0.2525%	0.2507%	0.2411%	0.2397%

Delinquencies ($)

31-60	4,607,452.23	3,584,884.81	3,472,094.39	3,571,727.35	2,653,642.93

61-90	1,295,818.06	989,798.96	929,631.08	1,028,697.92	1,285,314.97

91-120+	652,997.70	437,736.66	214,331.81	355,328.97	476,655.53

Total	6,556,267.99	5,012,420.43	4,616,057.28	4,955,754.24	4,415,613.43

	Sep-18	Oct-18	Nov-18	Dec-18	Jan-19

Delinquencies (%)

31-60	1.02%	0.89%	0.99%	1.19%	1.04%

61-90	0.29%	0.25%	0.27%	0.34%	0.50%

91-120+	0.14%	0.11%	0.06%	0.12%	0.19%

Total	1.45%	1.24%	1.32%	1.65%	1.73%

2016-B 60+	0.43%	0.35%	0.33%	0.46%	0.69%

Delinquencies (units)

31-60	301	234	233	230	178

61-90	90	65	64	75	86

91-120+	46	29	14	29	35

Total	437	328	311	334	299

Residual Advances

Beginning Balance of Residual Advance	25,500,512.51	27,310,990.54	25,389,968.96	27,220,729.81	31,277,786.09

Reimbursement of Outstanding Advance	18,653,057.75	21,472,208.98	18,807,345.74	19,341,314.83	53,079,665.84

Additional Advance for Current Period	20,463,535.78	19,551,187.40	20,638,106.59	23,398,371.11	21,801,879.75

Ending Residual Advances	27,310,990.54	25,389,968.96	27,220,729.81	31,277,786.09	0.00

Payment Advances

Beginning Balance of Payment Advance	967,374.37	1,125,557.32	881,304.86	819,542.49	806,540.15

Reimbursement of Outstanding Payment Advance	342,139.22	517,683.42	358,645.17	319,276.59	1,028,272.02

Additional Payment Advance for Current Period	500,322.17	273,430.96	296,882.80	306,274.25	221,731.87

Ending Balance of Payment Advance	1,125,557.32	881,304.86	819,542.49	806,540.15	0.00

Total Collections	75,737,780.29	82,481,128.55	74,375,319.99	71,257,220.50	78,840,124.63

2016-B

Total Advances as a % of Total Collections	27.680%	24.035%	28.148%	33.266%	27.935%

2017-A Static Pool Data

	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17

Prepayment Assumption

Class A-1	152,000,000.00	126,920,000.00	101,444,800.00	75,604,800.00	49,400,000.00	22,845,600.00

Class A-2a	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00

Class A-2b	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,444,959,096.94	1,419,879,096.94	1,394,403,896.94	1,368,563,896.94	1,342,359,096.94	1,315,804,696.94

2017-A Prepayment Assumption	1.000000	0.982643	0.965013	0.947130	0.928995	0.910617

Actual prepayment

Class A-1	152,000,000.00	129,317,869.16	106,825,039.24	82,713,485.50	59,484,977.51	33,878,353.22

Class A-2a	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00

Class A-2b	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,444,959,096.94	1,422,276,966.10	1,399,784,136.18	1,375,672,582.44	1,352,444,074.45	1,326,837,450.16

2017-A Pool Factor	1.000000	0.984303	0.968736	0.952049	0.935974	0.918253

Monthly Residual Losses	(33,641.33)	(115,801.23)	(133,538.46)	(205,387.18)	(160,257.91)	(305,888.87)

2017-A Cumulative Residual Losses	(33,641.33)	(149,442.56)	(282,981.02)	(488,368.20)	(648,626.11)	(954,514.98)

2017-A Residual Losses (as a % of Original Pool Balance)	0.002%	0.010%	0.020%	0.034%	0.045%	0.066%

Monthly Net Credit Losses	(80,439.91)	42,101.04	(450,808.58)	(362,254.91)	(579,606.43)	(127,932.50)

2017-A Cumulative Net Credit Losses	(80,439.91)	(38,338.87)	(489,147.45)	(851,402.36)	(1,431,008.79)	(1,558,941.29)

2017-A Net Credit Losses (as a % of Original Pool Balance)	0.0056%	0.0027%	0.0339%	0.0589%	0.0990%	0.1079%

Delinquencies ($)

31-60	4,114,933.20	6,394,751.94	5,399,801.88	7,762,871.24	7,191,691.43	8,116,749.36

61-90	0.00	1,222,148.99	2,179,226.32	1,187,687.59	1,189,286.08	1,775,546.50

91-120+	0.00	0.00	522,845.10	887,137.54	710,381.31	702,652.79

Total	4,114,933.20	7,616,900.93	8,101,873.30	9,837,696.37	9,091,358.82	10,594,948.65

	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17

Delinquencies (%)

31-60	0.28%	0.45%	0.39%	0.56%	0.53%	0.61%

61-90	0.00%	0.09%	0.16%	0.09%	0.09%	0.13%

91-120+	0.00%	0.00%	0.04%	0.06%	0.05%	0.05%

Total	0.28%	0.54%	0.58%	0.72%	0.67%	0.80%

2017-A 60+	0.00%	0.09%	0.19%	0.15%	0.14%	0.19%

Delinquencies (units)

31-60	200	313	277	396	376	440

61-90	0	60	114	64	63	93

91-120+	0	0	25	43	33	32

Total	200	373	416	503	472	565

Residual Advances

Beginning Balance of Residual Advance	0.00	736,613.10	1,084,220.72	1,220,746.78	1,257,771.22	2,161,992.78

Reimbursement of Outstanding Advance	0.00	517,413.27	776,892.97	706,104.14	658,350.38	1,324,754.32

Additional Advance for Current Period	736,613.10	865,020.89	913,419.03	743,128.58	1,562,571.94	1,841,070.82

Ending Residual Advances	736,613.10	1,084,220.72	1,220,746.78	1,257,771.22	2,161,992.78	2,678,309.28

Payment Advances

Beginning Balance of Payment Advance	0.00	1,296,982.22	1,486,445.23	1,493,596.25	1,734,573.11	1,546,323.49

Reimbursement of Outstanding Payment Advance	0.00	444,066.19	563,242.23	517,910.30	754,404.90	509,099.73

Additional Payment Advance for Current Period	1,296,982.22	633,529.20	570,393.25	758,887.16	566,155.28	705,982.11

Ending Balance of Payment Advance	1,296,982.22	1,486,445.23	1,493,596.25	1,734,573.11	1,546,323.49	1,743,205.87

Total Collections	33,619,550.52	32,196,356.10	34,388,621.73	32,377,910.81	35,790,403.28	35,204,757.53

2017-A

Total Advances as a % of Total Collections	6.049%	4.654%	4.315%	4.639%	5.948%	7.235%

	Dec-17	Jan-18	Feb-18	Mar-18	Apr-18	May-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	297,810,000.00	282,960,000.00	267,930,000.00	252,750,000.00	237,420,000.00	221,910,000.00

Class A-2b	248,175,000.00	235,800,000.00	223,275,000.00	210,625,000.00	197,850,000.00	184,925,000.00

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,288,944,096.94	1,261,719,096.94	1,234,164,096.94	1,206,334,096.94	1,178,229,096.94	1,149,794,096.94

2017-A Prepayment Assumption	0.892028	0.873187	0.854117	0.834857	0.815407	0.795728

Actual prepayment

Class A-1	8,614,207.90	0.00	0.00	0.00	0.00	0.00

Class A-2a	300,000,000.00	291,349,879.49	276,580,422.20	262,388,774.91	245,968,990.84	229,895,714.10

Class A-2b	250,000,000.00	242,791,566.24	230,483,685.17	218,657,312.42	204,974,159.02	191,579,761.74

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,301,573,304.84	1,277,100,542.67	1,250,023,204.31	1,224,005,184.27	1,193,902,246.80	1,164,434,572.78

2017-A Pool Factor	0.900768	0.883832	0.865092	0.847086	0.826253	0.805860

Monthly Residual Losses	(371,049.41)	(407,983.25)	(560,877.16)	(459,640.39)	(278,074.43)	(153,034.00)

2017-A Cumulative Residual Losses	(1,325,564.39)	(1,733,547.64)	(2,294,424.80)	(2,754,065.19)	(3,032,139.62)	(3,185,173.62)

2017-A Residual Losses (as a % of Original Pool Balance)	0.092%	0.120%	0.159%	0.191%	0.210%	0.220%

Monthly Net Credit Losses	(598,068.14)	203,051.56	(201,976.96)	(342,168.32)	45,156.20	(323,372.55)

2017-A Cumulative Net Credit Losses	(2,157,009.43)	(1,953,957.87)	(2,155,934.83)	(2,498,103.15)	(2,452,946.95)	(2,776,319.50)

2017-A Net Credit Losses (as a % of Original Pool Balance)	0.1493%	0.1352%	0.1492%	0.1729%	0.1698%	0.1921%

Delinquencies ($)

31-60	9,997,011.76	6,223,475.86	7,073,447.17	5,859,233.45	5,414,444.40	5,917,892.45

61-90	1,367,264.42	2,617,276.49	1,905,611.03	1,511,284.96	1,169,215.02	1,211,298.42

91-120+	929,556.65	931,356.61	727,418.84	457,583.05	562,572.12	487,623.10

Total	12,293,832.83	9,772,108.96	9,706,477.04	7,828,101.46	7,146,231.54	7,616,813.97

	Dec-17	Jan-18	Feb-18	Mar-18	Apr-18	May-18

Delinquencies (%)

31-60	0.77%	0.49%	0.57%	0.48%	0.45%	0.51%

61-90	0.11%	0.20%	0.15%	0.12%	0.10%	0.10%

91-120+	0.07%	0.07%	0.06%	0.04%	0.05%	0.04%

Total	0.94%	0.77%	0.78%	0.64%	0.60%	0.65%

2017-A 60+	0.18%	0.28%	0.21%	0.16%	0.15%	0.15%

Delinquencies (units)

31-60	541	334	384	322	307	338

61-90	82	148	106	86	65	70

91-120+	48	52	41	27	33	27

Total	671	534	531	435	405	435

Residual Advances

Beginning Balance of Residual Advance	2,678,309.28	3,016,601.49	4,811,013.87	5,120,820.06	6,773,708.54	7,774,330.47

Reimbursement of Outstanding Advance	1,558,839.51	1,725,720.24	2,641,794.32	3,278,124.15	3,983,415.87	5,200,288.62

Additional Advance for Current Period	1,897,131.72	3,520,132.62	2,951,600.51	4,931,012.63	4,984,037.80	6,481,569.65

Ending Residual Advances	3,016,601.49	4,811,013.87	5,120,820.06	6,773,708.54	7,774,330.47	9,055,611.50

Payment Advances

Beginning Balance of Payment Advance	1,743,205.87	1,948,286.87	1,530,621.92	1,645,571.83	1,368,159.48	1,386,516.82

Reimbursement of Outstanding Payment Advance	587,482.23	877,626.48	570,110.25	729,329.50	523,285.32	515,469.39

Additional Payment Advance for Current Period	792,563.23	459,961.53	685,060.16	451,917.15	541,642.66	510,068.40

Ending Balance of Payment Advance	1,948,286.87	1,530,621.92	1,645,571.83	1,368,159.48	1,386,516.82	1,381,115.83

Total Collections	34,293,084.65	39,083,523.29	37,489,031.02	43,277,661.33	42,604,558.99	47,092,973.65

2017-A

Total Advances as a % of Total Collections	7.843%	10.184%	9.701%	12.438%	12.970%	14.846%

	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	206,250,000.00	190,470,000.00	170,550,000.00	150,750,000.00	127,620,000.00	104,850,000.00

Class A-2b	171,875,000.00	158,725,000.00	142,125,000.00	125,625,000.00	106,350,000.00	87,375,000.00

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,121,084,096.94	1,092,154,096.94	1,055,634,096.94	1,019,334,096.94	976,929,096.94	935,184,096.94

2017-A Prepayment Assumption	0.775859	0.755837	0.730563	0.705441	0.676095	0.647205

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	211,987,345.85	192,834,413.90	171,948,820.30	148,318,036.30	124,854,599.10	98,288,598.16

Class A-2b	176,656,121.54	160,695,344.92	143,290,683.59	123,598,363.59	104,045,499.26	81,907,165.14

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,131,602,564.33	1,096,488,855.76	1,058,198,600.83	1,014,875,496.83	971,859,195.30	923,154,860.24

2017-A Pool Factor	0.783138	0.758837	0.732338	0.702356	0.672586	0.638880

Monthly Residual Losses	30,992.86	307,752.81	728,102.77	872,844.51	610,116.09	2,133.69

2017-A Cumulative Residual Losses	(3,154,180.76)	(2,846,427.95)	(2,118,325.18)	(1,245,480.67)	(635,364.58)	(633,230.89)

2017-A Residual Losses (as a % of Original Pool Balance)	0.218%	0.197%	0.147%	0.086%	0.044%	0.044%

Monthly Net Credit Losses	(59,506.80)	(404,415.95)	32,233.28	(252,880.21)	(301,109.74)	80,461.89

2017-A Cumulative Net Credit Losses	(2,835,826.30)	(3,240,242.25)	(3,208,008.97)	(3,460,889.18)	(3,761,998.92)	(3,681,537.03)

2017-A Net Credit Losses (as a % of Original Pool Balance)	0.1963%	0.2242%	0.2220%	0.2395%	0.2604%	0.2548%

Delinquencies ($)

31-60	6,450,770.46	6,052,808.77	4,955,654.51	6,810,572.55	6,564,249.61	5,857,875.30

61-90	1,779,116.57	1,453,562.55	1,927,735.11	1,270,415.44	1,189,795.99	1,475,229.63

91-120+	455,935.17	807,897.57	921,740.60	822,235.21	466,573.40	441,401.27

Total	8,685,822.20	8,314,268.89	7,805,130.22	8,903,223.20	8,220,619.00	7,774,506.20

	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18

Delinquencies (%)

31-60	0.57%	0.55%	0.47%	0.67%	0.68%	0.63%

61-90	0.16%	0.13%	0.18%	0.13%	0.12%	0.16%

91-120+	0.04%	0.07%	0.09%	0.08%	0.05%	0.05%

Total	0.77%	0.76%	0.74%	0.88%	0.85%	0.84%

2017-A 60+	0.20%	0.21%	0.27%	0.21%	0.17%	0.21%

Delinquencies (units)

31-60	378	366	303	421	413	382

61-90	105	87	118	83	77	93

91-120+	26	51	55	49	32	30

Total	509	504	476	553	522	505

Residual Advances

Beginning Balance of Residual Advance	9,055,611.50	11,038,960.80	14,490,732.31	15,677,738.53	20,019,847.09	22,445,983.72

Reimbursement of Outstanding Advance	6,323,034.62	7,442,019.58	11,760,748.20	10,285,587.72	14,620,624.18	16,101,690.05

Additional Advance for Current Period	8,306,383.92	10,893,791.09	12,947,754.42	14,627,696.28	17,046,760.81	21,159,127.09

Ending Residual Advances	11,038,960.80	14,490,732.31	15,677,738.53	20,019,847.09	22,445,983.72	27,503,420.76

Payment Advances

Beginning Balance of Payment Advance	1,381,115.83	1,621,326.99	1,425,501.41	1,328,225.52	1,626,036.47	1,354,112.32

Reimbursement of Outstanding Payment Advance	443,753.35	668,186.45	562,420.32	408,520.05	706,181.19	487,657.18

Additional Payment Advance for Current Period	683,964.51	472,360.87	465,144.43	706,331.00	434,257.04	512,126.58

Ending Balance of Payment Advance	1,621,326.99	1,425,501.41	1,328,225.52	1,626,036.47	1,354,112.32	1,378,581.72

Total Collections	50,855,553.79	55,908,486.84	66,385,363.15	61,893,500.72	74,482,421.47	78,338,091.79

2017-A

Total Advances as a % of Total Collections	17.678%	20.330%	20.205%	24.775%	23.470%	27.664%

	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	82,290,000.00	53,730,000.00	23,160,000.00	0.00	0.00	0.00

Class A-2b	68,575,000.00	44,775,000.00	19,300,000.00	0.00	0.00	0.00

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	380,360,000.00	305,000,000.00	231,800,000.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	893,824,096.94	841,464,096.94	785,419,096.94	723,319,096.94	647,959,096.94	574,759,096.94

2017-A Prepayment Assumption	0.618581	0.582345	0.543558	0.500581	0.448427	0.397768

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	69,968,139.54	40,959,060.45	6,879,395.01	0.00	0.00	0.00

Class A-2b	58,306,782.96	34,132,550.38	5,732,829.18	0.00	0.00	0.00

Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	351,903,085.41	281,964,827.87	212,036,938.48

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	871,234,019.44	818,050,707.77	755,571,321.13	694,862,182.35	624,923,924.81	554,996,035.42

2017-A Pool Factor	0.602947	0.566141	0.522902	0.480887	0.432486	0.384091

Monthly Residual Losses	(42,290.42)	(1,027,083.51)	(1,244,484.71)	740,335.31	2,237,989.49	2,222,266.94

2017-A Cumulative Residual Losses	(675,521.31)	(1,702,604.82)	(2,947,089.53)	(2,206,754.22)	31,235.27	2,253,502.21

2017-A Residual Losses (as a % of Original Pool Balance)	0.047%	0.118%	0.204%	0.153%	(0.002%)	(0.156%)

Monthly Net Credit Losses	242,712.02	(66,391.05)	(164,890.24)	214,808.93	(29,262.02)	209,755.93

2017-A Cumulative Net Credit Losses	(3,438,825.01)	(3,505,216.06)	(3,670,106.30)	(3,455,297.37)	(3,484,559.39)	(3,274,803.46)

2017-A Net Credit Losses (as a % of Original Pool Balance)	0.2380%	0.2426%	0.2540%	0.2391%	0.2412%	0.2266%

Delinquencies ($)

31-60	6,115,802.39	4,879,555.48	5,308,896.26	4,676,470.72	3,421,621.74	3,649,286.75

61-90	1,242,486.86	1,946,852.49	1,390,758.64	1,221,481.71	1,233,565.62	810,625.64

91-120+	752,876.66	766,349.81	445,145.60	355,396.86	279,590.64	551,916.60

Total	8,111,165.91	7,592,757.78	7,144,800.50	6,253,349.29	4,934,778.00	5,011,828.99

	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19

Delinquencies (%)

31-60	0.70%	0.60%	0.70%	0.67%	0.55%	0.66%

61-90	0.14%	0.24%	0.18%	0.18%	0.20%	0.15%

91-120+	0.09%	0.09%	0.06%	0.05%	0.04%	0.10%

Total	0.93%	0.93%	0.95%	0.90%	0.79%	0.90%

2017-A 60+	0.23%	0.33%	0.24%	0.23%	0.24%	0.25%

Delinquencies (units)

31-60	393	306	346	301	227	246

61-90	85	130	92	86	80	55

91-120+	52	52	33	24	20	38

Total	530	488	471	411	327	339

Residual Advances

Beginning Balance of Residual Advance	27,503,420.76	34,609,459.47	37,069,754.98	40,954,024.82	48,471,822.55	46,712,662.57

Reimbursement of Outstanding Advance	18,034,226.52	24,137,621.88	25,035,245.24	28,001,469.29	34,067,740.28	36,915,455.87

Additional Advance for Current Period	25,140,265.23	26,597,917.39	28,919,515.08	35,519,267.02	32,308,580.30	28,162,134.01

Ending Residual Advances	34,609,459.47	37,069,754.98	40,954,024.82	48,471,822.55	46,712,662.57	37,959,340.71

Payment Advances

Beginning Balance of Payment Advance	1,378,581.72	1,384,165.57	1,248,838.96	1,242,170.41	1,059,022.68	908,299.08

Reimbursement of Outstanding Payment Advance	508,360.92	562,765.69	486,854.50	543,821.90	474,773.81	378,386.39

Additional Payment Advance for Current Period	513,944.77	427,439.08	480,185.95	360,674.17	324,050.21	294,401.24

Ending Balance of Payment Advance	1,384,165.57	1,248,838.96	1,242,170.41	1,059,022.68	908,299.08	824,313.93

Total Collections	81,312,390.73	96,023,532.87	93,603,907.23	107,946,573.26	115,193,885.93	115,344,054.36

2017-A

Total Advances as a % of Total Collections	31.550%	28.145%	31.409%	33.239%	28.328%	24.671%

	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	163,880,000.00	97,880,000.00	38,600,000.00	0.00	0.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	79,163,280.00	25,482,870.00

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	506,839,096.94	440,839,096.94	381,559,096.94	324,822,376.94	271,141,966.94

2017-A Prepayment Assumption	0.350764	0.305088	0.264062	0.224797	0.187647

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	0.00	0.00	0.00	0.00	0.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	144,027,609.25	83,702,246.97	23,136,288.10	0.00	0.00

Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	63,967,768.10	10,639,170.15

Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	486,986,706.19	426,661,343.91	366,095,385.04	309,626,865.04	256,298,267.09

2017-A Pool Factor	0.337025	0.295276	0.253360	0.214281	0.177374

Monthly Residual Losses	2,426,163.81	2,601,343.06	2,748,849.90	2,425,282.73	1,046,640.73

2017-A Cumulative Residual Losses	4,679,666.02	7,281,009.08	10,029,858.98	12,455,141.71	13,501,782.44

2017-A Residual Losses (as a % of Original Pool Balance)	(0.324%)	(0.504%)	(0.694%)	(0.862%)	(0.934%)

Monthly Net Credit Losses	72,847.94	(95,051.41)	157,425.92	77,025.70	40,154.38

2017-A Cumulative Net Credit Losses	(3,201,955.52)	(3,297,006.93)	(3,139,581.01)	(3,062,555.31)	(3,022,400.93)

2017-A Net Credit Losses (as a % of Original Pool Balance)	0.2216%	0.2282%	0.2173%	0.2119%	0.2092%

Delinquencies ($)

31-60	3,759,878.64	2,525,624.76	2,025,169.40	2,572,198.09	2,206,562.76

61-90	1,269,905.84	988,716.98	1,279,959.08	612,528.08	600,698.80

91-120+	324,551.20	528,259.83	534,046.85	563,967.39	348,197.53

Total	5,354,335.68	4,042,601.57	3,839,175.33	3,748,693.56	3,155,459.09

	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19

Delinquencies (%)

31-60	0.77%	0.59%	0.55%	0.83%	0.86%

61-90	0.26%	0.23%	0.35%	0.20%	0.23%

91-120+	0.07%	0.12%	0.15%	0.18%	0.14%

Total	1.10%	0.95%	1.05%	1.21%	1.23%

2017-A 60+	0.33%	0.36%	0.50%	0.38%	0.37%

Delinquencies (units)

31-60	250	171	144	171	156

61-90	86	68	87	42	41

91-120+	21	37	38	40	23

Total	357	276	269	253	220

Residual Advances

Beginning Balance of Residual Advance	37,959,340.71	31,164,548.18	30,806,753.60	24,522,220.90	24,077,781.53

Reimbursement of Outstanding Advance	29,500,282.40	23,736,848.38	26,095,398.15	19,000,039.35	43,033,444.20

Additional Advance for Current Period	22,705,489.87	23,379,053.80	19,810,865.45	18,555,599.98	18,955,662.67

Ending Residual Advances	31,164,548.18	30,806,753.60	24,522,220.90	24,077,781.53	0.00

Payment Advances

Beginning Balance of Payment Advance	824,313.93	892,762.26	687,986.72	654,576.56	600,695.99

Reimbursement of Outstanding Payment Advance	307,616.44	426,859.62	293,512.72	292,051.11	780,501.46

Additional Payment Advance for Current Period	376,064.77	222,084.08	260,102.56	238,170.54	179,805.47

Ending Balance of Payment Advance	892,762.26	687,986.72	654,576.56	600,695.99	0.00

Total Collections	98,780,387.88	93,904,651.72	92,397,970.02	80,835,617.68	82,804,766.01

2017-A

Total Advances as a % of Total Collections	23.367%	25.133%	21.722%	23.249%	23.109%

2017-B Static Pool Data

	Sep-17	Oct-17	Nov-17	Dec-17	Jan-18	Feb-18

Prepayment Assumption

Class A-1	158,000,000.00	132,435,600.00	106,460,400.00	80,106,000.00	53,372,400.00	26,275,400.00

Class A-2a	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00

Class A-2b	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,506,036,234.59	1,480,471,834.59	1,454,496,634.59	1,428,142,234.59	1,401,408,634.59	1,374,311,634.59

2017-B Prepayment Assumption	1.000000	0.983025	0.965778	0.948279	0.930528	0.912536

Actual prepayment

Class A-1	158,000,000.00	136,089,779.00	112,282,054.27	88,942,724.93	65,470,240.65	40,348,699.78

Class A-2a	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00

Class A-2b	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,506,036,234.59	1,484,126,013.59	1,460,318,288.86	1,436,978,959.52	1,413,506,475.24	1,388,384,934.37

2017-B Pool Factor	1.000000	0.985452	0.969644	0.954146	0.938561	0.921880

Monthly Residual Losses	(45,371.24)	(152,856.38)	(245,134.77)	(255,139.01)	(306,015.45)	(337,287.73)

2017-B Cumulative Residual Losses	(45,371.24)	(198,227.62)	(443,362.39)	(698,501.40)	(1,004,516.85)	(1,341,804.58)

2017-B Residual Losses (as a % of Original Pool Balance)	0.003%	0.013%	0.029%	0.046%	0.067%	0.089%

Monthly Net Credit Losses	(168,347.47)	(188,793.64)	82,958.02	(216,117.60)	(254,870.41)	(248,505.63)

2017-B Cumulative Net Credit Losses	(168,347.47)	(357,141.11)	(274,183.09)	(490,300.69)	(745,171.10)	(993,676.73)

2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0112%	0.0237%	0.0182%	0.0326%	0.0495%	0.0660%

Delinquencies ($)

31-60	7,604,794.64	8,306,813.18	8,299,784.64	10,793,343.28	8,195,898.07	7,730,925.92

61-90	43,652.20	1,061,455.83	1,712,126.57	1,890,841.40	2,041,830.63	1,920,431.28

91-120+	17,809.52	26,933.09	526,760.81	638,834.65	761,019.79	530,510.90

Total	7,666,256.36	9,395,202.10	10,538,672.02	13,323,019.33	10,998,748.49	10,181,868.10

	Sep-17	Oct-17	Nov-17	Dec-17	Jan-18	Feb-18

Delinquencies (%)

31-60	0.50%	0.56%	0.57%	0.75%	0.58%	0.56%

61-90	0.00%	0.07%	0.12%	0.13%	0.14%	0.14%

91-120+	0.00%	0.00%	0.04%	0.04%	0.05%	0.04%

Total	0.51%	0.63%	0.72%	0.93%	0.78%	0.73%

2017-B 60+	0.00%	0.07%	0.15%	0.18%	0.20%	0.18%

Delinquencies (units)

31-60	398	436	434	572	435	417

61-90	2	57	89	100	107	94

91-120+	1	1	28	34	40	28

Total	401	494	551	706	582	539

Residual Advances

Beginning Balance of Residual Advance	0.00	551,720.72	1,292,884.00	1,604,642.99	2,046,208.21	2,781,938.00

Reimbursement of Outstanding Advance	0.00	372,155.96	692,170.28	902,185.76	1,107,728.25	1,506,290.48

Additional Advance for Current Period	551,720.72	1,113,319.24	1,003,929.27	1,343,750.98	1,843,458.04	1,753,321.19

Ending Residual Advances	551,720.72	1,292,884.00	1,604,642.99	2,046,208.21	2,781,938.00	3,028,968.71

Payment Advances

Beginning Balance of Payment Advance	0.00	2,573,686.56	2,193,087.52	2,533,086.13	2,967,735.79	2,315,350.51

Reimbursement of Outstanding Payment Advance	0.00	1,080,918.87	639,787.77	745,935.17	1,284,204.60	768,194.69

Additional Payment Advance for Current Period	2,573,686.56	700,319.83	979,786.38	1,180,584.83	631,819.32	1,039,159.98

Ending Balance of Payment Advance	2,573,686.56	2,193,087.52	2,533,086.13	2,967,735.79	2,315,350.51	2,586,315.80

Total Collections	33,043,226.72	35,164,275.66	33,851,944.13	33,990,747.88	36,973,137.69	35,429,883.12

2017-B

Total Advances as a % of Total Collections	9.459%	5.158%	5.860%	7.427%	6.695%	7.882%

	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	371,293,200.00	354,590,400.00	337,738,800.00	320,664,000.00	303,403,200.00	285,956,400.00

Class A-2b	247,528,800.00	236,393,600.00	225,159,200.00	213,776,000.00	202,268,800.00	190,637,600.00

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,346,858,234.59	1,319,020,234.59	1,290,934,234.59	1,262,476,234.59	1,233,708,234.59	1,204,630,234.59

2017-B Prepayment Assumption	0.894307	0.875822	0.857173	0.838277	0.819176	0.799868

Actual prepayment

Class A-1	15,726,654.02	0.00	0.00	0.00	0.00	0.00

Class A-2a	372,000,000.00	365,864,365.74	350,200,243.06	333,193,665.81	316,190,781.29	298,156,883.48

Class A-2b	248,000,000.00	243,909,577.16	233,466,828.71	222,129,110.54	210,793,854.19	198,771,255.65

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,363,762,888.61	1,337,810,177.49	1,311,703,306.36	1,283,359,010.94	1,255,020,870.07	1,224,964,373.72

2017-B Pool Factor	0.905531	0.888299	0.870964	0.852144	0.833327	0.813370

Monthly Residual Losses	(378,027.44)	(277,822.46)	(302,560.93)	(385,459.21)	(265,525.85)	(175,810.32)

2017-B Cumulative Residual Losses	(1,719,832.02)	(1,997,654.48)	(2,300,215.41)	(2,685,674.62)	(2,951,200.47)	(3,127,010.79)

2017-B Residual Losses (as a % of Original Pool Balance)	0.114%	0.133%	0.153%	0.178%	0.196%	0.208%

Monthly Net Credit Losses	(70,519.76)	110,881.64	(467,086.78)	222,057.60	(243,906.92)	301,532.01

2017-B Cumulative Net Credit Losses	(1,064,196.49)	(953,314.85)	(1,420,401.63)	(1,198,344.03)	(1,442,250.95)	(1,140,718.94)

2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0707%	0.0633%	0.0943%	0.0796%	0.0958%	0.0757%

Delinquencies ($)

31-60	6,713,722.40	7,249,711.20	7,371,326.97	8,113,730.73	8,998,254.96	7,881,860.16

61-90	1,428,887.87	1,388,407.04	1,617,089.44	1,667,607.17	1,540,852.49	2,545,758.84

91-120+	515,272.70	603,863.52	519,913.81	623,150.46	569,512.99	594,015.41

Total	8,657,882.97	9,241,981.76	9,508,330.22	10,404,488.36	11,108,620.44	11,021,634.41

	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18

Delinquencies (%)

31-60	0.49%	0.54%	0.56%	0.63%	0.72%	0.64%

61-90	0.10%	0.10%	0.12%	0.13%	0.12%	0.21%

91-120+	0.04%	0.05%	0.04%	0.05%	0.05%	0.05%

Total	0.63%	0.69%	0.72%	0.81%	0.89%	0.90%

2017-B 60+	0.14%	0.15%	0.16%	0.18%	0.17%	0.26%

Delinquencies (units)

31-60	363	397	419	470	523	460

61-90	71	77	92	98	95	158

91-120+	26	30	29	33	34	36

Total	460	504	540	601	652	654

Residual Advances

Beginning Balance of Residual Advance	3,028,968.71	3,589,491.31	4,077,723.30	4,702,242.02	5,125,053.27	6,732,824.08

Reimbursement of Outstanding Advance	1,842,391.40	1,903,146.64	2,425,019.77	3,091,931.04	3,376,505.32	5,167,154.97

Additional Advance for Current Period	2,402,914.00	2,391,378.63	3,049,538.49	3,514,742.29	4,984,276.13	5,587,557.98

Ending Residual Advances	3,589,491.31	4,077,723.30	4,702,242.02	5,125,053.27	6,732,824.08	7,153,227.09

Payment Advances

Beginning Balance of Payment Advance	2,586,315.80	2,098,329.03	2,212,281.75	2,162,380.30	2,652,117.22	2,247,587.04

Reimbursement of Outstanding Payment Advance	1,110,707.77	704,396.59	781,306.44	608,321.33	1,062,016.21	801,929.34

Additional Payment Advance for Current Period	622,721.00	818,349.31	731,404.99	1,098,058.25	657,486.03	713,974.78

Ending Balance of Payment Advance	2,098,329.03	2,212,281.75	2,162,380.30	2,652,117.22	2,247,587.04	2,159,632.48

Total Collections	38,401,427.09	37,738,423.98	40,326,703.07	41,270,549.11	43,780,485.27	47,626,225.59

2017-B

Total Advances as a % of Total Collections	7.879%	8.505%	9.376%	11.177%	12.886%	13.231%

	Sep-18	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	268,360,800.00	250,579,200.00	230,826,000.00	210,477,600.00	187,004,400.00	162,638,400.00

Class A-2b	178,907,200.00	167,052,800.00	153,884,000.00	140,318,400.00	124,669,600.00	108,425,600.00

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,175,304,234.59	1,145,668,234.59	1,112,746,234.59	1,078,832,234.59	1,039,710,234.59	999,100,234.59

2017-B Prepayment Assumption	0.780396	0.760718	0.738858	0.716339	0.690362	0.663397

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	279,121,518.70	259,600,060.26	236,455,789.60	212,609,882.83	186,792,662.67	157,437,407.58

Class A-2b	186,081,012.46	173,066,706.83	157,637,193.05	141,739,921.87	124,528,441.76	104,958,271.70

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,193,238,765.75	1,160,703,001.68	1,122,129,217.24	1,082,386,039.29	1,039,357,339.02	990,431,913.87

2017-B Pool Factor	0.792304	0.770701	0.745088	0.718699	0.690128	0.657641

Monthly Residual Losses	(88,827.67)	(304,211.68)	(408,072.26)	(556,315.04)	(1,007,836.17)	(1,403,772.98)

2017-B Cumulative Residual Losses	(3,215,838.46)	(3,520,050.14)	(3,928,122.40)	(4,484,437.44)	(5,492,273.61)	(6,896,046.59)

2017-B Residual Losses (as a % of Original Pool Balance)	0.214%	0.234%	0.261%	0.298%	0.365%	0.458%

Monthly Net Credit Losses	(115,106.53)	(490,843.11)	203,767.87	21,221.38	33,926.93	(106,489.90)

2017-B Cumulative Net Credit Losses	(1,255,825.47)	(1,746,668.58)	(1,542,900.71)	(1,521,679.33)	(1,487,752.40)	(1,594,242.30)

2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0834%	0.1160%	0.1024%	0.1010%	0.0988%	0.1059%

Delinquencies ($)

31-60	9,335,195.72	8,583,759.66	7,678,474.83	8,744,053.68	7,721,092.35	7,312,891.50

61-90	2,009,864.82	1,828,526.61	1,913,053.40	1,671,141.93	1,894,878.49	1,888,229.17

91-120+	1,171,738.53	676,476.89	582,300.80	725,665.79	606,240.59	597,470.12

Total	12,516,799.07	11,088,763.16	10,173,829.03	11,140,861.40	10,222,211.43	9,798,590.79

	Sep-18	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19

Delinquencies (%)

31-60	0.78%	0.74%	0.68%	0.81%	0.74%	0.74%

61-90	0.17%	0.16%	0.17%	0.15%	0.18%	0.19%

91-120+	0.10%	0.06%	0.05%	0.07%	0.06%	0.06%

Total	1.05%	0.96%	0.91%	1.03%	0.98%	0.99%

2017-B 60+	0.27%	0.22%	0.22%	0.22%	0.24%	0.25%

Delinquencies (units)

31-60	552	510	469	539	491	459

61-90	123	113	112	108	118	119

91-120+	75	41	36	41	37	41

Total	750	664	617	688	646	619

Residual Advances

Beginning Balance of Residual Advance	7,153,227.09	9,261,644.69	12,649,575.55	14,950,899.65	20,705,621.53	24,811,244.21

Reimbursement of Outstanding Advance	4,621,030.95	6,472,971.03	8,930,411.96	10,102,943.12	14,220,687.56	15,201,952.56

Additional Advance for Current Period	6,729,448.55	9,860,901.89	11,231,736.06	15,857,665.00	18,326,310.24	21,910,534.71

Ending Residual Advances	9,261,644.69	12,649,575.55	14,950,899.65	20,705,621.53	24,811,244.21	31,519,826.36

Payment Advances

Beginning Balance of Payment Advance	2,159,632.48	2,691,844.03	2,185,692.86	2,231,908.31	2,212,292.72	1,943,296.52

Reimbursement of Outstanding Payment Advance	605,673.63	1,111,864.68	738,283.15	777,515.94	879,222.92	660,295.21

Additional Payment Advance for Current Period	1,137,885.18	605,713.51	784,498.60	757,900.35	610,226.72	866,429.11

Ending Balance of Payment Advance	2,691,844.03	2,185,692.86	2,231,908.31	2,212,292.72	1,943,296.52	2,149,430.42

Total Collections	45,928,253.14	55,325,465.70	58,943,388.27	62,980,677.98	73,219,044.17	72,814,102.49

2017-B

Total Advances as a % of Total Collections	17.130%	18.918%	20.386%	26.382%	25.863%	31.281%

	Mar-19	Apr-19	May-19	Jun-19	Jul-19	Aug-19

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	130,460,400.00	97,203,600.00	62,756,400.00	15,103,200.00	0.00	0.00

Class A-2b	86,973,600.00	64,802,400.00	41,837,600.00	10,068,800.00	0.00	0.00

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	316,609,000.00	236,504,000.00

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	945,470,234.59	890,042,234.59	832,630,234.59	753,208,234.59	674,645,234.59	594,540,234.59

2017-B Prepayment Assumption	0.627787	0.590983	0.552862	0.500126	0.447961	0.394772

Actual prepayment

Class A-1	0.00	0.00	0.00	0.00	0.00	0.00

Class A-2a	127,915,541.13	91,403,423.17	51,763,105.58	7,691,103.54	0.00	0.00

Class A-2b	85,277,027.41	60,935,615.44	34,508,737.05	5,127,402.36	0.00	0.00

Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	317,285,430.07	249,817,105.94

Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	941,228,803.13	880,375,273.20	814,308,077.22	740,854,740.49	675,321,664.66	607,853,340.53

2017-B Pool Factor	0.624971	0.584564	0.540696	0.491924	0.448410	0.403611

Monthly Residual Losses	(31,816.08)	913,846.10	1,166,935.59	1,635,608.42	2,122,102.74	2,126,857.90

2017-B Cumulative Residual Losses	(6,927,862.67)	(6,014,016.57)	(4,847,080.98)	(3,211,472.56)	(1,089,369.82)	1,037,488.08

2017-B Residual Losses (as a % of Original Pool Balance)	0.460%	0.399%	0.322%	0.213%	0.072%	(0.069%)

Monthly Net Credit Losses	67,068.22	(59,495.04)	30,784.15	77,903.51	70,120.12	220,749.05

2017-B Cumulative Net Credit Losses	(1,527,174.08)	(1,586,669.12)	(1,555,884.97)	(1,477,981.46)	(1,407,861.34)	(1,187,112.29)

2017-B Net Credit Losses (as a % of Original Pool Balance)	0.1014%	0.1054%	0.1033%	0.0981%	0.0935%	0.0788%

Delinquencies ($)

31-60	6,654,063.39	6,163,522.83	5,281,400.81	5,748,278.80	5,526,202.72	4,691,524.92

61-90	1,641,981.82	1,753,378.34	1,459,715.03	1,211,025.31	1,414,985.77	1,869,427.97

91-120+	536,512.83	495,717.43	538,244.92	504,258.38	399,770.20	703,321.88

Total	8,832,558.04	8,412,618.60	7,279,360.76	7,463,562.49	7,340,958.69	7,264,274.77

	Mar-19	Apr-19	May-19	Jun-19	Jul-19	Aug-19

Delinquencies (%)

31-60	0.71%	0.70%	0.65%	0.78%	0.82%	0.77%

61-90	0.17%	0.20%	0.18%	0.16%	0.21%	0.31%

91-120+	0.06%	0.06%	0.07%	0.07%	0.06%	0.12%

Total	0.94%	0.96%	0.89%	1.01%	1.09%	1.20%

2017-B 60+	0.23%	0.26%	0.25%	0.23%	0.27%	0.42%

Delinquencies (units)

31-60	418	389	337	363	349	302

61-90	104	113	93	77	90	126

91-120+	36	31	33	31	24	42

Total	558	533	463	471	463	470

Residual Advances

Beginning Balance of Residual Advance	31,519,826.36	37,659,964.63	41,995,527.46	42,638,324.06	37,736,162.45	36,318,374.45

Reimbursement of Outstanding Advance	21,996,061.64	26,052,717.83	32,335,132.22	32,799,984.17	29,637,171.66	30,412,350.70

Additional Advance for Current Period	28,136,199.91	30,388,280.66	32,977,928.82	27,897,822.56	28,219,383.66	22,619,728.60

Ending Residual Advances	37,659,964.63	41,995,527.46	42,638,324.06	37,736,162.45	36,318,374.45	28,525,752.35

Payment Advances

Beginning Balance of Payment Advance	2,149,430.42	1,853,526.10	1,627,434.25	1,431,446.75	1,582,216.96	1,273,219.87

Reimbursement of Outstanding Payment Advance	864,988.43	759,037.72	678,566.06	541,505.95	711,781.00	497,206.44

Additional Payment Advance for Current Period	569,084.11	532,945.87	482,578.56	692,276.16	402,783.91	472,917.59

Ending Balance of Payment Advance	1,853,526.10	1,627,434.25	1,431,446.75	1,582,216.96	1,273,219.87	1,248,931.02

Total Collections	93,579,634.53	103,615,068.12	116,919,396.51	108,286,864.05	108,851,686.31	100,919,540.54

2017-B

Total Advances as a % of Total Collections	30.675%	29.842%	28.618%	26.402%	26.295%	22.882%

	Sep-19	Oct-19

Prepayment Assumption

Class A-1	0.00	0.00

Class A-2a	0.00	0.00

Class A-2b	0.00	0.00

Class A-3	160,173,000.00	88,541,000.00

Class A-4	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59

	518,209,234.59	446,577,234.59

2017-B Prepayment Assumption	0.344088	0.296525

Actual prepayment

Class A-1	0.00	0.00

Class A-2a	0.00	0.00

Class A-2b	0.00	0.00

Class A-3	189,963,699.28	135,103,730.38

Class A-4	102,000,000.00	102,000,000.00

Overcollateralization	256,036,234.59	256,036,234.59

	547,999,933.87	493,139,964.97

2017-B Pool Factor	0.363869	0.327442

Monthly Residual Losses	1,763,880.89	33,285.40

2017-B Cumulative Residual Losses	2,801,368.97	2,834,654.37

2017-B Residual Losses (as a % of Original Pool Balance)	(0.186%)	(0.188%)

Monthly Net Credit Losses	30,187.59	(22,306.74)

2017-B Cumulative Net Credit Losses	(1,156,924.70)	(1,179,231.44)

2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0768%	0.0783%

Delinquencies ($)

31-60	4,781,855.84	3,748,828.70

61-90	1,333,329.89	1,404,757.67

91-120+	751,383.05	632,314.42

Total	6,866,568.78	5,785,900.79

	Sep-19	Oct-19

Delinquencies (%)

31-60	0.87%	0.76%

61-90	0.24%	0.28%

91-120+	0.14%	0.13%

Total	1.25%	1.17%

2017-B 60+	0.38%	0.41%

Delinquencies (units)

31-60	302	244

61-90	89	90

91-120+	48	40

Total	439	374

Residual Advances

Beginning Balance of Residual Advance	28,525,752.35	26,157,076.94

Reimbursement of Outstanding Advance	21,814,850.55	22,213,263.58

Additional Advance for Current Period	19,446,175.14	18,829,704.49

Ending Residual Advances	26,157,076.94	22,773,517.85

Payment Advances

Beginning Balance of Payment Advance	1,248,931.02	1,170,246.06

Reimbursement of Outstanding Payment Advance	518,991.67	517,752.32

Additional Payment Advance for Current Period	440,306.71	324,307.62

Ending Balance of Payment Advance	1,170,246.06	976,801.36

Total Collections	85,981,461.57	82,831,850.03

2017-B

Total Advances as a % of Total Collections	23.129%	23.124%

2018-A Static Pool Data

	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19	Mar-19

Prepayment Assumption

Class A-1	99,000,000.00	82,882,800.00	66,537,900.00	49,955,400.00	33,155,100.00	16,137,000.00

Class A-2a	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00

Class A-2b	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	903,615,410.40	887,498,210.40	871,153,310.40	854,570,810.40	837,770,510.40	820,752,410.40

2018-A Prepayment Assumption	1.000000	0.982164	0.964075	0.945724	0.927132	0.908298

Actual prepayment

Class A-1	99,000,000.00	84,269,941.61	69,837,164.75	54,722,314.91	39,616,780.93	24,566,501.20

Class A-2a	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00

Class A-2b	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	903,615,410.40	888,885,352.01	874,452,575.15	859,337,725.31	844,232,191.33	829,181,911.60

2018-A Pool Factor	1.000000	0.983699	0.967726	0.950999	0.934283	0.917627

Monthly Residual Losses	(26,061.47)	(66,521.24)	(51,686.79)	(126,957.96)	(98,910.13)	(135,224.45)

2018-A Cumulative Residual Losses	(26,061.47)	(92,582.71)	(144,269.50)	(271,227.46)	(370,137.59)	(505,362.04)

2018-A Residual Losses (as a % of Original Pool Balance)	0.003%	0.010%	0.016%	0.030%	0.041%	0.056%

Monthly Net Credit Losses	(182,260.28)	60,062.35	(240,312.86)	5,804.54	(471,418.14)	(47,566.59)

2018-A Cumulative Net Credit Losses	(182,260.28)	(122,197.93)	(362,510.79)	(356,706.25)	(828,124.39)	(875,690.98)

2018-A Net Credit Losses (as a % of Original Pool Balance)	0.0202%	0.0135%	0.0401%	0.0395%	0.0916%	0.0969%

Delinquencies ($)

31-60	2,265,250.54	3,055,420.04	3,152,883.24	3,265,418.22	3,289,786.89	2,772,461.25

61-90	0.00	535,754.44	841,996.61	1,135,603.39	827,697.86	890,485.76

91-120+	0.00	0.00	282,153.39	582,625.87	292,284.61	242,316.56

Total	2,265,250.54	3,591,174.48	4,277,033.24	4,983,647.48	4,409,769.36	3,905,263.57

	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19	Mar-19

Delinquencies (%)

31-60	0.25%	0.34%	0.36%	0.38%	0.39%	0.33%

61-90	0.00%	0.06%	0.10%	0.13%	0.10%	0.11%

91-120+	0.00%	0.00%	0.03%	0.07%	0.03%	0.03%

Total	0.25%	0.40%	0.49%	0.58%	0.52%	0.47%

2018-A 60+	0.00%	0.06%	0.13%	0.20%	0.13%	0.14%

Delinquencies (units)

31-60	104	138	151	156	153	133

61-90	0	28	36	58	41	39

91-120+	0	0	14	24	15	11

Total	104	166	201	238	209	183

Residual Advances

Beginning Balance of Residual Advance	0.00	345,252.04	535,351.33	951,796.91	915,948.49	1,533,716.76

Reimbursement of Outstanding Advance	0.00	243,347.83	292,929.92	662,398.15	498,710.01	766,785.56

Additional Advance for Current Period	345,252.04	433,447.12	709,375.50	626,549.73	1,116,478.28	1,218,749.91

Ending Residual Advances	345,252.04	535,351.33	951,796.91	915,948.49	1,533,716.76	1,985,681.11

Payment Advances

Beginning Balance of Payment Advance	0.00	662,225.09	744,832.55	834,630.75	767,519.13	822,109.98

Reimbursement of Outstanding Payment Advance	0.00	238,543.26	269,064.84	331,044.81	295,761.74	345,501.47

Additional Payment Advance for Current Period	662,225.09	321,150.72	358,863.04	263,933.19	350,352.59	259,088.21

Ending Balance of Payment Advance	662,225.09	744,832.55	834,630.75	767,519.13	822,109.98	735,696.72

Total Collections	21,642,369.03	21,051,905.49	21,058,035.92	21,475,267.92	20,478,881.05	22,716,996.56

2018-A

Total Advances as a % of Total Collections	4.655%	3.584%	5.073%	4.147%	7.163%	6.505%

	Apr-19	May-19	Jun-19	Jul-19	Aug-19

Prepayment Assumption

Class A-1	0.00	0.00	0.00	0.00	0.00

Class A-2a	239,184,000.00	225,888,000.00	212,472,000.00	198,912,000.00	185,232,000.00

Class A-2b	74,745,000.00	70,590,000.00	66,397,500.00	62,160,000.00	57,885,000.00

Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	803,544,410.40	786,093,410.40	768,484,910.40	750,687,410.40	732,732,410.40

2018-A Prepayment Assumption	0.889255	0.869942	0.850456	0.830760	0.810890

Actual prepayment

Class A-1	8,404,716.62	0.00	0.00	0.00	0.00

Class A-2a	240,000,000.00	234,104,716.12	220,849,766.75	206,863,429.75	192,072,265.71

Class A-2b	75,000,000.00	73,157,723.79	69,015,552.11	64,644,821.80	60,022,583.04

Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00

Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00

Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	813,020,127.02	796,877,850.31	779,480,729.26	761,123,661.95	741,710,259.15

2018-A Pool Factor	0.899741	0.881877	0.862624	0.842309	0.820825

Monthly Residual Losses	(148,495.25)	(80,078.15)	(164,743.10)	(21,881.32)	40,402.77

2018-A Cumulative Residual Losses	(653,857.29)	(733,935.44)	(898,678.54)	(920,559.86)	(880,157.09)

2018-A Residual Losses (as a % of Original Pool Balance)	0.072%	0.081%	0.099%	0.102%	0.097%

Monthly Net Credit Losses	(192,183.89)	(56,767.77)	59,323.67	(264,670.40)	(64,220.65)

2018-A Cumulative Net Credit Losses	(1,067,874.87)	(1,124,642.64)	(1,065,318.97)	(1,329,989.37)	(1,394,210.02)

2018-A Net Credit Losses (as a % of Original Pool Balance)	0.1182%	0.1245%	0.1179%	0.1472%	0.1543%

Delinquencies ($)

31-60	2,833,735.33	2,750,249.57	3,290,582.69	3,360,257.19	3,112,773.10

61-90	717,488.80	561,687.34	636,944.13	686,713.15	1,171,202.83

91-120+	251,491.07	325,324.94	342,107.50	476,437.36	439,820.31

Total	3,802,715.20	3,637,261.85	4,269,634.32	4,523,407.70	4,723,796.24

	Apr-19	May-19	Jun-19	Jul-19	Aug-19

Delinquencies (%)

31-60	0.35%	0.35%	0.42%	0.44%	0.42%

61-90	0.09%	0.07%	0.08%	0.09%	0.16%

91-120+	0.03%	0.04%	0.04%	0.06%	0.06%

Total	0.47%	0.46%	0.55%	0.59%	0.64%

2018-A 60+	0.12%	0.11%	0.13%	0.15%	0.22%

Delinquencies (units)

31-60	141	145	175	177	167

61-90	31	26	36	40	70

91-120+	11	13	13	24	28

Total	183	184	224	241	265

Residual Advances

Beginning Balance of Residual Advance	1,985,681.11	2,142,701.51	2,784,705.22	3,400,965.93	3,639,143.46

Reimbursement of Outstanding Advance	1,369,634.95	1,212,549.50	2,005,269.75	2,654,596.68	2,866,469.70

Additional Advance for Current Period	1,526,655.35	1,854,553.21	2,621,530.46	2,892,774.21	3,861,436.52

Ending Residual Advances	2,142,701.51	2,784,705.22	3,400,965.93	3,639,143.46	4,634,110.28

Payment Advances

Beginning Balance of Payment Advance	735,696.72	705,917.17	690,640.08	846,176.38	768,050.60

Reimbursement of Outstanding Payment Advance	288,246.98	268,358.61	203,350.17	334,920.33	278,621.03

Additional Payment Advance for Current Period	258,467.43	253,081.52	358,886.47	256,794.55	319,005.06

Ending Balance of Payment Advance	705,917.17	690,640.08	846,176.38	768,050.60	808,434.63

Total Collections	23,444,469.90	24,661,348.11	25,301,876.26	28,313,239.27	30,780,617.40

2018-A

Total Advances as a % of Total Collections	7.614%	8.546%	11.779%	11.124%	13.581%

	Sep-19	Oct-19

Prepayment Assumption

Class A-1	0.00	0.00

Class A-2a	171,408,000.00	157,464,000.00

Class A-2b	53,565,000.00	49,207,500.00

Class A-3	261,000,000.00	261,000,000.00

Class A-4	75,000,000.00	75,000,000.00

Overcollateralization	153,615,410.40	153,615,410.40

	714,588,410.40	696,286,910.40

2018-A Prepayment Assumption	0.790810	0.770557

Actual prepayment

Class A-1	0.00	0.00

Class A-2a	175,585,498.42	157,279,779.12

Class A-2b	54,870,468.26	49,149,930.98

Class A-3	261,000,000.00	261,000,000.00

Class A-4	75,000,000.00	75,000,000.00

Overcollateralization	153,615,410.40	153,615,410.40

	720,071,377.08	696,045,120.50

2018-A Pool Factor	0.796878	0.770289

Monthly Residual Losses	67,141.08	(124,344.60)

2018-A Cumulative Residual Losses	(813,016.01)	(937,360.61)

2018-A Residual Losses (as a % of Original Pool Balance)	0.090%	0.104%

Monthly Net Credit Losses	(91,405.67)	(149,219.31)

2018-A Cumulative Net Credit Losses	(1,485,615.69)	(1,634,835.00)

2018-A Net Credit Losses (as a % of Original Pool Balance)	0.1644%	0.1809%

Delinquencies ($)

31-60	3,432,933.46	3,390,101.96

61-90	821,206.07	589,079.56

91-120+	424,837.90	497,224.46

Total	4,678,977.43	4,476,405.98

	Sep-19	Oct-19

Delinquencies (%)

31-60	0.48%	0.49%

61-90	0.11%	0.08%

91-120+	0.06%	0.07%

Total	0.65%	0.64%

2018-A 60+	0.17%	0.16%

Delinquencies (units)

31-60	185	189

61-90	47	34

91-120+	27	28

Total	259	251

Residual Advances

Beginning Balance of Residual Advance	4,634,110.28	6,056,925.12

Reimbursement of Outstanding Advance	3,414,936.91	5,051,184.57

Additional Advance for Current Period	4,837,751.75	7,548,015.14

Ending Residual Advances	6,056,925.12	8,553,755.69

Payment Advances

Beginning Balance of Payment Advance	808,434.63	761,971.09

Reimbursement of Outstanding Payment Advance	316,309.29	298,645.77

Additional Payment Advance for Current Period	269,845.75	273,214.51

Ending Balance of Payment Advance	761,971.09	736,539.83

Total Collections	33,439,788.13	39,364,095.64

2018-A

Total Advances as a % of Total Collections	15.274%	19.869%

2019-A Static Pool Data

	Apr-19	May-19	Jun-19	Jul-19	Aug-19

Prepayment Assumption

Class A-1	175,000,000.00	146,475,000.00	117,565,000.00	88,270,000.00	58,642,500.00

Class A-2a	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00

Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00

Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,506,027,540.24	1,477,502,540.24	1,448,592,540.24	1,419,297,540.24	1,389,670,040.24

2019-A Prepayment Assumption	1.000000	0.981059	0.961863	0.942411	0.922739

Actual prepayment

Class A-1	175,000,000.00	150,995,468.78	125,614,510.26	99,637,377.38	71,763,283.17

Class A-2a	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00

Class A-2b	0.00	0.00	0.00	0.00	0.00

Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00

Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00

Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,506,027,540.24	1,482,023,009.02	1,456,642,050.50	1,430,664,917.62	1,402,790,823.41

2019-A Pool Factor	1.000000	0.984061	0.967208	0.949959	0.931451

Monthly Residual Losses	(57,320.35)	(59,912.73)	(72,473.36)	(108,512.84)	(84,249.49)

2019-A Cumulative Residual Losses	(57,320.35)	(117,233.08)	(189,706.44)	(298,219.28)	(382,468.77)

2019-A Residual Losses (as a % of Original Pool Balance)	0.004%	0.008%	0.013%	0.020%	0.025%

Monthly Net Credit Losses	(39,376.49)	(22,130.52)	136,256.25	(215,238.70)	(103,144.56)

2019-A Cumulative Net Credit Losses	(39,376.49)	(61,507.01)	74,749.24	(140,489.46)	(243,634.02)

2019-A Net Credit Losses (as a % of Original Pool Balance)	0.0026%	0.0041%	(0.0050%)	0.0093%	0.0162%

Delinquencies ($)

31-60	3,629,751.14	3,762,307.98	4,961,146.42	6,128,363.00	5,850,832.35

61-90	0.00	749,163.79	1,005,445.20	1,103,365.74	2,170,978.52

91-120+	0.00	0.00	362,944.42	485,475.46	470,155.62

Total	3,629,751.14	4,511,471.77	6,329,536.04	7,717,204.20	8,491,966.49

	Apr-19	May-19	Jun-19	Jul-19	Aug-19

Delinquencies (%)

31-60	0.24%	0.25%	0.34%	0.43%	0.42%

61-90	0.00%	0.05%	0.07%	0.08%	0.15%

91-120+	0.00%	0.00%	0.02%	0.03%	0.03%

Total	0.24%	0.30%	0.43%	0.54%	0.61%

2019-A 60+	0.00%	0.05%	0.09%	0.11%	0.19%

Delinquencies (units)

31-60	178	178	243	301	295

61-90	0	40	49	57	109

91-120+	0	0	19	25	23

Total	178	218	311	383	427

Residual Advances

Beginning Balance of Residual Advance	0.00	612,795.68	1,063,881.79	1,036,992.17	1,562,337.21

Reimbursement of Outstanding Advance	0.00	446,174.22	796,518.94	611,803.70	1,074,148.88

Additional Advance for Current Period	612,795.68	897,260.33	769,629.32	1,137,148.74	807,704.14

Ending Residual Advances	612,795.68	1,063,881.79	1,036,992.17	1,562,337.21	1,295,892.47

Payment Advances

Beginning Balance of Payment Advance	0.00	1,582,669.95	1,586,012.04	2,108,684.34	1,823,847.77

Reimbursement of Outstanding Payment Advance	0.00	580,008.91	435,033.38	845,056.42	597,029.95

Additional Payment Advance for Current Period	1,582,669.95	583,351.00	957,705.68	560,219.85	721,109.62

Ending Balance of Payment Advance	1,582,669.95	1,586,012.04	2,108,684.34	1,823,847.77	1,947,927.44

Total Collections	35,474,838.47	36,698,614.57	35,938,131.86	39,561,448.45	39,296,825.88

2019-A

Total Advances as a % of Total Collections	6.189%	4.035%	4.806%	4.290%	3.890%

	Sep-19	Oct-19

Prepayment Assumption

Class A-1	28,665,000.00	0.00

Class A-2a	530,000,000.00	528,357,000.00

Class A-2b	0.00	0.00

Class A-3	437,000,000.00	437,000,000.00

Class A-4	108,000,000.00	108,000,000.00

Overcollateralization	256,027,540.24	256,027,540.24

	1,359,692,540.24	1,329,384,540.24

2019-A Prepayment Assumption	0.902834	0.882709

Actual prepayment

Class A-1	44,016,882.59	14,822,806.32

Class A-2a	530,000,000.00	530,000,000.00

Class A-2b	0.00	0.00

Class A-3	437,000,000.00	437,000,000.00

Class A-4	108,000,000.00	108,000,000.00

Overcollateralization	256,027,540.24	256,027,540.24

	1,375,044,422.83	1,345,850,346.56

2019-A Pool Factor	0.913027	0.893643

Monthly Residual Losses	(15,058.83)	(173,245.40)

2019-A Cumulative Residual Losses	(397,527.60)	(570,773.00)

2019-A Residual Losses (as a % of Original Pool Balance)	0.026%	0.038%

Monthly Net Credit Losses	(167,239.52)	(385,898.30)

2019-A Cumulative Net Credit Losses	(410,873.54)	(796,771.84)

2019-A Net Credit Losses (as a % of Original Pool Balance)	0.0273%	0.0529%

Delinquencies ($)

31-60	6,327,267.83	6,279,529.26

61-90	1,252,119.53	1,181,765.55

91-120+	905,211.72	669,602.97

Total	8,484,599.08	8,130,897.78

	Sep-19	Oct-19

Delinquencies (%)

31-60	0.46%	0.47%

61-90	0.09%	0.09%

91-120+	0.07%	0.05%

Total	0.62%	0.60%

2019-A 60+	0.16%	0.14%

Delinquencies (units)

31-60	324	323

61-90	68	62

91-120+	45	39

Total	437	424

Residual Advances

Beginning Balance of Residual Advance	1,295,892.47	2,078,502.00

Reimbursement of Outstanding Advance	777,867.18	1,474,857.68

Additional Advance for Current Period	1,560,476.71	2,113,486.05

Ending Residual Advances	2,078,502.00	2,717,130.37

Payment Advances

Beginning Balance of Payment Advance	1,947,927.44	1,995,063.57

Reimbursement of Outstanding Payment Advance	640,516.96	706,631.19

Additional Payment Advance for Current Period	687,653.09	579,716.82

Ending Balance of Payment Advance	1,995,063.57	1,868,149.20

Total Collections	39,855,758.12	42,135,510.03

2019-A

Total Advances as a % of Total Collections	5.641%	6.392%

2019-B Static Pool Data

	Jul-19	Aug-19	Sep-19	Oct-19

Prepayment Assumption

Class A-1	169,000,000.00	141,115,000.00	112,858,200.00	84,212,700.00

Class A-2a	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00

Class A-2b	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00

Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00

Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00

Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,506,024,096.62	1,478,139,096.62	1,449,882,296.62	1,421,236,796.62

2019-B Prepayment Assumption	1.000000	0.981484	0.962722	0.943701

Actual prepayment

Class A-1	169,000,000.00	144,656,815.10	119,986,894.39	94,317,409.43

Class A-2a	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00

Class A-2b	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00

Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00

Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00

Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,506,024,096.62	1,481,680,911.72	1,457,010,991.01	1,431,341,506.05

2019-B Pool Factor	1.000000	0.983836	0.967455	0.950411

Monthly Residual Losses	(30,124.88)	(2,794.25)	(49,363.15)	(165,998.94)

2019-B Cumulative Residual Losses	(30,124.88)	(32,919.13)	(82,282.28)	(248,281.22)

2019-B Residual Losses (as a % of Original Pool Balance)	0.002%	0.002%	0.005%	0.016%

Monthly Net Credit Losses	(108,047.41)	149,685.04	105,261.14	(576,335.24)

2019-B Cumulative Net Credit Losses	(108,047.41)	41,637.63	146,898.77	(429,436.47)

2019-B Net Credit Losses (as a % of Original Pool Balance)	0.0072%	(0.0028%)	(0.0098%)	0.0285%

Delinquencies ($)

31-60	3,446,675.67	4,365,787.20	4,682,042.37	5,680,196.36

61-90	0.00	1,083,665.04	1,105,524.29	927,542.11

91-120+	0.00	152,102.16	695,988.91	379,982.77

Total	3,446,675.67	5,601,554.40	6,483,555.57	6,987,721.24

	Jul-19	Aug-19	Sep-19	Oct-19

Delinquencies (%)

31-60	0.23%	0.29%	0.32%	0.40%

61-90	0.00%	0.07%	0.08%	0.06%

91-120+	0.00%	0.01%	0.05%	0.03%

Total	0.23%	0.38%	0.44%	0.49%

2019-B 60+	0.00%	0.08%	0.12%	0.09%

Delinquencies (units)

31-60	166	221	241	289

61-90	0	49	54	44

91-120+	0	9	29	19

Total	166	279	324	352

Residual Advances

Beginning Balance of Residual Advance	0.00	408,794.89	533,057.75	965,659.69

Reimbursement of Outstanding Advance	0.00	343,517.48	284,186.23	723,763.68

Additional Advance for Current Period	408,794.89	467,780.34	716,788.17	859,599.09

Ending Residual Advances	408,794.89	533,057.75	965,659.69	1,101,495.10

Payment Advances

Beginning Balance of Payment Advance	0.00	1,566,899.43	1,714,722.03	1,843,557.66

Reimbursement of Outstanding Payment Advance	0.00	510,791.09	550,407.32	670,049.88

Additional Payment Advance for Current Period	1,566,899.43	658,613.69	679,242.95	569,704.17

Ending Balance of Payment Advance	1,566,899.43	1,714,722.03	1,843,557.66	1,743,211.95

Total Collections	36,518,994.90	35,503,951.52	36,090,679.49	37,693,638.69

2019-B

Total Advances as a % of Total Collections	5.410%	3.173%	3.868%	3.792%

APPENDIX C - ASSUMED CASH FLOWS

Modeling Assumption: The cash flow schedules appearing in the immediately following tables were generated assuming (i) that the lessees make their remaining lease payments starting in January 2020 and every month thereafter until all scheduled lease payments are made and (ii) that the residual value of the leased vehicles is due the month following the last related lease payment. If the aggregate initial principal balance of the notes is $1,006,000,000, the assumed cash flow schedule is as follows:

	Lease Payments	Base Residual Value	Contract Residual Value

January 2020	$21,333,605.85	$0.00	$0.00

February 2020	21,333,605.85	0.00	0.00

March 2020	21,333,605.85	0.00	0.00

April 2020	21,333,605.85	0.00	0.00

May 2020	21,333,605.85	0.00	0.00

June 2020	21,333,605.85	0.00	0.00

July 2020	21,333,605.85	0.00	0.00

August 2020	21,333,605.85	0.00	0.00

September 2020	21,333,605.85	0.00	0.00

October 2020	21,333,605.85	0.00	0.00

November 2020	21,333,605.85	0.00	0.00

December 2020	21,333,605.85	0.00	0.00

January 2021	20,692,455.26	22,928,696.55	28,223,920.64

February 2021	20,386,925.46	11,242,361.40	13,756,144.08

March 2021	19,135,497.50	53,246,035.25	65,132,109.21

April 2021	17,884,676.19	51,827,170.95	62,218,660.38

May 2021	16,636,564.94	52,727,961.10	63,034,322.28

June 2021	16,440,263.81	7,691,984.35	9,217,128.11

July 2021	15,602,958.12	35,529,841.15	42,176,138.60

August 2021	15,398,113.79	9,570,078.05	11,153,639.20

September 2021	14,740,933.43	28,960,506.45	34,646,160.26

October 2021	13,845,548.96	35,393,789.20	41,759,745.22

November 2021	13,449,896.36	14,816,255.80	17,988,994.61

December 2021	12,935,152.32	19,847,519.35	25,166,999.44

January 2022	12,385,163.75	20,035,230.60	25,025,385.90

February 2022	11,736,573.58	24,222,497.65	29,925,687.42

March 2022	10,330,139.12	52,690,801.15	64,343,871.40

April 2022	9,330,271.21	37,614,300.25	45,703,250.56

May 2022	8,321,933.87	38,149,259.40	46,483,691.16

June 2022	7,192,778.76	41,765,706.40	51,506,520.25

July 2022	6,061,596.77	42,207,575.45	51,578,348.52

August 2022	4,937,145.67	42,978,970.75	52,159,381.15

September 2022	4,088,122.60	29,978,001.30	37,006,523.69

October 2022	2,482,119.09	59,538,754.20	72,842,243.90

November 2022	1,137,474.20	49,683,937.05	62,296,422.42

December 2022	1,110,264.77	892,804.40	1,129,936.85

January 2023	569,928.90	21,319,667.90	26,212,711.25

February 2023	128,320.20	18,048,982.30	22,057,646.84

March 2023	127,279.89	23,172.00	26,222.40

April 2023	126,774.23	21,867.00	25,283.70

May 2023	123,297.31	99,178.65	115,495.80

June 2023	122,023.95	38,667.00	44,732.75

July 2023	121,603.09	7,612.80	8,564.40

August 2023	120,687.22	17,967.40	21,584.50

September 2023	118,139.57	66,617.40	76,249.35

October 2023	118,139.57	0.00	0.00

November 2023	1,795.48	3,310,282.55	4,292,803.95

December 2023	1,795.48	0.00	0.00

January 2024	1,795.48	0.00	0.00

February 2024	1,795.48	0.00	0.00

March 2024	1,795.48	0.00	0.00

April 2024	1,795.48	0.00	0.00

May 2024	1,795.48	0.00	0.00

June 2024	1,795.48	0.00	0.00

July 2024	1,795.48	0.00	0.00

August 2024	1,795.48	0.00	0.00

September 2024	0.00	34,104.00	38,288.75

October 2024	0.00	0.00	0.00

C-1

If the aggregate initial principal balance of the notes is $1,257,500,000, the assumed cash flow schedule is as follows:

	Lease Payments	Base Residual Value	Contract Residual Value

January 2020	$26,674,707.52	$0.00	$0.00

February 2020	26,674,707.52	0.00	0.00

March 2020	26,674,707.52	0.00	0.00

April 2020	26,674,707.52	0.00	0.00

May 2020	26,674,707.52	0.00	0.00

June 2020	26,674,707.52	0.00	0.00

July 2020	26,674,707.52	0.00	0.00

August 2020	26,674,707.52	0.00	0.00

September 2020	26,674,707.52	0.00	0.00

October 2020	26,674,707.52	0.00	0.00

November 2020	26,674,707.52	0.00	0.00

December 2020	26,674,707.52	0.00	0.00

January 2021	25,862,932.54	29,060,403.30	35,752,887.95

February 2021	25,484,612.68	13,998,685.80	17,101,222.58

March 2021	23,927,123.36	66,457,980.85	81,378,359.23

April 2021	22,352,303.74	65,013,542.80	78,006,113.03

May 2021	20,762,392.41	67,060,236.70	80,232,681.03

June 2021	20,522,006.00	9,417,293.35	11,274,766.36

July 2021	19,474,277.94	44,463,363.60	52,791,091.72

August 2021	19,212,505.42	12,126,250.35	14,134,061.15

September 2021	18,400,521.50	35,749,207.10	42,739,384.71

October 2021	17,289,159.58	43,974,284.75	51,829,764.26

November 2021	16,790,995.26	18,696,052.90	22,694,991.02

December 2021	16,148,953.29	24,685,222.30	31,355,633.94

January 2022	15,469,522.91	24,726,163.25	30,894,960.85

February 2022	14,650,722.26	30,543,311.15	37,714,932.22

March 2022	12,884,939.28	65,925,085.50	80,499,669.04

April 2022	11,627,372.47	47,333,916.40	57,476,500.90

May 2022	10,368,714.59	47,540,722.20	57,989,800.46

June 2022	8,972,964.50	51,590,375.10	63,620,620.27

July 2022	7,567,631.15	52,407,016.35	64,070,367.03

August 2022	6,182,479.66	52,996,149.05	64,313,536.61

September 2022	5,120,576.71	37,539,284.65	46,324,018.44

October 2022	3,119,201.12	74,355,761.70	90,899,448.58

November 2022	1,417,380.85	62,763,813.05	78,709,666.18

December 2022	1,382,662.16	1,163,652.40	1,480,984.85

January 2023	713,034.45	26,610,023.70	32,671,275.17

February 2023	160,189.84	22,580,052.85	27,609,515.24

March 2023	159,149.53	23,172.00	26,222.40

April 2023	158,643.87	21,867.00	25,283.70

May 2023	154,559.18	115,593.05	131,910.20

June 2023	153,285.82	38,667.00	44,732.75

July 2023	152,373.92	19,328.70	22,511.90

August 2023	151,458.05	17,967.40	21,584.50

September 2023	148,910.40	66,617.40	76,249.35

October 2023	148,910.40	0.00	0.00

November 2023	1,795.48	4,190,882.75	5,412,253.75

December 2023	1,795.48	0.00	0.00

January 2024	1,795.48	0.00	0.00

February 2024	1,795.48	0.00	0.00

March 2024	1,795.48	0.00	0.00

April 2024	1,795.48	0.00	0.00

May 2024	1,795.48	0.00	0.00

June 2024	1,795.48	0.00	0.00

July 2024	1,795.48	0.00	0.00

August 2024	1,795.48	0.00	0.00

September 2024	0.00	34,104.00	38,288.75
October 2024	0.00	0.00	0.00

C-2

NISSAN AUTO LEASE TRUST

2020-A

Issuing Entity

The issuing entity will issue notes with an aggregate initial principal balance of $1,006,000,000 or $1,257,500,000.

If the aggregate initial principal balance of the notes is $1,006,000,000, the following notes will be offered:

$131,000,000 Notes, Class A-1

$440,000,000 Notes, Class A-2a and Class A-2b

$349,000,000 Notes, Class A-3

$86,000,000 Notes, Class A-4

If the aggregate initial principal balance of the notes is $1,257,500,000, the following notes will be offered:

$164,000,000 Notes, Class A-1

$550,000,000 Notes, Class A-2a and Class A-2b

$436,000,000 Notes, Class A-3

$107,500,000 Notes, Class A-4

Nissan Auto Leasing LLC II

Depositor

Nissan Motor Acceptance Corporation

Sponsor/Servicer

PROSPECTUS

Underwriters

Citigroup

Mizuho Securities

TD Securities

Wells Fargo Securities

BNP PARIBAS

Lloyds Securities

Scotiabank

SMBC Nikko

Dealer Prospectus Delivery Obligation. Until                , which is ninety days following the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. With respect to a final prospectus, such delivery obligation generally may be satisfied through the filing of the final prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.